UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12
HASHICORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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HashiCorp, Inc.
101 Second Street, Suite 700
San Francisco, California 94105

This special meeting described in these materials relates only to the proposed transaction with IBM.
We will separately be holding our annual meeting of stockholders, which is unrelated to the proposed transaction.

Dear Fellow Stockholders of HashiCorp, Inc.:
You are cordially invited to attend a special meeting of stockholders (which we refer to, together with any adjournment, postponement or other delay thereof, as the “special meeting”) of HashiCorp, Inc. (which we refer to as “HashiCorp,” “we,” “our,” “us” and similar words). The special meeting will be held on Monday, July 15, 2024, at 8:00 a.m., Pacific Time. You may attend the special meeting via a live interactive webcast on the internet at https://www.virtualshareholdermeeting.com/HCP2024SM. You will be able to listen to the special meeting live and vote online. We believe that a virtual meeting provides expanded access, improved communication and cost savings for our stockholders.
At the special meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of April 24, 2024 (which we refer to, as it may be amended, modified, supplemented or waived, in each case from time to time, as the “merger agreement”), by and among International Business Machines Corporation, a New York corporation (which we refer to as “IBM”), McCloud Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of IBM (which we refer to as “Sub”), and HashiCorp. Pursuant to the terms of the merger agreement, Sub will merge with and into HashiCorp, with HashiCorp surviving the merger and becoming a wholly owned subsidiary of IBM. We refer to the merger of Sub with and into HashiCorp as the “merger.” At the special meeting, you will also be asked to consider and vote on proposals to (1) approve, on a non-binding, advisory basis, the compensation that will or may become payable by HashiCorp to our named executive officers in connection with the merger; and (2) adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
If the merger is completed, you will be entitled to receive $35.00 in cash, without interest and less any applicable withholding taxes, for each share of our Class A common stock or Class B common stock that you own immediately prior to the effective time of the merger (unless you have properly exercised your appraisal rights with respect to such shares). This amount represents a premium of approximately 43 percent over HashiCorp’s closing stock price on April 22, 2024, the last day prior to media reports that IBM was nearing an acquisition of HashiCorp.
HashiCorp’s Board of Directors, after considering the factors more fully described in the enclosed proxy statement, unanimously: (1) approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement; and (2) declared that it is in the best interests of HashiCorp and its stockholders to enter into the merger agreement and consummate the merger and the other transactions contemplated by the merger agreement on the terms and subject to the conditions set forth in the merger agreement.
HashiCorp’s Board of Directors unanimously recommends that you vote: (1) “FOR” the proposal to adopt the merger agreement; (2) “FOR” the proposal to approve, on a non-binding, advisory basis, compensation that will or may become payable by HashiCorp to our named executive officers in connection with the merger; and (3) “FOR” the proposal to adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
The proxy statement to which this notice is attached provides detailed information about the special meeting, the merger agreement, the merger, the actions and determinations of HashiCorp’s Board of Directors in connection with its evaluation of the merger agreement and the merger, and the other proposals to be considered at the special meeting. A copy of the merger agreement, as well as the certificate of incorporation of the surviving corporation in the merger included as an exhibit to the merger agreement, is attached as Annex A to the proxy statement. All such documents are considered attached to this notice.
Please read the proxy statement and its annexes, including the merger agreement, carefully and in their entirety, as they contain important information.
Even if you plan to attend the special meeting, please sign, date and return, as promptly as possible, the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card). If you attend and vote at the special meeting, your vote will revoke any proxy that you have previously submitted. If you fail to return your proxy or attend the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting or be voted at the special meeting, and if a quorum is present, that will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement.
If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you will receive instructions from your bank, broker or other nominee that you must follow in order to submit your voting instructions and have your shares counted at the special meeting. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. Without your instructions, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting or be voted at the special meeting, and, if a quorum is present, that will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement.
Your vote is very important, regardless of the number of shares that you own.
If you have any questions or need assistance voting your shares, please contact our proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Stockholders may call toll free: (877) 750-8240
Banks and Brokers may call collect: (212) 750-5833
On behalf of HashiCorp’s Board of Directors, thank you for your support.
Very truly yours,

David McJannet
Chief Executive Officer and Chairman of the Board of Directors
The accompanying proxy statement is dated June 13, 2024, and, together with the enclosed form of proxy card, is first being sent to stockholders on or about June 13, 2024.

HashiCorp, Inc.
101 Second Street, Suite 700
San Francisco, California 94105
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD VIRTUALLY VIA WEBCAST ON JULY 15, 2024

This special meeting described in these materials relates only to the proposed transaction with IBM.
We will separately be holding our annual meeting of stockholders, which is unrelated to the proposed transaction.

Notice is given that a special meeting of stockholders (which we refer to, together with any adjournment, postponement or other delay thereof, as the “special meeting”) of HashiCorp, Inc., a Delaware corporation (which we refer to as “HashiCorp,” “we,” “our,” “us” and similar words) will be held on Monday, July 15, 2024, at 8:00 a.m., Pacific Time, for the following purposes:
1.
To consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated as of April 24, 2024 (which we refer to, as it may be amended, modified, supplemented or waived, in each case from time to time, as the “merger agreement”), by and among International Business Machines Corporation, a New York corporation (which we refer to as “IBM”), McCloud Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of IBM (which we refer to as “Sub”), and HashiCorp;

2.
To consider and vote on a proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by HashiCorp to our named executive officers in connection with the merger of Sub with and into HashiCorp (which we refer to as the “merger”); and

3.
To consider and vote on any proposal to adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

The proxy statement to which this notice is attached includes a summary of the merger agreement, and a complete copy of the merger agreement is attached as Annex A to the proxy statement. Included with the merger agreement is a copy of the certificate of incorporation of the surviving corporation in the merger. All such documents are considered attached to this notice. Please read the proxy statement and its annexes, including the merger agreement, carefully and in their entirety, as they contain important information.
The special meeting will be held by means of a live interactive webcast on the internet at https://www.virtualshareholdermeeting.com/HCP2024SM. By accessing that web address and using the control number found on your proxy card, you will be able to listen to the special meeting live and vote online. The special meeting will begin promptly at 8:00 a.m., Pacific Time. Online check-in will begin a few minutes prior to the special meeting. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares).
Only HashiCorp stockholders as of the close of business on May 28, 2024, are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement thereof. A list of HashiCorp stockholders entitled to vote at the special meeting will be available in our principal executive offices located at 101 2nd St., Suite 700, San Francisco, CA 94105 during regular business hours for a period of no less than ten (10) days ending on the day before the special meeting.
HashiCorp’s Board of Directors unanimously recommends that you vote: (1) “FOR” the proposal to adopt the merger agreement; (2) “FOR” the proposal to approve, on a non-binding, advisory basis, compensation that will or may become payable by HashiCorp to our named executive officers in connection with the merger; and (3) “FOR” the proposal to adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
HashiCorp stockholders of record or beneficial owners who do not vote in favor of the proposal to adopt the merger agreement will have the right to seek appraisal of the “fair value” of their shares of our Class A common stock or Class B common stock (exclusive of any elements of value arising from the accomplishment or expectation of the merger and together with interest (as described in the accompanying proxy statement), if any, to be paid on the amount determined to be “fair value”) in lieu of receiving $35.00 in cash without interest, and subject to applicable withholding taxes, pursuant to the terms of the merger agreement for each share of our Class A common stock or Class B common stock that they own if the merger is completed, as determined in accordance with Section 262 of the General Corporation Law of the State of Delaware (which we refer to as the “DGCL”). To do so, a HashiCorp stockholder of record or beneficial owner must properly demand appraisal before the vote is taken to adopt the merger agreement and comply with all other requirements of the DGCL, and not validly withdraw their demands or lose their appraisal rights under the applicable provisions of the DGCL, which are summarized in the accompanying proxy statement. A copy of Section 262, which details the appraisal statute, may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262
Even if you plan to attend the special meeting, please sign, date and return, as promptly as possible, the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card). If you attend and vote at the special meeting, your vote will revoke any proxy that you have previously submitted. If you fail to return your proxy or to attend the special meeting, your shares will not be counted for purposes of determining whether a quorum is present or be voted at the special meeting, and, if a quorum is present, that will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement.
If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you will receive instructions from your bank, broker or other nominee that you must follow in order to submit your voting instructions and have your shares counted at the special meeting. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. Without your instructions, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting or be voted at the special meeting, and, if a quorum is present, that will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement.
By Order of the Board of Directors,

Paul D. Warenski
Chief Legal Officer
Dated: June 13, 2024
San Francisco, California

HASHICORP, INC.
PROXY STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD VIRTUALLY VIA WEBCAST ON JULY 15, 2024

This proxy statement is dated June 13, 2024, and, together with the enclosed form of proxy card, is first being sent to stockholders on or about June 13, 2024.

i

ii

YOUR VOTE IS IMPORTANT
EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE: (1) OVER THE INTERNET; (2) BY TELEPHONE; OR (3) BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD (A PREPAID REPLY ENVELOPE IS PROVIDED FOR YOUR CONVENIENCE).
You may revoke your proxy or change your vote at any time before your proxy is voted at the special meeting.
If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you will receive instructions from your bank, broker or other nominee that you must follow in order to submit your voting instructions and have your shares counted at the special meeting. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. Without your instructions, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting or be voted at the special meeting, and, if a quorum is present, that will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement.
If you are a stockholder of record, voting at the special meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain a “legal proxy” from the bank, broker or other nominee that holds your shares in order to vote at the special meeting.
If you fail to (1) return your proxy card; (2) grant your proxy electronically over the internet or by telephone; or (3) vote by virtual ballot in person at the special meeting, your shares will (a) not be voted at the special meeting, (b) not be counted for purposes of determining whether a quorum is present at the special meeting and (c) have the same effect as voting “AGAINST” the proposal to adopt the merger agreement but will have no effect on: (1) the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by HashiCorp to HashiCorp’s named executive officers in connection with the merger or (2) the proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
We encourage you to read the accompanying proxy statement and its annexes, including all documents incorporated by reference into the accompanying proxy statement, carefully and in their entirety, as they contain important information. If you have any questions concerning the merger, the special meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement, or need help voting your shares, please contact HashiCorp’s proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Stockholders may call toll free: (877) 750-8240
Banks and Brokers may call collect: (212) 750-5833

TRANSACTION SUMMARY
Except as otherwise specifically noted in this proxy statement, “HashiCorp,” “we,” “our,” “us” and similar words refer to HashiCorp, Inc., including, in certain cases, HashiCorp’s subsidiaries. Throughout this proxy statement, the “HashiCorp Board” refers to HashiCorp’s Board of Directors. Throughout this proxy statement, we refer to International Business Machines Corporation as “IBM” and McCloud Merger Sub, Inc. as “Sub.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger (as it may be amended, modified, supplemented or waived, in each case from time to time), dated as of April 24, 2024, by and among IBM, Sub and HashiCorp as the “merger agreement.”
This summary highlights selected information from this proxy statement related to the proposed merger of Sub (a wholly owned subsidiary of IBM) with and into HashiCorp, with HashiCorp surviving the merger and continuing as a wholly owned subsidiary of IBM. We refer to that transaction as the “merger.”
This proxy statement may not contain all of the information that is important to you. To understand the merger more fully and for a complete description of its legal terms, you should carefully read this entire proxy statement, including its annexes and the other documents to which we refer in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned “Where You Can Find More Information.” A copy of the merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement, which is the legal document that governs the merger, carefully and in its entirety.
Introduction
On April 24, 2024, HashiCorp entered into the merger agreement, pursuant to which it agreed to be acquired by IBM, subject to the terms and conditions set forth therein. If the merger is completed, each share of our Class A common stock, $0.000015 par value per share (the “Class A common stock”), and Class B common stock, $0.000015 par value per share (the “Class B common stock”) issued and outstanding immediately prior to the effective time of the merger (subject to certain exceptions set forth in the merger agreement), will automatically be cancelled and converted into the right to receive $35.00 per share in cash, without interest and less any applicable withholding taxes. Our Class A common stock and Class B common stock are collectively referred to in this proxy statement as our “common stock.”
Parties Involved in the Merger
HashiCorp
Incorporated in 2013, HashiCorp is a leading provider of enterprise cloud adoption software and services. Our products aim to provide consistent workflows and a standardized approach to automating the critical processes involved in delivering applications in the cloud: infrastructure provisioning, security, networking and application deployment.
Our Class A common stock is listed on the Nasdaq Global Select Market (which we refer to as “Nasdaq”) under the symbol “HCP.” Our corporate headquarters are located at 101 Second Street, Suite 700, San Francisco, California 94105, and our telephone number is (415) 301-3227.
IBM
IBM is a leading provider of global hybrid cloud and AI, and consulting expertise. IBM helps clients in more than 175 countries capitalize on insights from their data, streamline business processes, reduce costs and gain the competitive edge in their industries. Thousands of government and corporate entities in critical infrastructure areas such as financial services, telecommunications and healthcare rely on IBM’s hybrid cloud platform and Red Hat OpenShift to affect their digital transformations quickly, efficiently and securely. IBM’s breakthrough innovations in AI, quantum computing, industry-specific cloud solutions and consulting deliver open and flexible options to its clients. All of this is backed by IBM’s legendary commitment to trust, transparency, responsibility, inclusivity and service.
IBM is a New York corporation and was formed in 1911 as the Computing-Tabulating-Recording Company. IBM’s common stock, par value $0.20 per share, is currently listed on the New York Stock Exchange (which we refer to as the “NYSE”), the NYSE Chicago and outside the United States, in each case under the symbol “IBM.” IBM’s corporate headquarters are located at 1 New Orchard Road, Armonk, New York 10504, and its telephone number is (914) 499-1900.

Additional information about IBM and its subsidiaries can be found on its website: www.IBM.com. The information provided or accessible through IBM’s website is not part of, or incorporated by reference in, this proxy statement.
McCloud Merger Sub
Sub is a Delaware corporation and wholly owned subsidiary of IBM, formed on April 16, 2024, solely for the purpose of engaging in the merger and the transactions contemplated by the merger agreement and has not engaged in any business activities other than those incident to its formation and in connection with the merger and transactions contemplated by the merger agreement. Upon completion of the merger, Sub will merge with and into HashiCorp and Sub will cease to exist.
Sub’s corporate headquarters are located at c/o International Business Machines Corporation, 1 New Orchard Road, Armonk, New York 10504, and its telephone number is (914) 499-1900.
Effect of the Merger
Subject to the terms and conditions of the merger agreement and in accordance with the Delaware General Corporation Law (which we refer to as the “DGCL”), Sub will merge with and into HashiCorp. As a result, the separate corporate existence of Sub will cease and HashiCorp will survive the merger and continue to exist after the merger as a direct, wholly owned subsidiary of IBM (we refer to that surviving company as the “surviving corporation”).
The merger will become effective at such day and time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware (which we refer to as the “Delaware Secretary of State”) or at a subsequent date and time that IBM and HashiCorp agree and specify in the certificate of merger. The date and time at which the merger becomes effective is referred to as the “effective time.”
Merger Consideration
At the effective time, each issued and outstanding share of our common stock (subject to certain limited exceptions set forth in the merger agreement) will be automatically canceled and converted into the right to receive $35.00 in cash, without interest (the “merger consideration” or the “per share price”) and subject to applicable withholding taxes, in accordance with the terms and conditions set forth in the merger agreement. For more information, see the section of this proxy statement captioned “The Merger Agreement—Merger Consideration—Common Stock.”
After the merger is completed, you will have the right to receive the merger consideration for each share of our common stock that you own (subject to certain limited exceptions set forth in the merger agreement, including if you have properly exercised, and not validly withdrawn or subsequently lost, your appraisal rights under the DGCL and certain other conditions under the DGCL are satisfied), and you will no longer have any other rights as a stockholder of HashiCorp. Our stockholders who properly and validly exercise and perfect, and do not validly withdraw or otherwise lose, their demand for appraisal or dissenters’ rights under the DGCL will have the right to receive a payment for the “fair value” of their shares of our common stock as determined pursuant to an appraisal proceeding as contemplated by the DGCL, as described in the section of this proxy statement captioned “The Merger—Appraisal Rights.”
The Special Meeting
Date, Time and Place
A special meeting of our stockholders will be held on Monday, July 15, 2024, at 8:00 a.m., Pacific Time. We refer to the special meeting, and any adjournment, postponement or other delay of the special meeting, as the “special meeting.”
You may attend the special meeting solely via a live interactive webcast on the internet at https://www.virtualshareholdermeeting.com/HCP2024SM. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares). We believe that a virtual meeting provides expanded access, improved communication and cost savings for our stockholders.

Purpose
At the special meeting, we will ask stockholders to vote on the following proposals:
•	Proposal 1: to adopt the merger agreement;
•	Proposal 2: to approve, on a non-binding, advisory basis, the compensation that will or may become payable by HashiCorp to our named executive officers in connection with the merger; and
•
Proposal 3: to approve any proposal to adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Record Date; Shares Entitled to Vote
You are entitled to vote at the special meeting if you owned shares of our Class A common stock or Class B common stock as of the close of business on May 28, 2024 (which we refer to as the “record date”).
As of the close of business on the record date, there were 152,466,678 shares of our Class A common stock outstanding and entitled to vote at the special meeting. For each share of our Class A common stock that you owned as of the close of business on the record date, you will have one vote on each matter submitted for a vote at the special meeting. As of the close of business on the record date, there were 48,596,759 shares of our Class B common stock outstanding and entitled to vote at the special meeting. For each share of our Class B common stock that you owned as of the close of business on the record date, you will have 10 votes on each matter submitted for a vote at the special meeting.
In the aggregate, 201,063,437 shares of our common stock are outstanding and entitled to vote at the special meeting, representing a total of 638,434,268 votes.
Quorum
The holders of a majority of the voting power of shares of our common stock issued and outstanding and entitled to vote as of the record date, present in person or represented by proxy, will constitute a quorum at the special meeting. A quorum is the minimum number of shares (or holders of shares) required to be present at the special meeting for it to be properly held under our bylaws and the DGCL.
Required Vote
The proposals to be voted on at the special meeting require the following votes:
•	Proposal 1: The affirmative vote of a majority of the voting power of all issued and outstanding shares of our common stock entitled to vote (voting together as a single class).
•
Proposal 2: The affirmative vote of a majority of the voting power of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal. This vote will be on a non-binding, advisory basis.

•
Proposal 3: The affirmative vote of a majority of the voting power of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.

Voting and Proxies
Any stockholder of record entitled to vote at the special meeting may vote in any of the following ways:
•	by proxy, by returning a signed and dated proxy card (a prepaid reply envelope is provided for your convenience);
•	by proxy, by granting a proxy electronically over the internet or by telephone (using the instructions found on the proxy card); or
•	by attending the special meeting and voting at the special meeting using the control number on the enclosed proxy card.

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by (1) signing another proxy card with a later date and returning it prior to the special meeting; (2) submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy; (3) delivering a written notice of revocation to our Corporate Secretary; or (4) attending the special meeting and voting at the special meeting.
If you are a beneficial owner and hold your shares of our common stock in “street name” through a bank, broker or other nominee, you will receive instructions from your bank, broker or other nominee that you must follow to submit your voting instructions and have your shares counted at the special meeting. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote on routine matters, but not on non-routine matters. The proposals to be considered at the special meeting are all non-routine matters, and banks, brokers and other nominees cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your bank, broker or other nominee on how you wish to vote your shares.
If you hold your shares of our common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote at the special meeting if you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.
Recommendation of the HashiCorp Board and Reasons for the Merger
The HashiCorp Board, after considering the various factors described in the section of this proxy statement captioned “The Merger— Recommendation of the HashiCorp Board and Reasons for the Merger,” unanimously: (1) approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement; and (2) declared that it is in the best interests of HashiCorp and our stockholders to enter into the merger agreement and consummate the merger and the other transactions contemplated by the merger agreement on the terms and subject to the conditions set forth in the merger agreement.
The HashiCorp Board unanimously recommends that you vote: (1) “FOR” the proposal to adopt the merger agreement; (2) “FOR” the proposal to approve, on a non-binding, advisory basis, compensation that will or may become payable by HashiCorp to our named executive officers in connection with the merger; and (3) “FOR” the proposal to adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Opinion of Qatalyst Partners LP
HashiCorp retained Qatalyst Partners LP (which we refer to as “Qatalyst Partners”) to act as its financial advisor in connection with a potential transaction such as the merger and to evaluate whether the merger consideration to be received pursuant to, and in accordance with, the terms of the merger agreement by the holders of shares of our common stock (other than IBM or any affiliate of IBM) was fair, from a financial point of view, to such holders. HashiCorp selected Qatalyst Partners to act as HashiCorp’s financial advisor based on Qatalyst Partners’ long-standing relationship with HashiCorp as well as Qatalyst Partners’ extensive expertise, knowledge of the industry in which HashiCorp operates and experience advising technology companies in connection with potential strategic transactions. Qatalyst Partners has provided its written consent to the reproduction of its opinion in this proxy statement. At the meeting of the HashiCorp Board on April 24, 2024, Qatalyst Partners rendered to the HashiCorp Board its oral opinion, subsequently confirmed in writing, to the effect that, as of the date thereof and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth therein, the merger consideration to be received pursuant to, and in accordance with, the terms of the merger agreement by the holders of shares of our common stock (other than IBM or any affiliate of IBM) was fair, from a financial point of view, to such holders. Qatalyst Partners delivered its written opinion, dated April 24, 2024, to the HashiCorp Board following this meeting of the HashiCorp Board.
The full text of Qatalyst Partners’ written opinion, dated April 24, 2024, is attached to this proxy statement as Annex B and is incorporated by reference. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by Qatalyst Partners in rendering its opinion. Holders of shares of our common stock should read the opinion carefully in its entirety. Qatalyst Partners’ opinion was provided to the HashiCorp Board and addresses only, as of the date of the opinion, the fairness, from a financial point of view, of the merger consideration to be received pursuant to, and in accordance with, the terms of the merger agreement by the holders of shares of our common stock (other than IBM or any affiliate of IBM), to such holders, and it does not address any other aspect of the merger. It does not constitute a recommendation as to how any holder of shares of our common stock should vote with respect to the merger or any other matter and does not in any manner address the price at which shares of our common stock will trade or otherwise be transferable at any time. The summary of Qatalyst Partners’ opinion set forth herein is qualified in its entirety by reference to the full text of the opinion, which is attached to this proxy statement as Annex B.
For more information, see the section of this proxy statement captioned “The Merger—Opinion of Qatalyst Partners LP.”
Treatment of HashiCorp Equity Awards and the ESPP in the Merger
The merger agreement provides that in connection with the merger, our equity awards that are outstanding immediately prior to the effective time and our 2021 Employee Stock Purchase Plan (which we refer to as the “ESPP”) will be treated as described below. For more information, see the section of this proxy statement captioned “The Merger—Interests of HashiCorp’s Directors and Executive Officers in the Merger—Treatment of HashiCorp Equity Awards and the ESPP in the Merger.”
Treatment of HashiCorp Options
At the effective time, each option to purchase shares of our common stock (whether vested or unvested) that is outstanding immediately prior to the effective time (each of which we refer to as a “HashiCorp option”) will be canceled in exchange for the right to receive an amount in cash, subject to applicable withholding taxes, equal to the product of (1) the total number of shares of our common stock covered by such HashiCorp option immediately prior to the effective time multiplied by (2) the excess, if any, of (a) the per share price over (b) the per share exercise price of such HashiCorp option (we refer to such amounts payable as the “option payments”).
Treatment of HashiCorp RSUs
At the effective time, each restricted stock unit covering shares of our common stock subject to only service-based vesting conditions (each of which we refer to as a “HashiCorp RSU”) that is (1) held by any person who, as of immediately prior to the effective time, is a non-employee director, consultant or independent contractor of HashiCorp or any of its subsidiaries (whether or not such HashiCorp RSU is vested or unvested) or (2) held by any person other than a non-employee director, consultant or independent contractor and is vested but not settled and is outstanding immediately prior to the effective time will, in each case, be canceled in exchange for the right to receive an amount in cash, subject to applicable withholding taxes, equal to the product of (a) the per share price multiplied by (b) the total number of shares of our common stock covered by such HashiCorp RSU. We refer to the HashiCorp RSUs contemplated by this paragraph as the “cashed-out HashiCorp RSUs.”
At the effective time, each outstanding HashiCorp RSU that is not a cashed-out HashiCorp RSU (each of which we refer to as a “rollover HashiCorp RSU”) will be converted into an IBM restricted stock unit (each of which we refer to as an “IBM RSU”) with respect to a number of shares of IBM common stock determined by multiplying (1) the number of shares of our common stock subject to such rollover HashiCorp RSU immediately prior to the effective time by (2) the exchange ratio described below, and rounded down to the nearest whole share. Such IBM RSU will be subject to substantially the same terms and conditions (including the same vesting and acceleration terms, as applicable) as were applicable to the rollover HashiCorp RSU.
The “exchange ratio” is a fraction, the numerator of which is the per share price and the denominator of which is the average closing price per share of IBM common stock on the New York Stock Exchange Composite Transactions Tape on the 20 trading days immediately preceding the date on which the effective time occurs.
Treatment of HashiCorp PSUs
At the effective time, each restricted stock unit covering shares of our common stock subject to both service-based and performance-based vesting conditions (each of which we refer to as a “HashiCorp PSU”) that is held by any person who, as of immediately prior to the effective time, is a non-employee director, consultant or independent contractor of HashiCorp or any of its subsidiaries (whether or not such HashiCorp PSU is vested or unvested) will be canceled in exchange for the right to receive an amount in cash, subject to applicable withholding taxes, equal to the product of (1) the per share price multiplied by (2) the number of shares of our common stock subject to such HashiCorp PSU immediately prior to the effective time (with any performance conditions deemed to be achieved at the target level). We refer to the HashiCorp PSUs contemplated by this paragraph as the “cashed-out HashiCorp PSUs.”
At the effective time, each HashiCorp PSU that is not a cashed-out HashiCorp PSU (each of which we refer to as a “rollover HashiCorp PSU”) will be converted into an IBM RSU with respect to a number of shares of IBM common stock determined by multiplying (1) the number of shares of our common stock subject to such rollover HashiCorp PSU immediately prior to the effective time (with any performance conditions deemed to be achieved at the target level) by (2) the exchange ratio, and rounded down to the nearest whole share. Such IBM RSU will be subject to substantially the same terms and conditions (including the same service-based vesting and acceleration terms, as applicable) as were applicable to the rollover HashiCorp PSU, except that there will no longer be a performance-based vesting schedule.
For clarity, if the closing of the merger occurs on or after the last day of the performance period for the applicable HashiCorp PSUs, then the HashiCorp PSUs that become eligible to vest under the service-based vesting schedule of that HashiCorp PSU (based on actual attainment of the applicable performance-based vesting conditions) will be treated as HashiCorp RSUs.
Treatment of ESPP
The merger agreement provides that:
•	participation in the ESPP is now limited to those employees who are participants on April 24, 2024;
•
except to the extent necessary to maintain the status of the ESPP as an “employee stock purchase plan” within the meaning of Section 423 of the Code, participants in the ESPP may not increase their payroll deduction elections or rate of contributions from those in effect on April 24, 2024, or make any separate non-payroll contributions to the ESPP on or following April 24, 2024;

•	no ESPP offering period will commence after April 24, 2024;
•
as of the earlier of the first scheduled purchase date following April 24, 2024, or a date that is no later than the last trading day before the effective time, each participant’s then-outstanding share purchase right under the ESPP will be exercised; and

•	the ESPP will terminate as of the effective time.
For more information, see the section of this proxy statement captioned “The Merger—Interests of HashiCorp’s Directors and Executive Officers in the Merger—Treatment of HashiCorp Equity Awards and the ESPP in the Merger.”
Employee Matters
For a period of one year following the effective time or, if earlier, the date of termination of employment of the relevant HashiCorp employee who remains employed with HashiCorp after the closing of the merger (who we refer to as a “continuing employee”), IBM will:
•	honor all compensation and benefit plans, programs, policies, practices or agreements that HashiCorp maintained, sponsored, or participated in as of the date of the merger agreement;
•	provide each continuing employee with:
○	base salary and wages that are no less favorable than those provided to such continuing employee immediately before the effective time; and
○
(1) target annual cash bonus, target cash-based commission, and other target cash-based incentive compensation opportunities (excluding any equity or equity-based awards), (2) retirement, (3) welfare and (4) severance benefits (in each case, excluding any post-employment health benefits, post-employment welfare benefits and defined benefit pension and non-qualified deferred compensation plans) that are substantially comparable in the aggregate to the greater of (a) those provided to such continuing employee immediately before the effective time or (b) those provided to employees of IBM and its subsidiaries.

Unless prohibited by applicable law or doing so would result in duplication of benefits (or the funding of benefits), IBM or its applicable affiliates will give continuing employees credit for purposes of (1) eligibility to participate (other than any defined benefit pension, post-employment health benefits or post-employment welfare benefits plan), (2) vesting and (3) determining the level of benefits (with respect to severance and vacation benefits only, and not for benefit accrual (unless such accruals are required by applicable law)), in each case under employee benefit plans maintained by IBM or its affiliates and in which such continuing employee participates after the closing of the merger, for the applicable continuing employee’s service before the closing of the merger, to the same extent recognized by HashiCorp before the closing of the merger.
With respect to any welfare plan maintained by IBM or any of its affiliates in which continuing employees are eligible to participate after the closing of the merger, IBM will:
•
waive all waiting periods, evidence of insurability requirements and actively-at-work or similar requirements, limitations as to preexisting conditions and exclusions with respect to participation and coverage requirements applicable to a continuing employee, to the extent that such conditions and exclusions were satisfied or did not apply to such employee under the welfare plans of HashiCorp before the closing of the merger (other than with respect to pre-existing health conditions pursuant to underwriting requirements under fully insured plans);

•
provide continuing employees with credit for any co-payments and deductibles paid before the closing of the merger in satisfying any analogous deductible or out-of-pocket requirements to the same extent recognized by HashiCorp before the closing of the merger; and

•
credit the account of each continuing employee under any such welfare plan that is a flexible spending plan with any unused balance in the account of such continuing employee under the applicable compensation or employee benefit arrangement of HashiCorp.

Any vacation or paid time off accrued but unused by a continuing employee as of immediately before the effective time will be credited to such continuing employee following the effective time and will not be subject to accrual limits or other forfeiture conditions that were not applicable as of immediately before the effective time.
Interests of HashiCorp’s Directors and Executive Officers in the Merger
When considering the recommendation of the HashiCorp Board that you vote to approve the proposal to adopt the merger agreement, you should be aware that HashiCorp’s directors and executive officers may have interests in the merger that are different from, or in addition to, your interests as a stockholder. In (1) evaluating and negotiating the merger agreement; (2) approving the merger agreement and the merger; and (3) recommending that the merger agreement be adopted by our stockholders, the HashiCorp Board was aware of and considered these interests to the extent that they existed at the time, among other matters. These interests include the following:
•
For HashiCorp’s current executive officers, the treatment of their outstanding HashiCorp equity awards and ESPP purchase rights as described in more detail in the section of this proxy statement captioned “The Merger—Interests of HashiCorp’s Directors and Executive Officers in the Merger—Treatment of HashiCorp Equity Awards and the ESPP in the Merger.”

•
For HashiCorp’s non-employee directors, the accelerated vesting, as of immediately prior to the effective time, of their HashiCorp RSUs as described in more detail in the section of this proxy statement captioned “The Merger—Interests of HashiCorp’s Directors and Executive Officers in the Merger—Treatment of HashiCorp Equity Awards and the ESPP in the Merger.”

•
The entitlement of each of HashiCorp’s executive officers to receive payments and benefits pursuant to their change in control and severance agreements with HashiCorp if, during the period beginning three months before the closing date and ending 12 months after the closing date, their employment with HashiCorp is terminated for a reason other than “cause” (excluding by reason of death or disability) or they resign for “good reason,” in each case as set forth in the executive officer’s change in control and severance agreement (or for certain of HashiCorp’s executive officers, as set forth under offer letters entered into with IBM which will become effective upon the closing of the merger, as described in more detail in the sections of this proxy statement captioned “The Merger—Interests of HashiCorp’s Directors and Executive Officers in the Merger— HashiCorp Change in Control and Severance Benefits Existing Prior to Entry into the Merger Agreement”) and “The Merger— Interests of HashiCorp’s Directors and Executive Officers in the Merger — Employment Arrangements Following the Merger”).

•
The entitlement of certain of HashiCorp’s executive officers to receive payments and benefits under offer letters that they have entered into with IBM with respect to their employment with IBM following the completion of the merger.

•	The continued indemnification and insurance coverage for HashiCorp’s directors and executive officers from the surviving corporation and IBM under the terms of the merger agreement.
Appraisal Rights
Our stockholders and beneficial owners of our common stock are entitled, under certain circumstances, to seek appraisal of their shares in connection with the merger under Delaware law. Pursuant to Section 262(d) of the DGCL, this proxy statement serves as notice that record or beneficial owners of our common stock may be entitled to appraisal rights under Section 262 of the DGCL (which we refer to as “Section 262”) in connection with the merger. Under Section 262, if the merger is consummated, our stockholders (including beneficial owners of shares of our common stock) will be entitled to seek appraisal of their shares of our common stock if they (1) do not vote in favor of the adoption of the merger agreement; (2) properly demand appraisal of their shares; (3) continuously hold of record or beneficially own their shares of our common stock through the effective date of the merger; (4) meet certain statutory requirements described in this proxy statement; and (5) do not withdraw their demands or otherwise lose their rights to appraisal. This means that these persons will be entitled to have their shares of our common stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of our common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown or as otherwise provided in Section 262) interest, if any, on the amount determined by the Delaware Court of Chancery to be the fair value from the effective date of the merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each person seeking appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares of our common stock as determined by the Delaware Court of Chancery; and (2) interest accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, persons who wish to seek appraisal of their shares of our common stock are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.
Persons considering seeking appraisal should be aware that the fair value of their shares of our common stock as determined pursuant to Section 262 could be more than, the same as or less than the value of the consideration that they would receive pursuant to the merger agreement if they did not seek appraisal of their shares of our common stock.
Only a stockholder of record or a beneficial owner of shares of our common stock may submit a demand for appraisal. To exercise appraisal rights, such person must (1) deliver a written demand for appraisal of such person’s shares to HashiCorp before the vote is taken on the proposal to adopt the merger agreement; (2) not vote, in person or by proxy, in favor of the proposal to adopt the merger agreement; (3) continuously hold of record or beneficially own such person’s shares through the effective date of the merger; (4) otherwise comply with the procedures for exercising appraisal rights under the DGCL; and (5) not withdraw such person’s demand or otherwise lose such person’s right to appraisal. The failure to follow the procedures specified under the DGCL may result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of HashiCorp Class A common stock unless certain conditions are satisfied by the persons seeking appraisal, as described further below. The requirements under Section 262 for exercising appraisal rights are described in further detail in this proxy statement, which description is qualified in its entirety by Section 262. You may find an electronic copy of Section 262 at the following website, accessible without subscription or cost, which copy is incorporated in this proxy statement by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In the event of any inconsistency between the information contained in this summary, this proxy statement or any of the documents incorporated by reference and the actual text of Section 262, the actual text of Section 262 controls. All references in Section 262 and in this summary to a “stockholder” mean a holder of record of stock, unless otherwise expressly noted. All references in Section 262 and in this summary to a “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person, unless otherwise expressly noted. All references in Section 262 and in this summary to a “person” mean any individual, corporation, limited liability company, partnership, unincorporated association or other entity.
Material U.S. Federal Income Tax Consequences of the Merger
For U.S. federal income tax purposes, the receipt of cash by a U.S. holder (as defined in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) in exchange for such U.S. holder’s shares of our common stock in the merger generally will result in the recognition of gain or loss in an amount measured by the difference, if any, between the amount of cash that such U.S. holder receives in the merger and such U.S. holder’s adjusted tax basis in the shares of our common stock surrendered in the merger.
A Non-U.S. holder (as defined in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of our common stock for cash in the merger unless such Non-U.S. holder has certain connections to the United States, but may be subject to backup withholding tax unless the Non-U.S. holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.
Stockholders should consult their tax advisors concerning the U.S. federal income tax consequences relating to the merger in light of their particular circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction.
Regulatory Approvals Required for the Merger
Under the merger agreement, the merger cannot be completed until the waiting period (and any extension thereof) applicable to the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (which we refer to as the “HSR Act”), has been terminated or has expired.
Each of IBM and HashiCorp filed a Premerger Notification and Report Form under the HSR Act with the Antitrust Division of the Department of Justice (which we refer to as the “DOJ”) and the U.S. Federal Trade Commission (which we refer to as the “FTC”) in connection with the merger on May 10, 2024. Following informal discussions with the DOJ and FTC, IBM notified the FTC and the DOJ that it had elected to withdraw and refile its Premerger Notification and Report Form pursuant to 16 C.F.R. 803.12 of the HSR Act in order to allow the FTC additional time to review the transaction. IBM’s Premerger Notification and Report Form was withdrawn effective as of June 10, 2024, and IBM refiled the Premerger Notification and Report Form on June 12, 2024, at which time a new waiting period commenced under the HSR Act. This waiting period is 30 days and would therefore expire at 11:59 p.m., Eastern time, on July 12, 2024, though this period may be shortened if the reviewing agency grants “early termination” and may be extended if the reviewing agency issues a “second request.”
In addition to the U.S. antitrust-related clearance discussed above, HashiCorp and IBM are required to obtain approvals or authorizations in connection with certain antitrust and foreign investment laws in other specified jurisdictions.
There can be no assurance that IBM and HashiCorp will be able to obtain all required regulatory clearances and approvals in the timeframe required or at all. In addition, even if IBM and HashiCorp obtain all required regulatory clearances and approvals, and the merger proposal is approved by our stockholders, conditions may be placed on any such clearance or approval that could cause IBM to abandon the merger.
Financing of the Merger
There is no financing condition to the merger. IBM expects to pay the aggregate price per share from its cash on hand.
No Solicitation of Takeover Proposals
The merger agreement provides that HashiCorp will be subject to customary “no-shop” restrictions prohibiting HashiCorp and its representatives from soliciting alternative takeover proposals from or participating in discussions or negotiations with, third parties regarding alternative takeover proposals (subject to limited exceptions).

Except as expressly permitted by the merger agreement, HashiCorp has agreed that it will not, and will not authorize or knowingly permit any of its subsidiaries, or any of its or its subsidiaries’ directors, officers, employees or any investment banker, attorney, accountant or other advisor or representative to, and will not publicly announce any intention to, directly or indirectly:
•	solicit, initiate or knowingly encourage, or knowingly take any other action to facilitate, any takeover proposal;
•
enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any third party any information regarding HashiCorp or its subsidiaries, or otherwise cooperate in any way with any third party, with respect to any takeover proposal; or

•
execute or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement with a third party relating to any takeover proposal.

However, at any time prior to obtaining the requisite stockholder approval at the special meeting, in response to a bona fide written takeover proposal (which did not result from a breach of the non-solicitation provisions of the merger agreement) received after the date of the merger agreement that the HashiCorp Board determines in good faith constitutes, or would reasonably be expected to lead to, a superior proposal, HashiCorp may, and may permit and authorize its subsidiaries and representatives to, in each case, subject to compliance with the other requirements in the merger agreement:
•
furnish information with respect to HashiCorp and its subsidiaries to the person making such takeover proposal (and its representatives) pursuant to a confidentiality agreement in effect as of the date of the merger agreement or entered into after the date of the merger agreement that comply with the terms of the merger agreement; and

•	participate in discussions or negotiations with the person making such takeover proposal (and its representatives), and no other third party, regarding such takeover proposal.
For more information, see the section of this proxy statement captioned “The Merger Agreement—Additional Agreements—No Solicitation of Takeover Proposals.”
Change of HashiCorp Board’s Recommendation
The HashiCorp Board may not withhold, withdraw, qualify or modify in any manner adverse to IBM or Sub its recommendation that our stockholders vote to adopt the merger agreement or take certain similar actions other than, under certain circumstances, if the HashiCorp Board determines in good faith, after consultation with its outside legal counsel and HashiCorp’s financial advisor, that failure to do so would be inconsistent with the directors’ fiduciary duties under applicable law.
Moreover, the HashiCorp Board cannot withhold, withdraw, qualify or modify in any manner adverse to IBM or Sub its recommendation that our stockholders vote to adopt the merger agreement or take certain similar actions unless it complies with certain procedures in the merger agreement, including engaging in good faith negotiations with IBM during a specified period. If HashiCorp or IBM terminates the merger agreement under certain circumstances, including because the HashiCorp Board withdraws its recommendation that our stockholders adopt the merger agreement, then HashiCorp must pay to IBM a termination fee. For more information, see the section of this proxy statement captioned “The Merger Agreement—Additional Agreements—Change of Recommendation.”
Conditions to the Closing of the Merger
The respective obligations of HashiCorp, IBM and Sub to effect the merger are subject to the satisfaction or waiver on or prior to the closing date of the following conditions:
•	the adoption of the merger agreement by our stockholders;
•
the expiration or termination of the applicable waiting period under the HSR Act and the obtainment, termination or expiration, as applicable, of any approval or waiting period under antitrust or foreign investment laws in certain specified non-U.S. jurisdictions, in each case without the imposition of a burdensome condition (as defined in the section of this proxy statement captioned “The Merger Agreement—Additional Agreements—Efforts to Complete the Merger”); and

•
the absence of any (1) temporary restraining order, preliminary or permanent injunction, or other judgment or law issued by any court of competent jurisdiction or other governmental entity of competent jurisdiction preventing or materially restraining the consummation of the merger or imposing, individually or in the aggregate, a burdensome condition (we refer to these, collectively, as a “legal restraint”), and (2) formal adjudicative proceeding by a governmental entity before any court of competent jurisdiction or other governmental entity of competent jurisdiction seeking to impose a legal restraint.

The obligations of IBM and Sub to effect the merger are further subject to the satisfaction or waiver on or prior to the closing date of the following conditions:
•
the representations and warranties of HashiCorp set forth in the merger agreement being true and correct, subject to applicable materiality or other qualifiers, as of the closing date (or the earlier date as of which such representation or warranty was specifically made);

•	HashiCorp having performed in all material respects all covenants and agreements in the merger agreement required to be performed at or prior to the closing date;
•	since the date of the merger agreement, no material adverse effect having occurred of which the existence or consequences are still continuing; and
•
IBM having received a certificate signed on behalf of HashiCorp by the Chief Executive Officer or the Chief Financial Officer of HashiCorp, certifying that the conditions set forth in the preceding bullet points of this paragraph have been satisfied.

The obligation of HashiCorp to effect the merger is further subject to the satisfaction or waiver on or prior to the closing date of the following conditions:
•
the representations and warranties of IBM and Sub set forth in the merger agreement being true and correct as of the closing date (or the earlier date as of which such representation or warranty was specifically made), except for any such failure to be true and correct that would not, individually or in the aggregate, reasonably be expected to, prevent, materially impair or materially delay beyond the termination date, the consummation of the merger;

•	IBM and Sub having performed in all material respects all covenants and agreements in the merger agreement required to be performed at or prior to the closing date; and
•
HashiCorp having received a certificate signed on behalf of IBM by the Chief Executive Officer or the Chief Financial Officer of IBM, certifying that conditions set forth in the preceding bullet points in this paragraph have been satisfied.

Termination
The merger agreement may be terminated, and the merger may be abandoned, at any time prior to the effective time:
•	by the mutual written consent of HashiCorp, IBM and Sub;
•	by either IBM or HashiCorp, if:
○
the merger has not been consummated by April 24, 2025, which may be extended up to six months in the event that all conditions to closing other than those conditions relating to antitrust law, foreign investment law or other legal restraints have been satisfied (we refer to the date, including if and as extended, as the “termination date”);

○	any final and non-appealable legal restraint is in effect; or
○	the special meeting has been held and the HashiCorp stockholders did not adopt the merger agreement;
•	by IBM, if:
○
HashiCorp has breached any of its representations or warranties, or failed to perform any of its covenants or agreements, such that any of the applicable closing conditions for the benefit of IBM would not be satisfied and the breach or failure to perform is not cured within the requisite period (if applicable); or

○	prior to the Merger Agreement being adopted by our stockholders, the HashiCorp Board has made an adverse recommendation change (as defined below); or
•	by HashiCorp, if:
○
IBM has breached any of its representations or warranties, or failed to perform any of its covenants or agreements, such that any of the applicable closing conditions for the benefit of HashiCorp would not be satisfied and the breach or failure to perform is not cured within the requisite period (if applicable); or

○
prior to Merger Agreement being adopted by our stockholders, HashiCorp has received a superior proposal to acquire HashiCorp and substantially concurrently with such termination HashiCorp enters into a definitive agreement for the transaction contemplated by that superior proposal and pays the termination fee described in the section of this proxy statement captioned “The Merger Agreement—Termination of the Merger Agreement and Expenses.”

Termination Fee
Under the merger agreement, HashiCorp will be required to pay IBM a termination fee equal to $264,200,000 in connection with a termination of the merger agreement under the following circumstances:
•	if, prior to the special meeting, a takeover proposal for a majority of our common stock or our assets has been made or publicly announced and thereafter:
○	the merger agreement is terminated by:
•
IBM because HashiCorp has breached certain representations and warranties, or failed to perform any of its covenants or agreements, such that any of the applicable closing conditions for the benefit of IBM would not be satisfied and the breach or failure to perform is not cured within the requisite period (if applicable);

•	HashiCorp because the merger has not been consummated prior to the termination date, including any extensions thereof, but only if, as of such termination, the special meeting has not been held; or
•	either IBM or HashiCorp after the special meeting has been held and the requisite stockholder approval to adopt the merger agreement was not obtained; and
○
within 12 months after such termination, HashiCorp or any of its subsidiaries enters into any definitive agreement to consummate a takeover proposal for a majority of our common stock or HashiCorp’s assets (or any such takeover proposal is consummated);

•	if the merger agreement is terminated by IBM, prior to the merger agreement being adopted by HashiCorp’s stockholders, because an adverse recommendation change has occurred; or
•
if the merger agreement is terminated by HashiCorp in order to enter into a definitive agreement for a superior proposal, subject to compliance with certain procedures in the merger agreement, including engaging in good faith negotiations with IBM during a specified period.

The merger agreement does not contain a “reverse termination fee” provision pursuant to which IBM would be required to pay HashiCorp a fee in connection with the termination of the merger agreement.
The Voting Agreement
Simultaneously with the execution of the merger agreement, certain stockholders of HashiCorp entered into a voting agreement (which we refer to as the “voting agreement”) with IBM, Sub and HashiCorp. As of the record date, these stockholders beneficially owned, in the aggregate, 3,441,992 shares of our Class A common stock and 36,274,679 shares of our Class B common stock, representing a total of 366,188,782 votes, or approximately 57 percent of the voting power of all of the shares of our common stock outstanding as of the record date and entitled to vote at the special meeting.
Pursuant to the voting agreement, the applicable stockholders have agreed, among other things, to vote their shares of our common stock (1) in favor of the adoption of the merger agreement and the transactions contemplated thereby; and (2) in the manner specified in the voting agreement on certain other matters. However, in the event of an adverse recommendation change (as defined below) by the HashiCorp Board in compliance with the terms of the merger agreement, the voting agreement only obligates these stockholders to vote an aggregate of 35 percent of the voting power of the outstanding shares of our common stock in the manner specified in the voting agreement. The voting agreement also contains customary restrictions on the transfer of shares of our common stock held by these stockholders, subject to certain exceptions. The foregoing description of the voting agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the voting agreement, a copy of which is attached hereto as Annex B and is incorporated by reference.
Delisting and Deregistration of Our Common Stock
If the merger is completed, our common stock will no longer be traded on Nasdaq and will be deregistered under the Securities Exchange Act of 1934 (which we refer to as the “Exchange Act”). At that time, we will no longer be required to file periodic reports, current reports and proxy and information statements with the Securities and Exchange Commission (which we refer to as the “SEC”) with respect to our Class A common stock.
Effect on HashiCorp if the Merger is Not Completed
If the merger is not completed for any reason, our stockholders will not receive or be entitled to any payment for their shares of our common stock in connection with the merger. Instead:
•	we will remain an independent public company;
•	our Class A common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act;
•	we will continue to file periodic reports with the SEC; and
•	under certain circumstances specified in the merger agreement, HashiCorp would be required to pay IBM a termination fee equal to $264,200,000.
Litigation Relating to the Merger
On June 10, 2024, a purported stockholder of HashiCorp filed a complaint in the U.S. District Court for the Northern District of California against HashiCorp and the members of the HashiCorp Board. This complaint is captioned Graff v. HashiCorp, Inc., et al., No. 4:24-cv-03468-DMR. The complaint asserts claims against the defendants under Section 14(a) of the Exchange Act, and SEC Rule 14a-9, for issuing HashiCorp’s preliminary proxy statement with allegedly false and misleading statements of material fact and alleged omissions of material fact, and against the individual defendants under Section 20(a) of the Exchange Act for alleged control person liability. The Graff action seeks, among other things, to (1) enjoin defendants from consummating the merger; (2) rescind the merger and recover damages; (3) disseminate revised disclosures; and (4) recover reasonable attorneys’ and expert fees and expenses. On June 12, 2024, the complaint was voluntarily dismissed with prejudice.
Additional lawsuits may be filed before the special meeting or the consummation of the merger.

QUESTIONS AND ANSWERS
The following questions and answers address some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that are important to you. We encourage you to carefully read the more detailed information contained elsewhere in this proxy statement, including the annexes to this proxy statement and the other documents to which we refer in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned “Where You Can Find More Information.”
Questions About the Merger and the Treatment of Our Common Stock in the Merger
Q:	Why am I receiving these materials?
A:
On April 24, 2024, we announced that HashiCorp agreed to be acquired by IBM and we entered into the merger agreement. Under the merger agreement, IBM will acquire HashiCorp for $35.00 in cash per share of our common stock, without interest and less any applicable withholding taxes. In order to complete the merger, our stockholders must vote to approve the proposal to adopt the merger agreement at the special meeting. See the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger.” The HashiCorp Board is furnishing this proxy statement and form of proxy card to the holders of shares of our common stock in connection with the solicitation of proxies of our stockholders to be voted at the special meeting.

This proxy statement, which you should read carefully, contains important information about the merger, the merger agreement, the special meeting and the matters to be voted on at the special meeting. The enclosed materials allow you to submit a proxy to vote your shares of our common stock without attending the special meeting and to ensure that your shares of our common stock are represented and voted at the special meeting.
Your vote is very important. Even if you plan to attend the special meeting, we encourage you to submit a proxy as soon as possible.
Q:	What is the proposed merger and what effects will it have on HashiCorp?
A:
The proposed merger will result in the acquisition of HashiCorp by IBM. If the proposal to adopt the merger agreement is approved by our stockholders and the other closing conditions under the merger agreement are satisfied or waived, then Sub will merge with and into HashiCorp, with HashiCorp continuing as the surviving corporation. As a result of the merger, HashiCorp will become a wholly owned subsidiary of IBM, and our Class A common stock will no longer be publicly traded and will be delisted from Nasdaq. In addition, our Class A common stock will be deregistered under the Exchange Act, and we will no longer be required to file periodic reports, current reports and proxy statements with the SEC. If the merger is completed, holders of our Class A common stock will not own any shares of common stock of the surviving corporation.

Q:	What will I receive if the merger is completed?
A:
Upon completion of the merger, you will be entitled to receive $35.00 in cash, without interest and less any applicable withholding taxes, for each share of our common stock that you own immediately prior to the effective time of the merger, subject to certain limited exceptions set forth in the merger agreement, including if you have properly exercised, and not validly withdrawn or subsequently lost, your appraisal rights under the DGCL and certain other conditions under the DGCL are satisfied. For example, if you own 100 shares of our common stock immediately prior to the effective time of the merger and you do not properly exercise your appraisal rights under the DGCL, you will receive $3,500.00 in cash in exchange for such shares of our common stock, without interest and less any applicable withholding taxes.

Q:	How does the per share price compare to the market price of HashiCorp’s Class A common stock?
A:
This amount represents a premium of approximately 43 percent over HashiCorp’s closing stock price on April 22, 2024, the last day prior to media reports that IBM was nearing an acquisition of HashiCorp

Q:	Will I be subject to U.S. federal income tax upon the exchange of common stock for cash pursuant to the merger?
A:
If you are a U.S. holder, the exchange of our common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, which generally will require a U.S. holder to recognize a gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received by such U.S. holder in the merger and such U.S. holder’s adjusted tax basis in the shares of our common stock surrendered in the merger.

A Non-U.S. holder (as defined in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of our common stock for cash in the merger unless such Non-U.S. holder has certain connections to the United States, but may be subject to backup withholding tax unless the Non-U.S. holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.
You should consult your own tax advisor to determine the U.S. federal income tax consequences relating to the merger in light of your own particular circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction. This discussion is provided for general information only and does not constitute legal or tax advice to any holder. A more complete description of material U.S. federal income tax consequences of the merger is provided in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.”
Q:	When do you expect the merger to be completed?
A:
We currently expect to complete the merger by the end of 2024. However, the exact timing of completion of the merger, if at all, cannot be predicted because the merger is subject to the closing conditions specified in the merger agreement, many of which are outside of our control.

Q:	What governmental and regulatory approvals are required?
A:	Under the merger agreement, the merger cannot be completed until the waiting period (and any extension thereof) applicable to the merger under the HSR Act has expired or otherwise been terminated.
Each of IBM and HashiCorp filed a Premerger Notification and Report Form under the HSR Act with the DOJ and the FTC in connection with the merger on May 10, 2024. Following informal discussions with the DOJ and FTC, IBM notified the FTC and the DOJ that it had elected to withdraw and refile its Premerger Notification and Report Form pursuant to 16 C.F.R. 803.12 of the HSR Act in order to allow the FTC additional time to review the transaction. IBM’s Premerger Notification and Report Form was withdrawn effective as of June 10, 2024, and IBM refiled the Premerger Notification and Report Form on June 12, 2024, at which time a new waiting period commenced under the HSR Act. This waiting period is 30 days and would therefore expire at 11:59 p.m., Eastern time, on July 12, 2024, though this period may be shortened if the reviewing agency grants “early termination” and may be extended if the reviewing agency issues a “second request.”
In addition to the U.S. antitrust-related clearance discussed above, HashiCorp and IBM are required to obtain approvals or authorizations in connection with certain antitrust and foreign investment laws in other specified jurisdictions.
Q:	Am I entitled to appraisal rights under the DGCL?
A:
If the merger is consummated, our stockholders (including beneficial owners of shares of our common stock) who (1) do not vote in favor of the proposal to adopt the merger agreement; (2) continuously hold their shares of our common stock through the effective time; (3) properly perfect appraisal of their applicable shares of our common stock; (4) meet certain other conditions and statutory requirements described in this proxy statement; and (5) do not withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their shares of our common stock in connection with the merger under Section 262 if certain conditions set forth in Section 262(g) of the DGCL are satisfied. This means that these persons will be entitled to have their shares of our common stock appraised by the

Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of our common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown or as otherwise provided in Section 262) interest, if any, on the amount determined by the Delaware Court of Chancery to be the fair value from the effective date of the merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each person seeking appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares of our common stock as determined by the Delaware Court of Chancery; and (2) interest accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, persons who wish to seek appraisal of their shares of our common stock are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.
The DGCL requirements for exercising appraisal rights are described in additional detail in the section of this proxy statement captioned “The Merger—Appraisal Rights.”
Questions About the Treatment of Equity Awards in the Merger
Q:	What will happen to HashiCorp equity awards?
A:	Generally speaking, HashiCorp equity awards will be treated as follows:
•	HashiCorp Options. At the effective time, each HashiCorp option will be canceled in exchange for the right to receive the option payment, subject to applicable withholding taxes.
•	HashiCorp RSUs.
○
At the effective time, each cashed-out HashiCorp RSU will be canceled in exchange for the right to receive an amount in cash, subject to applicable withholding taxes, equal to the product of (1) the per share price multiplied by (2) the total number of shares of our common stock covered by such HashiCorp RSU.

○
At the effective time, each rollover HashiCorp RSU will be converted into an IBM RSU with respect to a number of shares of IBM common stock determined by multiplying (1) the number of shares of our common stock subject to such rollover HashiCorp RSU immediately prior to the effective time by (2) the exchange ratio, and rounded down to the nearest whole share. Such IBM RSU will be subject to substantially the same terms and conditions (including the same vesting and acceleration terms, as applicable) as were applicable to the rollover HashiCorp RSU.

•	HashiCorp PSUs.
○
At the effective time, each cashed-out HashiCorp PSU will be canceled in exchange for the right to receive an amount in cash, subject to applicable withholding taxes, equal to the product of (1) the per share price multiplied by (2) the number of shares of our common stock subject to such HashiCorp PSU immediately prior to the effective time (with any performance conditions deemed to be achieved at the target level).

○
At the effective time, each rollover HashiCorp PSU will be converted into an IBM RSU with respect to a number of shares of IBM common stock determined by multiplying (1) the number of shares of our common stock subject to such rollover HashiCorp PSU immediately prior to the effective time (with any performance conditions deemed to be achieved at the target level) by (2) the exchange ratio, and rounded down to the nearest whole share. Such IBM RSU will be subject to substantially the same terms and conditions (including the same service-based vesting and acceleration terms, as applicable) as were applicable to the rollover HashiCorp PSU, except that there will no longer be a performance-based vesting schedule.

○
For clarity, if the closing of the merger occurs on or after the last day of the performance period for the HashiCorp PSUs, the HashiCorp PSUs that become eligible to vest under the service-based vesting schedule (based on actual attainment of the applicable performance-based vesting conditions) will be treated as HashiCorp RSUs, as described above.

Q:	What will happen to the ESPP?
A:	Under the merger agreement, we are required to take action to provide for the following with respect to the ESPP:
•	participation in the ESPP is now limited to those employees who are participants on April 24, 2024;
•
except to the extent necessary to maintain the status of the ESPP as an “employee stock purchase plan” within the meaning of Section 423 of the Code, participants in the ESPP may not increase their payroll deduction elections or rate of contributions from those in effect on April 24, 2024, or make any separate non-payroll contributions to the ESPP on or following April 24, 2024;

•	no ESPP offering period will commence after April 24, 2024;
•
as of the earlier of the first scheduled purchase date following April 24, 2024, or a date that is no later than the last trading day before the effective time, each participant’s then-outstanding share purchase right under the ESPP will be exercised; and

•	the ESPP will terminate as of the effective time.
Questions About the Special Meeting
Q:	When and where is the special meeting?
A:
The special meeting will take place on Monday, July 15, 2024, at 8:00 a.m., Pacific Time. You may attend the special meeting via a live interactive webcast on the internet at https://www.virtualshareholdermeeting.com/HCP2024SM. You will be able to listen to the special meeting live and vote online. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares).

Q:	What am I being asked to vote on at the special meeting?
A:	You are being asked to vote on the following proposals:
•	Proposal 1: to adopt the merger agreement;
•	Proposal 2: to approve, on a non-binding, advisory basis, the compensation that will or may become payable by HashiCorp to our named executive officers in connection with the merger; and
•
Proposal 3: to approve any proposal to adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Q:	Who is entitled to vote at the special meeting?
A:
All of our stockholders as of the close of business on May 28, 2024, which is the record date for the special meeting, are entitled to vote their shares of our Class A common stock and Class B common stock at the special meeting. As of the close of business on the record date, there were 152,466,678 shares of our Class A common stock and 48,596,759 shares of our Class B common stock outstanding and entitled to vote at the special meeting. Each share of our Class A common stock outstanding as of the record date is entitled to one vote per share on each matter properly brought before the special meeting, and each share of our Class B common stock outstanding as of the record date is entitled to 10 votes per share on each matter properly brought before the special meeting.

Q:	What is a quorum?
A:
A quorum is the minimum number of shares (or holders of shares) required to be present at the special meeting for it to be properly held under our bylaws and the DGCL. The holders of a majority of the voting power of the shares of our common stock issued and outstanding and entitled to vote as of the record date, present in person or represented by proxy, will constitute a quorum at the special meeting.

Q:	How may I vote?
A:	If you are a stockholder of record (that is, if your shares of our common stock are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC), there are four ways to vote:
•	by proxy, by signing, dating and returning the enclosed proxy card (a prepaid reply envelope is provided for your convenience);
•	by proxy, by visiting the internet address on your proxy card;
•	by proxy, by calling the toll-free (within the United States or Canada) phone number on your proxy card; or
•	by attending the special meeting and voting at the special meeting using the control number on the enclosed proxy card.
The control number located on your proxy card is designed to verify your identity and allow you to vote your shares of our common stock and to confirm that your voting instructions have been properly recorded when voting electronically over the internet or by telephone. Although there is no charge for voting your shares, if you vote electronically over the internet or by telephone, you may incur costs such as internet access and telephone charges for which you will be responsible.
Even if you plan to attend the special meeting, you are strongly encouraged to vote your shares of our common stock by proxy. If you are a stockholder of record or if you obtain a ‘‘legal proxy” to vote shares that you beneficially own, you may still vote your shares of our common stock at the special meeting even if you have previously voted by proxy. If you attend the special meeting and vote at the special meeting, your vote will revoke any previously submitted proxy.
If your shares of our common stock are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting instruction form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the internet or by telephone. To vote over the internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting instruction form provided by your bank, broker or other nominee. However, because you are not the stockholder of record, you may not vote your shares at the special meeting unless you provide a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.
Q:	May I attend the special meeting and vote at the special meeting?
A:
Yes. You may attend the special meeting via a live interactive webcast on the internet at https://www.virtualshareholdermeeting.com/HCP2024SM. You will be able to listen to the special meeting live and vote online. The special meeting will begin at 8:00 a.m., Pacific Time, on Monday, July 15, 2024. Online check-in will begin a few minutes prior to the special meeting. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares of our common stock). As the special meeting is virtual, there will be no physical meeting location.

Even if you plan to attend the special meeting, to ensure that your shares will be represented at the special meeting, we encourage you to sign, date and return the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card). If you attend the special meeting and vote at the special meeting, your vote will revoke any proxy previously submitted.
If, as of the record date, you are a beneficial owner of shares held in “street name,” you may not vote your shares at the special meeting unless you provide a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting. Otherwise, you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form provided by your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. Without your instructions, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting or be voted at the special meeting, and, if a quorum is present, that will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:
If your shares of our common stock are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered, with respect to those shares, to be the “stockholder of record.” If you are a stockholder of record, this proxy statement and your proxy card have been sent directly to you by or on behalf of HashiCorp. As a stockholder of record, you may attend the special meeting and vote your shares at the special meeting using the control number on the enclosed proxy card. You may also vote by proxy, which involves granting your voting rights to a third party as described on the enclosed proxy card.

If your shares of our common stock are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of our common stock held in “street name.” If you are a beneficial owner of shares of our common stock held in “street name,” this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the special meeting. However, because you are not the stockholder of record, you may not vote your shares at the special meeting unless you provide a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.
Q:	If my broker holds my shares in “street name,” will my bank, broker or other nominee automatically vote my shares for me?
A:
No. Your bank, broker or other nominee is only permitted to vote your shares of our common stock on any proposal currently scheduled to be considered at the special meeting if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares of our common stock. Without your instructions, your shares will not be counted for the purpose of obtaining a quorum and your shares will not be voted on any of the proposals, which will have the same effect as if you voted “AGAINST” the proposal to adopt the merger agreement, but, assuming a quorum is present, will have no effect on the outcome of the other proposals being considered at the special meeting.

Q:	What is a proxy?
A:
A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of our common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of our common stock is called a “proxy card.” You may follow the instructions on the enclosed proxy card to designate a proxy by telephone or by the internet, or by signing, dating and returning the enclosed proxy card. The HashiCorp Board has designated David McJannet, Navam Welihinda and Paul Warenski, each with full powers of substitution, as proxy holders for the special meeting.

Q:	If a stockholder gives a proxy, how are the shares voted?
A:	Regardless of the method you choose to grant your proxy, the individuals named on the enclosed proxy card will vote your shares in the way that you direct.
If you sign, date and return your proxy card but do not mark the boxes showing how your shares should be voted on a matter, or if you do not indicate how you wish to vote when designating a proxy by telephone or by the internet, the shares represented by your properly authorized proxy will be voted as recommended by the HashiCorp Board with respect to that matter. This means that, as applicable, they will be voted: (1) “FOR” the proposal to adopt the merger agreement; (2) “FOR” the proposal to approve, on a non-binding, advisory basis, compensation that will or may become payable by HashiCorp to our named executive officers in connection with the merger; and (3) “FOR” any proposal to adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Q:	Why did HashiCorp choose to hold a virtual special meeting?
A:
The HashiCorp Board decided to hold the special meeting virtually in order to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world, at no cost. However, you will bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies. We believe this is the right choice for a company with a global footprint. A virtual special meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information, while saving us and our stockholders time and money. We also believe that the online tools that we have selected will increase stockholder communication. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication.
Q:	May I change my vote after I have mailed my signed and dated proxy card?
A:	Yes. If you are a stockholder of record entitled to vote at the special meeting, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:
•	signing another proxy card with a later date and returning it to us prior to the special meeting;
•	submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy;
•	delivering a written notice of revocation to our Corporate Secretary; or
•	attending the special meeting and voting at the special meeting using the control number on the enclosed proxy card.
If you hold your shares in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote at the special meeting if you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.
Q:	What vote is required to approve the proposal to adopt the merger agreement?
A:
The affirmative vote of a majority of the voting power of all issued and outstanding shares of our common stock entitled to vote (voting together as a single class) is required to adopt the merger agreement.

The failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy over the internet or by telephone; or (3) attend and vote at the special meeting will, in each case, have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. Abstentions will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.
Q:
What vote is required to approve (1) the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by HashiCorp to our named executive officers in connection with the merger; and (2) any proposal to adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting?

A:
Approval of the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by HashiCorp to our named executive officers in connection with the merger requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.

Approval of any proposal to adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.
The failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy over the internet or by telephone; or (3) vote at the special meeting will not have any effect on the outcome of either of the proposals described above, except to the extent that such failure affects obtaining a quorum at the meeting. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will not have any effect on these proposals, except to the extent that such failure affects obtaining a quorum at the meeting. In all cases, abstentions will not have any effect on these proposals.
Q:	Are any stockholders obligated to vote in a certain way?
A:
Yes. Simultaneously with the execution of the merger agreement, certain stockholders of HashiCorp entered into the voting agreement. As of the record date, these stockholders beneficially owned, in the aggregate, 3,441,992 shares of our Class A common stock and 36,274,679 shares of our Class B common stock, representing a total of 366,188,782 votes, or approximately 57 percent of the voting power of all of the shares of our common stock outstanding as of the record date and entitled to vote at the special meeting.

Pursuant to the voting agreement, the applicable stockholders have agreed, among other things, to vote their shares of our common stock (1) in favor of the adoption of the merger agreement and the transactions contemplated thereby; and (2) in the manner specified in the voting agreement on certain other matters. However, if the HashiCorp Board has made an adverse recommendation change in compliance with the terms of the merger agreement, then the voting agreement only obligates these stockholders to vote an aggregate of 35 percent of the voting power of the outstanding shares of our common stock in the manner specified in the voting agreement. The voting agreement also contains customary restrictions on the transfer of shares of our common stock held by these stockholders, subject to certain exceptions.
Q:	What do I need to do now?
A:
We encourage you to read this proxy statement, the annexes to this proxy statement and the documents that we refer to or incorporate by reference in this proxy statement carefully and in their entirety and consider how the merger affects you.

Then, even if you expect to attend the special meeting, please sign, date and return, as promptly as possible, the enclosed proxy card (a prepaid reply envelope is provided for your convenience), or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card), so that your shares can be voted at the special meeting. If you hold your shares in “street name,” please refer to the voting instruction form provided by your bank, broker or other nominee for information on how to vote your shares. Please do not send your stock certificates with your proxy card. If you attend the special meeting and vote at the special meeting, your vote will revoke any previously submitted proxy.
Q:	How does the HashiCorp Board recommend that I vote?
A:
The HashiCorp Board unanimously recommends that you vote: (1) “FOR” the proposal to adopt the merger agreement; (2) “FOR” the proposal to approve, on a non-binding, advisory basis, compensation that will or may become payable by HashiCorp to our named executive officers in connection with the merger; and (3) “FOR” the proposal to adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Q:	What happens if the merger is not completed?
A:
If the merger is not completed for any reason, our stockholders will not receive or be entitled to any payment for their shares of our common stock in connection with the merger. Instead: (1) we will remain an independent public company; (2) our Class A common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act; and (3) we will continue to file periodic reports with the SEC.

In specified circumstances in which the merger agreement is terminated, HashiCorp has agreed to pay IBM (or its designee) a termination fee. For more information, see the section of this proxy statement captioned “The Merger Agreement—Termination of the Merger Agreement and Expenses.”
Q:	What is the compensation that will or may become payable by HashiCorp to our named executive officers in connection with the merger?
A:
The compensation that will or may become payable by HashiCorp to our named executive officers in connection with the merger is certain compensation that is tied to or based on the merger and payable to certain of HashiCorp’s named executive officers pursuant to underlying plans and arrangements that are contractual in nature. Compensation that will or may become payable by IBM or its affiliates (including, following the consummation of the merger, the surviving corporation) to HashiCorp’s named executive officers in connection with or following the merger is not subject to this advisory vote. For further information, see the section of this proxy statement captioned “Proposal 2: Approval, on a Non-Binding, Advisory Basis, of Certain Merger-Related Executive Compensation.”
Q:	Why am I being asked to cast a vote to approve the compensation that will or may become payable by HashiCorp to our named executive officers in connection with the merger?
A:
HashiCorp is required pursuant to Section 14A of the Exchange Act to seek stockholder approval, on a non-binding, advisory basis, of compensation that will or may become payable by HashiCorp to our named executive officers in connection with the merger. Approval of the compensation that will or may become payable by HashiCorp to our named executive officers in connection with the merger is not required to consummate the merger.

Q:	What will happen if HashiCorp’s stockholders do not approve the compensation that will or may become payable by HashiCorp to our named executive officers in connection with the merger?
A:
Approval of the compensation that will or may become payable by HashiCorp to our named executive officers in connection with the merger is not a condition to consummation of the merger. This is an advisory vote and will not be binding on HashiCorp or IBM. The underlying plans and arrangements providing for such compensation are contractual in nature and are not, by their terms, subject to stockholder approval.

Accordingly, if the merger agreement is adopted by our stockholders and the merger is consummated, the compensation that will or may become payable by HashiCorp to our named executive officers in connection with the merger will or may be paid to HashiCorp’s named executive officers even if our stockholders do not approve such compensation.
Q:	Should I send in my stock certificates now?
A:
No. After the merger is completed, any holders of physical stock certificates will receive a letter of transmittal containing instructions for how to send your stock certificates to the paying agent in order to receive the appropriate cash payment for the shares of our common stock represented by your stock certificates. Unless you are seeking appraisal, you should use the letter of transmittal to exchange your stock certificates for the cash payment to which you are entitled. Please do not send your stock certificates with your proxy card.

If you hold your shares of our common stock in book-entry form, you will not receive a letter of transmittal. Instead, the paying agent will pay you the appropriate portion of the merger consideration in a process that is expected to be automatic to you.
Q:	What happens if I sell or transfer my shares of common stock after the record date but before the special meeting?
A:
The record date for the special meeting is earlier than the date of the special meeting and the expected closing date of the merger. If you sell or transfer your shares of our common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or transfer your shares of our common stock and each of you notifies HashiCorp in writing of such special arrangements, you will transfer the right to receive an amount in cash equal to the per share price with respect to such shares, if the merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote those shares at the special meeting. Even if you sell or transfer your shares of our common stock after the record date, we encourage you to sign, date and return the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card).

Q:	What should I do if I receive more than one set of voting materials?
A:
Please sign, date and return (or grant your proxy electronically over the internet or by telephone for) each proxy card and voting instruction form that you receive to ensure that all of your shares are voted.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms, if your shares are registered differently or are held in more than one account. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote each proxy card and voting instruction form that you receive.
Q:	Where can I find the voting results of the special meeting?
A:
If available, HashiCorp may announce preliminary voting results at the conclusion of the special meeting. HashiCorp intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the special meeting. All reports that HashiCorp files with the SEC are publicly available when filed. For more information, see the section of this proxy statement captioned “Where You Can Find More Information.”

Q:	Do any of HashiCorp’s directors or officers have interests in the merger that may differ from those of HashiCorp stockholders generally?
A:
Yes. In considering the recommendation of the HashiCorp Board with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. The HashiCorp Board was aware of and considered these interests to the extent that they existed at the time, among other matters, in (1) evaluating and negotiating the merger agreement; (2) approving the merger agreement and the merger; and (3) unanimously recommending that the merger agreement be adopted by our stockholders. For more information, see the section of this proxy statement captioned “The Merger—Interests of HashiCorp’s Directors and Executive Officers in the Merger.”

Q:	Who can help answer my questions?
A:
If you have any questions concerning the merger, the special meeting or this proxy statement, would like additional copies of the accompanying proxy statement or need help submitting your proxy or voting your shares of our common stock, please contact our proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Stockholders may call toll free: (877) 750-8240
Banks and Brokers may call collect: (212) 750-5833

FORWARD-LOOKING STATEMENTS
This proxy statement, the documents to which we refer you in this proxy statement and the information included in oral statements or other written statements made or to be made by us or on HashiCorp’s behalf may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbor created by such sections and other applicable laws. Such forward-looking statements include: (1) statements relating to the merger, including the expected timing of the closing of the merger; (2) considerations taken into account by the HashiCorp Board in approving the merger; (3) the value of the merger to our stockholders; and (4) expectations for us following the closing of the merger or termination of the merger agreement. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “might,” “ongoing” or similar expressions and the negatives of those terms. These forward-looking statements are based on HashiCorp management’s beliefs and assumptions and on information currently available. There can be no assurance that the merger will in fact be consummated.
These forward-looking statements involve risks and uncertainties, and if any of these risks or uncertainties materialize, or if any of HashiCorp’s assumptions prove incorrect, HashiCorp’s actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include those associated with:
•
the possibility that the conditions to the closing of the merger are not satisfied (or waived), including the risk that required approvals from our stockholders for the merger or required regulatory approvals to consummate the merger are not obtained, on a timely basis or at all;

•	the occurrence of any event, change or other circumstance that could give rise to the right to terminate the merger agreement, including in circumstances requiring us to pay a termination fee;
•	uncertainties as to the timing of the consummation of the merger and the ability of each party to consummate the merger;
•	the nature, cost and outcome of any legal proceeding that may be instituted against us and others relating to the merger;
•
global economic volatility, macroeconomic political, legislative, and regulatory developments, geopolitical conflict or competitive pressures, or changes in such conditions, negatively affecting our markets, customers, business, operations and financial performance;

•
the effect of the announcement or pendency of the merger on our business partners or other business relationships, customers, operating results and business generally, and the response of competitors to the merger;

•
possible disruption related to the merger to our ongoing business operations and opportunities, including risks related to the loss of customers and the diversion of the time and attention of HashiCorp management or employees during the pendency of the merger;

•	risks that the pendency of the merger affects our current operations or our ability to retain or recruit employees;
•	the amount of the costs, fees, expenses and charges related to the merger agreement or the merger;
•	the risk that our stock price may fluctuate during the pendency of the merger and may decline significantly if the merger is not completed on the terms reflected in the merger agreement, or at all;
•	the restraints on our ability to solicit other acquisition proposals from third parties during the pendency of the merger;
•
the reality that we will forgo the opportunity to realize the potential long-term value of the successful execution of HashiCorp’s current strategy as an independent company if the merger is completed; and

•
other risks and uncertainties detailed in the periodic reports that we file with the SEC, including our most recent Annual Report on Form 10-K filed with the SEC on March 21, 2024, or our Quarterly Report on Form 10-Q filed with the SEC on May 30, 2024.

All forward-looking statements contained or referred to in this proxy statement are based on information available to us as of the date of this proxy statement, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date of this proxy statement, except as required by law. We expressly qualify in their entirety all forward-looking statements attributable to either us or any person acting on our behalf by the cautionary statements contained or referred to in this proxy statement.

THE SPECIAL MEETING
Date, Time and Place
We will hold the special meeting on July 15, 2024, at 8:00 a.m., Pacific Time. You may attend the special meeting via a live interactive webcast on the internet at https://www.virtualshareholdermeeting.com/HCP2024SM. You will be able to listen to the special meeting live and vote online. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares). We believe that a virtual meeting provides expanded access, improved communication and cost savings for our stockholders.
If you encounter technical difficulties accessing the special meeting or during the special meeting, a support line will be available on the login page of the special meeting website.
Purpose of the Special Meeting
At the special meeting, we will ask stockholders to vote on the following proposals:
•	Proposal 1: to adopt the merger agreement;
•	Proposal 2: to approve, on a non-binding, advisory basis, the compensation that will or may become payable by HashiCorp to our named executive officers in connection with the merger; and
•
Proposal 3: to approve any proposal to adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Record Date; Shares Entitled to Vote
You are entitled to vote at the special meeting if you owned shares of our Class A common stock or Class B common stock as of the close of business on the record date.
As of the close of business on the record date, there were 152,466,678 shares of our Class A common stock outstanding and entitled to vote at the special meeting. For each share of our Class A common stock that you owned as of the close of business on the record date, you will have one vote on each matter submitted for a vote at the special meeting. As of the close of business on the record date, there were 48,596,759 shares of our Class B common stock outstanding and entitled to vote at the special meeting. For each share of our Class B common stock that you owned as of the close of business on the record date, you will have 10 votes on each matter submitted for a vote at the special meeting.
In the aggregate, 201,063,437 shares of our common stock are outstanding and entitled to vote at the special meeting, representing a total of 638,434,268 votes.
A list of our stockholders entitled to vote at the special meeting will be available in our principal executive offices located at 101 2nd Street, Suite 700, San Francisco, California 94105 during regular business hours for a period of 10 days ending on the day before the special meeting.
Quorum
A quorum is the minimum number of shares (or holders of shares) required to be present at the special meeting for it to be properly held under our bylaws and the DGCL. The holders of a majority of the voting power of the shares of our common stock issued and outstanding and entitled to vote as of the record date, present in person or represented by proxy, will constitute a quorum at the special meeting.
Attending the Special Meeting
The special meeting will begin at 8:00 a.m., Pacific Time, on Monday, July 15, 2024. Online check-in will begin a few minutes prior to the special meeting. We encourage you to access the meeting prior to the start time. As the special meeting is virtual, there will be no physical meeting location.
To attend the special meeting, log in at https://www.virtualshareholdermeeting.com/HCP2024SM. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares). If you encounter technical difficulties accessing the special meeting or during the special meeting, a support line will be available on the login page of the special meeting website.

Once online access to the special meeting is open, stockholders may submit questions pertinent to special meeting matters through the special meeting website. You may need the control number found on your proxy card or voting instruction form in order to submit questions. Questions pertinent to special meeting matters will be answered during the meeting, subject to time constraints and any rules of conduct adopted with respect to the special meeting.
Vote Required; Abstentions and Broker Non-Votes
Approval of the proposal to adopt the merger agreement requires the affirmative vote of a majority of the voting power of all issued and outstanding shares of our common stock entitled to vote (voting together as a single class). Adoption of the merger agreement by our stockholders is a condition to the closing of the merger.
Approval, on a non-binding, advisory basis, of the compensation that will or may become payable by HashiCorp to our named executive officers in connection with the merger requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.
Approval of any proposal to adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.
If a stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted “AGAINST” the proposal to adopt the merger agreement, but will have no effect on the outcome of the other proposals being considered at the special meeting, except to the extent that such failure affects obtaining a quorum at the meeting.
A “broker non-vote” generally occurs when a bank, broker or other nominee holding shares on your behalf does not vote on a proposal because the bank, broker or other nominee has not received your voting instructions and lacks discretionary power to vote your shares of our common stock. We do not expect any broker non-votes at the special meeting, but if any are received, they will be counted for purposes of determining whether a quorum is present. Each broker non-vote will be counted as a vote “AGAINST” the proposal to adopt the merger agreement, but, assuming a quorum is present, will have no effect on the outcome of the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by HashiCorp to our named executive officers in connection with the merger or any proposal to adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Shares Held by HashiCorp’s Directors and Executive Officers
As of the record date, HashiCorp’s directors and executive officers and certain of their affiliates that hold shares of our common stock beneficially owned and were entitled to vote, in the aggregate, 3,776,939 shares of our Class A common stock and 36,486,507 shares of our Class B common stock, representing approximately 58 percent of the voting power of all of the shares of our common stock outstanding and entitled to vote at the special meeting.
As of the date of this proxy statement, HashiCorp has not been informed that any of our directors or such affiliates intend to vote all of their shares of our common stock other than: (1) “FOR” the proposal to adopt the merger agreement; (2) “FOR” the proposal to approve, on a non-binding, advisory basis, compensation that will or may become payable by HashiCorp to our named executive officers in connection with the merger; and (3) “FOR” any proposal to adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Subject to certain exceptions, each of David McJannet, Armon Dadgar and Glenn Solomon, as well as certain of their affiliated entities, and investment funds affiliated with Notable Capital (formerly known as GGV Capital) is contractually obligated to vote in favor of the adoption of the merger agreement pursuant to the terms and conditions of the voting agreement. As of the record date, these stockholders beneficially owned, in the aggregate, 3,441,992 shares of our Class A common stock and 36,274,679 shares of our Class B common stock, representing a total of 366,188,782 votes, or approximately 57 percent of the voting power of all of the shares of our common stock outstanding as of the record date and entitled to vote at the special meeting. For more information on the voting agreement, see the section of this proxy statement captioned “The Merger—The Voting Agreement.”
Voting of Proxies
If your shares are registered in your name with HashiCorp’s transfer agent, Equiniti Trust Company, LLC, you may vote your shares by returning a signed and dated proxy card (a prepaid reply envelope is provided for your convenience), or you may vote at the special meeting using the control number located on the enclosed proxy card. Additionally, you may grant a proxy electronically over the internet or by telephone by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the internet or by telephone.
If you attend the special meeting and wish to vote at the special meeting, you will need the control number located on the enclosed proxy card. Beneficial owners of shares held in “street name” will also need to present proof of ownership of shares of our common stock (such as a bank or brokerage account statement) and must also provide a “legal proxy” from their bank, broker or other nominee in order to vote at the special meeting. You are encouraged to vote by proxy even if you plan to attend the special meeting. If you attend the special meeting and vote at the special meeting, your vote will revoke any previously submitted proxy.
All shares represented by properly signed and dated proxies (or proxies granted electronically over the internet or by telephone) will, if received before the special meeting, be voted at the special meeting in accordance with the instructions of the stockholder. Properly signed and dated proxies (or proxies granted electronically over the internet or by telephone) that do not contain voting instructions will be voted: (1) “FOR” the proposal to adopt the merger agreement; (2) “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by HashiCorp to our named executive officers in connection with the merger; and (3) “FOR” any proposal to adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
If your shares are held in “street name” through a bank, broker or other nominee, you may vote by completing and returning the voting instruction form provided by your bank, broker or other nominee. If available from your bank, broker or other nominee, you may vote over the internet or telephone through your bank, broker or other nominee by following the instructions on the voting instruction form provided by your bank, broker or other nominee. You may also attend the special meeting and vote at the special meeting if you have a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting. If your shares are held in “street name” and you do not (1) return the voting instruction form provided by your bank, broker or other nominee; (2) vote over the internet or by telephone through your bank, broker or other nominee; or (3) attend the special meeting and vote at the special meeting with a “legal proxy” from your bank, broker or other nominee, it will, in each case, have the same effect as if you voted “AGAINST” the proposal to adopt the merger agreement. It will not, however, have any effect on the outcome of the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by HashiCorp to our named executive officers in connection with the merger or any proposal to adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Revocability of Proxies
If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:
•	signing another proxy card with a later date and returning it to us prior to the special meeting;
•	submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy;
•	delivering a written notice of revocation to our Corporate Secretary; or
•	attending the special meeting and voting at the special meeting using the control number on the enclosed proxy card.

If you have submitted a proxy, your attendance at the special meeting, in the absence of voting at the special meeting or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.
If you hold your shares of our common stock in “street name” through a bank, broker or other nominee, you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote at the special meeting if you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.
Any adjournment, postponement or other delay of the special meeting, including for the purpose of soliciting additional proxies in accordance with the merger agreement, will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting.
Recommendation of the HashiCorp Board
The HashiCorp Board, after considering various factors described in the section of this proxy statement captioned “The Merger—Recommendation of the HashiCorp Board and Reasons for the Merger,” has unanimously: (1) approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement and; (2) declared that it is in the best interests of HashiCorp and its stockholders to enter into the merger agreement and consummate the merger and the other transactions contemplated by the merger agreement on the terms and subject to the conditions set forth in the merger agreement.
The HashiCorp Board unanimously recommends that you vote: (1) “FOR” the proposal to adopt the merger agreement; (2) “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by HashiCorp to our named executive officers in connection with the merger; and (3) “FOR” any proposal to adjourn the special meeting, from time to time, to a later date or dates, including if necessary or appropriate, to solicit additional proxies if there are insufficient votes.
Adjournment
In addition to (1) the proposal to adopt the merger agreement and (2) the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by HashiCorp to our named executive officers in connection with the merger, our stockholders are being asked to approve any proposal to adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies or votes if there are insufficient votes to adopt the merger agreement at the time of the special meeting. If a quorum is not present, then either (1) the chairperson of the special meeting or (2) our stockholders entitled to vote at the special meeting, present in person or represented by proxy, will have power to adjourn the special meeting from time to time, without notice other than announcement at the special meeting, until a quorum is present or represented. The chairperson may also adjourn the special meeting to another place, if any, date or time, whether or not a quorum is present, regardless of the outcome of the vote on any proposal to adjourn the special meeting. In addition, the special meeting could be postponed before it commences, subject to the terms of the merger agreement. If the special meeting is adjourned or postponed, our stockholders who have already submitted their proxies will be able to revoke them at any time before they are voted at the special meeting.
Solicitation of Proxies
The expense of soliciting proxies will be borne by HashiCorp. We have retained Innisfree M&A Incorporated, a professional proxy solicitation firm, to assist in the solicitation of proxies and provide related advice and informational support during the solicitation process, for a fee of up to $30,000 plus reasonable out-of-pocket expenses. Generally, we will indemnify this firm against losses arising out of its provision of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of shares of our common stock for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by HashiCorp’s directors, officers and employees, personally or by telephone, mail, email, fax or over the internet. No additional compensation will be paid to such directors, officers and employees for such services.
Anticipated Date of Completion of the Merger
We currently expect to complete the merger by the end of 2024. However, the exact timing of completion of the merger, if at all, cannot be predicted because the merger is subject to the closing conditions specified in the merger agreement, many of which are outside of our control.

Appraisal Rights
If the merger is consummated, our stockholders (including beneficial owners of shares of our common stock) who (1) do not vote in favor of the proposal to adopt the merger agreement; (2) continuously hold their shares of our common stock through the effective time; (3) properly perfect appraisal of their applicable shares of our common stock; (4) meet certain other conditions and statutory requirements described in this proxy statement; and (5) do not withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their shares of our common stock in connection with the merger under Section 262 if certain conditions set forth in Section 262(g) of the DGCL are satisfied. This means that such persons will be entitled to seek appraisal of their shares of our common stock by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of our common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown or as otherwise provided in Section 262) interest, if any, on the amount determined by the Delaware Court of Chancery to be the fair value from the effective date of the merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each person seeking appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares of our common stock as determined by the Delaware Court of Chancery; and (2) interest accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, persons who wish to seek appraisal of their shares of our common stock are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.
Persons considering seeking appraisal should be aware that the fair value of shares of our common stock as determined pursuant to Section 262 could be more than, the same as or less than the value of the consideration that they would receive pursuant to the merger agreement if they did not seek appraisal of their shares of our common stock.
For information on exercising appraisal rights, see the section of this proxy statement captioned “The Merger—Appraisal Rights.”
Other Matters
At this time, we know of no other matters to be voted on at the special meeting. If any other matters properly come before the special meeting and you deliver a proxy to us, your shares of our common stock will be voted in accordance with the discretion of the appointed proxy holders, with full power of substitution and re-substitution.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on July 15, 2024
This proxy statement is available on the “SEC Filings” section of HashiCorp’s website located at https://ir.hashicorp.com/. The information included on HashiCorp’s website is not incorporated by reference into this proxy statement.
Householding of Special Meeting Materials
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders who have the same address and last name will receive only one copy of this proxy statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces printing costs, postage fees and the use of natural resources. Each stockholder who participates in householding will continue to be able to access or receive a separate proxy card. If you wish to receive a separate set of HashiCorp’s disclosure documents at this time, please notify us by sending a written request to HashiCorp, Inc., 101 Second Street, Suite 700, San Francisco, California 94105, Attn: Corporate Secretary, or by telephone at (415) 301-3250.
If you are a stockholder who has multiple accounts in your name or you share an address with other stockholders and would like to receive a single set of HashiCorp’s disclosure documents for your household, you may notify your broker, if your shares are held in a brokerage account, or you may contact HashiCorp’s Corporate Secretary using the contact method above, if you hold registered shares.
Questions and Additional Information
If you have any questions concerning the merger, the special meeting or this proxy statement, would like additional copies of this proxy statement or need help submitting your proxy or voting your shares of our common stock, please contact our proxy solicitor at:

Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Stockholders may call toll free: (877) 750-8240
Banks and Brokers may call collect: (212) 750-5833

THE MERGER
The rights and obligations of the parties to the merger agreement are governed by the specific terms and conditions of the merger agreement and not by any summary or other information provided in this proxy statement. Therefore, this discussion of the merger is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Annex A to this proxy statement and incorporated into this proxy statement by reference. You should read the entire merger agreement carefully as it is the legal document that governs the merger.
Parties Involved in the Merger
HashiCorp
Incorporated in 2013, HashiCorp is a leading provider of enterprise cloud adoption software and services. Our products aim to provide consistent workflows and a standardized approach to automating the critical processes involved in delivering applications in the cloud: infrastructure provisioning, security, networking and application deployment.
Our Class A common stock is listed on Nasdaq under the symbol “HCP.” Our corporate headquarters are located at 101 Second Street, Suite 700, San Francisco, California 94105, and our telephone number is (415) 301-3227.
IBM
IBM is a leading provider of global hybrid cloud and AI, and consulting expertise. IBM helps clients in more than 175 countries capitalize on insights from their data, streamline business processes, reduce costs and gain the competitive edge in their industries. Thousands of government and corporate entities in critical infrastructure areas such as financial services, telecommunications and healthcare rely on IBM’s hybrid cloud platform and Red Hat OpenShift to affect their digital transformations quickly, efficiently and securely. IBM’s breakthrough innovations in AI, quantum computing, industry-specific cloud solutions and consulting deliver open and flexible options to its clients. All of this is backed by IBM’s legendary commitment to trust, transparency, responsibility, inclusivity and service.
IBM is a New York corporation and was formed in 1911 as the Computing-Tabulating-Recording Company. IBM’s common stock, par value $0.20 per share, is currently listed on the NYSE, the NYSE Chicago and outside the United States, in each case under the symbol “IBM.” IBM’s corporate headquarters are located at 1 New Orchard Road, Armonk, New York 10504, and its telephone number is (914) 499-1900.
Additional information about IBM and its subsidiaries can be found on its website: www.IBM.com. The information provided or accessible through IBM’s website is not part of, or incorporated by reference in, this proxy statement.
McCloud Merger Sub
Sub is a Delaware corporation and wholly owned subsidiary of IBM, formed on April 16, 2024, solely for the purpose of engaging in the merger and the transactions contemplated by the merger agreement and has not engaged in any business activities other than those incident to its formation and in connection with the merger and transactions contemplated by the merger agreement. Upon completion of the merger, Sub will merge with and into HashiCorp and Sub will cease to exist.
Sub’s corporate headquarters are located at c/o International Business Machines Corporation, 1 New Orchard Road, Armonk, New York 10504, and its telephone number is (914) 499-1900.
Effect of the Merger
Subject to the terms and conditions of the merger agreement and in accordance with the DGCL, Sub will merge with and into HashiCorp. As a result, the separate corporate existence of Sub will cease and HashiCorp will survive the merger and continue to exist after the merger as a direct, wholly owned subsidiary of IBM.
The merger will become effective at such date and time as the certificate of merger is duly filed with the Delaware Secretary of State or at a subsequent date and time that IBM and HashiCorp agree and specify in the certificate of merger.

Effect on HashiCorp if the Merger is Not Completed
If the merger is not completed for any reason, our stockholders will not receive or be entitled to any payment for their shares of our common stock in connection with the merger. Instead:
•	HashiCorp will remain an independent public company;
•	our Class A common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act; and
•	we will continue to file periodic reports with the SEC.
In addition, if the merger is not completed, we expect that:
•	HashiCorp’s management will continue to operate the business as it is currently being operated; and
•
our stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including risks related to the highly competitive industry in which HashiCorp operates and adverse economic conditions.

Furthermore, if the merger is not completed, and depending on the circumstances that cause the merger not to be completed, there can be no assurance as to the price at which our Class A common stock may trade, and the price of our Class A common stock may decline significantly.
Accordingly, there can be no assurance as to the effect of the merger not being completed on the future value of your shares of our common stock. If the merger is not completed, the HashiCorp Board will continue to evaluate and review, among other things, HashiCorp’s business, operations, strategic direction and capitalization, and will make whatever changes it deems appropriate. If the merger is not completed for any reason, HashiCorp’s business, prospects or results of operation may be adversely impacted.
In specified circumstances in which the merger agreement is terminated, HashiCorp has agreed to pay IBM a termination fee. For more information, see the section of this proxy statement captioned “The Merger Agreement—Termination of the Merger Agreement and Expenses—Termination Fee.”
Effect of the Merger on Our Common Stock
The merger agreement generally provides that each share of our common stock issued and outstanding immediately prior to the effective time (subject to certain limited exceptions set forth in the merger agreement) will be automatically canceled and converted into the right to receive, subject to the terms and conditions contained in the merger agreement, an amount in cash per share, without interest, equal to the per share price subject to applicable withholding taxes. We do not have any preferred stock outstanding.
Dissenting shares will be treated as described under “The Merger—Appraisal Rights.” All shares of our common stock owned directly by HashiCorp, including as treasury stock, or owned of record by IBM or Sub will automatically be canceled and cease to exist, with no payment being made with respect thereto. All shares of our common stock owned by any direct or indirect wholly owned subsidiary of HashiCorp or IBM (other than Sub) immediately prior to the effective time will be converted into such number of fully paid and nonassessable shares of common stock, par value $0.001 per share, of the surviving corporation, such that each such direct or indirect wholly owned subsidiary that owned capital stock in HashiCorp immediately prior to the effective time will own the same percentage of the outstanding capital stock of the surviving corporation immediately following the effective time.
Prior to the effective time, IBM will designate a bank or trust company reasonably acceptable to HashiCorp (which we refer to as the “paying agent”) for the payment of the merger consideration to holders of our common stock upon surrender of their certificates. IBM will deposit with the paying agent sufficient funds at or prior to the closing of the merger to pay the aggregate merger consideration payable to our stockholders in the merger.

As soon as reasonably practicable, and within three business days after the closing date of the merger, IBM will cause the paying agent to mail to each holder of record of a certificate whose shares of our common stock were converted into the right to receive the merger consideration:
•	a letter of transmittal; and
•	instructions for use in effecting the surrender of the holder’s certificate(s) in exchange for the merger consideration.
Holders of shares of our common stock evidenced in book-entry form will not be required to deliver a certificate or an executed letter of transmittal to receive the merger consideration, and will be deemed to have surrendered their shares upon receipt of an “agent’s message” or other customary evidence at the effective time.
For more information, see the section of this proxy statement captioned “The Merger Agreement—Merger Consideration—Exchange Procedures.”
Background of the Merger
The following chronology summarizes the key meetings and events that led to the signing of the merger agreement. This chronology does not purport to catalogue every conversation of or among the HashiCorp Board, its committees, its representatives or other parties.
The HashiCorp Board regularly evaluates HashiCorp’s strategic direction and ongoing business plans with a view toward strengthening HashiCorp’s business and enhancing stockholder value. As part of this evaluation, the HashiCorp Board has, from time to time, considered a variety of strategic alternatives. These have included, among others, (1) the continuation of, and potential improvements to, HashiCorp’s current business plan, with HashiCorp remaining an independent entity; (2) the continued investment in, and development of, new products and services; (3) capital return activities; (4) potential expansion opportunities through investments, acquisitions, partnerships or other commercial relationships; and (5) business combinations, acquisitions and other financial and strategic alternatives, including the sale of HashiCorp.
For the purpose of discussing HashiCorp’s business and industry, HashiCorp management regularly holds introductory and informational meetings with actual and potential investors in HashiCorp, as well as with industry participants that may have an interest in engaging in potential commercial or strategic transactions with HashiCorp. HashiCorp management regularly updates the HashiCorp Board with respect to these meetings.
On May 23, 2023, the HashiCorp Board met, with members of HashiCorp management in attendance. To assist the HashiCorp Board with overseeing the acquisition of BluBracket, Inc. and evaluating other potential acquisitions and corporate development opportunities by HashiCorp, the HashiCorp Board established a committee of the HashiCorp Board (which we refer to as the “M&A Committee”) to advise and oversee HashiCorp management with respect to these matters. The M&A Committee was not established to oversee the exploration of a potential sale of HashiCorp. The HashiCorp Board appointed Todd Ford, Glenn Solomon and David Henshall to the M&A Committee, with Mr. Ford serving as chairman. The HashiCorp Board did not provide for the payment of any new or additional compensation to the members of the M&A Committee for their service on the M&A Committee. Following its establishment, the M&A Committee met from time to time as needed to fulfill its mandate.
On October 29, 2023, the HashiCorp Board met, with representatives of Wilson Sonsini Goodrich & Rosati, Professional Corporation, HashiCorp’s outside legal counsel (which we refer to as “Wilson Sonsini”), in attendance. The HashiCorp management members of the HashiCorp Board reviewed HashiCorp’s recent and prospective operating and trading performance. The HashiCorp Board discussed various challenges facing HashiCorp’s business, including (1) the current sales environment; (2) constraints on HashiCorp’s ability to make investments in product development, sales functions and other areas at levels that the HashiCorp Board believed would be sufficient to advance HashiCorp’s business and remain competitive in the medium and long term, while also achieving HashiCorp’s public commitment to transition to profitability in the near term; and (3) increased competition from other companies in HashiCorp’s industry with greater scale and resources, greater flexibility to invest in product development while maintaining profitability, and established relationships with our potential and existing customers. The HashiCorp Board discussed ways to address these challenges, including potential strategic, organizational and personnel changes. The HashiCorp Board also discussed stock market and investor perspectives on HashiCorp, including in regard to HashiCorp’s public commitment to transition to profitability in the near term. The HashiCorp Board discussed the possibility of exploring strategic alternatives for HashiCorp, including: (1) a sale of HashiCorp; (2) a share repurchase program; and (3) other organizational changes to reduce operating expenses and transition to profitability. As part of this discussion, the HashiCorp Board considered, on a preliminary basis, the potential counterparties that would likely have the greatest interest in pursuing an acquisition of HashiCorp, including two strategic counterparties (which we refer to as “Party A” and “Party B,” respectively) that had maintained regular commercial dialogue with HashiCorp. The HashiCorp Board was aware that (1) Party A had, from time to time, expressed an interest in a closer collaboration with HashiCorp; and (2) Party B had, from time to time, expressed a non-specific interest in exploring a strategic transaction involving HashiCorp. The HashiCorp Board concluded that it was appropriate to engage in a formalized review of strategic alternatives, including to evaluate the possibility of engaging in a “market check” process to gauge interest from a selected group of counterparties concerning their interest in acquiring HashiCorp. In furtherance of this review and the HashiCorp Board’s consideration of a potential broader “market check” process, the HashiCorp Board authorized HashiCorp management to contact Party A and Party B to seek to assess, on a preliminary basis, their interest in pursuing a potential strategic transaction with HashiCorp. These counterparties were selected based on the HashiCorp Board’s view that they would be the most likely to be interested in acquiring HashiCorp. The HashiCorp Board also determined to engage a financial advisor to provide advice and assistance to the HashiCorp Board in connection with a review of strategic alternatives. After discussing various candidates, the HashiCorp Board directed HashiCorp management to contact Qatalyst Partners, LP (which we refer to as “Qatalyst Partners”) to determine if Qatalyst Partners was available to serve as financial advisor to HashiCorp and, if so, to negotiate engagement terms. The members of the HashiCorp Board were well acquainted with Qatalyst Partners, and selected Qatalyst Partners based on its qualifications, expertise and reputation, as well as its knowledge of HashiCorp’s business and the industry in which it operates. The HashiCorp Board determined that the M&A Committee would oversee the review of strategic alternatives in light of (1) the potentially significant workload that would be involved in any decision to evaluate or negotiate a sale of HashiCorp or other strategic alternatives; and (2) the possibility that HashiCorp management and HashiCorp’s advisors would need feedback and direction on relatively short notice. This delegation of responsibility was not a result of any potential or actual conflict of interest of any director or officer of HashiCorp. The HashiCorp Board retained the exclusive power and authority to approve the final decision on pursuing a potential sale of HashiCorp. Other members of the HashiCorp Board, including the management members of the HashiCorp Board, were invited to attend future meetings of the M&A Committee. On October 30, 2023, the first trading day after this meeting, our Class A common stock closed trading at a price of $19.65 per share.
In early November 2023, representatives of two financial sponsors separately contacted David McJannet, HashiCorp’s Chief Executive Officer and Chairman, on an unsolicited basis, to express their interest in learning more about HashiCorp’s business.
On November 15, 2023, Mr. McJannet spoke with the Chief Executive Officer of Party A. During this conversation, Mr. McJannet stated, on a non-specific basis, that HashiCorp had received unsolicited inbound interest from potential acquirors. Party A’s Chief Executive Officer expressed interest in discussing a potential strategic transaction.
On November 16, 2023, Mr. McJannet spoke with the Chief Executive Officer of Party B. During this conversation, Mr. McJannet stated, on a non-specific basis, that HashiCorp had received interest from potential acquirors. Party B’s Chief Executive Officer expressed interest in discussing a potential strategic transaction.
On November 17, 2023, the M&A Committee met. Also in attendance were Mr. McJannet, Armon Dadgar, HashiCorp’s Chief Technology Officer and a member of the HashiCorp Board, other members of HashiCorp management and representatives of Wilson Sonsini. Mr. McJannet described his discussions with Party A and Party B, as well as the unsolicited contacts in early November 2023 from the two financial sponsors. The M&A Committee discussed the possibility of (1) engaging further Party A and Party B; and (2) engaging a broader “market check” process and contacting additional counterparties to gauge their interest in acquiring HashiCorp. The M&A Committee determined to recommend that the HashiCorp Board approve contacting additional counterparties in light of the preliminary acquisition interest expressed by Party A, Party B and the two financial sponsors. The M&A Committee authorized Mr. McJannet to continue to engage with Party A and Party B to further assess each party’s interest in an acquisition of HashiCorp. At the meeting, members of HashiCorp management summarized the terms of the engagement letter being negotiated with Qatalyst Partners, and the M&A Committee directed Wilson Sonsini and HashiCorp management to finalize, and enter into, the engagement letter consistent with the terms discussed at the meeting.
On November 20, 2023, Mr. McJannet spoke with a senior executive of Party A at the suggestion of Party A’s Chief Executive Officer. This senior executive expressed interest in learning more about HashiCorp’s business in the context of evaluating Party A’s interest in a potential acquisition of HashiCorp, and requested that HashiCorp and Party A enter into a confidentiality agreement to facilitate further discussions and due diligence.
Also on November 20, 2023, Mr. McJannet spoke again with the Chief Executive Officer of Party B. Mr. McJannet and Party B’s Chief Executive Officer discussed each company’s product portfolio and made plans to meet during the subsequent week.
On November 27, 2023, as directed by the M&A Committee, HashiCorp entered into an engagement letter with Qatalyst Partners.
On November 28, 2023, the HashiCorp Board met, with members of HashiCorp management and representatives of Wilson Sonsini in attendance. The members of HashiCorp management reviewed HashiCorp’s recent and prospective financial and operating performance, including for HashiCorp’s fourth quarter 2024 and full fiscal year 2024 and 2025. The members of HashiCorp management also discussed challenges facing HashiCorp’s business and industry. Mr. McJannet summarized his discussions with Party A and Party B, as well as the unsolicited contacts in early November 2023 from the two financial sponsors. The members of the M&A Committee provided their recommendation to contact additional counterparties concerning an acquisition of HashiCorp. Various risks of such contacts were identified and discussed, including the potential for public speculation that HashiCorp was pursuing a sale, management and employee distraction and other adverse impacts on HashiCorp’s business. It was noted that a broader process was likely to magnify those risks relative to a more narrow, targeted process that focused on the potential counterparties most likely to be interested in, and capable of executing, an acquisition of HashiCorp. In this regard, the members of the HashiCorp Board considered HashiCorp’s size and financial profile, and the challenges for a financial sponsor to seriously consider an acquisition. Further, it was noted that engagement with multiple financial sponsors was likely to occupy a significant amount of time and attention from HashiCorp management but had a questionable probability of yielding a transaction that would be attractive to the HashiCorp Board. The HashiCorp Board directed HashiCorp management, with the assistance of Qatalyst Partners, to (1) continue to engage with Party A and Party B; (2) contact 10 additional strategic counterparties (including IBM), in addition to Party A and Party B, to assess their interest in an acquisition of HashiCorp, which counterparties were chosen based on the HashiCorp Board’s view of their likely interest in, and capability to execute, an acquisition of HashiCorp; and (3) as appropriate, provide due diligence information to interested counterparties. The HashiCorp Board also met in executive session, without members of HashiCorp management (including without the management members of the HashiCorp Board) in attendance, to discuss these matters.
Between November 28, 2023, and December 8, 2023, members of HashiCorp management and representatives of Qatalyst Partners contacted representatives of the 10 strategic counterparties identified by the HashiCorp Board to discuss their interest in exploring an acquisition of HashiCorp, and continued to engage with Party A and Party B. Five of the 10 additional counterparties declined to engage in discussions regarding an acquisition. IBM and the other remaining four strategic counterparties (which we refer to as “Party C,” “Party D,” “Party E” and “Party F,” respectively) requested additional meetings with HashiCorp management to learn more about HashiCorp’s business and product portfolio. HashiCorp had entered into a confidentiality agreement with Party C prior to HashiCorp’s initial public offering in connection with commercial discussions between the parties, which confidentiality agreement did not include a “standstill,” “don’t ask, don’t waive” or similar restriction limiting the ability of Party C to make a proposal to acquire HashiCorp. HashiCorp did not enter into a confidentiality agreement with Party D as part of its discussions with Party D.
On November 30, 2023, HashiCorp entered into a confidentiality agreement with Party A, which confidentiality agreement did not include a “standstill,” “don’t ask, don’t waive” or similar restriction limiting the ability of Party A to make a proposal to acquire HashiCorp.
On December 1, 2023, members of HashiCorp management met with representatives of Party A to provide an overview of HashiCorp’s business and product portfolio.

Also on December 1, 2023, members of HashiCorp management met with representatives of Party B to provide an overview of HashiCorp’s business and product portfolio.
On December 4, 2023, HashiCorp entered into a confidentiality agreement with Party E, which confidentiality agreement did not include a “standstill,” “don’t ask, don’t waive” or similar restriction limiting the ability of Party E to make a proposal to acquire HashiCorp.
On December 5, 2023, HashiCorp entered into a confidentiality agreement with Party B, which confidentiality agreement did not include a “standstill,” “don’t ask, don’t waive” or similar restriction limiting the ability of Party B to make a proposal to acquire HashiCorp.
On December 7, 2023, HashiCorp entered into a confidentiality agreement with IBM, which confidentiality agreement did not include a “standstill,” “don’t ask, don’t waive” or similar restriction limiting the ability of IBM to make a proposal to acquire HashiCorp.
On December 8, 2023, members of HashiCorp management met with representatives of Party B for a more detailed discussion of HashiCorp’s product portfolio.
Also on December 8, 2023, members of HashiCorp management met with representatives of Party E to provide an overview of HashiCorp’s business and product portfolio.
On December 12, 2023, representatives of Party E informed representatives of Qatalyst Partners that Party E was not interested in further considering an acquisition of HashiCorp due to concerns about insufficient synergy opportunities and potential dis-synergies.
On December 14, 2023, the M&A Committee met. Also in attendance were Mr. McJannet, other members of HashiCorp management and representatives of each of Qatalyst Partners and Wilson Sonsini. The representatives of Qatalyst Partners provided an update on the status of discussions with potential acquirors of HashiCorp. The M&A Committee discussed next steps with respect to the process and a potential acquisition of HashiCorp. The members of HashiCorp management presented a draft operating and financial plan for HashiCorp for fiscal years 2024 through 2026, as well as sensitivities for an upside scenario that assumed improved sales productivity and operating margins. The M&A Committee discussed the draft plan and upside scenario, including the underlying sales and operating margin assumptions, and requested that HashiCorp management present the draft plan and upside scenario to the HashiCorp Board for further review and discussion. The M&A Committee directed HashiCorp management and Qatalyst Partners to continue to engage with those counterparties still considering an acquisition of HashiCorp and, as appropriate, to continue to provide these parties with due diligence information, including prospective operating and financial plans for HashiCorp. Subsequently, as part of the meetings and diligence of the counterparties still considering an acquisition as described below, IBM, Party A, Party C, Party D, Party F and Party G were provided a draft operating and financial plan for HashiCorp for fiscal years 2024 through 2026 and an upside scenario, in each case, that reflected updates as of the time of such meetings based on trends in HashiCorp’s business and industry. Party B was not provided a draft operating and financial plan for HashiCorp because it did not request detailed information with respect to HashiCorp’s financial performance as part of its due diligence.
Also on December 14, 2023, at Party B’s request, members of HashiCorp management met with representatives of Party B to provide an overview of HashiCorp’s go-to-market strategy. From time to time over the subsequent month, at Party B’s request, members of HashiCorp management met with representatives of Party B to provide additional information with respect to HashiCorp’s product portfolio.
Also on December 14, 2023, members of HashiCorp management met with representatives of IBM to provide an overview of HashiCorp’s business and product portfolio.
On December 18, 2023, Mr. McJannet held an introductory meeting with representatives of one of the financial sponsors that initially contacted HashiCorp in early November 2023. This discussion was general in nature and focused on publicly available information concerning HashiCorp’s business and industry generally. The parties did not discuss a potential strategic transaction involving HashiCorp. HashiCorp did not enter into a confidentiality agreement with this financial sponsor as part of these discussions.
On December 19, 2023, at Party A’s request, members of HashiCorp management met with representatives of Party A for a more detailed discussion of HashiCorp’s product portfolio.

On December 20, 2023, at IBM’s request, members of HashiCorp management met with representatives of IBM to provide additional information with respect to HashiCorp’s financial performance.
During January 2024, representatives of eight financial sponsors, including the financial sponsor with whom Mr. McJannet met on December 18, 2023, separately contacted members of HashiCorp management and representatives of Qatalyst Partners, on an unsolicited basis, to express a desire to learn more about HashiCorp’s business. None of these financial sponsors submitted a proposal to acquire HashiCorp.
On January 4, 2024, the M&A Committee met. Also in attendance were Messrs. McJannet and Dadgar, other members of HashiCorp management and representatives of Wilson Sonsini. Mr. McJannet provided an update on the status of discussions with potential acquirors of HashiCorp, and reviewed with the M&A Committee illustrative next steps. The members of HashiCorp management provided an update on HashiCorp’s fourth quarter 2024 financial and operating performance to date.
On January 9, 2024, HashiCorp entered into a confidentiality agreement with Party F, which confidentiality agreement did not include a “standstill,” “don’t ask, don’t waive” or similar restriction limiting the ability of Party F to make a proposal to acquire HashiCorp.
On January 11, 2024, members of HashiCorp management met with representatives of Party D to provide an overview of HashiCorp’s business and product portfolio.
Also on January 11, 2024, at Party A’s request, members of HashiCorp management met with representatives of Party A to provide additional information with respect to HashiCorp’s financial performance.
On January 19, 2024, members of HashiCorp management met with representatives of Party C to provide an overview of HashiCorp’s business and product portfolio.
On January 23, 2024, the HashiCorp Board met, with members of HashiCorp management and representatives of each of Qatalyst Partners and Wilson Sonsini in attendance. The members of HashiCorp management reviewed HashiCorp’s recent and prospective financial and operating performance, including HashiCorp’s fourth quarter 2024 performance to date and expectations for the remainder of the fourth quarter and full fiscal year 2024 and 2025. As part of this discussion, the members of HashiCorp management presented a draft long-term operating and financial plan for HashiCorp for fiscal years 2024 through 2029, as well as sensitivities for an upside scenario that assumed improved sales productivity and operating margins. The HashiCorp Board discussed the draft plan and upside scenario, including the underlying sales and operating margin assumptions, as well as business, competitive and industry challenges to achieving the forecasted results. The representatives of Wilson Sonsini reviewed with the members of the HashiCorp Board their fiduciary duties under Delaware law. The representatives of Qatalyst Partners provided an update on the status of discussions with potential acquirors of HashiCorp and noted the separate, unsolicited contacts from financial sponsors. The representatives of Qatalyst Partners reviewed an illustrative timeline and potential next steps with respect to an acquisition of HashiCorp. The representatives of Qatalyst Partners presented preliminary market and valuation perspectives on HashiCorp. As part of its presentation, the representatives of Qatalyst Partners reviewed an illustrative analysis of a “take-private” acquisition of HashiCorp by a financial sponsor, and discussed with the HashiCorp Board the expected challenges for a financial sponsor to execute an acquisition that would yield acceptable returns based on (1) HashiCorp’s financial profile and the size of that acquisition; and (2) the likely difficulties that any financial sponsor would encounter in securing sufficient equity and debt financing for that transaction. Following discussion, the HashiCorp Board (1) directed HashiCorp management and Qatalyst Partners to continue to engage with those strategic counterparties who were still considering an acquisition of HashiCorp; and (2) determined not to engage with financial sponsors based on the belief that such engagement was likely to occupy a significant amount of time and attention from HashiCorp management and could increase the risk of public speculation that HashiCorp was pursuing a sale, but had a low probability of yielding a transaction that would be attractive to the HashiCorp Board. The HashiCorp Board also met in executive session, without members of HashiCorp management (including without the management members of the HashiCorp Board) or representatives of Qatalyst Partners in attendance, to discuss these matters.
On January 26, 2024, representatives of Party D informed representatives of Qatalyst Partners that Party D was not interested in further considering an acquisition of HashiCorp due to a lack of conviction about the merits of the acquisition.

On January 30, 2024, members of HashiCorp management met with representatives of Party F to provide an overview of HashiCorp’s business and product portfolio.
Also on January 30, 2024, representatives of Party A informed representatives of Qatalyst Partners that Party A was not interested in further considering an acquisition of HashiCorp due to concerns about the size of the acquisition and HashiCorp’s growth profile.
On February 5, 2024, IBM delivered a non-binding written proposal to acquire HashiCorp for $29.00 in cash per share of our common stock (which we refer to as the “Initial IBM Proposal”). As part of the Initial IBM Proposal, IBM requested that HashiCorp agree to negotiate exclusively with IBM with respect to a sale of HashiCorp.
Also on February 5, 2024, representatives of Party F informed representatives of Qatalyst Partners that Party F was not interested in further considering an acquisition of HashiCorp due to competing strategic priorities.
Also on February 5, 2024, a senior executive of a strategic counterparty (which we refer to as “Party G”) contacted Mr. McJannet to discuss a potential strategic partnership. A potential acquisition of HashiCorp was not discussed.
On February 6, 2024, the M&A Committee met. Also in attendance were Messrs. McJannet and Dadgar, Susan St. Ledger, HashiCorp’s President, Worldwide Field Operations and a member of the HashiCorp Board, other members of HashiCorp management and representatives of each of Qatalyst Partners and Wilson Sonsini. The representatives of Qatalyst Partners provided an update on the status of discussions with potential acquirors of HashiCorp, including the contact from Party G to Mr. McJannet. The HashiCorp Board discussed the possibility that Party G could be interested in pursuing a potential strategic transaction with HashiCorp. The representatives of Qatalyst Partners presented preliminary financial analyses of the Initial IBM Proposal. The representatives of Wilson Sonsini reviewed with the members of the HashiCorp Board their fiduciary duties under Delaware law. The M&A Committee considered the Initial IBM Proposal in relation to the continued execution of HashiCorp’s business plan as an independent company and the possibility of receiving an acquisition proposal from one or more other potential acquirors. The M&A Committee discussed with HashiCorp management HashiCorp’s recent and prospective operating and financial performance, including planned growth initiatives and the achievability of the long-term operating and financial plan and upside scenarios for HashiCorp reviewed at the meeting of the HashiCorp Board on January 23, 2024. The M&A Committee discussed the expectation that engagement with financial sponsors continued to have a low probability of yielding a transaction that would be attractive to the HashiCorp Board based on the reasons identified at the meeting of the HashiCorp Board on January 23, 2024. The M&A Committee determined to (1) authorize HashiCorp management and Qatalyst Partners to engage with Party G with respect to a potential transaction, if appropriate, and (2) meet again to further discuss the Initial IBM Proposal.
On February 8, 2024, representatives of Party B informed representatives of Qatalyst Partners that Party B was not interested in further considering an acquisition of HashiCorp due to competing strategic priorities.
On February 9, 2024, the M&A Committee met. Also in attendance were Sigal Zarmi, a member of the HashiCorp Board, Messrs. McJannet and Dadgar, Ms. St. Ledger, other members of HashiCorp management and representatives of each of Qatalyst Partners and Wilson Sonsini. The representatives of Qatalyst Partners provided an update on the status of discussions with potential acquirors of HashiCorp. The M&A Committee (1) considered the Initial IBM Proposal in relation to the continued execution of HashiCorp’s business plan as an independent company; and (2) discussed HashiCorp’s recent and prospective operating and financial performance, including expectations regarding HashiCorp’s upcoming announcement of its fourth quarter 2024 results. The M&A Committee considered the possibility of engaging with financial sponsors regarding an acquisition of HashiCorp, and determined not to do so for the reasons previously identified. The M&A Committee instructed Qatalyst Partners to inform IBM that the Initial IBM Proposal was inadequate. The M&A Committee also met in executive session, without members of HashiCorp management or representatives of Qatalyst Partners in attendance, to discuss these matters.
Later on February 9, 2024, representatives of Qatalyst Partners met with representatives of IBM and informed them of the determination of the M&A Committee.

On February 13, 2024, at IBM’s request, HashiCorp provided IBM with a summary of its preliminary fourth quarter 2024 operating and financial results. In the course of discussions over the subsequent weeks, representatives of IBM indicated that they would revert with additional information on IBM’s interest in a potential transaction following HashiCorp’s public announcement of its fourth quarter results.
On February 14, 2024, at Party G’s request, Mr. McJannet met with a senior executive of Party G to discuss a potential commercial relationship between HashiCorp and Party G. The Party G executive also expressed non-specific interest in a potential strategic transaction between Party G and HashiCorp and requested a follow-up meeting.
On February 16, 2024, representatives of Party C informed representatives of Qatalyst Partners that Party C was not interested in further considering an acquisition of HashiCorp, but was interested in continuing discussions with respect to the parties’ commercial and strategic partnership. Thereafter, HashiCorp did not engage further with Party C concerning an acquisition of HashiCorp.
On February 26, 2024, the M&A Committee received customary relationship disclosures from Qatalyst Partners. After receiving these disclosures, the M&A Committee did not identify any potential or actual conflicts that would affect the ability of Qatalyst Partners to fulfill its responsibilities to the HashiCorp Board.
On February 27, 2024, the HashiCorp Board met, with members of HashiCorp management in attendance. An update on the status of discussions with potential acquirors of HashiCorp was provided. The members of HashiCorp management reviewed HashiCorp’s recent and prospective financial and operating performance, including (1) preliminary results for HashiCorp’s fourth quarter 2024; (2) results for HashiCorp’s first quarter 2025 to date; and (3) expectations for the remainder of the first quarter and full fiscal year 2025. HashiCorp management presented a proposed budget for HashiCorp’s fiscal year 2025. The HashiCorp Board also discussed a proposed share repurchase program. Following discussion, the HashiCorp Board approved HashiCorp’s budget for fiscal year 2025. Subsequently, as part of the diligence of the IBM and Party G, the only counterparties still considering an acquisition at that time, IBM and Party G were provided certain prospective financial information included in HashiCorp’s budget for fiscal year 2025.
On March 5, 2024, the HashiCorp Board approved a share repurchase program for up to $250 million of our Class A common stock.
After the close of trading on March 5, 2024, HashiCorp held its earnings call to (1) report fourth quarter and full year financial results for fiscal year 2024; (2) provide financial guidance for the first quarter and full year for fiscal year 2025; and (3) announce the approval of the share repurchase program. Our Class A common stock closed trading at a price of $26.56 per share on March 6, 2024, the first full trading day following this earnings call.
On March 6, 2024, at Party G’s request, Mr. McJannet met with representatives of Party G to discuss Party G’s interest in exploring a potential strategic transaction with HashiCorp. Mr. McJannet referred the representatives of Party G to Qatalyst Partners for any follow-up.
On March 10, 2024, HashiCorp entered into a confidentiality agreement with Party G. The confidentiality agreement with Party G was negotiated from a draft initially provided by representatives of HashiCorp to Party G and contained customary “standstill” provisions restricting Party G from submitting a proposal with respect to the acquisition of HashiCorp without the prior consent of the HashiCorp Board, which restrictions would terminate upon the occurrence of, among other things, HashiCorp’s execution of a definitive agreement providing for the acquisition of more than 50 percent of the voting power of HashiCorp’s outstanding common stock. This confidentiality agreement did not include “don’t ask, don’t waive” provisions prohibiting Party G from requesting that HashiCorp release Party G from its “standstill” restrictions.
On March 11, 2024, members of HashiCorp management met with representatives of Party G to provide an overview of HashiCorp’s business and product portfolio.
On March 12, 2024, members of HashiCorp management met with representatives of Party G to provide an overview of HashiCorp’s financial performance.
On March 14, 2024, representatives of Party G met with Qatalyst Partners to discuss process and timing with respect to a potential strategic transaction with HashiCorp.

On March 15, 2024, IBM delivered a revised non-binding written proposal to acquire HashiCorp for $33.50 in cash per share of our common stock (which we refer to as the “First Revised IBM Proposal”). As part of the First Revised IBM Proposal, IBM requested that HashiCorp agree to negotiate exclusively with IBM with respect to a sale of HashiCorp.
Also on March 15, 2024, Bloomberg published an article reporting that HashiCorp was exploring a sale. Our Class A common stock closed trading at a price of $25.74 per share on March 14, 2024, the day prior to the publication of the Bloomberg article.
Over the course of the two weeks following the publication of the Bloomberg article, five financial sponsors, including the two financial sponsors that had initially contacted HashiCorp in early November 2023, and three of the other financial sponsors that had initially contacted HashiCorp in January 2024, separately contacted members of HashiCorp management and the HashiCorp Board, and representatives of Qatalyst Partners, in each case on an unsolicited basis, to express a desire to learn more about HashiCorp’s business. None of these financial sponsors submitted a proposal to acquire HashiCorp.
On March 17, 2024, the M&A Committee met. Also in attendance were Messrs. McJannet and Dadgar, Mses. Zarmi and St. Ledger, other members of HashiCorp management and representatives of each of Qatalyst Partners and Wilson Sonsini. The representatives of Qatalyst Partners provided an update on the status of discussions with potential acquirors of HashiCorp, including the separate, unsolicited contacts, following the Bloomberg article, from financial sponsors. By this time, of the 13 strategic counterparties with which HashiCorp had engaged regarding their interest in a transaction with HashiCorp, only IBM and Party G were still considering a transaction. The M&A Committee discussed the expectation that Party G would likely require multiple weeks to consider a transaction with HashiCorp, and that Party G had never undertaken a transaction of comparable scale. The M&A Committee noted that engagement with financial sponsors continued to have a low probability of yielding a transaction that would be attractive to the HashiCorp Board, including for the reasons previously identified. The representatives of Qatalyst Partners presented preliminary financial analyses of the First Revised IBM Proposal. The M&A Committee considered the First Revised IBM Proposal in relation to the continued execution of HashiCorp’s business plan as an independent company and discussed the challenges and risks to achieving the financial results implied by the long-term operating and financial plans for HashiCorp and upside scenario sensitivities previously reviewed by the HashiCorp Board. The M&A Committee determined (1) to make a counterproposal to IBM; (2) to inform Party G that discussions with another potential acquirer were progressing rapidly, with the objective of encouraging Party G to submit a transaction proposal; and (3) not to engage with financial sponsors regarding a potential acquisition of HashiCorp. The M&A Committee also met in executive session, without members of HashiCorp management or representatives of Qatalyst Partners in attendance, to discuss these matters. Following the meeting, after considering further input from representatives of Qatalyst Partners, the M&A Committee authorized Qatalyst Partners to make a counterproposal to IBM for the acquisition of HashiCorp at $37.00 in cash per share of our common stock (which we refer to as the “First Counterproposal”).
Later on March 17, 2024, representatives of Qatalyst Partners delivered the First Counterproposal to representatives of IBM.
On March 18, 2024, representatives of IBM informed representatives of Qatalyst Partners that IBM was not willing to acquire HashiCorp at $37.00 in cash per share of our common stock, but that IBM would be making another proposal to acquire HashiCorp.
On March 19, 2024, IBM delivered a revised non-binding written proposal to acquire HashiCorp for $34.50 in cash per share of our common stock (which we refer to as the “Second Revised IBM Proposal”). As part of the Second Revised IBM Proposal, IBM requested that HashiCorp agree to negotiate exclusively with IBM with respect to a sale of HashiCorp.
On March 20, 2024, representatives of Qatalyst Partners met with representatives of Party G to inform Party G that discussions with another potential acquirer were progressing rapidly. In response, the representatives of Party G stated that Party G required approximately one month to complete its internal analysis to consider its interest in a potential acquisition of HashiCorp and that, as a result, it was unlikely Party G would be able to continue substantive discussions regarding a potential transaction on the required timeline if HashiCorp’s discussions with another potential acquirer were progressing rapidly. The representatives of Party G stated that they would contact Qatalyst Partners if Party G was able to accelerate its internal analysis of a transaction. Party G did not subsequently contact Qatalyst Partners in this regard, and HashiCorp and Party G did not engage further concerning an acquisition of HashiCorp thereafter.
Also on March 20, 2024, the M&A Committee met. Also in attendance were Messrs. McJannet and Dadgar, Mses. Zarmi and St. Ledger, other members of HashiCorp management and representatives of each of Qatalyst Partners and Wilson Sonsini. The representatives of Qatalyst Partners provided an update on the status of acquisition discussions with IBM and Party G, and noted the unsolicited contacts, following the Bloomberg article, from financial sponsors. Noting the timing requirements of Party G with respect to a transaction with HashiCorp, the M&A Committee discussed various circumstances in which HashiCorp could re-engage with Party G with respect to a potential acquisition, including if discussions with IBM did not result in a transaction. The representatives of Qatalyst Partners presented preliminary financial analyses of the Second Revised IBM Proposal and shared their belief that IBM could further improve the terms of its acquisition proposal. The representatives of Qatalyst Partners relayed that, in recent discussions not primarily related to HashiCorp, representatives of one of the financial sponsors that had contacted HashiCorp in January 2024 and again in March 2024 had shared their perspective that such financial sponsor would not be able to offer a meaningful premium to the then-current trading price of our Class A common stock (which closed trading at $28.08 per share on March 19, 2024) in an acquisition. The M&A Committee noted that the Second Revised IBM Proposal represented a premium of approximately 23 percent to the trading price of our Class A common stock and a premium of approximately 34 percent to the trading price of our Class A common stock as of March 14, 2024, the last day prior to the publication of the Bloomberg article. The M&A Committee discussed with the representatives of Wilson Sonsini regulatory and closing certainty risks of an acquisition of HashiCorp by IBM, and potential ways to address those risks. The M&A Committee (1) directed Qatalyst Partners to make a counterproposal to IBM at $36.00 in cash per share of our common stock (which we refer to as the “Second Counterproposal”); and (2) determined to continue not to engage with financial sponsors regarding a potential acquisition of HashiCorp. The M&A Committee also met in executive session, without members of HashiCorp management or representatives of Qatalyst Partners in attendance, to discuss these matters.
Later on March 20, 2024, representatives of Qatalyst Partners delivered the Second Counterproposal to representatives of IBM.
On March 21, 2024, representatives of IBM informed representatives of Qatalyst Partners that IBM was not willing to acquire HashiCorp at $36.00 in cash per share of our common stock. The representatives of IBM requested a meeting between Messrs. McJannet and Dadgar and Arvind Krishna, the Chief Executive Officer of IBM, while IBM considered whether to make a counterproposal.
On March 22, 2024, the M&A Committee met. Also in attendance were Messrs. McJannet and Dadgar, Mses. Zarmi and St. Ledger, other members of HashiCorp management and representatives of each of Qatalyst Partners and Wilson Sonsini. The representatives of Qatalyst Partners provided an update on the status of discussions with IBM and the request for Messrs. McJannet and Dadgar to meet with Mr. Krishna. The M&A Committee authorized Messrs. McJannet and Dadgar to meet with Mr. Krishna. In so doing, the M&A Committee instructed Messrs. McJannet and Dadgar not to engage in discussions regarding their potential individual roles or employment arrangements with IBM following an acquisition. The M&A Committee also met in executive session, without members of HashiCorp management or representatives of Qatalyst Partners in attendance, to discuss these matters.
On March 25, 2024, Messrs. McJannet and Dadgar met with Mr. Krishna and Rob Thomas, the Senior Vice President, Software and Chief Commercial Officer of IBM, and discussed HashiCorp’s product portfolio, IBM’s strategic priorities and how HashiCorp could fit within IBM following an acquisition. The terms of a potential acquisition of HashiCorp by IBM were not otherwise discussed.
On March 27, 2024, representatives of IBM informed representatives of Qatalyst Partners that IBM would be submitting a “best and final” proposal to acquire HashiCorp at $35.00 in cash per share of our common stock.
On March 28, 2024, IBM delivered a revised non-binding written proposal to acquire HashiCorp for $35.00 in cash per share of our common stock (which we refer to as the “Final IBM Proposal”). As part of the Final IBM Proposal, IBM requested that HashiCorp agree to negotiate exclusively with IBM with respect to a sale of HashiCorp.

Later on March 28, 2024, the HashiCorp Board met, with members of HashiCorp management and representatives of each of Qatalyst Partners and Wilson Sonsini in attendance. The representatives of Qatalyst Partners provided an update on the status of discussions with IBM, and Messrs. McJannet and Dadgar reported on their discussion with Mr. Krishna. The representatives of Qatalyst Partners relayed that the Final IBM Proposal had been presented as IBM’s “best and final” acquisition proposal. The representatives of Qatalyst Partners presented preliminary financial analyses of the Final IBM Proposal. The representatives of Qatalyst Partners noted the separate, unsolicited contacts from financial sponsors. The HashiCorp Board determined to continue not to engage with financial sponsors regarding a potential acquisition of HashiCorp based on its belief that such engagement would have a low probability of yielding a transaction that would be more attractive than the Final IBM Proposal, including for the reasons previously identified. The HashiCorp Board discussed a draft long-term operating and financial plan for HashiCorp for fiscal years 2025 through 2029, as well as sensitivities for an upside scenario that assumed improved sales productivity and operating margins, in each case that reflected updates based on HashiCorp’s actual results for fourth quarter and full fiscal year 2024, HashiCorp’s budget for fiscal year 2025 previously approved by the HashiCorp Board, and trends in HashiCorp’s business and industry. The HashiCorp Board discussed risks and challenges to achieving the operating and financial results implied by the plan and the upside scenario. Members of HashiCorp management stated that this long-term operating and financial plan reflected their then-current best estimates of the future operational and financial performance of HashiCorp, and that the upside scenario was not likely to be achievable. The HashiCorp Board adopted this long-term operating and financial plan, including for use by Qatalyst Partners for purposes of performing its financial analyses in connection with rendering an opinion to the HashiCorp Board. We refer to this long-term operating and financial plan, as adopted by the HashiCorp Board at this meeting, as the “HashiCorp Long-Term Plan.” Additional information about the preparation and substance of the HashiCorp Long-Term Plan is contained in the section of this proxy statement captioned “—Financial Projections.” After considering (1) the Final IBM Proposal in relation to the operating and financial results implied by the HashiCorp Long-Term Plan, (2) the results of the “market check” process and negotiations with IBM, and (3) its belief as to the low likelihood that engagement with financial sponsors would yield a more attractive acquisition proposal, the HashiCorp Board determined to authorize HashiCorp to negotiate with IBM on an exclusive basis. The HashiCorp Board directed HashiCorp management and Wilson Sonsini to finalize an exclusivity agreement with IBM consistent with the terms discussed at the meeting. The HashiCorp Board also discussed with the representatives of Wilson Sonsini regulatory and closing certainty risks of an acquisition of HashiCorp by IBM, and potential ways to address these risks. The HashiCorp Board also met in executive session, without members of HashiCorp management (including without the management members of the HashiCorp Board) or representatives of Qatalyst Partners in attendance, to discuss these matters.
On March 30, 2024, as authorized by the HashiCorp Board, HashiCorp entered into an exclusivity agreement with IBM in which it committed to negotiate exclusively with IBM with respect to a sale of HashiCorp until April 12, 2024, which date would be extended to April 28, 2024, if IBM confirmed in writing on April 12, 2024, that it remained prepared to negotiate an acquisition of HashiCorp at a price of $35.00 per share of our common stock.
On April 1, 2024, HashiCorp entered into an agreement with IBM that set out the terms and conditions for the exchange of certain commercially sensitive information.
Beginning on April 2, 2024, IBM and its representatives, including Paul, Weiss, Rifkind, Wharton & Garrison LLP, outside legal counsel to IBM (which we refer to as “Paul, Weiss”), were granted access to additional operational and legal due diligence documents and information regarding HashiCorp in a virtual data room to support IBM’s due diligence review of HashiCorp. Over the course of the following three weeks, IBM and its representatives conducted operational, financial, legal, employment, accounting and other due diligence on HashiCorp, and met regularly with members of HashiCorp management and representatives of HashiCorp’s advisors regarding due diligence matters.
On April 5, 2024, the M&A Committee met. Also in attendance were Messrs. McJannet and Dadgar, other members of HashiCorp management and representatives of each of Qatalyst Partners and Wilson Sonsini. The representatives of Qatalyst Partners provided an update on the status of IBM’s due diligence of HashiCorp. It was noted that IBM had requested meetings with a number of HashiCorp’s senior executives, including Messrs. McJannet and Dadgar, as part of its due diligence. The M&A Committee authorized these meetings. In doing so, the M&A Committee instructed these senior executives not to engage in discussions regarding their potential individual roles or employment arrangements with IBM following an acquisition. Messrs. McJannet and Dadgar confirmed that they had not engaged in discussions with IBM on these topics to date. The M&A Committee also met in executive session, without members of HashiCorp management or representatives of Qatalyst Partners in attendance, to discuss these matters.
Later on April 5, 2024, representatives of Paul, Weiss delivered an initial draft of the merger agreement to representatives of Wilson Sonsini. The initial draft of the merger agreement included a termination fee payable by HashiCorp to IBM that was equal to five percent of HashiCorp’s equity value in the transaction if the merger agreement were terminated under certain circumstances. The initial draft of the merger agreement also noted that IBM expected to enter into employment and related agreements with certain unspecified senior executives of HashiCorp in connection with the execution of the merger agreement.
On April 8, 2024, the M&A Committee received customary relationship disclosures from Qatalyst Partners. After receiving these disclosures, the M&A Committee did not identify any potential or actual conflicts that would affect the ability of Qatalyst Partners to fulfill its responsibilities to the HashiCorp Board.
On April 10, 2024, the M&A Committee met. Also in attendance were Messrs. McJannet and Dadgar, Ms. St. Ledger, other members of HashiCorp management and representatives of each of Qatalyst Partners and Wilson Sonsini. The representatives of Qatalyst Partners provided an update on the status of IBM’s due diligence of HashiCorp. The representatives of Wilson Sonsini discussed with the M&A Committee the key terms of the draft merger agreement to be negotiated with IBM, including the terms related to regulatory and closing certainty matters. The M&A Committee also discussed IBM’s request to enter into employment and related agreements with certain of HashiCorp’s senior executives, and concluded to revisit the matter if IBM provided additional information on these requested arrangements. The M&A Committee also met in executive session, without members of HashiCorp management or representatives of Qatalyst Partners in attendance, to discuss these matters.
On April 11, 2024, representatives of Wilson Sonsini delivered a revised draft of the merger agreement to representatives of Paul, Weiss. The revised draft of the merger agreement included a termination fee payable by HashiCorp to IBM that was equal to 2.5 percent of HashiCorp’s equity value in the transaction. Over the subsequent two weeks, representatives of each of IBM and HashiCorp exchanged drafts and negotiated the terms of the merger agreement. Key terms negotiated included: (1) the conditions to each party’s obligations to complete the merger; (2) the efforts required by IBM and HashiCorp to obtain the required regulatory clearances to consummate the merger; (3) the terms of the “no-shop” restrictions applicable to HashiCorp, including the terms pursuant to which HashiCorp would be able to accept a Superior Proposal; (4) the amount of the termination fee payable by HashiCorp and the circumstances in which it would be payable; (5) the circumstances in which the parties could terminate the merger agreement, as well as limitations of the parties’ liability if the merger agreement was terminated; (6) the definition of “material adverse effect”; and (7) the restrictions on the operation of HashiCorp’s business between signing and closing of the merger and related exceptions for matters such as employee retention and compensation.
On April 12, 2024, IBM confirmed in writing to HashiCorp that it remained prepared to negotiate an acquisition of HashiCorp at a price of $35.00 per share of our common stock. As a result, the exclusivity agreement between IBM and HashiCorp remained in effect.
On April 13, 2024, the M&A Committee met. Also in attendance were Messrs. McJannet and Dadgar, Ms. St. Ledger, other members of HashiCorp management and representatives of each of Qatalyst Partners and Wilson Sonsini. The representatives of Qatalyst Partners provided an update on the status of IBM’s due diligence of HashiCorp. The representatives of Wilson Sonsini provided an update on the key terms of the merger agreement being negotiated with IBM. The M&A Committee discussed with the representatives of Wilson Sonsini and HashiCorp management (1) the restrictions on the operation of HashiCorp’s business between signing and closing contemplated by the merger agreement; (2) the need for HashiCorp to retain executives and employees during the pendency of the merger; and (3) the exceptions to the restrictions for employee retention and compensation matters (including retention payments and equity award grants) to be proposed to, and negotiated with, IBM. IBM’s continued request to enter into employment and related agreements with certain of HashiCorp’s senior executives was noted. In addition, the M&A Committee concluded that negotiations over the acquisition of HashiCorp by IBM were sufficiently advanced to warrant allowing Mr. McJannet and the other applicable executives to discuss these arrangements with IBM. The M&A Committee also met in executive session, without members of HashiCorp management or representatives of Qatalyst Partners in attendance, to discuss these matters.

On April 15, 2024, representatives of Paul, Weiss delivered an initial draft of the voting agreement to representatives of Wilson Sonsini. Over the subsequent nine days, representatives of each of IBM and HashiCorp exchanged drafts and negotiated the terms of the voting agreement. Key terms negotiated between the parties included: (1) the stockholders of HashiCorp expected to be party to the voting agreement; (2) the terms of such stockholders’ commitment to vote their shares of our common stock with respect to the adoption of the merger agreements and other related matters; (3) the exceptions to the restrictions on the transfer of shares of our common stock applicable to such stockholders; and (4) the circumstances in which the voting agreement would terminate.
On April 17, 2024, IBM provided preliminary information to HashiCorp related to (1) IBM’s request that HashiCorp’s executives amend certain terms of their applicable change in control and severance agreements such that the completion of the merger would not, in itself, constitute “good reason” that could result in the acceleration of their equity awards and other payments and benefits upon resignation; (2) IBM’s proposed arrangements for the long-term retention of certain HashiCorp executives following the merger; (3) IBM’s proposed arrangements for the short-term retention of certain other HashiCorp executives for a transition period following the merger; and (4) IBM’s request that HashiCorp’s executives enter into non-competition and non-solicitation agreements with IBM that would be effective for a specified period following the merger (all of which arrangements we refer to as the “executive retention and transition arrangements”). As part of the executive retention and transition arrangements, IBM proposed to pay retention payments to certain executives as consideration for (1) their continued employment with IBM following the closing of the merger; (2) the amendment of their change in control and severance agreements; and (3) the entry into non-competition and non-solicitation agreements. The information initially provided by IBM to HashiCorp contemplated that Mr. Dadgar receive a retention payment subject to continued employment with IBM; however, Mr. Dadgar and IBM did not engage in any discussions or negotiations with respect to retention payments for Mr. Dadgar. IBM’s initial information did not contemplate retention payments to Mr. McJannet. Ultimately, Messrs. McJannet and Dadgar and IBM did not engage in discussions or negotiations prior to the execution of the merger agreement with respect to retention payments, and IBM and Messrs. McJannet and Dadgar, prior to the execution of the merger agreement, agreed that neither Messrs. McJannet or Dadgar would receive any such retention payments (other than the continuation of the salary each currently received from HashiCorp). Ms. St. Ledger indicated to IBM that she did not expect to continue her executive role with HashiCorp or IBM following the merger, and IBM did not propose to make retention payments to Ms. St. Ledger. Over the subsequent week, IBM and its representatives negotiated the terms of the executive retention and transition arrangements with the relevant HashiCorp executives and their representatives, including their independent legal counsel. Key terms negotiated included (1) the amount and terms of retention payments proposed to be paid to certain executives; (2) the circumstances in which these retention payments would be accelerated upon termination of such executive’s employment with IBM prior to the applicable retention or transition period; and (3) the circumstances that would constitute a “good reason” resignation under the executive’s applicable change in control and severance agreements. For more information on the terms of the executive retention and transition arrangements, see the section of this proxy statement captioned “—Interests of HashiCorp’s Directors and Executive Officers in the Merger.”
Later on April 17, 2024, the M&A Committee met. Also in attendance were Messrs. McJannet and Dadgar, Mses. Zarmi and St. Ledger, other members of HashiCorp management and representatives of each of Qatalyst Partners and Wilson Sonsini. The representatives of Qatalyst Partners provided an update on the status of IBM’s due diligence of HashiCorp. The representatives of Wilson Sonsini provided an update on negotiations of the merger agreement and the voting agreement, including the terms related to regulatory and closing certainty matters and exceptions to the restrictions on the operation of the business between signing and closing with respect to employee retention and compensation matters. Mr. McJannet provided an update on the executive retention and transition arrangements. The M&A Committee also met in executive session, without members of HashiCorp management or representatives of Qatalyst Partners in attendance, to discuss these matters.
On April 20, 2024, the M&A Committee met. Also in attendance were Ms. Zarmi, Messrs. McJannet and Dadgar, other members of HashiCorp management and representatives of each of Qatalyst Partners and Wilson Sonsini. The representatives of Qatalyst Partners provided an update on the status of IBM’s due diligence of HashiCorp. The representatives of Wilson Sonsini provided an update on negotiations of the merger agreement and the voting agreement. Mr. McJannet provided an update on IBM’s negotiations of the executive retention and transition arrangements with certain of HashiCorp’s senior executives. The M&A Committee also met in executive session, without members of HashiCorp management or representatives of Qatalyst Partners in attendance, to discuss these matters.

On April 23, 2024, the Wall Street Journal published an article reporting that IBM and HashiCorp were in advanced discussions with respect to an acquisition of HashiCorp by IBM. Our Class A common stock closed trading at a price of $24.55 per share on April 22, 2024, the day prior to the publication of the Wall Street Journal article, and closed trading at a price of $29.15 per share on April 23, 2024, following the publication of the Wall Street Journal article.
On April 23, 2024, a representative of a financial sponsor that had previously contacted HashiCorp in January 2024 and again in March 2024 contacted Mr. McJannet on an unsolicited basis to express an interest in exploring a potential strategic transaction and referenced the Wall Street Journal article. This financial sponsor did not submit a proposal to acquire HashiCorp. Mr. McJannet did not engage in substantive discussions with this financial sponsor.
In the morning of April 24, 2024, the HashiCorp Board met, with members of HashiCorp management and representatives of each of Qatalyst Partners and Wilson Sonsini in attendance. The representatives of Qatalyst Partners reviewed the process overseen by the M&A Committee to consider an acquisition of HashiCorp, including the parties contacted and the reasons given by each (other than IBM) for not pursuing an acquisition. It was noted that only IBM had submitted a proposal to acquire HashiCorp. The negotiations with IBM were also reviewed, including the various acquisition proposals made by IBM and the counterproposals made by HashiCorp. The HashiCorp Board reaffirmed its prior conclusion not to pursue discussions with financial sponsors. The representatives of Qatalyst Partners presented Qatalyst Partners’ financial analyses of the merger and confirmed that Qatalyst Partners would be prepared to deliver an opinion, based on the financial analyses presented at the meeting, that the per share price to be received pursuant to, and in accordance with, the terms of the draft merger agreement by the holders of our common stock (other than IBM or any affiliate of IBM) was fair, from a financial point of view, to such stockholders, if and when requested by the HashiCorp Board. The representatives of Qatalyst Partners also provided the HashiCorp Board with customary relationship disclosures, which included disclosures with respect to the fact that Qatalyst Partners had not had any material relationship with IBM pursuant to which compensation was received within the prior two-year period, consistent with the prior disclosures received on April 8, 2024. The HashiCorp Board did not identify any potential or actual conflicts that would affect the ability of Qatalyst Partners to fulfill its responsibilities to the HashiCorp Board in rendering Qatalyst Partners’ opinion. The representatives of Wilson Sonsini reviewed the key terms of the merger agreement and the voting agreement. The key terms of the executive retention and transition arrangements were also reviewed; it was noted in particular that the executive retention and transition arrangements did not provide for compensation or other payments to Messrs. McJannet or Dadgar or Ms. St. Ledger in excess of the amounts to which such individuals were entitled as a result of existing arrangements with HashiCorp. The representatives of Wilson Sonsini reviewed with the members of the HashiCorp Board their fiduciary duties under Delaware law. The HashiCorp Board directed Wilson Sonsini and members of HashiCorp management to finalize the merger agreement and the voting agreement. The HashiCorp Board also met in executive session, without members of HashiCorp management (including without the management members of the HashiCorp Board) or representatives of Qatalyst Partners in attendance, to discuss these matters.
Later on April 24, 2024, representatives of each of Wilson Sonsini and Paul, Weiss finalized the forms of the merger agreement and the voting agreement.
In the afternoon of April 24, 2024, the HashiCorp Board met, with members of HashiCorp management and representatives of each of Qatalyst Partners and Wilson Sonsini in attendance. The final forms of the merger agreement and the voting agreement were provided to, and reviewed with, the HashiCorp Board by representatives of Wilson Sonsini. The representatives of Qatalyst Partners, after reviewing with the HashiCorp Board the financial analyses of the merger discussed with the HashiCorp Board at its meeting earlier in the day, rendered Qatalyst Partners’ oral opinion, subsequently confirmed in writing, that, as of April 24, 2024, and based upon and subject to the various other assumptions, qualifications, limitations and other matters specified by Qatalyst Partners as set forth in the written opinion, the per share consideration of $35.00 in cash to be received by the holders of shares of our common stock (other than IBM or any affiliate of IBM) pursuant to, and in accordance with, the terms of the merger agreement was fair from a financial point of view to such holders, as more fully described in the section of this proxy statement captioned “—Opinion of Qatalyst Partners LP.” The HashiCorp Board, after considering the factors more fully described in the section of this proxy statement captioned “—Recommendation of the HashiCorp Board and Reasons for the Merger,” unanimously adopted resolutions (1) approving and declaring advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement; (2) declaring that it is in the best interests of HashiCorp and our stockholders to enter into the merger agreement and consummate the merger and the other transactions contemplated by the merger agreement on the terms and subject to the conditions set forth in the merger agreement; (3) directing that the adoption of the merger agreement be submitted to a vote at the special meeting; and (4) resolving to recommend that our stockholders adopt the merger agreement. The HashiCorp Board also met in executive session, without members of HashiCorp management (including without the management members of the HashiCorp Board) or representatives of Qatalyst Partners in attendance, to discuss these matters.
Still later on April 24, 2024, the merger agreement, the voting agreement and the employee offer letters and other agreements related to the executive retention and transition arrangements were executed by the applicable parties.
Shortly thereafter, HashiCorp and IBM jointly publicly announced the merger.
Recommendation of the HashiCorp Board and Reasons for the Merger
Recommendation of the HashiCorp Board
On April 24, 2024, the HashiCorp Board unanimously: (1) approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement; and (2) declared that it is in the best interests of HashiCorp and our stockholders that HashiCorp enter into the merger agreement and consummate the merger and the other transactions contemplated by the merger agreement on the terms and subject to the conditions set forth in the merger agreement.
The HashiCorp Board unanimously recommends that you vote: (1) “FOR” the proposal to adopt the merger agreement; (2) “FOR” the proposal to approve, on a non-binding, advisory basis, compensation that will or may become payable by HashiCorp to our named executive officers in connection with the merger; and (3) “FOR” the proposal to adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Reasons for the Merger
In evaluating the merger agreement and the merger, the HashiCorp Board consulted with members of HashiCorp management, as well as representatives of each of Wilson Sonsini and Qatalyst Partners. In recommending that our stockholders vote “FOR” the adoption of the merger agreement, the HashiCorp Board considered and analyzed a number of factors, including the factors summarized below (which factors are not necessarily exhaustive or presented in order of relative importance). Based on this, the HashiCorp Board concluded that entering into the merger agreement was advisable and in the best interests of HashiCorp and our stockholders.
The HashiCorp Board believed that the following material factors and benefits supported its determination and recommendation:
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Business, Financial Condition, Prospects and Execution Risks. The HashiCorp Board’s assessment of the then-current and historical financial condition, results of operations, business and competitive positioning of HashiCorp. As part of this analysis, the HashiCorp Board considered HashiCorp management’s business plans and strategies, including the HashiCorp Long-Term Plan, and the potential opportunities that these plans and strategies presented against, among other things, various execution and other risks and challenges to achieving the HashiCorp Long-Term Plan. Additional information about the preparation and substance of the HashiCorp Long-Term Plan is contained in the section of this proxy statement captioned “— Financial Projections.” Among the potential risks and challenges identified by the HashiCorp Board were:

○	Our prospects and competitive position as an independent public company. In this regard, the HashiCorp Board considered:
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the expectation of our stockholders that we transition to profitability in the near term and the practical impact of this commitment—including the expectation of our stockholders that we achieve this commitment—on our ability to make investments in product development, our go-to-market functions and other areas of our business at levels that we believed would be sufficient to advance our business and remain competitive;

•	other challenges to improving our operating margins and achieving profitability;
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competition from larger companies, including large cloud service providers (often referred to as hyperscalers), that have greater scale and resources than we do and greater flexibility to make investments in competitive product development while maintaining profitability;

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the ability of hyperscalers to subsidize competitive product offerings (including by giving those products away for free) through revenues received from their broader portfolio of products and services;

•	the rapid technological change, frequent new product and service introductions and enhancements, changing customer demands and evolving standards that characterize our industry;
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the challenges to acquiring new customers and retaining our existing customers, including challenges to increasing productivity and capacity of our sales force and competition from hyperscalers and other companies in our ecosystem that have established relationships with our potential and existing customers; and

•	the other risk factors and uncertainties described in our other filings with the SEC, as listed in the section of this proxy statement captioned “Where You Can Find More Information.”
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Market volatility and the current and prospective business environment in which we operate, including macroeconomic headwinds facing us and our industry more generally and the impact of changed economic circumstances on key customer segments, and the impact of this environment on the ability of HashiCorp management to successfully execute our business plan.

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The historical market prices, volatility and trading information with respect to shares of our Class A common stock, and the likely negative impact on the price of our Class A common stock if we did not achieve our commitment to transition to profitability in the near term.

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The need to attract and retain talented senior management to execute our business plan. The HashiCorp Board considered organizational and management changes that might be appropriate if we were to remain an independent public company, and the potential costs and operational disruption that could result from those changes, including the possible impact on the price of our Class A common stock.

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Results of Strategic Review Process. The merger being the result of a reasoned, fully-informed process overseen by the M&A Committee and the HashiCorp Board. Among the process considerations identified by the HashiCorp Board were:

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HashiCorp, through its representatives, engaged 13 potential acquirors (including IBM) concerning their interest in participating in an acquisition of HashiCorp, of which eight engaged in substantive discussions and/or due diligence with respect to a potential acquisition of HashiCorp. The HashiCorp Board considered the nature of the engagement by each of these potential acquirors, and that, of these potential acquirors, only IBM made a proposal for an acquisition of HashiCorp. The HashiCorp Board also considered the potential negative effects that a further extended or expanded sale process might have on our business, including as the result of the further distraction of HashiCorp management. For more information on this process, see the section of this proxy statement captioned “—Background of the Merger.”

○	The press reports beginning on March 15, 2024, that HashiCorp was exploring a possible sale.
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Our rights under the merger agreement to respond to unsolicited acquisition proposals from third parties, and, subject to compliance with the terms of the merger agreement, to terminate the merger agreement to accept a superior offer from a third party.

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Cash Consideration and Certainty of Value. The consideration to be received by our stockholders in the merger consists entirely of cash. The receipt of cash consideration provides HashiCorp stockholders with certainty of value and liquidity upon the consummation of the merger, while eliminating risks and uncertainties related to the continued execution of HashiCorp’s business and financial markets generally.

•
Negotiations with IBM. The fact that HashiCorp negotiated vigorously with IBM with respect to price and other terms of the merger agreement, including obtaining a price increase from IBM’s initial offer price of $29.00 per share of our common stock to $35.00 per share of our common stock, which the HashiCorp Board believed represented the highest price that IBM was willing to pay.

•
Best Value Reasonably Obtainable. The HashiCorp Board’s belief that the per share price represents the best value reasonably obtainable for the shares of our common stock, taking into account the HashiCorp Board’s familiarity with our business, operations, prospects, business strategy, assets, liabilities and general financial condition on a historical and prospective basis. In addition, the HashiCorp Board believed that, measured against our longer-term execution risks, the per share price reflects a fair and favorable price for the shares of our common stock. The HashiCorp Board also considered that the per share price constitutes a premium of approximately 43 percent over HashiCorp’s closing stock price on April 22, 2024, the last day prior to media reports that IBM was nearing an acquisition of HashiCorp.

•
Potential Strategic Alternatives. The HashiCorp Board’s assessment that none of the possible alternatives to the merger (including the possibility of continuing to operate HashiCorp as an independent public company or pursuing a different transaction, and the desirability and perceived risks of those alternatives, as well as the potential benefits and risks to our stockholders of those alternatives and the timing and likelihood of effecting such alternatives) was reasonably likely to present superior opportunities for us to create greater value for our stockholders, taking into account execution risks as well as business, competitive, financial, industry, legal, market and regulatory risks.

•
Fairness Opinion of Qatalyst Partners. The oral opinion of Qatalyst Partners, subsequently confirmed in writing, delivered to the HashiCorp Board stating that as of April 24, 2024, based upon and subject to the various assumptions, qualifications, limitations and other matters set forth in the opinion, the merger consideration of $35.00 in cash to be received pursuant to, and in accordance with, the terms of the merger agreement by the holders of shares of our common stock (other than IBM or any affiliate of IBM) was fair from a financial point of view to such stockholders. The opinion is more fully described in the section of this proxy statement captioned “—Opinion of Qatalyst Partners LP,” and the full text of the opinion is attached as Annex B to this proxy statement.

•	Terms of the Merger Agreement. The terms of the merger agreement, which was the product of robust, arm’s-length negotiations. In this regard, the factors considered by the HashiCorp Board included:
○	Our ability, under certain circumstances, to respond to third parties regarding unsolicited alternative acquisition proposals.
○	The HashiCorp Board’s belief that the terms of the merger agreement would not preclude third parties from making a superior proposal.
○	The HashiCorp Board’s ability, under certain circumstances, to withdraw or modify its recommendation that our stockholders vote in favor of the adoption of the merger agreement.
○
Our ability, under certain circumstances, to terminate the merger agreement to enter into an alternative acquisition agreement with respect to a superior proposal. In that regard, the HashiCorp Board believed that the termination fee payable by us in such instance was reasonable, consistent with or below similar fees payable in comparable transactions, and not preclusive of other offers.

○	The conditions to IBM’s obligation to consummate the merger and the likelihood they would be satisfied.
○	Our ability to conduct business in the ordinary course prior to the consummation of the merger, subject to the restrictions (and exceptions to those restrictions) under the merger agreement.
○	Our ability to specifically enforce IBM’s obligation to cause the merger to be consummated in certain circumstances.
•
Retention of Key Employees. The HashiCorp Board’s belief that transition and retention plans that with respect to certain of its employees in connection with the merger could help assure the continuity of management, and increase the likelihood of the successful operation of HashiCorp during the pendency of the merger. For further information on these arrangements, see the section of this proxy statement captioned “—Interests of HashiCorp’s Directors and Executive Officers in the Merger.”
•
Reasonable Likelihood of Consummation. The HashiCorp Board’s belief that an acquisition by IBM has a reasonable likelihood of closing. Further, IBM’s stockholders are not required to approve the merger and IBM possesses sufficient cash resources to fund the entire purchase price without having to rely on third-party debt or equity financing.

•
Business Reputation of IBM. The HashiCorp Board’s assessment that the business reputation and financial resources of IBM supported the conclusion that a transaction with IBM was reasonably likely to be consummated successfully and in an expedited manner.

•
Appraisal Rights. The appraisal rights in connection with the merger available to our stockholders who do not vote in favor of the adoption of the merger agreement and properly exercise their appraisal rights under the DGCL.

The HashiCorp Board also considered a number of uncertainties and risks and other potentially negative factors related to its recommendation, including the following:
•
Uncertain Regulatory Approval Process. The possibility that regulatory agencies may delay, object to or challenge the merger or may seek to impose terms and conditions on their approvals that are not acceptable to IBM and that could ultimately result in the merger not being consummated. In this regard, the HashiCorp Board was aware that the regulatory approval process could be prolonged and could have an impact on our business. Further, IBM would not owe any compensation to HashiCorp if the merger cannot be completed for regulatory reasons. For a more complete description of IBM’s obligations to obtain required regulatory approvals, see the section of this proxy statement captioned “The Merger Agreement—Efforts to Complete the Merger.”

•
Risks Associated with Failure to Consummate the Merger. The possibility that the merger might not be consummated, and if it is not consummated, that: (1) our directors, senior management and other employees will have expended extensive time and effort and will have experienced significant distractions from their work on behalf of HashiCorp during the pendency of the merger; (2) we will have incurred significant transaction and other costs; (3) our business relationships with current or prospective customers, business partners, employees and investors may be adversely affected, which could cause an adverse impact on our operating results; (4) a failed transaction could damage our brand and our reputation with our customers and other business partners; (5) the trading price of our Class A common stock could be adversely affected; and (6) the contractual and legal remedies available to us if IBM were to seek to terminate the merger agreement or abandon the merger may be insufficient from a variety of perspectives, costly to pursue, or both.

•
No Stockholder Participation in Future Growth or Earnings. The nature of the merger as a cash transaction means that our stockholders will not participate in our future earnings or growth and will not benefit from any appreciation in value of the surviving corporation following the merger. In this regard, the HashiCorp Board considered the other potential alternative strategies available to us as an independent public company, which, despite significant uncertainty, could have the potential to result in a more successful and valuable company.

•	No Ability to Solicit an Alternative Transaction. The restrictions in the merger agreement on our ability to solicit alternative acquisition proposals.
•
Termination Fee Payable by HashiCorp. The requirement that we pay IBM a termination fee of $264,200,000 under certain circumstances following termination of the merger agreement, including if the HashiCorp Board terminates the merger agreement to accept a superior proposal. The HashiCorp Board considered the potentially dampening effect that this termination fee could have on a third party’s interest in making a proposal to acquire HashiCorp.

•
Impact of Interim Restrictions on HashiCorp’s Business Pending the Completion of the Merger. The restrictions in the merger agreement on the conduct of our business prior to the consummation of the merger, which may delay or prevent us from undertaking strategic initiatives before the completion of the merger that, absent the merger agreement, we might have pursued.

•
Effects of the Announcement of the Merger. The effects of the public announcement of the merger, including the: (1) effects on our employees, customers, partners, suppliers, vendors, operating results and stock price; (2) impact on our ability to attract and retain management, sales and marketing and technical personnel; and (3) potential for litigation in connection with the merger.

•
Taxable Consideration. The receipt of cash in exchange for shares of our common stock in the merger will generally be a taxable transaction for U.S. federal income tax purposes for our stockholders that are U.S. persons.

•
Interests of HashiCorp’s Directors and Executive Officers. Interests that our directors and executive officers may have in the merger, which may be different from, or in addition to, those of our other stockholders, as described in the section of this proxy statement captioned “—Interests of HashiCorp’s Directors and Executive Officers in the Merger.”

•
Costs and Time Required. The significant costs involved in connection with entering into the merger agreement and consummating the merger (many of which are payable whether or not the merger is consummated) and the substantial time and effort required of HashiCorp management to enter into the merger agreement and complete the merger.

This discussion is not meant to be exhaustive. Rather, it summarizes the material considerations and analyses evaluated by the HashiCorp Board in its consideration of the merger, and such considerations and analyses are not necessarily presented in order of importance. After considering these and other factors, the HashiCorp Board concluded that the potential benefits of entering into the merger agreement outweighed the potential uncertainties and risks. In light of the variety of factors considered by the HashiCorp Board and the complexity of these factors, the HashiCorp Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the foregoing factors in reaching its determination and recommendations. Moreover, each member of the HashiCorp Board applied his or her own personal business judgment to the process and may have assigned different relative weights to the different factors. The HashiCorp Board adopted and approved the merger agreement based upon the totality of the information presented to, and considered by, the HashiCorp Board. The explanation of the factors and reasoning set forth above may contain forward-looking statements, which should be read in conjunction with the section of this proxy statement captioned “Forward-Looking Statements.”
Opinion of Qatalyst Partners LP
HashiCorp retained Qatalyst Partners to act as its financial advisor in connection with a potential transaction such as the merger and to evaluate whether the merger consideration to be received pursuant to, and in accordance with, the terms of the merger agreement by the holders of shares of our common stock (other than IBM or any affiliate of IBM) was fair, from a financial point of view, to such holders. HashiCorp selected Qatalyst Partners to act as HashiCorp’s financial advisor based on Qatalyst Partners’ long-standing relationship with HashiCorp as well as Qatalyst Partners’ extensive expertise, knowledge of the industry in which HashiCorp operates and experience advising technology companies in connection with potential strategic transactions. Qatalyst Partners has provided its written consent to the reproduction of its opinion in this proxy statement. At the meeting of the HashiCorp Board on April 24, 2024, Qatalyst Partners rendered to the HashiCorp Board its oral opinion, subsequently confirmed in writing, to the effect that, as of the date thereof and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth therein, the merger consideration to be received pursuant to, and in accordance with, the terms of the merger agreement by the holders of shares of our common stock (other than IBM or any affiliate of IBM) was fair, from a financial point of view, to such holders. Qatalyst Partners delivered its written opinion, dated April 24, 2024, to the HashiCorp Board following the meeting of the HashiCorp Board.
The full text of Qatalyst Partners’ written opinion, dated April 24, 2024, is attached to this proxy statement as Annex B and is incorporated by reference. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by Qatalyst Partners in rendering its opinion. Holders of shares of our common stock should read the opinion carefully in its entirety. Qatalyst Partners’ opinion was provided to the HashiCorp Board and addresses only, as of the date of the opinion, the fairness, from a financial point of view, of the merger consideration to be received pursuant to, and in accordance with, the terms of the merger agreement by the holders of shares of our common stock (other than IBM or any affiliate of IBM), to such holders, and it does not address any other aspect of the merger. It does not constitute a recommendation as to how any holder of shares of our common stock should vote with respect to the merger or any other matter and does not in any manner address the price at which shares of our common stock will trade or otherwise be transferable at any time. The summary of Qatalyst Partners’ opinion set forth herein is qualified in its entirety by reference to the full text of the opinion, which is attached to this proxy statement as Annex B.
In arriving at its opinion, Qatalyst Partners reviewed a draft of the merger agreement, certain related documents and certain publicly available financial statements and other business and financial information of HashiCorp. Qatalyst Partners also reviewed the Financial Projections (as defined in the section of this proxy statement captioned “The Merger—Financial Projections.” Additionally, Qatalyst Partners discussed the past and current operations and financial condition and the prospects of HashiCorp with senior management of HashiCorp. Qatalyst Partners also reviewed the historical market prices and trading activity for HashiCorp’s Class A common stock and compared the financial performance of HashiCorp and the prices and trading activity of HashiCorp’s Class A common stock with that of certain other selected publicly-traded companies and their securities. In addition, Qatalyst Partners reviewed the financial terms, to the extent publicly available, of selected acquisition transactions and performed such other analyses, reviewed such other information and considered such other factors as Qatalyst Partners deemed appropriate.
In arriving at its opinion, Qatalyst Partners assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to, or discussed with, Qatalyst Partners by HashiCorp. With respect to the Financial Projections, Qatalyst Partners was advised by the management of HashiCorp, and Qatalyst Partners assumed based on discussions with the management of HashiCorp and the HashiCorp Board, that the Financial Projections had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of HashiCorp of the future financial performance of HashiCorp and other matters covered thereby. Qatalyst Partners expressed no view as to the Financial Projections or the assumptions on which they were based. Qatalyst Partners assumed that the terms of the draft merger agreement reviewed by Qatalyst Partners would not differ materially from the final executed merger agreement, and that the merger will be consummated in accordance with the terms set forth in the merger agreement, without any modification, waiver or delay. In addition, Qatalyst Partners assumed that in connection with the receipt of all the necessary approvals of the merger, no delays, limitations, conditions or restrictions will be imposed that could have an adverse effect on HashiCorp or the contemplated benefits expected to be derived in the merger. Qatalyst Partners did not make any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of HashiCorp or its affiliates, nor was Qatalyst Partners furnished with any such evaluation or appraisal. In addition, Qatalyst Partners relied, without independent verification, upon the assessment of the management of HashiCorp as to the existing and future technology and products of HashiCorp and the risks associated with such technology and products. Qatalyst Partners’ opinion has been approved by its opinion committee in accordance with its customary practice.
Qatalyst Partners’ opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion. Events occurring after the date of the opinion may affect Qatalyst Partners’ opinion and the assumptions used in preparing it, and Qatalyst Partners has not assumed any obligation to update, revise or reaffirm its opinion. Qatalyst Partners’ opinion does not address the underlying business decision of HashiCorp to engage in the merger, or the relative merits of the merger as compared to any strategic alternatives that may be available to HashiCorp. Qatalyst Partners’ opinion is limited to the fairness, from a financial point of view, of the merger consideration to be received pursuant to, and in accordance with, the terms of the merger agreement by the holders of shares of our common stock (other than IBM or any affiliate of IBM), and Qatalyst Partners expressed no opinion with respect to the fairness of (i) the amount or nature of the compensation to any of the officers, directors or employees of HashiCorp or any of its affiliates, or any class of such persons, relative to such consideration; (ii) the allocation of the aggregate consideration to be paid to holders between the holders of HashiCorp’s Class A common stock and the holders of

Class B common stock or the relative fairness of the merger consideration to the holders or (iii) the voting rights associated with the Class B common stock or any governance or other rights of the holders thereof (and Qatalyst Partners has not taken any such rights into account in its analysis).
The following is a brief summary of the material analyses performed by Qatalyst Partners in connection with its opinion dated April 24, 2024. The analyses and factors described below must be considered as a whole; considering any portion of such analyses or factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Qatalyst Partners’ opinion. For purposes of its analyses, Qatalyst Partners utilized both the Financial Projections, described in the section of this proxy statement captioned “The Merger—Financial Projections,” and third-party research analyst consensus estimates as of April 23, 2024 (which we refer to as the “Street Estimates”). Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by Qatalyst Partners, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Qatalyst Partners’ financial analyses.
Discounted Cash Flow Analysis
Qatalyst Partners performed an illustrative discounted cash flow analysis, which is designed to imply a range of potential per-share present values for our common stock as of January 31, 2024 (which is the end of HashiCorp’s most recent completed fiscal quarter and most recent publicly available balance sheet date), by:
•	adding:
(a)
the implied net present value of the estimated future unlevered free cash flows (which we refer to as “UFCF”) of HashiCorp, based on the Financial Projections for the fiscal year 2025 through fiscal year 2028 (which implied present value was calculated using a range of discount rates of 13.0% to 16.5%, based on an estimated weighted average cost of capital for HashiCorp);

(b)
the implied net present value of a corresponding terminal value of HashiCorp, calculated by multiplying HashiCorp’s estimated UFCF in fiscal year 2029 of approximately $282 million, based on the Financial Projections (assuming a long-term effective tax rate of 21%, as provided by management of HashiCorp), by a range of fully diluted enterprise value to next-twelve-months’ estimated UFCF multiples of 30.0x to 40.0x (which were chosen based on Qatalyst Partners’ professional judgment and experience), and discounted to present value using the same range of discount rates used in item (a) above;

(c)	the net cash of HashiCorp as of January 31, 2024, as disclosed in HashiCorp’s Annual Report on Form 10-K for the year ended January 31, 2024; and
(d)
the implied net present value of estimated federal tax savings due to its net operating losses for the fiscal years 2029 and beyond, as provided by management of HashiCorp, discounted to present value using the same range of discount rates used in item (a) above; and

•
dividing the resulting amount by the number of fully diluted shares of our common stock outstanding (calculated using the treasury stock method), taking into account the restricted stock units, performance-based restricted stock units and in-the-money stock options as of April 22, 2024, all as provided by management of HashiCorp, with each of the above-referenced estimated future UFCFs, terminal value and federal tax savings due to net operating losses for the fiscal years 2029 and beyond having also been adjusted for the degree of estimated dilution to current stockholders through each respective applicable period (which totaled approximately 16% in the case of the terminal value) due to the estimated net effects of equity issuances and cancellations related to future equity compensation, based on estimates of future dilution provided by management of HashiCorp.

Based on the calculations set forth above, this analysis implied a range of values for our common stock of approximately $25.78 to $35.11 per share.
Selected Companies Analysis
Qatalyst Partners reviewed and compared selected financial information and public market multiples for HashiCorp with publicly available financial information and public market multiples for selected companies. The companies used in this comparison were those companies listed below, which were selected by Qatalyst Partners in its professional judgment, based on factors including that they are publicly traded companies in similar lines of business to HashiCorp, have a similar business model, have similar financial performance or have other relevant or similar characteristics.
Based upon third-party research analyst consensus estimates as of April 23, 2024, and using the closing prices as of April 23, 2024, for shares of the selected companies, Qatalyst Partners calculated, among other things, the fully diluted enterprise value divided by the estimated consensus revenue for calendar year 2024 (which we refer to as the “CY24E revenue multiples”), for each of the selected companies, as shown below:
Selected Infrastructure Software Companies	CY2024E Revenue Multiple
Gitlab Inc.	11.9x
CyberArk Software Ltd.	10.9x
Confluent, Inc.	9.9x
JFrog Ltd.	9.8x
Dynatrace, Inc.	8.4x
Elastic N.V. Inc.	7.7x
Tenable Holdings, Inc.	6.5x
UiPath, Inc.	6.5x
Okta, Inc.	6.4x
DigitalOcean Holdings, Inc.	5.8x
PagerDuty, Inc.	4.4x
Selected Profitable Software Companies	CY2024E Revenue Multiple
ServiceNow Inc.	13.9x
Palo Alto Networks, Inc.	11.7x
Adobe Inc.	9.8x
Workday, Inc.	8.0x
Salesforce, Inc.	7.2x
Based on an analysis of the CY2024E revenue multiples for the selected companies and the application of its professional judgment, Qatalyst Partners selected a representative multiple range of 5.0x to 8.0x. For purposes of this analysis, Qatalyst Partners used HashiCorp’s fiscal year ending January 31, 2025, as a proxy for calendar year 2024.
Qatalyst Partners then applied this range to HashiCorp’s estimated revenue for calendar year 2024, based on the Financial Projections and based on the Street Estimates. Based on the fully diluted shares of our common stock outstanding as of April 22, 2024 (calculated utilizing the same methodology as used in the above discounted cash flow analysis), this analysis implied (1) a range of values for HashiCorp common stock of approximately $21.15 to $30.32 per share based on the Financial Projections and (2) a range of values for HashiCorp common stock of approximately $20.61 to $29.45 per share based on the Street Estimates.
No company included in the selected companies analysis is identical to HashiCorp. In evaluating the selected companies, Qatalyst Partners made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters. Many of these matters are beyond the control of HashiCorp, such as the impact of competition on HashiCorp’s business or the industry in general, industry growth and the absence of any material adverse change in HashiCorp’s financial condition and prospects or the industry or in the financial markets in general. Individual multiples or mathematical analysis, such as determining the arithmetic mean, median, or the high or low, is not in itself a meaningful method of using selected company data.
Selected Transactions Analysis
Qatalyst Partners compared 76 selected public company transactions, including transactions involving companies participating in similar lines of business to HashiCorp or with similar business models, similar financial performance or other relevant or similar characteristics.

For each of the selected transactions listed below, Qatalyst Partners reviewed, among other things, (1) the implied fully diluted enterprise value of the target company as a multiple of last-twelve-months’ revenue of the target company (which we refer to as the “LTM revenue multiples”) and (2) the implied fully diluted enterprise value of the target company as a multiple of third-party research analyst consensus estimates of the next-twelve-months’ revenue of the target company (which we refer to as the “NTM revenue multiples”).
Announcement Date	Target	Acquiror	LTM Revenue Multiple	NTM Revenue Multiple
02/15/24	Altium Limited	Renesas Electronics Corporation	20.4x	16.4x
01/16/24	Ansys, Inc.	Synopsys, Inc.	16.1x	14.5x
04/11/22	SailPoint Technologies Holdings, Inc.	Thoma Bravo, L.P.	15.7x	13.3x
06/06/22	Anaplan, Inc.	Thoma Bravo, L.P.	16.0x	12.8x
10/15/18	SendGrid, Inc.	Twilio Inc.	14.3x	11.5x
06/10/19	Tableau Software, Inc	salesforce.com, inc.	13.2x	10.9x
07/26/21	Medallia, Inc.	Thoma Bravo, L.P.	13.0x	10.8x
09/18/14	Concur Technologies, Inc.	SAP America, Inc.	12.6x	10.2x
08/18/11	Autonomy Corporation plc	HP Inc.	11.8x	9.6x
04/26/21	Proofpoint, Inc.	Thoma Bravo, L.P.	10.8x	9.4x
10/28/18	Red Hat, Inc.	IBM	10.8x	9.3x
04/22/24	Matterport, Inc.	CoStar Group, Inc.	10.3x	9.3x
08/08/22	Avalara, Inc.	Vista Equity Partners	10.7x	8.8x
08/19/21	Inovalon Holdings, Inc.	Nordic Capital	10.0x	8.8x
12/07/21	Mimecast Ltd	Permira	10.0x	8.8x
10/23/23	EngageSmart, Inc.	Vista Equity Partners	10.6x	8.8x
12/12/22	Coupa Software Inc.	Thoma Bravo, L.P.	9.8x	8.4x
03/08/21	Pluralsight, Inc.	Vista Equity Partners	9.8x	8.4x
10/11/22	ForgeRock, Inc.	Thoma Bravo, L.P.	10.5x	8.4x
02/04/19	Ultimate Software Group, Inc.	Investor group led by Hellman and Friedman	10.0x	8.4x
04/11/22	Datto, Inc.	KaseyaLtd and Insight Partners	9.7x	8.3x
01/29/18	Callidus Software Inc.	SAP SE	9.8x	8.3x
12/21/20	RealPage, Inc.	Thoma Bravo, L.P.	9.1x	8.2x
12/17/17	Aconex Limited	Oracle Corp	9.4x	8.1x
08/22/19	Carbon Black, Inc.	VMware, Inc.	9.2x	8.0x
08/03/22	Ping Identity Corp.	Thoma Bravo, L.P.	8.9x	8.0x
09/28/22	BTRS Holdings Inc.	EQT X Fund	9.7x	7.9x
05/22/12	Ariba, Inc.	SAP SE	8.8x	7.8x
06/12/19	Medidata, Inc.	Dassault Systèmes SE	8.8x	7.5x
03/10/21	Talend S.A.	Thoma Bravo, L.P.	8.5x	7.4x
09/21/23	Splunk Inc.	Cisco Systems, Inc.	7.7x	7.1x
03/13/23	Qualtrics International Inc.	Silver Lake Technology Management, LLC and Canada Pension Plan Investment Board	8.0x	7.1x
01/09/23	Duck Creek Technologies, Inc.	Vista Equity Partners	7.7x	7.0x
11/11/18	Apptio Inc.	Vista Equity Partners	8.1x	7.0x
12/20/13	Responsys, Inc.	Oracle Corp	8.1x	6.9x
02/12/19	Ellie Mae, Inc.	Thoma Bravo, L.P.	7.0x	6.8x
12/24/18	MINDBODY, Inc.	Vista Equity Partners	7.8x	6.7x
04/18/16	Cvent, Inc.	Vista Equity Partners	8.0x	6.5x
03/14/23	Cvent, Inc.	Blackstone Inc.	7.6x	6.5x
06/04/13	ExactTarget, Inc.	Salesforce, Inc.	7.9x	6.5x

Announcement Date	Target	Acquiror	LTM Revenue Multiple	NTM Revenue Multiple
12/04/19	Instructure Holdings, Inc.	Thoma Bravo, L.P.	7.7x	6.5x
08/01/16	Fleetmatics Group Limited	Verizon Communications Inc.	7.6x	6.3x
10/24/11	RightNow Technologies, Inc.	Oracle Corp	7.4x	6.2x
08/05/21	Cornerstone OnDemand, Inc.	Clearlake Capital Group, L.P.	6.3x	5.9x
12/01/21	Blue Prism Group Plc	SS&C Technologies Holdings, Inc.	7.2x	5.8x
07/31/23	New Relic, Inc.	Francisco Partners Management, L.P. and TPG Capital, L.P.	6.4x	5.8x
02/09/12	Taleo Corporation	Oracle Corp	6.3x	5.3x
10/03/18	Hortonworks, Inc.	Cloudera, Inc.	6.4x	5.3x
10/27/22	UserTesting, Inc.	Thoma Bravo, L.P.	6.2x	5.3x
06/28/21	QAD Inc.	Thoma Bravo, L.P.	5.8x	5.3x
06/01/21	Cloudera, Inc.	Kohlberg Kravis Roberts & Co. L.P. and Clayton, Dubilier & Rice, LLC	5.5x	5.2x
05/26/22	VMware, Inc.	Broadcom Inc.	5.4x	5.1x
10/10/18	Imperva, Inc.	Thoma Bravo, L.P.	5.4x	5.1x
01/31/22	Citrix Systems, Inc.	Evergreen Coast Capital and Vista Equity Partners	5.2x	5.1x
10/14/19	Sophos Group PLC	Thoma Bravo, L.P.	5.5x	5.0x
12/23/18	MYOB Group Ltd.	Kohlberg Kravis Roberts & Co. L.P.	5.4x	4.9x
04/08/24	Model N, Inc.	Vista Equity Partners	5.0x	4.8x
10/23/17	BroadSoft, Inc.	Cisco Systems Inc	5.3x	4.6x
10/29/12	OPNET Technologies, Inc.	Riverbed Technology Inc	5.1x	4.4x
12/18/23	Alteryx, Inc.	Clearlake Capital Group, L.P. and Insight Partners	4.7x	4.2x
02/09/23	Sumo Logic, Inc.	Francisco Partners	4.9x	4.2x
06/15/15	Dealertrack Technologies, Inc.	Cox Automotive, Inc.	4.9x	4.1x
11/11/18	athenahealth, Inc.	Veritas Capital and Elliott Investment Management L.P.	4.3x	3.9x
03/01/24	Everbridge, Inc.	Thoma Bravo, L.P.	4.0x	3.9x
11/27/17	Barracuda Networks, Inc.	Thoma Bravo, L.P.	3.8x	3.6x
05/18/16	inContact, Inc.	NICE Ltd.	4.2x	3.6x
12/17/19	LogMeIn, Inc.	Francisco Partners Management, L.P.	3.5x	3.4x
08/22/19	Pivotal Corp	VMware, Inc.	3.9x	3.4x
08/27/12	Kenexa Corp	IBM	4.0x	3.3x
07/01/11	Blackboard Inc.	Providence Equity Partners LLC	3.7x	3.2x
08/31/16	Interactive Intelligence Group Inc.	Genesys Telecommunications Laboratories Inc. (backed by Permira)	3.4x	3.2x
08/09/23	Avid Technology, Inc.	Symphony Technology Group, LLC	3.3x	3.0x
03/13/23	Momentive Global Inc.	Symphony Technology Group, LLC	3.1x	3.0x
11/11/19	Carbonite, Inc.	Open Text Corporation	2.8x	2.7x
05/04/23	Software AG	Silver Lake Technology Management, LLC	2.8x	2.6x
11/02/15	Constant Contact, Inc.	Endurance International Group, Inc.	2.6x	2.3x

Based on the analysis of the LTM revenue multiples for the selected transactions and its professional judgment, Qatalyst Partners selected a representative multiple range of 5.0x to 11.0x then applied this range to HashiCorp’s last-twelve months’ revenue (calculated as the 12-month period ended January 31, 2024). Based on the fully diluted shares of our common stock outstanding as of April 22, 2024 (calculated utilizing the same methodology as used in the above discounted cash flow analysis), this analysis implied a range of values for our common stock of approximately $19.19 to $35.16 per share.
Based on the analysis of the NTM revenue multiples for the selected transactions and its professional judgment, Qatalyst Partners selected a representative multiple range of 5.0x to 9.5x, then applied this range to HashiCorp’s estimated next-twelve months’ revenue (calculated as the 12-month period ending January 31, 2025) based on the Street Estimates. Based on the fully diluted shares of our common stock outstanding as of April 22, 2024 (calculated utilizing the same methodology as used in the above discounted cash flow analysis) as provided by management of HashiCorp, this analysis implied a range of values for our common stock of approximately $20.61 to $33.87 per share.
No company or transaction utilized in the selected transactions analysis is identical to HashiCorp or the merger. In evaluating the selected transactions, Qatalyst Partners made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond HashiCorp’s control, such as the impact of competition on HashiCorp’s business or the industry generally, industry growth and the absence of any material adverse change in HashiCorp’s financial condition and prospects or the industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value of the transactions to which they are being compared. Individual multiples or mathematical analysis, such as determining the arithmetic mean, median, or the high or low, is not in itself a meaningful method of using selected transactional data. Because of the unique circumstances of each of these transactions and the merger, Qatalyst Partners cautioned against placing undue reliance on this information.
Miscellaneous
In connection with the review of the merger by the HashiCorp Board, Qatalyst Partners performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily amenable to a partial analysis or summary description. In arriving at its opinion, Qatalyst Partners considered the results of all its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Qatalyst Partners believes that selecting any portion of its analyses, without considering all analyses as a whole, could create a misleading or incomplete view of the process underlying its analyses and opinion. In addition, Qatalyst Partners may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Qatalyst Partners’ view of the actual value of HashiCorp. In performing its analyses, Qatalyst Partners made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of HashiCorp. Any estimates contained in Qatalyst Partners’ analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.
Qatalyst Partners conducted the analyses described above solely as part of its analysis of the fairness, from a financial point of view, of the merger consideration to be received pursuant to, and in accordance with, the terms of the merger agreement by the holders of shares of our common stock (other than IBM or any affiliate of IBM), to such holders. These analyses do not purport to be appraisals or to reflect the price at which shares of our common stock might actually trade or otherwise be transferable at any time.
Qatalyst Partners’ opinion and its presentation to the HashiCorp Board was one of many factors considered by the HashiCorp Board in deciding to approve the merger agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the HashiCorp Board with respect to the merger consideration to be received pursuant to, and in accordance with, the terms of the merger agreement by the holders of shares of our common stock (other than IBM or any affiliate of IBM) or of whether the HashiCorp Board would have been willing to agree to different consideration. The merger consideration payable in the merger was determined through arm’s-length negotiations between HashiCorp and IBM and was approved by the

HashiCorp Board. Qatalyst Partners provided advice to HashiCorp during these negotiations. Qatalyst Partners did not, however, recommend any specific consideration to HashiCorp or that any specific consideration constituted the only appropriate consideration for the merger.
Qatalyst Partners provides investment banking and other services to a wide range of entities and individuals, domestically and offshore, from which conflicting interests or duties may arise. In the ordinary course of these activities, affiliates of Qatalyst Partners may at any time hold long or short positions, and may trade or otherwise effect transactions in debt or equity securities or loans of HashiCorp, IBM or certain of their respective affiliates. During the two-year period prior to the date of Qatalyst Partners’ opinion, no material relationship existed between Qatalyst Partners or any of its affiliates and HashiCorp or IBM pursuant to which compensation was received by Qatalyst Partners or its affiliates. Qatalyst Partners and/or its affiliates may in the future provide investment banking and other financial services to HashiCorp or IBM or their respective affiliates for which Qatalyst Partners would expect to receive compensation.
Under the terms of its engagement letter, Qatalyst Partners provided HashiCorp with financial advisory services in connection with the merger for which it will be paid an aggregate amount currently estimated at approximately $87 million, $10 million of which was payable upon delivery of its opinion (regardless of the conclusion reached in the opinion), and the remaining portion of which will be paid upon, and subject to, the closing of the merger. HashiCorp has also agreed to reimburse Qatalyst Partners for its expenses incurred in performing its services. HashiCorp has also agreed to indemnify Qatalyst Partners and its affiliates, their respective members, directors, officers, partners, agents and employees and any person controlling Qatalyst Partners or any of its affiliates against certain liabilities, including liabilities under the federal securities laws, and certain expenses related to or arising out of Qatalyst Partners’ engagement.
Financial Projections
Other than in connection with HashiCorp’s regular earnings press releases and related investor materials, HashiCorp does not, as a matter of course, make public its prospective or projected financial or operating plans, due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, HashiCorp management regularly prepares, and the HashiCorp Board regularly evaluates, prospective financial information concerning HashiCorp’s future performance as part of its business and strategic planning processes. In addition, HashiCorp management regularly makes and reviews with the HashiCorp Board updates and sensitivities to its business plan, including to reflect actual results, HashiCorp’s strategic initiatives and trends in HashiCorp’s performance and industry.
As part of HashiCorp’s exploration and evaluation of a sale of HashiCorp and other strategic alternatives available to HashiCorp (including continuing as an independent company), the HashiCorp Long-Term Plan was prepared by HashiCorp management and reviewed with the HashiCorp Board and the M&A Committee. In addition, for the use and information of the M&A Committee and the HashiCorp Board, HashiCorp management prepared various sensitivities to the financial and operating results implied by the HashiCorp Long-Term Plan, including sensitivities for an upside scenario that assumed improved sales productivity and operating margins. The HashiCorp Long-Term Plan was provided to, and approved by the HashiCorp Board for use by, Qatalyst Partners for purposes of performing its financial analyses in connection with rendering its opinion to the HashiCorp Board, as described in the section of this proxy statement captioned “—Opinion of Qatalyst Partners.” Prospective financial information for HashiCorp’s fiscal years 2024 through 2026 included in a draft of the HashiCorp Long-Term Plan, which we refer to as the “Draft HashiCorp Long-Term Plan,” was provided to, and discussed with, IBM and certain other potential acquirers of HashiCorp as part of such parties’ respective due diligence review of HashiCorp. In addition, prospective financial information included in HashiCorp’s budget for fiscal year 2025 was also provided to, and discussed with, IBM as part of its due diligence review of HashiCorp; HashiCorp’s budget for fiscal year 2025 was reflected in the HashiCorp Long-Term Plan.
We refer to the HashiCorp-Long Term Plan and the Draft HashiCorp Long-Term Plan together as the “Financial Projections.” For more information on the preparation, review and use of the Financial Projections, see the section of this proxy statement captioned “—Background of the Merger.”
The Financial Projections were developed by HashiCorp management for internal use as then-current estimates of HashiCorp’s future financial performance as an independent company. The Financial Projections do not give effect to the merger, including (1) any impact of the negotiation or execution of the merger agreement or the merger; (2) the expenses that have already and will be incurred in connection with completing the merger; or

(3) any changes to HashiCorp’s operations or strategy that may be implemented in connection with the pendency, or following the consummation, of the merger. The Financial Projections also do not consider the effect of any failure of the merger to be completed, and the Financial Projections should not be viewed as accurate or continuing in that context.
The Financial Projections are not included in this proxy statement to influence any decision on whether to vote in favor of the adoption of the merger agreement or any other proposal presented at the special meeting, but rather are included in this proxy statement to give stockholders access to certain non-public information that was provided to the M&A Committee, the HashiCorp Board, Qatalyst Partners and IBM. By including the Financial Projections in this proxy statement, none of HashiCorp, the M&A Committee, the HashiCorp Board, Qatalyst Partners, IBM or any of our or their respective officers, directors, advisors or other representatives or any other person has made or makes any representation to any person regarding HashiCorp’s ultimate performance as compared to the information contained in the Financial Projections. The inclusion of the Financial Projections should not be regarded as an indication that HashiCorp, the M&A Committee, the HashiCorp Board, Qatalyst Partners or any other person considered, or now considers, them to be necessarily predictive of actual future results, and such information should not be relied on as such. Further, the inclusion of the Financial Projections in this proxy statement does not constitute an admission or representation by HashiCorp that the information presented is material.
The Financial Projections were not prepared with a view toward public disclosure or complying with U.S. generally accepted accounting principles (which we refer to as “GAAP”). In addition, the Financial Projections were not prepared with a view toward compliance with published guidelines of the SEC with respect to forward-looking information or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. The Financial Projections were prepared by, and are the responsibility of, HashiCorp management. Neither HashiCorp’s independent registered public accounting firm, Deloitte & Touche LLP, nor any other independent accountants have compiled, examined or performed any procedures with respect to the Financial Projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the Financial Projections. The report of Deloitte & Touche LLP incorporated by reference into this proxy statement relates solely to HashiCorp’s previously issued financial statements. It does not extend to the Financial Projections and should not be read to do so.
Although the Financial Projections are presented with numerical specificity, they reflect numerous assumptions, estimates and uncertainties as to future events made by HashiCorp management that HashiCorp management believed in good faith were reasonable at the time that the Financial Projections were prepared, including as described below. HashiCorp’s ability to achieve the financial results contemplated by the Financial Projections will be affected by our ability to achieve our strategic goals, objectives and targets over the applicable periods, and will be subject to industry, operational and execution risks. The Financial Projections are forward-looking information and are subject to many risks and uncertainties and reflect assumptions as to certain business decisions that are subject to change. Important factors that may affect actual results and cause the Financial Projections not to be achieved can be found in the risk factors included in HashiCorp’s periodic filings with the SEC. These factors are difficult to predict, and may be outside of HashiCorp’s control. As a result, there can be no assurance that the Financial Projections will be realized, and our actual results may be materially better or worse than those implied by the Financial Projections. For information on factors that may cause our future results to materially vary, see the section of this proxy statement captioned “Forward-Looking Statements.”
The Financial Projections may differ from publicized estimates, guidance and forecasts with respect to HashiCorp’s future financial performance. Stockholders should evaluate the Financial Projections, if at all, in conjunction with our historical financial statements and other information regarding HashiCorp contained in our public filings with the SEC. The Financial Projections may not be comparable with our historical operating data as a result of the assumptions utilized in preparing such information. The Financial Projections do not include any updates or revisions to reflect information or results as of any date subsequent to their preparation. Except to the extent required by applicable federal securities laws, we do not intend to update or otherwise revise the Financial Projections to reflect circumstances existing after the date that such information was prepared or to reflect the occurrence of future events. We may have reported, and may continue to report, results of operations for periods included in the Financial Projections that were or will be completed following the preparation of the Financial Projections. Stockholders and investors are urged to refer to our periodic filings with the SEC for information on our actual historical results.

Because the Financial Projections reflect estimates and judgments, they are susceptible to sensitivities and assumptions, as well as to multiple interpretations based on actual experience and business developments. The Financial Projections also cover multiple years, and such information by its nature becomes less predictive with each succeeding year. The Financial Projections are not, and should not be considered to be, a guarantee of future operating results. Further, the Financial Projections are not fact and should not be relied upon as being necessarily indicative of HashiCorp’s future results or for purposes of making any investment decision. In light of the foregoing factors and the uncertainties inherent in the Financial Projections, stockholders and investors are cautioned not to place undue, if any, reliance on the Financial Projections.
Certain of the financial measures included in the Financial Projections are non-GAAP financial measures (which we refer to as “non-GAAP financial measures”). These are financial performance measures that are not calculated in accordance with GAAP. These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures, and may be different from similarly titled non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP.
Financial measures included in forecasts provided to a financial advisor and a board of directors in connection with a business combination transaction, such as the Financial Projections, are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not presented to or relied upon by the HashiCorp Board, Qatalyst Partners or any other person, and were not presented to IBM or any other potential acquirer. Accordingly, no reconciliation of the financial measures included in the Financial Projections is provided in this proxy statement. The following table summarizes the HashiCorp Long-Term Plan. HashiCorp management made various estimates and assumptions when preparing the Financial Projections, including: (1) the growth in new customers adopting HashiCorp’s cloud-based products; (2) increasing customer renewal rates through fiscal year 2026 and remaining flat in fiscal years 2027 through 2029; (3) timing of sales productivity and efficiency improvements; (4) expected improving profitability and cash flow generation as HashiCorp’s operations continue to scale over time; and (5) an effective tax rate of 21 percent, with 80 percent utilization of HashiCorp’s U.S. Federal net operating loss carryforwards of $690.4 million as of January 31, 2024.
(dollars in millions)	2025E	2026E	2027E	2028E	2029E
Revenue	$669	$ 801	$968	$1,179	$1,426
Non-GAAP Operating Income (Loss)(1)	$(36)	$47	$106	$200	$285
Unlevered Free Cash Flow(2)	$28	$117	$169	$253	$282
(1)
Non-GAAP Operating Income (Loss) is defined as GAAP Operating Income (Loss) adjusted to exclude amortization of stock-based compensation of capitalized internal-use software, stock-based compensation expense, amortization of acquired intangibles and acquisition-related expenses.

(2)
Unlevered Free Cash Flow used by Qatalyst Partners, with the approval of the HashiCorp Board, in its financial analyses (as described in more detail in the section of this proxy statement captioned “—Opinion of Qatalyst Partners”), is calculated as Non-GAAP Operating Income (Loss) (as defined above) subtracting the impact of cash taxes, and adding or subtracting (as applicable) the impact of depreciation and amortization, capital expenditures, capitalized internal-use software costs and changes in net working capital. HashiCorp management’s calculation of Free Cash Flow (as defined in the table below) was not provided to the HashiCorp Board as part of the HashiCorp Long-Term Plan. Fiscal year 2029 assumes a long-term effective tax rate of 21%, as provided by HashiCorp management.

The following table summarizes the Draft HashiCorp Long-Term Plan. As described in the section of this proxy statement captioned “—Background of the Merger,” the Draft HashiCorp Long-Term Plan was shared with IBM prior to the adoption of the HashiCorp Long-Term Plan by the HashiCorp Board. The HashiCorp Long-Term Plan reflected certain updates from HashiCorp management relative to the Draft HashiCorp Long-Term Plan; except for prospective financial information included in HashiCorp’s budget for fiscal year 2025, which was reflected in the estimated financial results for fiscal year 2025 included in the HashiCorp Long-Term Plan, IBM did not receive the HashiCorp Long-Term Plan or the updates reflected therein as part of its due diligence of HashiCorp. The Draft HashiCorp Long-Term Plan did not include estimates for HashiCorp’s fiscal years 2027 through 2029.

(dollars in millions)	2024E	2025E	2026E
Revenue	$581	$660	$791
Non-GAAP Operating Income (Loss)(1)	$(85)	$(41)	$42
Free Cash Flow(2)	$(32)	$86	$147
(1)
Non-GAAP Operating Income (Loss) is defined as GAAP Operating Income (Loss) adjusted to exclude amortization of stock-based compensation of capitalized internal-use software, stock-based compensation expense, amortization of acquired intangibles and acquisition-related expenses.

(2)
Free Cash Flow is defined as GAAP net cash provided by (used in) operating activities minus the impact of purchases of property and equipment and capitalized internal-use software. Free Cash Flow includes interest income of $65 million, $66 million and $58 million for FY2024E, FY2025E and FY2026E, respectively. Unlevered Free Cash Flow (as defined in the table above) was not calculated as part of the Draft HashiCorp Long-Term Plan.

Interests of HashiCorp’s Directors and Executive Officers in the Merger
When considering the recommendation of the HashiCorp Board that you vote to approve the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of our stockholders generally, as more fully described below. The HashiCorp Board was aware of and considered these interests, among other matters, to the extent that they existed at the time, in approving the merger agreement and the merger and recommending that the merger agreement be adopted by our stockholders. These interests are described in more detail and, where applicable, are quantified in the narrative below.
Treatment of HashiCorp Equity Awards and the ESPP in the Merger
Treatment of HashiCorp Options
As of June 30, 2024, we estimate that there will be outstanding HashiCorp options covering an aggregate of 5,876,913 shares of our common stock, of which HashiCorp options covering an aggregate of 4,220,943 shares of our common stock are estimated to be held by individuals serving as executive officers of HashiCorp as of the date of this proxy statement.
Under the terms of the merger agreement, at the effective time, each HashiCorp option will be canceled in exchange for the right to receive the option payment, subject to applicable withholding taxes.
For more information regarding the treatment of HashiCorp options held by HashiCorp’s executive officers, see the section of this proxy statement captioned “The Merger—Interests of HashiCorp’s Directors and Executive Officers in the Merger—Treatment of HashiCorp Equity Awards and the ESPP in the Merger—Equity Interests of HashiCorp’s Directors and Executive Officers.”
Treatment of HashiCorp RSUs
As of June 30, 2024, we estimate that there will be outstanding HashiCorp RSUs that cover an aggregate of 14,038,529 shares of our common stock, of which HashiCorp RSUs covering an aggregate of 54,915 shares of our common stock are estimated to be held by individuals serving as non-employee directors of HashiCorp as of the date of this proxy statement, and of which HashiCorp RSUs covering an aggregate of 254,372 shares of our common stock are estimated to be held by individuals serving as executive officers of HashiCorp as of the date of this proxy statement.
Under the terms of the merger agreement, at the effective time, each cashed-out HashiCorp RSU will be canceled in exchange for the right to receive an amount in cash, subject to applicable withholding taxes, equal to the product of (1) the per share price multiplied by (2) the total number of shares of our common stock covered by such HashiCorp RSU.
Under the terms of the merger agreement, at the effective time, each rollover HashiCorp RSU will be converted into an IBM RSU with respect to a number of shares of IBM common stock determined by multiplying (1) the number of shares of our common stock subject to such rollover HashiCorp RSU immediately prior to the effective time by (2) the exchange ratio, and rounded down to the nearest whole share. Such IBM RSU will be subject to substantially the same terms and conditions (including the same vesting and acceleration terms, as applicable) as were applicable to the rollover HashiCorp RSU.

For more information regarding the treatment of HashiCorp RSUs held by HashiCorp’s directors and executive officers, see the section of this proxy statement captioned “The Merger—Interests of HashiCorp’s Directors and Executive Officers in the Merger—Treatment of HashiCorp Equity Awards and the ESPP in the Merger—Equity Interests of HashiCorp’s Directors and Executive Officers.”
Treatment of HashiCorp PSUs
Certain HashiCorp employees (including certain HashiCorp executive officers) have been granted HashiCorp PSUs that vest based on a combination of continued service and the attainment of financial performance conditions during a performance period covering our 2025 fiscal year.
If the closing of the merger occurs before the last day of the performance period for the HashiCorp PSUs and either (1) the holder remains a service provider of HashiCorp through the closing date or (2) the holder experiences a qualifying termination under their change in control and severance agreement (if any) within three months before the closing date, the performance conditions will be deemed to be achieved at the target level, as described below. If the closing of the merger occurs on or after the last day of the performance period, the HashiCorp PSUs that become eligible to vest according to the service-based vesting schedule (based on actual attainment of the performance conditions) will be treated as HashiCorp RSUs, as described above.
As of June 30, 2024, we estimate that there will be outstanding HashiCorp PSUs that cover an aggregate of 335,159 shares of our common stock, of which HashiCorp PSUs covering an aggregate of 245,636 shares of our common stock are estimated to be held by HashiCorp’s current executive officers (based on an assumption that the performance conditions are met at target levels). If performance conditions for HashiCorp PSUs are assumed to be met at maximum levels, as of such date, we estimate that there will be outstanding HashiCorp PSUs that cover an aggregate of 670,318 shares of our common stock, of which HashiCorp PSUs covering an aggregate of 491,272 shares of our common stock are estimated to be held by HashiCorp’s current executive officers. We estimate that all of these PSUs will remain outstanding as of June 30, 2024, which is the assumed closing date solely for purposes of the description of the equity interests of HashiCorp’s directors and executive officers and the golden parachute compensation disclosure below.
Under the terms of the merger agreement, at the effective time, each cashed-out HashiCorp PSU will be canceled in exchange for the right to receive an amount in cash, subject to applicable withholding taxes, equal to the product of (1) the per share price multiplied by (2) the number of shares of our common stock subject to such HashiCorp PSU immediately prior to the effective time (with any performance conditions deemed to be achieved at the target level).
Under the terms of the merger agreement, at the effective time, each rollover HashiCorp PSU will be converted into an IBM RSU with respect to a number of shares of IBM common stock determined by multiplying (1) the number of shares of our common stock subject to such rollover HashiCorp PSU immediately prior to the effective time (with any performance conditions deemed to be achieved at the target level) by (2) the exchange ratio, and rounded down to the nearest whole share. Such IBM RSU will be subject to substantially the same terms and conditions (including the same service-based vesting and acceleration terms, as applicable) as were applicable to the rollover HashiCorp PSU, except that there will no longer be a performance-based vesting schedule.
For more information regarding the treatment of HashiCorp PSUs held by HashiCorp’s executive officers, see the section of this proxy statement captioned “The Merger—Interests of HashiCorp’s Directors and Executive Officers in the Merger—Treatment of HashiCorp Equity Awards and the ESPP in the Merger—Equity Interests of HashiCorp’s Directors and Executive Officers.”
Treatment of the ESPP
Under the merger agreement, we are required to take action to provide for the following with respect to the ESPP:
•	participation in the ESPP is now limited to those employees who are participants on April 24, 2024;
•
except to the extent necessary to maintain the status of the ESPP as an “employee stock purchase plan” within the meaning of Section 423 of the Code, participants in the ESPP may not increase their payroll deduction elections or rate of contributions from those in effect on April 24, 2024, or make any separate non-payroll contributions to the ESPP on or following April 24, 2024;

•	no ESPP offering period will commence after April 24, 2024;

•
as of the earlier of the first scheduled purchase date following April 24, 2024, or a date that is no later than the last trading day before the effective time, each participant’s then-outstanding share purchase right under the ESPP will be exercised; and

•	the ESPP will terminate as of the effective time.
Equity Interests of HashiCorp’s Directors and Executive Officers
The following table sets forth for each person who has been a HashiCorp executive officer or member of the HashiCorp Board at any time since the beginning of HashiCorp’s 2024 fiscal year, (1) the number of shares of our common stock directly held; (2) the number of shares of our common stock subject to his or her HashiCorp options; and (3) the number of shares of our common stock subject to his or her HashiCorp RSUs or HashiCorp PSUs, in each case assuming the following and such additional assumptions set forth in the footnotes to the table:
•
each figure in this table represents an estimate of the shares or values, as applicable, estimated to be outstanding as of June 30, 2024 (which, solely for purposes of this proxy statement, is the assumed closing date);

•
no additional HashiCorp options, HashiCorp RSUs or HashiCorp PSUs are granted to such individuals prior to June 30, 2024 (other than as indicated in the footnotes to the table for non-employee directors); and

•	that the values of these shares of our common stock and equity awards are equal to the per share price of $35.00.

Name	Shares of Common Stock Held Directly(1)		HashiCorp Options(2)		HashiCorp Restricted Stock Units(3)		Total ($)
	Number of Shares (#)	Value of Shares ($)	Number of Shares (#)	Value of Shares ($)	Number of Shares (#)	Value of Shares ($)
David McJannet	3,341,819	116,963,665	3,433,638	120,177,330	931,289	32,595,115	269,736,110
Armon Dadgar.	17,749,373	621,228,055	315,084	11,027,940	406,861	14,240,135	646,496,130
Navam Welihinda	189,681	6,638,835	182,539	6,388,865	377,761	13,221,635	26,249,335
Susan St. Ledger	278,672	9,753,520	—	—	356,331	12,471,585	22,225,105
Marc Holmes	30,022	1,050,770	289,682	10,138,870	284,025	9,940,875	21,130,515
Michael Weingartner	—	—	—	—	—	—	—
Brandon Sweeney(4)	361,983	12,669,405	—	—	—	—	12,669,405
Todd Ford	117,655	4,117,925	—	—	8,113	283,955	4,401,880
David Henshall	22,944	803,040	—	—	15,177	531,195	1,334,235
Glenn Solomon	415,808	14,553,280	—	—	7,406	259,210	14,812,490
Sigal Zarmi	52,430	1,835,050	—	—	16,870	590,450	2,425,500
(1)
Represents shares of our Class A common stock or Class B common stock estimated to be directly held by the individual as of June 30, 2024, including all shares scheduled to vest under HashiCorp RSUs prior to that date (reduced by an estimated number of shares expected to be withheld or sold to cover tax withholding obligations pursuant to HashiCorp’s standard practices). The values shown with respect to such shares are determined as the product of the per share price, multiplied by the total number of such shares. For purposes of these amounts, we have assumed no other acquisitions or dispositions of shares of our common stock. The number of shares shown does not include shares of our common stock that the executive officer may purchase after the date of the merger agreement under the ESPP. For additional information regarding the treatment of our ESPP in the merger, see the section of this proxy statement captioned “The Merger—Interests of HashiCorp’s Directors and Executive Officers in the Merger—Treatment of HashiCorp Equity Awards and the ESPP in the Merger—Treatment of the ESPP.” For additional information regarding beneficial ownership of our common stock, see the section of this proxy statement captioned “Security Ownership of Certain Beneficial Owners and Management.”

(2)
Represents outstanding HashiCorp options. The value included for each HashiCorp option is determined as the product of the total number of shares of our Class A common stock or Class B common stock subject to the HashiCorp option multiplied by the excess of the per share price over the exercise price per share of that HashiCorp option.

(3)
Represents outstanding HashiCorp RSUs and HashiCorp PSUs that are scheduled to vest on or after June 30, 2024 (for HashiCorp PSUs, assuming vesting at target levels). For each of HashiCorp’s non-employee directors, the number of HashiCorp RSUs shown does not include any HashiCorp RSUs that would be granted under HashiCorp’s Outside Director Compensation Policy at the time of HashiCorp’s 2024 annual meeting of stockholders. The values shown with respect to HashiCorp RSUs and HashiCorp PSUs are determined as the product of the total number of shares of our Class A common stock or Class B common stock subject to the HashiCorp RSUs or HashiCorp PSUs multiplied by the per share price. As described further in the section of this proxy statement captioned “The Merger—Interests of HashiCorp’s Directors and Executive Officers in the Merger—HashiCorp Change in Control and Severance Benefits Existing Prior to Entry into the Merger Agreement,” HashiCorp RSUs held by HashiCorp’s non-employee directors that are outstanding as of the closing date will accelerate vesting in full under HashiCorp’s Outside Director Compensation Policy. In addition, each of the HashiCorp executive officers is eligible for vesting acceleration of his or her HashiCorp RSUs and HashiCorp PSUs in connection with certain qualifying terminations of employment under his or her change in control and severance agreement during the period of three months prior to closing. For additional information regarding the HashiCorp RSUs for HashiCorp’s named executive officers, see the sections of this proxy statement captioned “The Merger—Interests of HashiCorp’s Directors and Executive Officers in the Merger—HashiCorp Change in Control and Severance Benefits Existing Prior to Entry into the Merger Agreement” and “The Merger—Interests of HashiCorp’s Directors and Executive Officers in the Merger—Golden Parachute Compensation.”

(4)	Mr. Sweeney resigned as HashiCorp’s Chief Revenue Officer effective September 30, 2023.
The number of shares presented in the table above reflects shares of our Class A common stock or Class B common stock acquired by the individuals as part of their annual compensation program for services provided to HashiCorp and held following the vesting of the underlying equity award, as well as any shares purchased in the open market with the individual’s own money. It also reflects estimated values of the unvested equity awards that are estimated to be outstanding as of June 30, 2024, similarly received by the individuals as part of their annual compensation. The dollar amounts reported in the table are estimated based on a range of assumptions, including a stock price valuation of $35.00 per share, which is the same amount to be received on a per share basis by all of our stockholders. No additional grants of HashiCorp equity securities were made, or are being made, as a result of or in connection with the merger.
HashiCorp Change in Control and Severance Benefits Existing Prior to Entry into the Merger Agreement
Non-Employee Director Equity Awards
HashiCorp has granted HashiCorp RSUs to its non-employe directors certain under HashiCorp’s 2021 Equity Incentive Plan, including in accordance with the terms of HashiCorp’s Outside Director Compensation Policy

(which we refer to as the “director compensation policy”). Under the director compensation policy, equity awards granted to HashiCorp’s non-employee directors will accelerate vesting in full upon a “change in control.” The closing of the merger will be a “change in control” within the meaning of the director compensation policy.
Change in Control and Severance Agreements
We have entered into a change in control and severance agreement (each of which we refer to as a “severance agreement”) with each of the individuals serving as executive officers of HashiCorp as of the date of this proxy statement. The severance agreements provide for certain benefits in connection with certain qualifying involuntary terminations, including in connection with a “change in control”of HashiCorp.
The severance agreements provide that (1) if the employment of an executive officer is terminated either by us without “cause,” and other than due to the executive officer’s death or disability, or by the executive for “good reason” (as “cause” and “good reason” are defined in the severance agreements (we refer to such a termination as a “qualifying termination”)) and the qualifying termination occurs outside of the period beginning on the date that is three months prior to the date of a change in control of HashiCorp and ending on the one-year anniversary date of such change in control (which period we refer to as the “change in control period”), then the executive officer will receive the following benefits:
•	a lump sum cash payment equal to 50 percent of the executive officer’s annual base salary, or 100 percent in the case of Mr. McJannet; and
•
payment of up to six months of premiums for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (which we refer to as “COBRA”), or 12 months in the case of Mr. McJannet.

The severance agreements provide that if an executive officer experiences a qualifying termination within the change in control period, the executive officer will receive the following benefits:
•	a lump sum cash payment equal to 100 percent of the executive officer’s annual base salary;
•	a lump sum cash payment equal to a prorated portion of the executive officer’s target bonus;
•	payment of up to 12 months of COBRA premiums; and
•
vesting acceleration of 100 percent of any then-outstanding stock options or other equity awards covering shares of our common stock that are subject to continued service-based vesting criteria but not subject to the achievement of any performance-based or other similar vesting criteria.

The severance agreements provide that any severance payable under a severance agreement is subject to the executive officer executing a separation agreement and release of claims in our favor. The severance agreements also provide that, if any payment or benefits to the applicable executive officer (including the payments and benefits under his or her severance agreement) would constitute a “parachute payment” within the meaning of Section 280G of the Code and therefore would be subject to an excise tax under Section 4999 of the Code, then such payments and benefits will be either reduced to the largest portion of the payments and benefits that would result in no portion of the payments and benefits being subject to the excise tax; or not reduced, whichever, after taking into account all applicable federal, state, and local employment taxes, income taxes, and the excise tax, results in the executive’s receipt, on an after-tax basis, of the greater payments and benefits. The severance agreements do not provide for any Section 280G-related tax gross-up payments from us.
For purposes of the severance agreements, annual base salary and target bonus generally are the executive officer’s annual base salary or annual target bonus, respectively, in effect immediately before the executive officer’s termination of employment (or, if the termination is due to a resignation for good reason whereby the executive officer’s base salary is reduced, then the executive officer’s annual base salary in effect immediately before such reduction) or, if the executive officer’s termination of employment occurs during the change in control period and the amount is greater, the executive officer’s annual base salary or target bonus, as applicable, in effect immediately before the change in control.
Employment Arrangements Following the Merger
As described in the section of this proxy statement captioned “—Background of the Merger,” prior the execution of the merger agreement, at IBM’s request, certain of HashiCorp’s executives discussed and negotiated the executive retention and transition arrangements with IBM, and entered into agreements related to the executive retention and transition arrangements. The terms of the agreements between IBM and our executive officers related to the executive retention and transition arrangements are described below. Except as described in this proxy statement, as of the date of this proxy statement, none of HashiCorp’s directors or executive officers have entered into definitive agreements or arrangements regarding employment or other retention with the surviving corporation or with IBM or Sub to be effective following the closing of the merger. However, prior to the effective time, IBM or Sub may engage in further discussions regarding employment or other retention terms and may enter into additional definitive agreements regarding employment or retention for certain of HashiCorp’s employees to be effective as of the effective time.
Transition Offer Letters
Messrs. McJannet, Welihinda, and Holmes have entered into transition offer letters with IBM or one of its subsidiaries that provide for transitional retention and employment of such executive with IBM for a period scheduled to end on the date that is six months (or in Mr. Welihinda’s case, three months) following the closing of the merger (which we refer to, as applicable, as the “projected separation date”), with a monthly salary of $41,667 for Mr. McJannet, $36,250 for Mr. Welihinda and $35,000 for Mr. Holmes.
In Mr. Holmes’ case only, if he remains an active full-time employee of IBM or one of its subsidiaries through his projected separation date, then he will receive a lump sum cash transition payment of $300,000, contingent on his leadership and contribution to the successful integration of HashiCorp into IBM and his continued dedication to the duties and responsibilities associated with his role.
Under each executive officer’s transition offer letter, upon the projected separation date, the executive officer’s employment with IBM and its subsidiaries will be terminated, and the termination of employment will be treated as a termination without cause for purposes of the executive officer’s severance agreement.
If, during the 12-month period following the closing of the merger, the executive officer’s employment is terminated due to an involuntary termination (as described below), the executive officer will be entitled to receive the severance benefits in the executive officer’s severance agreement, subject to the executive officer timely executing and not revoking IBM’s standard release of claims.
If, before the projected separation date, the executive officer’s employment is terminated due to (1) an involuntary termination, (2) the executive officer’s death, or (3) the executive officer’s disability, the executive officer’s unvested IBM RSUs that were received as a result of the conversion of any rollover HashiCorp RSUs or rollover HashiCorp PSUs (which we refer to such IBM RSUs as the “adjusted IBM RSUs”) will become vested, subject to the executive officer timely executing and not revoking IBM’s standard release of claims. In addition, upon such a termination of Mr. Holmes’ employment, he will receive the lump sum cash transition payment described above.
For purposes of each executive officer’s transition offer letter, an “involuntary termination” means a qualifying termination under the executive officer’s severance agreement (as described above), except that the executive officer agreed that a reduction in his authority, duties or responsibilities will not constitute grounds for the executive officer’s resignation for “good reason.”
Retention Offer Letter with Mr. Weingartner
Mr. Weingartner entered into a retention offer letter with IBM that provides for his long-term retention and employment with IBM following the closing of the merger. Under his retention offer letter, Mr. Weingartner’s base salary and target cash incentive opportunity as of immediately before the closing of the merger will remain in effect.
If, during the 12-month period following the closing of the merger, Mr. Weingartner’s employment with IBM or one of its subsidiaries is terminated due to an involuntary termination (as described below), Mr. Weingartner will be entitled to receive the severance benefits in his severance agreement, subject to his timely execution and non-revocation of IBM’s standard release of claims.
If Mr. Weingartner’s employment is terminated due to (1) an involuntary termination, (2) his death or (3) his disability, then his unvested adjusted IBM RSUs will become vested, subject to his timely execution and non-revocation of IBM’s standard release of claims.

For purposes of Mr. Weingartner’s retention offer letter, an “involuntary termination” means a qualifying termination under his severance agreement (as described above), except that Mr. Weingartner agreed that a reduction in his authority, duties or responsibilities will not constitute grounds for his resignation for “good reason.”
In addition, under his retention offer letter, Mr. Weingartner will be eligible to receive $3,000,000 in aggregate retention payments during the period beginning upon the closing of the merger and ending 30 months following the closing of the merger.
In order to receive a retention payment, Mr. Weingartner must remain an active employee of IBM or one of its subsidiaries for the applicable retention period. However, if Mr. Weingartner’s employment is terminated due to (1) an involuntary termination, (2) his death or (3) his disability, he will receive the retention payment for the then-current retention period, subject to his timely execution and non-revocation of IBM’s standard release of claims.
Mr. Weingartner’s retention offer letter provides that, if any payment or benefits provided to him in connection with the merger could constitute a “parachute payment” within the meaning of Section 280G of the Code and therefore would be subject to an excise tax under Section 4999 of the Code, then such payments and benefits will be subject to potential reduction under his severance agreement, if such reduction results in his receipt, on an after-tax basis, of a greater amount of payments and benefits, as described above.
Mr. Weingartner’s retention offer letter also includes certain post-employment covenants regarding non-competition and non-solicitation, for a period of 12 months following his termination. In the event of Mr. Weingartner’s breach of such covenants, he will forfeit the right to receive any retention payments and will be required to reimburse IBM for any retention payments he has received.
Offer Letter with Mr. Dadgar
Mr. Dadgar entered into an offer letter with IBM that provides for his employment with IBM or one of its subsidiaries following the closing of the merger. Under his offer letter, Mr. Dadgar’s base salary and target cash incentive opportunity as of immediately before the closing of the merger will remain in effect.
If, during the 12-month period following the closing of the merger, Mr. Dadgar’s employment with IBM or one of its subsidiaries is terminated due to an involuntary termination (as described below), Mr. Dadgar will be entitled to receive the severance benefits in his severance agreement, subject to his timely execution and non-revocation of IBM’s standard release of claims.
If Mr. Dadgar’s employment is terminated due to (1) an involuntary termination, (2) his death or (3) his disability, then his unvested adjusted IBM RSUs will become vested, subject to his timely execution and non-revocation of IBM’s standard release of claims.
For purposes of Mr. Dadgar’s offer letter, an “involuntary termination” means a qualifying termination under his severance agreement (as described above), except that Mr. Dadgar agreed that a reduction in his authority, duties or responsibilities will not constitute grounds for his resignation for “good reason.”
Mr. Dadgar’s offer letter provides that, if any payment or benefits provided to him in connection with the merger could constitute a “parachute payment” within the meaning of Section 280G of the Code and therefore would be subject to an excise tax under Section 4999 of the Code, then such payments and benefits will be subject to potential reduction under his severance agreement, if such reduction results in his receipt, on an after-tax basis, of a greater amount of payments and benefits, as described above.
Restrictive Covenant Agreements
Messrs. McJannett, Welihinda, Holmes, and Dadgar and Ms. St Ledger each entered into a restrictive covenant agreement with IBM, each of which will be effective upon the closing, and each of which generally includes non-competition and non-solicitation covenants for three years following the closing of the merger and perpetual confidentiality covenants.
Golden Parachute Compensation
The following table sets forth the information required by Item 402(t) of Regulation S-K regarding certain compensation that each of HashiCorp’s named executive officers may receive from HashiCorp or IBM that is based on, or that otherwise relates to, the merger. This compensation is referred to as “golden parachute”

compensation by the applicable SEC disclosure rules, and in this section such term is used to describe the merger-related compensation payable to HashiCorp’s named executive officers. HashiCorp’s “named executive officers” for purposes of the disclosure in this proxy statement are Messrs. McJannet, Welihinda, Dadgar, Holmes and Sweeney, and Ms. St. Ledger. For additional details regarding the terms of the payments quantified below, see the sections of this proxy statement above captioned “—Treatment of HashiCorp Equity Awards and the ESPP in the Merger,” “—HashiCorp Change in Control and Severance Benefits Existing Prior to Entry into the Merger Agreement” and “—Employment Arrangements Following the Merger.”
The amounts in the table are estimated using the following assumptions and such additional assumptions as may be set forth in the footnotes to the table:
•	that the closing will occur on June 30, 2024 (which is the assumed closing date solely for purposes of this golden parachute compensation disclosure); and
•
that the named executive officers (other than Mr. Sweeney, who is no longer one of our employees) each experiences an involuntary termination or qualifying termination (as applicable) immediately following the effective time that results in severance benefits becoming payable to such named executive officer under his or her severance agreement or IBM offer letter, as applicable.

The amounts reported below are estimated based on these and other assumptions that may or may not actually occur or be accurate on the date that the merger closes, and reflect estimated values of severance cash compensation, unvested equity incentives and change in control severance benefits. Accordingly, the ultimate values to be received by a named executive officer in connection with the merger may differ from the amounts set forth below. We believe that these compensation elements are reasonable, aligned with market practice and are part of our executive remuneration program designed to incentivize executives to drive stockholder value creation and act in the best interest of stockholders, despite potential risk of a job loss. The unvested HashiCorp RSUs and HashiCorp PSUs held by our named executive officers are valued at $35.00 per share, which is the same amount to be received on a per share basis by all of our stockholders. All HashiCorp options held by our named executive officers are already fully vested. No additional grants of HashiCorp equity securities were made, or are being made, as a result of or in connection with the merger. To be eligible to receive severance benefits under his or her severance agreement or IBM offer letter, a named executive officer must experience an involuntary termination or qualifying termination (as applicable) of his or her employment during the period beginning three months before the closing of the merger through 12 months after the closing of the merger, making these double-trigger benefits. This treatment is aligned with what we believe to be the best market practice.
Our named executive officers will not receive pension, non-qualified deferred compensation or tax reimbursements in connection with the merger. As required by applicable SEC rules, all amounts below that are determined using the per share value of our common stock have been calculated based on the per share price.
Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)(4)
David McJannet	706,284	32,595,115	35,298	33,336,697
Navam Welihinda	560,627	13,221,635	35,298	13,817,560
Armon Dadgar	524,734	14,240,135	24,076	14,788,945
Susan St. Ledger	670,970	12,471,585	10,438	13,152,993
Marc Holmes	506,639	9,940,875	35,298	10,482,812
Brandon Sweeney(5)	—	—	—	—
(1)
Cash. This column reflects the amount of “double-trigger” payments to which the named executive officer may become entitled under his or her severance agreement or IBM offer letter. For purposes of these amounts, we have assumed no changes to the named executive officer’s cash compensation. The amount becomes payable if, during the change in control period, the named executive officer experiences an involuntary termination or qualifying termination (as described above), as applicable, subject to such named executive officer timely signing and not revoking a separation agreement and release of claims with HashiCorp or IBM, as applicable. The amounts represent a lump-sum cash severance payment equal to the sum of (a) 100 percent of such named executive officer’s annual base salary as in effect as of June 1, 2024, (b) a pro-rated portion of such named executive officer’s target annual bonus as in effect for fiscal year 2025, and (c) for Mr. Holmes only, the transition payment that he would receive under his IBM offer letter if, before his projected separation date, his employment is terminated due to an involuntary termination, his death, or his disability, as follows:

Named Executive Officer	Base Salary Severance ($)	Target Annual Bonus Severance ($)	Transition Payment ($)	Total ($)
David McJannet	500,000	206,284	—	706,284
Navam Welihinda	435,000	125,627	—	560,627
Armon Dadgar	435,000	89,734	—	524,734
Susan St. Ledger	475,000	195,970	—	670,970
Marc Holmes	420,000	86,639	300,000	806,639
(2)
Equity. The amounts in this column represent the value of outstanding unvested HashiCorp RSUs, HashiCorp PSUs or adjusted IBM RSUs, as applicable (based on the assumptions described below). As described in the section of this proxy statement captioned “The Merger—Interests of HashiCorp’s Directors and Executive Officers in the Merger—HashiCorp Change in Control and Severance Benefits Existing Prior to Entry into the Merger Agreement,” the named executive officers would be entitled under their severance agreements to “double-trigger” accelerated vesting of their then-outstanding and unvested HashiCorp RSUs, HashiCorp PSUs or adjusted IBM RSUs, as applicable, upon an involuntary termination or qualifying termination (as applicable) that occurs during the change in control period.

The values in the equity column of the table above and in the table below reflect the accelerated vesting terms of the named executive officer’s severance agreement and the following assumptions:
•
the named executive officer experiences an involuntary termination or qualifying termination (as applicable) within the COBRA change in control period, such that the named executive officer’s outstanding and unvested HashiCorp equity awards or adjusted IBM RSUs, as applicable, will vest in full under the terms of the named executive officer’s severance agreement, which is a “double-trigger” benefit;

•	no additional equity awards are granted to the named executive officers; and
•	the values for the equity awards are calculated based on the per share price of $35.00.
Named Executive Officer	Value of HashiCorp RSUs ($)	Value of HashiCorp PSUs ($)	Total ($)
David McJannet	28,774,130	3,820,985	32,595,115
Navam Welihinda	11,311,125	1,910,510	13,221,635
Armon Dadgar	12,711,720	1,528,415	14,240,135
Susan St. Ledger	12,471,585	—	12,471,585
Marc Holmes	8,603,525	1,337,350	9,940,875
(3)
Perquisites/Benefits. This column reflects the value of the “double-trigger” benefit of payment of 12 months of COBRA premiums, which the named executive officer may become entitled to receive under his or her severance agreement if he or she experiences an involuntary termination or qualifying termination (as applicable) during the change in control period, subject to the named executive officer timely signing and not revoking a separation agreement and release of claims with HashiCorp or IBM, as applicable.

(4)
Total. This amount represents the sum of all amounts reported in the preceding columns. If any of the amounts provided for under the individual’s severance agreement or otherwise payable to any of the named executive officers would constitute “parachute payments” within the meaning of Section 280G of the Code (as defined below) and could be subject to the related excise tax, the named executive officer would be entitled to receive either full payment of his or her benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the named executive officer.

(5)	Mr. Sweeney resigned as HashiCorp’s Chief Revenue Officer, effective September 30, 2023. Mr. Sweeney will not receive any benefits based on or otherwise relating to the merger.
Insurance and Indemnification of Directors and Executive Officers
Pursuant to the terms of the merger agreement, our directors and officers will be entitled to certain ongoing indemnification and insurance coverage, including under directors’ and officers’ liability insurance policies. For more information, see the section of this information statement captioned “The Merger Agreement— Directors’ and Officers’ Indemnification and Insurance.”
The Voting Agreement
Simultaneously with the execution of the merger agreement, Messrs. McJannet, Dadgar and Solomon, as well as certain of their affiliated entities, and investment funds affiliated with Notable Capital (formerly known as GGV Capital), entered into the voting agreement. As of the record date, these stockholders beneficially owned, in the aggregate, 3,441,992 shares of our Class A common stock and 36,274,679 shares of our Class B common stock, representing a total of 366,188,782 votes, or approximately 57 percent of the voting power of all of the shares of our common stock outstanding as of the record date and entitled to vote at the special meeting.
Pursuant to the voting agreement, the applicable stockholders have agreed, among other things, to vote their shares of our common stock (1) in favor of the adoption of the merger agreement and the transactions contemplated thereby; and (2) in the manner specified in the voting agreement on certain other matters. However, in the event of an adverse recommendation change by the HashiCorp Board in compliance with the terms of the merger agreement, the voting agreement only obligates these stockholders to vote an aggregate of 35 percent of the voting power of the outstanding shares of our common stock in the manner specified in the voting agreement. The voting agreement also contains customary restrictions on the transfer of shares of our common stock held by these stockholders, subject to certain exceptions.
This summary is not complete and is qualified in its entirety by reference to the voting agreement, which is attached to this proxy statement as Annex C and incorporated into this proxy statement by reference. We encourage you to carefully read the voting agreement in its entirety because this summary may not contain all the information about the voting agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the voting agreement and not by this summary or any other information contained in this proxy statement.
Closing and Effective Time of the Merger
The merger agreement provides that, subject to the terms and conditions of the merger agreement, Sub will merge with and into HashiCorp. As a result, the separate corporate existence of Sub will cease and HashiCorp will survive the merger and continue to exist after the merger as a direct, wholly owned subsidiary of IBM.
The merger will take place no later than the fourth business day after satisfaction or waiver of all conditions described in the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger,” (other than those conditions that by their terms are to be satisfied or waived at the closing of the merger, it being understood that the occurrence of closing shall remain subject to the satisfaction or waiver of such conditions at the closing) or on a different date that IBM and HashiCorp agree to.
At the closing of the merger, the parties will file a certificate of merger with the Delaware Secretary of State in accordance with the relevant provisions of the DGCL. The merger will become effective upon the filing of the certificate of merger, or at a later time that HashiCorp and IBM agree and specify in the certificate of merger.
Appraisal Rights
If the merger is consummated, our stockholders (including beneficial owners of shares of our common stock) who (1) do not vote in favor of the adoption of the merger agreement; (2) properly demand appraisal of their shares of our common stock; (3) continuously hold of record or beneficially own their shares of our common stock through the effective date of the merger; (4) otherwise comply with the procedures of Section 262; and (5) do not withdraw their demands or otherwise lose their rights to appraisal may, subject to the conditions thereof, seek appraisal of their shares of our common stock in connection with the merger under Section 262. Unless otherwise expressly noted, all references in Section 262 and in this summary to a “stockholder” mean a holder of record of stock, all references in Section 262 and in this summary to “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person, and all references in Section 262 and in this summary to the word “person” mean any individual, corporation, partnership, limited liability company, unincorporated association or other entity, in each case, unless otherwise expressly noted.
The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is available at the following URL, accessible without subscription or cost, which is incorporated herein by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following summary does not constitute any legal or other advice and does not constitute a recommendation that our stockholders or beneficial owners of our common stock exercise their appraisal rights under Section 262.
STOCKHOLDERS AND BENEFICIAL OWNERS OF SHARES OF OUR COMMON STOCK SHOULD CAREFULLY REVIEW THE FULL TEXT OF SECTION 262 AS WELL AS THE INFORMATION DISCUSSED BELOW.
Under Section 262, if the merger is completed, holders of record of shares, or beneficial owners, of our common stock who (1) deliver a written demand for appraisal of such person’s shares of our common stock to HashiCorp prior to the vote on the adoption of the merger agreement; (2) do not vote, in person or by proxy, in favor of the adoption of the merger agreement; (3) continuously hold of record or beneficially own such shares of our common stock on the date of making the demand for appraisal through the effective date of the merger; (4) otherwise comply with the procedures and satisfy certain ownership thresholds, as applicable, set forth in Section 262; and (5) do not withdraw such person's demand or otherwise lose such person's right to appraisal, may be entitled to have their shares of our common stock appraised by the Delaware Court of Chancery and to receive payment in cash, in lieu of the consideration set forth in the merger agreement, for the “fair value” of their shares of our common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown or as otherwise provided in Section 262) interest, if any, on the amount determined by the Delaware Court of Chancery to be the fair value from the effective date of the merger through the date of payment of the judgment (or in certain circumstances described herein, on the difference between the amount determined to be the fair value and the amount paid by the surviving corporation in the merger to each person entitled to appraisal prior to the entry of judgment in the appraisal proceeding) as described further below. However, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all holders of shares of a class or series of stock that, immediately prior to the closing of the merger, were listed on a national securities exchange who are otherwise entitled to appraisal rights unless (1) the total number of shares of such class or series of stock for which appraisal rights have been pursued or perfected exceeds one percent of the outstanding shares of such class or series as measured in accordance with subsection (g) of Section 262 or (2) the value of the aggregate per share price provided as consideration in the merger in respect of such shares exceeds $1 million. We refer to these conditions as the “ownership thresholds.” Given that the shares of our Class A common stock are listed on Nasdaq (and assuming such shares remain so listed up until closing of the merger), then the Delaware Court of Chancery will dismiss any appraisal proceedings as to all holders of our Class A common stock who are otherwise entitled to appraisal rights unless one of the ownership thresholds is satisfied with respect to such shares of our Class A common stock. For the avoidance of doubt and assuming that the shares of our Class B common stock are not listed on a national securities exchange as of immediately prior to the effective time, satisfaction of one of the ownership thresholds will not be required with respect to the appraisal of our Class B common stock.
Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown or as otherwise provided in Section 262, interest, if any, on the amount determined to be the fair value of the shares of our common stock subject to appraisal will accrue and compound quarterly from the effective date of the merger through the date the judgment is paid at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each person entitled to appraisal, interest will accrue thereafter only upon the sum of (x) the difference, if any, between the amount so paid and the fair value of the shares of our common stock as determined by the Delaware Court of Chancery and (y) interest accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.
Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders of record as of the record date for notice of such meeting that appraisal rights are available and include in the notice a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes HashiCorp’s notice to our stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 is available at the following URL: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In connection with the merger, any holder of record or beneficial owner of shares of our common stock who wishes to exercise appraisal rights, or who wishes to preserve such person’s right to do so, should review Section 262 carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A person who loses appraisal rights will be entitled to receive the per share price described in the merger agreement, without interest, less any applicable withholding taxes in respect of each share of common stock they hold. Because of the complexity of the procedures for exercising the right to seek appraisal of shares of our common stock, HashiCorp believes that if a person is considering exercising such rights, such person should seek the advice of legal counsel.
Stockholders or beneficial owners wishing to exercise the right to seek an appraisal of their shares of our common stock must do ALL of the following:
•	such person must not vote in favor of the proposal to adopt the merger agreement;

•	such person must deliver to HashiCorp a written demand for appraisal before the vote on the merger agreement at the special meeting; and
•
such person must continuously hold of record or beneficially own the shares of our common stock from the date of making the demand through the effective date of the merger (a person will lose appraisal rights if the person transfers the shares before the effective date of the merger).

As described below, within 120 days after the effective date of the merger, but not thereafter, an appraisal proceeding must be commenced by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of our common stock held by all persons entitled to appraisal. The surviving corporation is under no obligation, and has no present intention, to file a petition, and stockholders and beneficial owners should not assume that the surviving corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of our common stock. In addition, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all persons who asserted appraisal rights with respect to the shares of our Class A common stock unless one of the ownership thresholds is met with respect to such shares of our Class A common stock. For the avoidance of doubt and assuming that the shares of our Class B common stock are not listed on a national securities exchange as of immediately prior to the effective time, satisfaction of one of the ownership thresholds will not be required with respect to the appraisal of our Class B common stock.
Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, each person who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the merger agreement or abstain.
Filing Written Demand
A person wishing to exercise appraisal rights must deliver to HashiCorp, before the vote on the adoption of the merger agreement at the special meeting, a written demand for the appraisal of such person’s shares of our common stock. In addition, that person must not vote or submit a proxy in favor of the adoption of the merger agreement. A vote in favor of the adoption of the merger agreement, in person at the special meeting or by proxy (whether by mail or via the internet or telephone), will constitute a waiver of your appraisal rights in respect of the shares of our common stock so voted and will nullify any previously filed written demands for appraisal. A person exercising appraisal rights must own or hold, as applicable, beneficially or of record, the shares of common stock on the date the written demand for appraisal is delivered and must continue to hold or own, as applicable, the shares of our common stock through the effective date of the merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, and it will constitute a waiver of such person’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the merger agreement or abstain from voting on the adoption of the merger agreement. Neither voting against the adoption of the merger agreement nor abstaining from voting or failing to vote on the proposal to adopt the merger agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the merger agreement. A proxy or vote against the adoption of the merger agreement will not constitute a demand. A person’s failure to make the written demand prior to the taking of the vote on the adoption of the merger agreement at the special meeting will constitute a waiver of appraisal rights.
In the case of a written demand for appraisal made by a stockholder of record, the demand must reasonably inform HashiCorp of the identity of the stockholder and that the stockholder intends thereby to demand an appraisal of such stockholder’s shares of our common stock. In the case of a written demand for appraisal made by a beneficial owner, the demand must reasonably identify the record holder of the shares of our common stock for which the demand is made, be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of such stock and a statement that such documentary evidence is a true and correct copy of what it purports to be and provide an address at which such beneficial owner consents to receive notices given by the surviving corporation and to be set forth on the verified list (as defined below).
All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

HashiCorp, Inc.
101 Second Street, Suite 700
San Francisco, California 94105
Attention: Corporate Secretary
At any time within 60 days after the effective date of the merger, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such person’s demand for appraisal and accept the terms offered pursuant to the merger agreement, by delivering to HashiCorp, as the surviving corporation, a written withdrawal of the demand for appraisal. Any withdrawal of a demand for appraisal made more than 60 days after the effective date of the merger may only be made with the written approval of the surviving corporation. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including, without limitation, a reservation of jurisdiction (which we refer to as a “reservation”) for any application (as defined below) to the Delaware Court of Chancery; provided, however, that this shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the per share price within 60 days after the effective date of the merger. If the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a person, such person will be entitled to receive only the fair value determined in any such appraisal proceeding, which value could be less than, equal to or more than the per share price being offered pursuant to the merger agreement.
Notice by the Surviving Corporation
If the merger is completed, within 10 days after the effective date of the merger, the surviving corporation will notify each stockholder (including any beneficial owner) of each constituent corporation who has submitted a demand for appraisal in accordance with Section 262, and who has not voted in favor of the adoption of the merger agreement, that the merger has become effective and the effective date thereof.
Filing a Petition for Appraisal
Within 120 days after the effective date of the merger, but not thereafter, the surviving corporation or any person who has complied with Section 262 and is otherwise entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by any person other than the surviving corporation, demanding a determination of the fair value of the shares of our common stock held by all persons entitled to appraisal. The surviving corporation is under no obligation, and has no present intention, to file a petition, and stockholders and beneficial owners should not assume that the surviving corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of our common stock. Accordingly, any persons who desire to have their shares of our common stock appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of our common stock within the time and in the manner prescribed in Section 262. The failure to file such a petition within the period specified in Section 262 could nullify a previous written demand for appraisal.
Within 120 days after the effective date of the merger, any person who has complied with the requirements for an appraisal of such person’s shares of our common stock pursuant to Section 262 will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares of our common stock not voted in favor of the adoption of the merger agreement and with respect to which HashiCorp has received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand for appraisal directly, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of this aggregate number). Such statement must be given within 10 days after receipt by the surviving corporation of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.
If a petition for an appraisal is duly filed by any person other than the surviving corporation, service of a copy thereof must be made upon the surviving corporation, which will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list (which we refer to as the “verified list”) containing the names and addresses of all persons who have demanded appraisal for their shares of our common stock and with whom agreements as to the value of their shares of our common stock have not been reached. The Delaware Court of Chancery may order the Register in Chancery to give notice of the time and place fixed for the hearing of such petition to the surviving corporation and all of the persons shown on the verified list at the addresses stated therein. The costs of any such notice are borne by the surviving corporation.
After notice is provided to the applicable persons as required by the Delaware Court of Chancery, at the hearing on such petition, the Delaware Court of Chancery will determine the persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the persons who demanded appraisal for their shares of our common stock and who hold common stock represented by stock certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. Accordingly, persons holding stock represented by stock certificates and wishing to seek appraisal of their shares of our common stock are cautioned to retain their stock certificates pending resolution of the appraisal proceedings. If any person fails to comply with this requirement, the Delaware Court of Chancery may dismiss the proceedings as to such person. Upon application by the surviving corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the verified list may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262.
Given that the shares of our Class A common stock are listed on Nasdaq (and assuming such shares remain so listed up until closing of the merger), the Delaware Court of Chancery will dismiss any appraisal proceedings as to all holders of shares of our Class A common stock who are otherwise entitled to appraisal rights unless one of the ownership thresholds is met with respect to such shares of our Class A common stock. For the avoidance of doubt and assuming that the shares of our Class B common stock are not listed on a national securities exchange as of immediately prior to the effective time, satisfaction of one of the ownership thresholds will not be required with respect to the appraisal of our Class B common stock.
Determination of Fair Value
After the Delaware Court of Chancery determines the persons entitled to appraisal and, with respect to our Class A common stock, that at least one of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights, then the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of our common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown or as otherwise provided in Section 262, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. However, the surviving corporation has the right, at any time prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each person seeking appraisal. If the surviving corporation makes a voluntary cash payment pursuant to subsection (h) of Section 262, interest will accrue thereafter only on the sum of (a) the difference, if any, between the amount paid by the surviving corporation in such voluntary cash payment and the fair value of the shares of our common stock as determined by the Delaware Court of Chancery and (b) interest accrued before such voluntary cash payment, unless paid at that time.
In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings, prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that “throw any light on future prospects of the merged corporation.” Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
Persons considering seeking appraisal should be aware that the fair value of their shares of our common stock as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares of our common stock and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and may not in any manner address, fair value under Section 262. ALTHOUGH HASHICORP BELIEVES THAT THE PER SHARE PRICE IS FAIR, NO REPRESENTATION IS MADE AS TO THE OUTCOME OF THE APPRAISAL OF FAIR VALUE AS DETERMINED BY THE DELAWARE COURT OF CHANCERY, AND STOCKHOLDERS AND BENEFICIAL OWNERS SHOULD RECOGNIZE THAT SUCH AN APPRAISAL COULD RESULT IN A DETERMINATION OF A VALUE HIGHER OR LOWER THAN, OR THE SAME AS, THE PER SHARE PRICE. Neither HashiCorp nor IBM anticipates offering more than the per share price to any persons exercising appraisal rights, and each of HashiCorp and IBM reserves the rights to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of our common stock is less than the per share price. If a petition for appraisal is not timely filed or, with respect to our Class A common stock, if neither of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights, then the right to an appraisal will cease.
The Delaware Court of Chancery will direct the payment of the fair value of the shares of our common stock, together with interest, if any, by the surviving corporation to the persons entitled thereto. Payment will be so made to each such person upon such terms and conditions as the Delaware Court of Chancery may order. The Delaware Court of Chancery’s decree may be enforced as other decrees in the Delaware Court of Chancery may be enforced.
The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the verified list who participated in the proceeding and incurred expenses in connection therewith (which we refer to as an “application”), the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, be charged pro rata against the value of all the shares of our common stock entitled to an appraisal that were not dismissed pursuant to the terms of Section 262 or subject to an award pursuant to a reservation. In the absence of such determination or assessment, each party bears its own expenses.
If any person who demands appraisal of shares of our common stock under Section 262 fails to perfect, or loses or validly withdraws, such person’s right to appraisal, such person’s shares of our common stock will be deemed to have been converted at the effective date of the merger into the right to receive the per share price as provided in the merger agreement. A person will fail to perfect, or effectively lose, such person’s right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the merger, if, in the case of our Class A common stock, neither of the ownership thresholds above has been satisfied in respect of those seeking appraisal rights with respect to the shares of our Class A common stock, or if the person delivers to the surviving corporation a written withdrawal of such person’s demand for appraisal and an acceptance of the per share price as provided in the merger agreement in accordance with Section 262.
From and after the effective date of the merger, no person who has demanded appraisal rights in compliance with Section 262 will be entitled to vote such shares of our common stock for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger).

Failure to comply with all of the procedures set forth in Section 262 may result in the loss of appraisal rights. In that event, you will be entitled to receive the per share price for your dissenting shares in accordance with the merger agreement, without interest and less any applicable withholding taxes. Consequently, any person wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.
Accounting Treatment
The merger is being accounted for as a business combination using the acquisition method with IBM as the accounting acquirer in accordance with Accounting Standards Codification Topic 805, Business Combinations. Under this method of accounting, the aggregate purchase consideration will be allocated to HashiCorp’s assets acquired and liabilities assumed based upon their estimated fair values at the date of completion of the merger.
Material U.S. Federal Income Tax Consequences of the Merger
The following discussion is a summary of material U.S. federal income tax consequences of the merger that may be relevant to U.S. holders and Non-U.S. holders of shares of our common stock whose shares are converted into the right to receive cash pursuant to the merger. This discussion is based upon the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), U.S. Treasury Regulations promulgated under the Code, court decisions, published positions of the U.S. Internal Revenue Service (which we refer to as the “IRS”) and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change, which may or may not be retroactive, could alter the tax consequences to the holders of our common stock as described herein.
This discussion is limited to holders who hold their shares of our common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, as property held for investment purposes). With respect to holders whose shares of our common stock were subject to vesting restrictions at the time such shares were acquired, if any, this discussion assumes that a valid and timely election pursuant to Section 83(b) of the Code was made with respect to such shares.
This discussion is for general information purposes only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances. For example, this discussion does not address:
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tax consequences to holders who received their shares of our common stock in a compensatory transaction or pursuant to the exercise of HashiCorp options, or HashiCorp RSUs, or otherwise in connection with the performance of services;

•	tax consequences to holders of HashiCorp warrants;
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tax consequences that may be relevant to holders who may be subject to special treatment under U.S. federal income tax laws, such as financial institutions; tax-exempt organizations; S corporations, partnerships and any other entity or arrangement treated as a partnership or pass-through entity for U.S. federal income tax purposes; insurance companies; mutual funds; dealers in stocks and securities; traders in securities that elect to use the mark-to-market method of accounting for their securities; regulated investment companies; real estate investment trusts; entities subject to the U.S. anti-inversion rules; holders who hold their common stock as “qualified small business stock” for purposes of Sections 1045 and 1202 of the Code, as “Section 1244 stock” within the meaning of Section 1244 of the Code, or through individual retirement or other tax-deferred accounts; Non-U.S. holders that own (directly or by attribution) more than five percent of our common stock or U.S. expatriates and certain former citizens or long-term residents of the United States;

•	tax consequences to holders holding shares as part of a hedging, constructive sale or conversion, straddle or other risk reduction transaction;
•	tax consequences to U.S. holders whose “functional currency” is not the U.S. dollar;
•	tax consequences to holders who hold their common stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States;
•	tax consequences arising from the Medicare tax on net investment income;

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tax consequences to holders subject to special tax accounting rules as a result of any item of gross income with respect to the shares of our common stock being taken into account in an “applicable financial statement” (as defined in the Code);

•	any U.S. federal estate, gift or alternative minimum tax consequences;
•	any state, local or non-U.S. tax consequences; or
•	tax consequences to persons that exercise appraisal or dissenters’ rights.
If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of our common stock, then the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding shares of our common stock and partners therein should consult their own tax advisors regarding the consequences of the merger.
No ruling has been or will be obtained from the IRS regarding the U.S. federal income tax consequences of the merger described below. If the IRS contests a conclusion set forth herein, no assurance can be given that a holder would ultimately prevail in a final determination by a court. Further, no opinion of counsel has been or will be rendered with respect to the tax consequences of the merger or related transactions.
THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY HOLDER. A HOLDER SHOULD CONSULT ITS TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER U.S. FEDERAL NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION.
U.S. Holders
General
For purposes of this discussion, a “U.S. holder” is a beneficial owner of shares of our common stock that is for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
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a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
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a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in Section 7701(a)(30) of the Code or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

Taxable Sale of Company Common Stock
The receipt of cash by a U.S. holder in exchange for shares of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes (and also may be a taxable transaction under applicable state, local, non-U.S. and other income tax laws). In general, such U.S. holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. holder’s adjusted tax basis in the shares surrendered pursuant to the merger. A U.S. holder’s adjusted tax basis generally will equal the amount that such U.S. holder paid for the shares. Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if such U.S. holder’s holding period in such shares is more than one year at the closing date of the merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. holder (including individuals). Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to limitations, and in general, capital losses may only be used to reduce capital gains to the extent thereof. However, individual taxpayers generally may deduct annually up to $3,000 of capital losses in excess of their capital gains.
If a U.S. holder acquired different blocks of shares of our common stock at different times and/or different prices, such holder must determine its adjusted tax basis and holding period separately with respect to each block of our common stock.

Non-U.S. Holders
General
For purposes of this discussion, a “Non-U.S. holder” is a beneficial owner of shares of our common stock that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.
Taxable Sale of Company Common Stock
Subject to the discussion below on backup withholding and FATCA (as defined below) withholding, any gain realized by a Non-U.S. holder pursuant to the merger generally will not be subject to U.S. federal income tax unless:
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the gain is effectively connected with a trade or business of such Non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30 percent (or a lower rate under an applicable income tax treaty);

•
such Non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the completion of the merger, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30 percent (or a lower rate under an applicable income tax treaty); or

•
HashiCorp is or has been a “United States real property holding corporation” as such term is defined in Section 897(c) of the Code (which we refer to as “USRPHC”), at any time within the shorter of the five-year period preceding the merger or such Non-U.S. holder’s holding period with respect to the applicable shares of our common stock (which we refer to as the “relevant period”) and, if shares of our common stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such Non-U.S. holder owns (directly, indirectly or constructively) more than five percent of our common stock at any time during the relevant period, in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. persons (as described in the first bullet point above), except that the branch profits tax will not apply. Generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests (as defined in the Code) equals or exceeds 50 percent of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. For this purpose, U.S. real property interests generally include land, improvements and associated personal property. Although there can be no assurances in this regard, we believe that we are not, and have not been, a USRPHC at any time during the five-year period preceding the merger. Non-U.S. holders are encouraged to consult their tax advisors regarding the possible consequences to them if we are a USRPHC.

Information Reporting and Backup Withholding
Information reporting and backup withholding (at a current rate of 24 percent) may apply to the proceeds received by a holder pursuant to the merger. Backup withholding generally will not apply to (1) a U.S. holder that furnishes a correct taxpayer identification number and certifies that such U.S. holder is not subject to backup withholding on IRS Form W-9 (or a substitute or successor form) or (2) a Non-U.S. holder that (a) provides a certification of such Non-U.S. holder’s non-U.S. status on the appropriate series of IRS Form W-8 (or a substitute or successor form) or (b) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, if the required information is timely furnished to the IRS.
A U.S. holder may be required to retain records related to such holder’s common stock and file with its U.S. federal income tax return, for the taxable year that includes the merger, a statement setting forth certain facts relating to the merger.
Additional Withholding Requirements under the Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code, and the U.S. Treasury Regulations and administrative guidance issued thereunder (which we refer to as, collectively, “FATCA”), impose a U.S. federal withholding tax of 30 percent on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally imposes a U.S. federal withholding tax of 30 percent on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such taxes.
The U.S. Treasury Department has released proposed regulations which, if finalized in their present form, would eliminate the FATCA withholding applicable to the gross proceeds of a sale or other disposition of our common stock. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers may generally rely on the proposed regulations until final regulations are issued.
Holders of our common stock are encouraged to consult with their tax advisors regarding the possible implications of FATCA on the disposition of our common stock pursuant to the merger.
THE U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATIONAL PURPOSES ONLY AND ARE BASED UPON CURRENT LAW. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH U.S. HOLDER AND NON-U.S. HOLDER SHOULD CONSULT SUCH HOLDER’S TAX ADVISOR TO DETERMINE THE APPLICABILITY OF THE RULES DISCUSSED ABOVE TO SUCH HOLDER AND THE PARTICULAR TAX EFFECTS OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF U.S. FEDERAL NON-INCOME, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.
Regulatory Approvals Required for the Merger
Under the merger agreement, the merger cannot be completed until the waiting period (and any extension thereof) applicable to the merger under the HSR Act has been terminated or has expired.
Each of IBM and HashiCorp filed a Premerger Notification and Report Form under the HSR Act with the Antitrust Division of the DOJ and the FTC in connection with the merger on May 10, 2024. Following informal discussions with the DOJ and the FTC, IBM notified the FTC and the DOJ that it had elected to withdraw and refile its Premerger Notification and Report Form pursuant to 16 C.F.R. 803.12 of the HSR Act in order to allow and the FTC additional time to review the transaction. IBM’s Premerger Notification and Report Form was withdrawn effective as of June 10, 2024, and IBM refiled the Premerger Notification and Report Form on June 12, 2024, at which time a new waiting period commenced under the HSR Act. This waiting period is 30 days and would therefore expire at 11:59 p.m., Eastern time, on July 12, 2024, though this period may be shortened if the reviewing agency grants “early termination” and may be extended if the reviewing agency issues a “second request.”
In addition to the antitrust related clearance discussed above, HashiCorp and IBM may be required to obtain approvals or authorizations in connection with certain other antitrust or foreign investment laws in various foreign jurisdictions.
There can be no assurance that IBM and HashiCorp will be able to obtain all required regulatory clearances and approvals in the timeframe required or at all. In addition, even if IBM and HashiCorp obtain all required regulatory clearances and approvals, and the merger proposal is approved by our stockholders, conditions may be placed on any such clearance or approval that could cause IBM to abandon the merger.
Financing of the Merger
There is no financing condition to the merger. IBM expects to pay the aggregate price per share from its cash on hand.
Delisting and Deregistration of Our Common Stock
If the merger is completed, our common stock will no longer be traded on Nasdaq and will be deregistered under the Exchange Act. At that time, we will no longer be required to file periodic reports, current reports and proxy and information statements with the SEC with respect to our common stock.

Litigation Relating to the Merger
On June 10, 2024, a purported stockholder of HashiCorp filed a complaint in the U.S. District Court for the Northern District of California against HashiCorp and the members of the HashiCorp Board. This complaint is captioned Graff v. HashiCorp, Inc., et al., No. 4:24-cv-03468-DMR. The complaint asserts claims against the defendants under Section 14(a) of the Exchange Act, and SEC Rule 14a-9, for issuing HashiCorp’s preliminary proxy statement with allegedly false and misleading statements of material fact and alleged omissions of material fact, and against the individual defendants under Section 20(a) of the Exchange Act for alleged control person liability. The Graff action seeks, among other things, to (1) enjoin defendants from consummating the merger; (2) rescind the merger and recover damages; (3) disseminate revised disclosures; and (4) recover reasonable attorneys’ and expert fees and expenses. On June 12, 2024, the complaint was voluntarily dismissed with prejudice.
Additional lawsuits may be filed before the special meeting or the consummation of the merger.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT
We are asking you to approve the adoption of the merger agreement. For a summary of and detailed information regarding this proposal, see the information about the merger agreement throughout this proxy statement, including the information set forth in the sections of this proxy statement captioned “The Merger” and “The Merger Agreement.” A copy of the merger agreement, as well as the certificate of incorporation of the surviving corporation in the merger included as an exhibit to the merger agreement, is attached as Annex A to this proxy statement and is incorporated into this proxy statement by reference. You are urged to read the merger agreement carefully and in its entirety.
The HashiCorp Board unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 2: APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF CERTAIN MERGER-RELATED EXECUTIVE COMPENSATION
Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide stockholders with the opportunity to vote, on a non-binding, advisory basis, on the compensation that will or may become payable by HashiCorp to our named executive officers in connection with the merger, as disclosed in the section of this proxy statement captioned “The Merger—Interests of HashiCorp’s Directors and Executive Officers in the Merger—Golden Parachute Compensation,” including the additional disclosures referenced therein that otherwise are disclosed in the section of this proxy statement captioned “The Merger—Interests of HashiCorp’s Directors and Executive Officers in the Merger.”
We are asking our stockholders to approve the compensation that will or may become payable by HashiCorp to our named executive officers in connection with the merger. These payments are set forth in the section of this proxy statement captioned “The Merger—Interests of HashiCorp’s Directors and Executive Officers in the Merger—Golden Parachute Compensation” and the accompanying footnotes and additional disclosures referenced therein. Except with respect to the HashiCorp PSUs, the various plans and arrangements pursuant to which these compensation payments may be made generally have previously formed part of HashiCorp’s overall compensation program for our named executive officers and previously have been disclosed to stockholders in public filings, including our annual proxy statement. These historical arrangements were adopted and approved by the HashiCorp Board or the Compensation Committee of the HashiCorp Board, which is composed solely of non-employee directors, and are believed to be reasonable and in line with marketplace norms.
Accordingly, approval of this proposal will constitute the approval of the following resolution at the special meeting:
“RESOLVED, that the stockholders of HashiCorp approve on a non-binding, advisory basis, the compensation that will or may become payable by HashiCorp to HashiCorp’s named executive officers in connection with the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section captioned “The Merger—Interests of HashiCorp’s Directors and Executive Officers in the Merger—Golden Parachute Compensation” in HashiCorp’s proxy statement for the special meeting.”
Our stockholders should note that this proposal is not a condition to completion of the merger. As a non-binding, advisory vote, the result on this proposal will not be binding on HashiCorp, the HashiCorp Board or IBM. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger is consummated, our named executive officers will be eligible to receive the compensation that is based on or that otherwise relates to the merger in accordance with the terms and conditions applicable to those payments.
The HashiCorp Board unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 3: ADJOURNMENT OF THE SPECIAL MEETING
We are asking you to approve any proposal to adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
If stockholders approve this proposal, we can adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including soliciting proxies from stockholders that have previously returned properly signed proxies voting against adoption of the merger agreement. Among other things, approval of this proposal could mean that, even if we received proxies representing a sufficient number of votes against adoption of the merger agreement such that the proposal to adopt the merger agreement would be defeated, we could adjourn the special meeting without a vote on the adoption of the merger agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the merger agreement. Additionally, we may seek stockholder approval to adjourn the special meeting if a quorum is not present. Our stockholders should also be aware that the chairperson of the special meeting may also adjourn the special meeting to another place, if any, date or time, whether or not a quorum is present, even if our stockholders do not approve this proposal.
The HashiCorp Board unanimously recommends that you vote “FOR” this proposal.

THE MERGER AGREEMENT
The following summary describes certain material provisions of the merger agreement. This summary is not complete and is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to carefully read the merger agreement in its entirety because this summary may not contain all the information about the merger agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.
The representations, warranties, covenants and agreements described below and included in the merger agreement were made for purposes of the merger agreement and as of specific dates, were for the benefit of the parties to the merger agreement except as expressly stated therein and may be subject to important qualifications, limitations and supplemental information agreed to by HashiCorp, IBM and Sub in connection with negotiating the terms of the merger agreement, including certain qualifications, limitations and supplemental information disclosed in the confidential disclosure letter delivered by HashiCorp to IBM prior to the execution of the merger agreement (which we refer to as the “company letter”). In addition, the representations and warranties were included in the merger agreement for the purpose of allocating contractual risk between HashiCorp, IBM and Sub, and may be subject to standards of materiality applicable to such parties that differ from those generally applicable to investors. In reviewing the representations, warranties, covenants and agreements contained in the merger agreement or any description thereof in this summary, it is important to bear in mind that such representations, warranties, covenants and agreements or any descriptions were not intended by the parties to the merger agreement to be characterizations of the actual state of facts or condition of HashiCorp, IBM and Sub or any of their respective affiliates or businesses except as expressly stated in the merger agreement.
Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement. You should not rely on the covenants in the merger agreement as actual limitations on the respective businesses of HashiCorp, IBM and Sub because the parties to the merger agreement may take certain actions that are either expressly permitted in the company letter or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The merger agreement is described below, and attached as Annex A to this proxy statement, with the intention of providing you with information regarding the terms of the merger. Accordingly, the representations, warranties, covenants and other agreements in the merger agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC.
Structure of the Merger
Upon the terms and subject to the conditions of the merger agreement and in accordance with the applicable provisions of the DGCL, on the closing date and at the effective time, Sub will merge with and into HashiCorp, with HashiCorp continuing as the surviving corporation and as a wholly owned subsidiary of IBM. The merger will have the effects set forth in the merger agreement and the applicable provisions of the DGCL.
Closing and the Effective Time of the Merger
The closing of the merger will take place at 8:00 a.m., Eastern time, on a date to be specified by the parties, which will not be later than the fourth business day after satisfaction or waiver of the conditions set forth in the merger agreement (as described in the section of this proxy statement captioned “—Conditions to the Closing of the Merger”), (other than those conditions that by their terms are to be satisfied or waived at the closing of the merger, it being understood that the occurrence of the closing shall remain subject to the satisfaction or waiver of such conditions at the closing) or on a different date that IBM and HashiCorp agree to.
At the closing of the merger, the parties will file a certificate of merger with the Delaware Secretary of State in accordance with the relevant provisions of the DGCL. The merger will become effective upon the filing of the certificate of merger, or at a later time that HashiCorp and IBM agree to and specify in the certificate of merger.
Directors and Officers; Certificate of Incorporation; Bylaws
The directors of Sub immediately prior to the effective time will be the directors of the surviving corporation until they resign, are removed from office or their successors are duly elected and qualified. Unless otherwise determined by IBM prior to the effective time, the officers of Sub immediately prior to the effective time will be the officers of the surviving corporation until they resign, are removed from office or their successors are duly elected and qualified.
At the effective time, by virtue of the merger, the certificate of incorporation and bylaws of the surviving company will be amended and restated in their entirety as set forth in Exhibits A and B to the merger agreement, respectively.
Merger Consideration
Common Stock
At the effective time and without any action on the part of the holder, each share of our common stock issued and outstanding immediately prior to the effective time (other than shares held by HashiCorp, IBM or any direct or indirect wholly owned subsidiary of HashiCorp or IBM and dissenting shares, as described in the section of this proxy statement captioned “The Merger—Appraisal Rights”) will be converted into the right to receive $35.00 in cash, without interest and subject to applicable withholding taxes, and will automatically be canceled and will cease to exist.
If, during the period between the date of the merger agreement and the effective time, any change in the outstanding shares of our common stock occurs as a result of any reclassification, recapitalization, stock dividend or specified similar events or any record date for any such purpose is established, the merger consideration and any other amounts payable pursuant the merger agreement will be appropriately adjusted.
Treatment of HashiCorp Options
As of June 30, 2024, we estimate that there will be outstanding HashiCorp options covering an aggregate of 5,876,913 shares of our common stock, of which HashiCorp options covering an aggregate of 4,220,943 shares of our common stock are estimated to be held by individuals serving as executive officers of HashiCorp as of the date of this proxy statement.
At the effective time, each HashiCorp option will be canceled in exchange for the right to receive the option payment, subject to applicable withholding taxes.
For more information regarding the HashiCorp options held by HashiCorp’s executive officers, see the section of this proxy statement captioned “The Merger—Interests of HashiCorp’s Directors and Executive Officers in the Merger.”
Treatment of HashiCorp RSUs
As of June 30, 2024, we estimate that there will be outstanding HashiCorp RSUs that cover an aggregate of 14,038,529 shares of our common stock, of which HashiCorp RSUs covering an aggregate of 54,915 shares of our common stock are estimated to be held by individuals serving as non-employee directors of HashiCorp as of the date of this proxy statement, and of which HashiCorp RSUs covering an aggregate of 254,372 shares of our common stock are estimated to be held by individuals serving as executive officers of HashiCorp as of the date of this proxy statement.
At the effective time, each HashiCorp RSU that is (1) held by any person who, as of immediately prior to the effective time, is a non-employee director, consultant or independent contractor of HashiCorp or any of its subsidiaries (whether or not such HashiCorp RSU is vested or unvested) or (2) is held by any person other than a non-employee director, consultant or independent contractor and is vested, but not settled and is outstanding immediately prior to the effective time will, in each case, be canceled in exchange for the right to receive an amount in cash, subject to applicable withholding taxes, equal to the product of (a) the per share price multiplied by (b) the total number of shares of our common stock covered by such HashiCorp RSU. As noted above, we refer to the HashiCorp RSUs contemplated by this paragraph as the “cashed-out HashiCorp RSUs.”
At the effective time, each outstanding HashiCorp RSU that is not a cashed-out HashiCorp RSU (each of which we refer to as a “rollover HashiCorp RSU”) will be converted into an IBM restricted stock unit (each of which we refer to as an “IBM RSU”) with respect to a number of shares of IBM common stock determined by multiplying (1) the number of shares of our common stock subject to such rollover HashiCorp RSU immediately prior to the effective time by (2) the exchange ratio described below, and rounded down to the nearest whole share. Such IBM RSU will be subject to substantially the same terms and conditions (including the same vesting and acceleration terms, as applicable) as were applicable to the rollover HashiCorp RSU.
The “exchange ratio” is a fraction, the numerator of which is the per share price and the denominator of which is the average closing price per share of IBM common stock on the New York Stock Exchange Composite Transactions Tape on the 20 trading days immediately preceding the date on which the effective time occurs.
For more information regarding the HashiCorp RSUs held by HashiCorp’s directors and executive officers, see the section of this proxy statement captioned “The Merger—Interests of HashiCorp’s Directors and Executive Officers in the Merger.”
Treatment of HashiCorp PSUs
As of June 30, 2024, we estimate that there will be outstanding HashiCorp PSUs that cover an aggregate of 335,159 shares of our common stock (based on an assumption that the performance conditions are met at target levels), 245,636 of which are estimated to be held by individuals serving as executive officers of HashiCorp as of the date of this proxy statement. If performance conditions for HashiCorp PSUs are assumed to be met at maximum levels, as of June 30, 2024, we estimate that there will be outstanding HashiCorp PSUs that cover an aggregate of 670,318 shares of our common stock, of which HashiCorp PSUs covering an aggregate of 491,272 shares of our common stock are estimated to be held by individuals serving as executive officers of HashiCorp as of the date of this proxy statement.
At the effective time, each HashiCorp PSU that is held by any person who, as of immediately prior to the effective time, is a non-employee director, consultant or independent contractor of HashiCorp or any of its subsidiaries (whether or not such HashiCorp PSU is vested or unvested) will be canceled in exchange for the right to receive an amount in cash, subject to applicable withholding taxes, equal to the product of (1) the per share price multiplied by (2) the number of shares of our common stock subject to such HashiCorp PSU immediately prior to the effective time (with any performance conditions deemed to be achieved at the target level). As noted above, we refer to the HashiCorp PSUs contemplated by this paragraph as the “cashed-out HashiCorp PSUs.”
At the effective time, each rollover HashiCorp PSU will be converted into an IBM RSU with respect to a number of shares of IBM common stock determined by multiplying (1) the number of shares of our common stock subject to such rollover HashiCorp PSU immediately prior to the effective time (with any performance conditions deemed to be achieved at the target level) by (2) the exchange ratio, and rounded down to the nearest whole share. Such IBM RSU will be subject to substantially the same terms and conditions (including the same service-based vesting and acceleration terms, as applicable) as were applicable to the rollover HashiCorp PSU, except that there will no longer be a performance-based vesting schedule.
For clarity, if the closing of the merger occurs on or after the last day of the performance period for the applicable HashiCorp PSUs, then the HashiCorp PSUs that become eligible to vest under the service-based vesting schedule of that HashiCorp PSU (based on actual attainment of the applicable performance-based vesting conditions) will be treated as HashiCorp RSUs.
For more information regarding the HashiCorp PSUs held by HashiCorp’s executive officers, see the section of this proxy statement captioned “The Merger—Interests of HashiCorp’s Directors and Executive Officers in the Merger.”
Treatment of the ESPP
Under the merger agreement, we are required to take action to provide for the following with respect to the ESPP:
•	participation in the ESPP will be limited to those employees who are participants on the date of the merger agreement;
•
except to the extent necessary to maintain the status of the ESPP as an “employee stock purchase plan” within the meaning of Section 423 of the Code, participants may not increase their payroll deduction elections or rate of contributions from those in effect on the date of the merger agreement or make any separate non-payroll contributions to the ESPP on or following the date of the merger agreement;

•	no offering period will be commenced after the date of the merger agreement;
•
as of the earlier of the first scheduled purchase date following the date of the merger agreement or a date that is no later than the last trading day before the effective time, each participant’s then-outstanding share purchase right under the ESPP will be exercised; and

•	the ESPP will terminate as of the effective time.
Exchange Procedures
Prior to the effective time, IBM will designate a bank or trust company reasonably acceptable to HashiCorp as the paying agent for the payment of the merger consideration to holders of our common stock upon surrender of their certificates. IBM will deposit with the paying agent sufficient funds at or prior to closing to pay the aggregate merger consideration.
As soon as reasonably practicable, and within three business days after the closing date, IBM or the surviving corporation will cause the paying agent to mail to each holder of record of a certificate whose shares of our common stock were converted into the right to receive the merger consideration:
•	a letter of transmittal; and
•	instructions for use in effecting the surrender of the holder’s certificate(s) in exchange for the merger consideration.
Holders of shares of our common stock evidenced in book-entry form will not be required to deliver a certificate or an executed letter of transmittal to receive the merger consideration, and will be deemed to have surrendered their shares upon receipt of an “agent’s message” or other customary evidence at the effective time.
Upon surrender (or deemed surrender) of shares in accordance with the applicable instructions, the holder thereof will be entitled to receive an amount of cash equal to the merger consideration without interest and subject to applicable withholding taxes.
If a transfer of ownership of our common stock was not registered in the stock transfer books of HashiCorp, payment of the merger consideration may be made to a person other than the person in whose name a surrendered certificate is registered, if:
•	such certificate is properly endorsed or otherwise in proper form for transfer; and
•	the person requesting such payment has paid any transfer or other required taxes or has established to the surviving corporation’s satisfaction that such tax has been paid or is not applicable.
No interest will be paid or will accrue on the cash payable upon surrender of any shares.
No Transfers Following Effective Time
The stock transfer books of HashiCorp will be closed at the close of business on day on which the effective time occurs, and there will be no further registration of transfers on the stock transfer books of the surviving corporation.
Termination of Payment Fund
At any time following the six-month anniversary of the closing date, the surviving corporation may require the paying agent to deliver to it any funds (including any interest received) which have not been disbursed to holders of certificates. Such holders will be entitled to look only to IBM and the surviving corporation (subject to applicable laws) as general creditors for payment of any merger consideration due upon surrender of any certificates held by such holders, without any interest. After the two-year anniversary of the effective time, (or immediately prior to such earlier date on which any merger consideration would otherwise escheat to or become the property of any governmental entity), any remaining merger consideration will, to the extent permitted by law, become the property of the surviving corporation, free and clear of all claims or interest of any person previously entitled thereto.

Lost, Stolen or Destroyed Certificates
If a person claims that they are owed the merger consideration for a certificate that has been lost, stolen, defaced or destroyed, then the paying agent or the surviving corporation will pay the merger consideration for such certificate if the claimant:
•	makes an affidavit indicating the certificate has been lost, stolen, defaced or destroyed; and
•
if required by the surviving corporation, posts a bond in such reasonable and customary amount as the surviving corporation may direct as indemnity against any claim that may be made against it with respect to such certificate.

Withholding Rights
IBM, Sub, HashiCorp, the surviving corporation and the paying agent will be entitled to deduct and withhold from the merger consideration and any other amounts payable pursuant to the merger agreement (including amounts payable to any holder of shares of our common stock, HashiCorp options or HashiCorp RSUs) such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code or any provision of state, local or foreign tax law.
Appraisal Rights
Any shares of our common stock that are issued and outstanding immediately prior to the effective time (subject to limited exceptions set forth in the merger agreement) and that are held by a holder of record of shares of our common stock or in a voting trust or by a nominee on behalf of a beneficial owner who beneficially owns such shares of our common stock, in each case, who has neither voted in favor of adoption of the merger agreement nor consented thereto in writing and who has properly and validly exercised its statutory rights of appraisal in respect of such shares of common stock in accordance with Section 262 (we refer to such shares collectively as the “dissenting shares” until such time as such person fails to perfect, withdraws or otherwise loses such person's appraisal rights under applicable law with respect to such shares) will not be converted into the right to receive the merger consideration. Instead, the holders (or beneficial owners) of such dissenting shares will be entitled to receive payment of the fair value of such dissenting shares to the extent afforded by Section 262 until such time as (1) such person fails to perfect, withdraws or otherwise loses such person’s appraisal rights under the DGCL with respect to such shares; or (2) a court of competent jurisdiction determines that such person is not entitled to the relief provided by Section 262, in which case, such shares of our common stock will be treated as if they had been converted as of the effective time into the right to receive the merger consideration, without interest, in accordance with the terms and conditions of the merger agreement.
For a summary of rights under Section 262, see the section of this proxy statement captioned “The Merger—Appraisal Rights.”
HashiCorp has agreed to provide IBM prompt written notice of:
•	any demands (or written threats) received by HashiCorp for appraisal of shares of our common stock;
•	any written withdrawal or purported withdrawal of any such demand; and
•	any other demand, notice or instrument delivered to HashiCorp prior to the effective time pursuant to the DGCL that relates to such demand.
IBM will have the opportunity and right to participate in and direct all negotiations and any litigation or other proceeding to the extent related to such demands for appraisal. Except with the prior written consent of IBM (which consent will not be unreasonably withheld, conditioned or delayed), HashiCorp has agreed not to make any payment with respect to, or offer to settle or settle, or approve the withdrawal of, any such demands or agree to do any of the foregoing.
Representations and Warranties
The merger agreement contains representations and warranties made by HashiCorp, IBM and Sub.
The representations and warranties of HashiCorp in the merger agreement relate to, among other things:
•	due organization, valid existence, good standing and qualification to do business;

•	subsidiaries;
•	HashiCorp’s capitalization;
•	corporate power and authorization to enter into the merger agreement and to complete the merger and other transactions contemplated by the merger agreement;
•	non-contravention of organizational documents, laws or certain material agreements as a result of the contemplated transactions;
•	required filings with, and consents from, governmental entities in connection with the transactions contemplated by the merger agreement;
•	compliance with SEC filing requirements;
•	the accuracy of the information supplied in this proxy statement;
•
the conduct of the business of HashiCorp and its subsidiaries in the ordinary course of business consistent with past practice and the absence of any material adverse effect, in each case, since the most recent audited financial statements as of the date of the merger agreement;

•	litigation;
•	material contracts;
•	permits and compliance with laws;
•	environmental matters;
•	labor relations;
•	employee benefits matters;
•	tax matters;
•	real properties owned or leased by HashiCorp and its subsidiaries;
•	intellectual property matters;
•	information technology, privacy and data security matters;
•	insurance matters;
•	regulatory matters, including compliance with:
○	anti-corruption laws,
○	anti-money laundering laws and
○	economic sanctions/trade laws;
•	government contracts;
•	inapplicability of anti-takeover statutes;
•	the stockholder approval required to adopt the merger agreement;
•	the absence of any undisclosed broker’s fee; and
•	the receipt by the HashiCorp Board of the opinion of Qatalyst Partners.
The representations and warranties of IBM and Sub in the merger agreement relate to, among other things:
•	due organization, valid existence, good standing and qualification to do business;
•	corporate power and authorization to enter into the merger agreement and to complete the merger and other transactions contemplated by the merger agreement;
•	non-contravention of organizational documents, laws or certain material agreements as a result of the contemplated transactions;
•	required filings with, and consents from, governmental entities in connection with the transactions contemplated by the merger agreement;
•	the accuracy of the information supplied by IBM and Sub for inclusion in this proxy statement;
•	formation and interim operations of Sub;

•	sufficiency of funds; and
•	inapplicability of anti-takeover statutes.
Certain of the representations and warranties made by the parties are qualified as to “knowledge,” “materiality” or “material adverse effect,” as applicable. For purposes of the merger agreement and this proxy statement, a “material adverse effect” means any state of facts, change, development, event, effect, condition, occurrence, action or omission that, individually or in the aggregate, would reasonably be expected to result in a material adverse effect on the business, assets, properties, financial condition or results of operations of HashiCorp and its subsidiaries, taken as a whole. Subject to certain exceptions, none of the following will be taken into account in determining whether there has been or will be a material adverse effect:
•	any change in general economic, market or political conditions affecting the United States economy, or any other national or regional economy or the global economy;
•	any change in the conditions in the industry sectors or geographical regions in which HashiCorp and its subsidiaries conduct business;
•	any change in GAAP or applicable law or the enforcement or interpretation of GAAP or applicable law;
•
any act of terrorism, hostilities, sabotage, war, national disaster, national or international calamity, civil unrest, cyber-attack, cybercrime or military action affecting the United States or any other country or region of the world;

•
changes in the financial, credit, banking or securities markets in the United States or any other country or region in the world and including changes or developments in or relating to currency exchange or interest rates or rates of inflation;

•	any failure to meet internal, published or third party financial projections, forecasts or revenue or earnings predictions or estimates for any period;
•	any change in the price or trading volume of shares of our common stock in and of itself;
•	any change in regulatory, legislative or political conditions in the United States or any other country or region in the world;
•
the negotiation, execution or delivery of the merger agreement or the public announcement, pendency or consummation of the merger or the other transactions contemplated by the merger agreement, including any loss or adverse change with HashiCorp’s employees and contract counterparties;

•	the occurrence of natural or man-made disasters, calamities, pandemics, epidemics or public health events, force majeure events or weather conditions;
•
any action or omission of HashiCorp or any of its subsidiaries taken with the prior written consent of IBM (or any action not taken if IBM fails to consent to an action otherwise requiring IBM’s consent); or

•	any litigation against HashiCorp and/or its directors relating to the merger or the other transactions contemplated by the merger agreement.
None of the representations and warranties (or covenants or agreements) contained in the merger agreement will survive the consummation of the merger.
Conduct of Business Pending the Merger
From the date of the merger agreement until the effective time (other than as contemplated by the merger agreement or company letter, required by applicable law, approved by IBM or taken in response to COVID-19), HashiCorp agreed to use reasonable best efforts to:
•	carry on its business in all material respects in the ordinary course consistent with past practice;
•	keep available the services of its officers, software developers and other employees;
•	substantially preserve its assets and technology;
•	substantially preserve its relationships with customers, suppliers, licensors, licensees, distributors and other third parties having material business dealings with HashiCorp; and
•	maintain its material franchises, rights and permits.

In addition, from the date of the merger agreement until the effective time (other than as contemplated by the merger agreement or company letter, as required by applicable law, as approved by IBM or taken in response to COVID-19), HashiCorp agreed not to take, or permit any of its subsidiaries to take, specific actions, including (in each case, subject to specific exceptions set forth in the merger agreement):
•
declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or other equity or voting interests, except for dividends or distributions paid by any of its wholly owned subsidiaries to HashiCorp or other wholly owned subsidiaries of HashiCorp;

•
split, combine or reclassify any of its capital stock or other equity or voting interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock or other equity or voting interests;

•
purchase, redeem or otherwise acquire any shares of capital stock, other equity or voting interests or any other securities of HashiCorp or any of its subsidiaries or any options, restricted shares, warrants, calls or rights to acquire any such shares or other securities;

•
issue, deliver, sell, pledge or otherwise encumber any shares of its common stock, other equity or voting interests or equity equivalents or securities convertible into any options, warrants, calls or rights to acquire any such stock, interests or equity equivalents, subject to certain exceptions for shares issued upon exercise of convertible securities;

•	amend or propose to amend its or any of its subsidiaries’ certificate of incorporation or bylaws (or similar organizational documents);
•
acquire any businesses or division or business line thereof, or any assets outside of the ordinary course of business consistent with past practice, in either case valued greater than certain specified thresholds;

•	sell, lease, license, sell and lease back, mortgage or otherwise dispose of any of its material properties or assets outside of the ordinary course of business;
•
subject any of its assets, properties or rights, or any part thereof, to any lien or suffer such to exist (other than permitted liens) if the obligations supported by such lien are other than in the ordinary course of business;

•	repurchase, prepay or incur any indebtedness in excess of certain specified thresholds;
•	make any loans, advances or capital contributions to, or investments in any person in excess of certain specified thresholds;
•	amend, modify or change the terms of its indebtedness in excess of certain specified thresholds;
•
incur or commit to incur any capital expenditures, or any obligations or liabilities in connection therewith, in excess of certain specified thresholds, other than (i) consistent with the capital expenditure budget set forth in the company letter or (ii) as may be necessary in connection with any emergency repair, maintenance or replacement;

•
pay, discharge, settle or satisfy any legal proceedings or waive, relinquish, release, grant, transfer or assign any material right in connection with any legal proceedings other than in the ordinary course of business;

•
enter into any lease or sublease of real property other than in the ordinary course of business, modify or amend in any material respect, or exercise any right to renew, any lease or sublease of real property other than in the ordinary course of business or acquire any material interest in real property;

•
enter into, materially modify or amend, or accelerate, terminate or cancel, any material contract or other specified contract or waive any material right to enforce, relinquish, release, transfer or assign any material rights or claims under any such contract other than in the ordinary course of business consistent with past practice; provided that the foregoing ordinary course exception will not apply to any such contract that contains certain specified provisions restricting HashiCorp’s business;

•	except as required to comply with any benefit plan or benefit agreement in effect on the date of the merger agreement or applicable law:
○	adopt, establish, enter into, terminate, amend or modify any material benefit plan or benefit agreement;
○
pay or provide to any company personnel any compensation or benefit not provided for under a benefit plan or benefit agreement as in effect on the date of the merger agreement, other than (i) the payment of base compensation for company personnel; or (ii) increases of base compensation for company personnel below the vice president level, in each case, in the ordinary course of business consistent with past practice;

○
grant or amend any award under any benefits plan or remove or modify existing restrictions in any benefit plan or benefit agreement or awards made thereunder or any restrictive covenant arrangement with any company personnel;

○
grant or pay any severance, separation, change in control, termination, retention or similar compensation or benefits to, or increase in any manner such compensation or benefits of, any company personnel;

○	take any action to fund or in any other way secure the payment of compensation or benefits under any benefit plan or benefit agreement;
○	take any action to accelerate the time of payment or vesting of any rights, compensation, benefits or funding obligations under any benefit plan or benefit agreement or otherwise;
○
hire any company personnel at the vice president level or above or terminate the employment of any such company personnel at the vice president level or above, other than due to such employee’s death, disability or cause; or

○	make any material determination under any benefit plan or benefit agreement that is inconsistent with the ordinary course of business or past practice;
•
enter into any contract that is material to HashiCorp and its subsidiaries, taken as a whole, containing any restriction on the ability of HashiCorp or any of its subsidiaries to assign all or any material portion of its material rights, interests or obligations thereunder, unless such restrictions expressly exclude any assignment to IBM and any of its subsidiaries following the consummation of the merger;

•
except as required by applicable law, adopt or enter into any collective bargaining agreement, labor union contract, trade union agreement or other works council agreement applicable to the employees of HashiCorp or any of its subsidiaries;

•
write down any of its material assets in excess of $100,000, except for depreciation or amortization in accordance with GAAP consistently applied, or make any change in any financial or tax accounting principle, method or practice, in each case other than as required by GAAP or applicable law;

•	fail to maintain, allow to lapse or abandon any material registered or applied-for trademarks or patents owned by HashiCorp or any of its subsidiaries;
•
amend or modify any of HashiCorp’s standard end user license agreements or other standard terms and conditions under which any products and services of HashiCorp or any of its subsidiaries are made available or HashiCorp’s Trademark Policy, other than immaterial amendments or immaterial modifications to such standard end user license agreements or standard terms and conditions;

•	make, change or revoke tax elections, file any material amended tax return, or settle any tax claims, among other tax matters;
•	take certain other actions set forth on the company letter; or
•	authorize any of, or commit, resolve or agree to take any of, the foregoing actions.

Additional Agreements
No Solicitation of Takeover Proposals
HashiCorp agreed that, as of the date of the merger agreement, HashiCorp will immediately cease and terminate, and will not authorize or knowingly permit any of its subsidiaries or representatives to continue, any and all existing discussions, negotiations or similar activities with any third party conducted with respect to any takeover proposal.
HashiCorp will not modify, amend or terminate, or waive, release or assign any provisions of any confidentiality agreement or standstill agreement (or any similar agreement) relating to a potential takeover proposal and will enforce the provisions of any such agreement; except solely to the extent necessary to permit the party referred therein to submit a takeover proposal to the HashiCorp Board on a confidential basis not in violation of the merger agreement.
Except as expressly permitted by the merger agreement, HashiCorp will not, and will not authorize or knowingly permit any of its subsidiaries, or any of its or its subsidiaries’ directors, officers, employees or any investment banker, attorney, accountant or other advisor or representative to, and will not publicly announce any intention to, directly or indirectly:
•	solicit, initiate or knowingly encourage, or knowingly take any other action to facilitate, any takeover proposal;
•
enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any third party (or any representative thereof) any information regarding HashiCorp or its subsidiaries, or otherwise cooperate in any way with any third party (or any representative thereof), with respect to any takeover proposal; or

•
execute or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement with a third party relating to any takeover proposal.

Notwithstanding the preceding paragraph, at any time prior to obtaining the requisite stockholder approval at the special meeting, in response to a bona fide written takeover proposal (which did not result from a breach of the non-solicitation provisions of the merger agreement) received after the date of the merger agreement that the HashiCorp Board determines in good faith constitutes, or would reasonably be expected to lead to, a superior proposal, HashiCorp may, and may permit and authorize its subsidiaries and representatives to, in each case, subject to compliance with the other requirements in the merger agreement:
•
furnish information with respect to HashiCorp and its subsidiaries to the person making such takeover proposal (and its representatives) pursuant to a confidentiality agreement in effect as of the date of the merger agreement or entered into after the date of the merger agreement and, in each case, that contains terms that are at least as restrictive in any material respect on such person as those contained in the confidentiality agreement between IBM and HashiCorp, and which does not contain any exclusivity provision or other term that would restrict, in any manner, HashiCorp’s ability to consummate the transactions contemplated by the merger agreement or to comply with its disclosure obligations to IBM pursuant to the merger agreement (it being understood that such confidentiality agreement need not contain a “standstill” provision (or similar obligation)), but only if all such information has previously been provided, or is concurrently provided, to IBM or its representatives; and

•	participate in discussions or negotiations with the person making such takeover proposal (and its representatives), and no other third party, regarding such takeover proposal.
HashiCorp and its representatives may, in response to a bona fide written takeover proposal (which did not result from a breach of the merger agreement), contact the person who made such takeover proposal solely to clarify the terms of such takeover proposal or determine whether such person intends to provide any documents (or additional documents) containing the terms and conditions of such takeover proposal.
From and after the date of the merger agreement, HashiCorp will, as promptly as practicable and in any event within 24 hours after the receipt thereof, advise IBM in writing of:

•	any takeover proposal or any request for information or inquiry by a person stating an intention to make a takeover proposal; and
•
the terms and conditions of such takeover proposal, request or inquiry (including any subsequent amendment or other modification to such terms and conditions) and the identity of the person making any such takeover proposal, request or inquiry.

Commencing upon the provision of any notice referred to in the preceding paragraph, HashiCorp (or its outside counsel) will:
•	keep IBM (or its outside counsel) informed on a reasonably current basis regarding the status and terms of discussions and negotiations relating to any such takeover proposal, request or inquiry; and
•
as promptly as practicable (and in any event within 24 hours following the receipt or delivery thereof), provide IBM (or its outside legal counsel) with unredacted copies of all writings or media (whether or not electronic) containing any terms or conditions of any proposals or proposed transaction agreements (including all schedules and exhibits thereto) received by HashiCorp relating to any takeover proposal.

For purposes of the merger agreement and this proxy statement, “takeover proposal” means any proposal or offer from any person or group (other than IBM or Sub or any of their affiliates) relating to, or that would reasonably be expected to lead to, in one transaction or a series of related transactions, any
•
merger, consolidation, business combination, recapitalization, liquidation or dissolution, in each case, involving HashiCorp, pursuant to which any person or group (other than IBM or Sub or any of their affiliates) would hold 20 percent or more of the outstanding shares of our common stock (whether by voting power or number of shares) or equity securities representing 20 percent or more of the voting power of the successor of HashiCorp as a result of such transaction; or

•
any direct or indirect acquisition, including by way of any merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, joint venture or transaction with a similar acquisitive intent, of:

○	assets or businesses that constitute or represent 20 percent or more of the total revenue, net income, EBITDA or assets of HashiCorp and its subsidiaries, taken as a whole, or
○
20 percent or more of the outstanding shares of our common stock (whether by voting power or number of shares), or options, rights, or warrants to purchase, or securities convertible into or exchangeable for, 20 percent or more of the outstanding shares of our common stock (whether by voting power or number of shares).

For purposes of the merger agreement and this proxy statement, “superior proposal” means any bona fide written proposal or offer that did not result from a breach of the non-solicitation provisions of the merger agreement, made by any person (other than IBM or Sub or any of their affiliates) that, if consummated, would result in such person acquiring, directly or indirectly, including by way of any merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, joint venture or transaction with a similar acquisitive intent, more than 50 percent of the voting power and 50 percent of the outstanding shares of our common stock or all or substantially all the assets of HashiCorp and its subsidiaries, taken as a whole, and which, in the reasonable good faith judgment of the HashiCorp Board (after consultation with HashiCorp’s financial advisor and outside legal counsel):
•
would result in a transaction more favorable to HashiCorp stockholders than the transactions contemplated by the merger agreement, taking into account all of the terms and conditions of such proposal or offer and the merger agreement (including any changes to the terms of the merger agreement proposed by IBM in response to such proposal or offer or otherwise, in a written offer that would become binding if accepted by HashiCorp); and

•	would reasonably be expected to be consummated in accordance with its terms, taking into account all financial, legal, regulatory, timing and other aspects of such proposal.
Change of Recommendation
The merger agreement provides that neither the HashiCorp Board nor any committee thereof will (or will agree or resolve to):

•
withhold, withdraw, qualify or modify in a manner adverse to IBM or Sub, the recommendation that the HashiCorp stockholders adopt the merger agreement (which we refer to as the “company board recommendation”), or propose publicly to do so;

•	recommend or declare advisable the approval or adoption of any takeover proposal, or resolve or agree to do so, or adopt or approve any takeover proposal;
•
if a takeover proposal has been publicly announced or a tender offer or exchange offer for any outstanding shares of our common stock is commenced, fail to publicly reaffirm the company board recommendation and recommend against acceptance of such takeover proposal, tender offer or exchange offer by the HashiCorp stockholders within 10 business days after commencement;

•
if a superior proposal notice or intervening event notice has been provided by HashiCorp, fail to withdraw such superior proposal notice or intervening event notice, as applicable, and publicly reaffirm the company board recommendation within three business days following the earlier of:

○	the expiration of the superior proposal notice period or intervening event notice period, as applicable, and including any extension or continuation thereof, or
○	written notice from IBM that it is waiving the superior proposal notice period or intervening event notice period, as applicable, and including any extension or continuation thereof; or
•
cause or permit HashiCorp to enter into any acquisition agreement constituting or related to, or which is intended to or would reasonably be expected to lead to, any takeover proposal (other than a confidentiality agreement entered into in compliance with the non-solicitation provisions of the merger agreement).

We refer to each of the actions in the first four bullets above as an “adverse recommendation change.”
However, notwithstanding anything to the contrary in the merger agreement, at any time prior to obtaining the requisite stockholder approval to adopt the merger agreement at the special meeting, the HashiCorp Board may, in response to a superior proposal received after the date of the merger agreement and not resulting, directly or indirectly, from a breach of non-solicitation provisions of the merger agreement, effect an adverse recommendation change or terminate the merger agreement to enter into an alternative acquisition agreement with respect to such superior proposal in accordance with the termination provisions of the merger agreement, or resolve or agree to take any such action, only if:
•
the HashiCorp Board has provided prior written notice to IBM (which we refer to as a “superior proposal notice”) at least four business days in advance (which we refer to as, as modified, extended or continued in accordance with the merger agreement, the “superior proposal notice period”) to the effect that the HashiCorp Board is prepared to effect an adverse recommendation change in response to a superior proposal, or to terminate the merger agreement in accordance with the termination provisions of the merger agreement, as applicable;

•
during the applicable superior proposal notice period (or any extension or continuation thereof), prior to the HashiCorp Board effecting an adverse recommendation change or terminating the merger agreement in accordance with the termination provisions of the merger agreement, HashiCorp and its representatives will negotiate in good faith with IBM and its representatives regarding any revisions to the terms of the merger and the other transactions contemplated by the merger agreement proposed by IBM;

•
IBM does not make, within the superior proposal notice period (or any extension or continuation thereof), a proposal (in a written offer that would become binding if accepted by HashiCorp) that would, in the reasonable good faith judgment of the HashiCorp Board (after consultation with outside legal counsel and HashiCorp’s financial advisor), cause the offer previously constituting a superior proposal to no longer constitute a superior proposal (it being understood and agreed that any material amendment or material modification of such superior proposal will require a new notice of a superior proposal with a new superior proposal notice period of three business days); and

•
the HashiCorp Board has determined in good faith, after consultation with its outside legal counsel and HashiCorp’s financial advisor, that, in light of such superior proposal and taking into account any revised terms proposed by IBM, such superior proposal continues to constitute a superior proposal and that the failure to make such adverse recommendation change or to so terminate the merger agreement in accordance with specified termination provisions of the merger agreement, as applicable, would be inconsistent with the directors’ fiduciary duties under applicable law.
At any time prior to obtaining the requisite stockholder approval to adopt the merger agreement at the special meeting, and other than in connection with a takeover proposal, the HashiCorp Board may, in response to an intervening event (as defined below), effect an adverse recommendation change or resolve or agree to take such action, only if:
•
the HashiCorp Board has provided prior written notice to IBM (which we refer to as a “intervening event notice”) at least four business days in advance (which we refer to as, as modified, extended or continued in accordance with the merger agreement, the “intervening event notice period”) to the effect that the HashiCorp Board is prepared to effect an adverse recommendation change, which notice will describe the intervening event in reasonable detail;

•
during the applicable intervening event notice period (or any extension or continuation thereof), prior to the HashiCorp Board effecting an adverse recommendation change in response to an intervening event, HashiCorp and its representatives negotiate in good faith with IBM and its representatives regarding any revisions to the terms of the merger and the other transactions contemplated by the merger agreement proposed by IBM;

•
IBM does not make, within the applicable intervening event notice period (or any extension or continuation thereof) after the receipt of such notice, a proposal (in a written offer that would become binding if accepted by HashiCorp) that would, in the reasonable good faith judgment of the HashiCorp Board (after consultation with outside legal counsel and HashiCorp’s financial advisor), cause such intervening event to no longer constitute an intervening event (it being understood and agreed that any material change in any event, occurrence or facts relating to such intervening event (other than any revisions proposed or proposals made by IBM as referred to above) will require a new notice of an intervening event with a new intervening event notice period of three business days); and

•
the HashiCorp Board has determined in good faith, after consultation with its outside legal counsel and HashiCorp’s financial advisor, that, in light of such intervening event and taking into account any revised terms proposed by IBM, such intervening event continues to constitute an intervening event and that the failure to make such adverse recommendation change would be inconsistent with the directors’ fiduciary duties under applicable law.

For purposes of the merger agreement and this proxy statement, “intervening event” means any event, development or change in circumstances with respect to HashiCorp or its subsidiaries that was not known to the HashiCorp Board, or the consequences of which were not reasonably foreseeable, as of the date of the merger agreement, which event, change or development becomes known to the HashiCorp Board prior to obtaining the requisite stockholder approval to adopt the merger agreement at the special meeting and which causes the HashiCorp Board to determine in good faith, after consultation with its outside legal counsel and HashiCorp’s financial advisor, that failure to make an adverse recommendation change would be reasonably likely to result in a breach of its fiduciary duties under applicable law. However, in no event will the following events, changes or developments constitute an intervening event:
•	the receipt, existence or terms of a takeover proposal or any matter relating thereto or consequence thereof; or
•
any change in the price or trading volume of the shares of our common stock or any other securities of HashiCorp or any change in credit rating or the fact that HashiCorp meets or exceeds internal or published estimates, projections, forecasts or predictions for any period (provided that, in each case, the underlying causes thereof may constitute or be taken into account in determining whether there has been an intervening event).

Efforts to Obtain Required Stockholder Approvals
HashiCorp has agreed that, except to the extent an adverse recommendation change has been effected in compliance with the terms of the merger agreement, it will use its reasonable best efforts to solicit votes of HashiCorp stockholders in favor of the adoption of the merger agreement.

The merger agreement provides that HashiCorp may postpone or adjourn the special meeting only if:
•
HashiCorp is unable, or does not reasonably expect, to obtain a quorum of its stockholders at the special meeting, to the extent (and only to the extent) necessary in order to obtain a quorum of its stockholders and HashiCorp must use its reasonable best efforts to obtain such a quorum as promptly as practicable;

•
there are not sufficient affirmative votes in person or by proxy at the special meeting to adopt the merger agreement in order to allow reasonable time for the solicitation of proxies for purposes of obtaining the requisite stockholder approval to adopt the merger agreement;

•	the HashiCorp Board has determined in good faith (after consultation with outside legal counsel) that a delay is required by applicable law:
○	to comply with comments made by the SEC or its staff with respect to this proxy statement; or
○
to allow reasonable additional time for the filing of any supplemental or amended disclosure that the HashiCorp Board has determined (after consultation with outside legal counsel) is reasonably likely to be required under applicable law; or

•
HashiCorp is required to do so by a court of competent jurisdiction in connection with any litigation against HashiCorp and/or its directors relating to the merger or the other transactions contemplated by the merger agreement.

If the special meeting is postponed or adjourned due to a failure to obtain a quorum or a lack of sufficient votes, HashiCorp has agreed to not postpone or adjourn the special meeting by more than 30 days after the special meeting was scheduled without the prior written consent of IBM. Unless the special meeting is postponed or adjourned due to a court order, HashiCorp has agreed to not postpone or adjourn the special meeting by more than 10 days at a time without the prior written consent of IBM.
HashiCorp has also agreed to postpone or adjourn the special meeting at the request of IBM if there are not sufficient affirmative votes in person or by proxy to adopt the merger agreement to allow reasonable time for the solicitation of proxies for purposes of obtaining the requisite stockholder approval to adopt the merger agreement. However, HashiCorp is not required to postpone or adjourn the special meeting at IBM’s request by more than 10 days at a time or by more than 60 days in the aggregate after the date on which the special meeting was originally scheduled.
Efforts to Complete the Merger
HashiCorp and IBM have agreed to use their respective reasonable best efforts to consummate the merger and the other transactions contemplated by the merger agreement as soon as practicable and in any event no later than the termination date (as defined in the section of this proxy statement captioned “—Termination of the Merger Agreement and Expenses—Termination”), including using their reasonable best efforts to accomplish the following:
•	satisfaction of the conditions described in the section of this proxy statement captioned “—Conditions to the Closing of the Merger”;
•
obtaining all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from, and the giving of any necessary notices to, governmental entities and other persons and the making of all necessary registrations, declarations and filings (including filings under the HSR Act, other applicable antitrust laws and foreign investment laws and other registrations, declarations and filings with, or notices to, governmental entities, if any);

•
taking all reasonable steps to provide any supplemental information requested by a governmental entity, including participating in meetings with officials of such entity in the course of its review of the merger agreement, the merger or the other transactions contemplated by the merger agreement;

•	taking all reasonable steps to avoid any suit, claim, action, investigation or proceeding by any governmental entity or third party; and
•	taking all reasonable steps to obtain all necessary consents, approvals or waivers from any third party.

Notwithstanding anything to the contrary in the merger agreement, IBM and HashiCorp are not required to agree to the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments), or the provision of additional security (including a guaranty), in connection with the merger.
Regulatory Approvals
In furtherance and not in limitation of foregoing agreements, each of IBM and HashiCorp agreed to:
•
prepare and file any notification and report forms and related material required under the HSR Act and other applicable antitrust laws and foreign investment laws with respect to the transactions contemplated by the merger agreement, and any additional filings or notifications and related material that are necessary, proper or advisable to permit consummation of the transactions contemplated by the merger agreement, as promptly as reasonably practicable and advisable;

•
provide or cause to be provided as promptly as reasonably practicable and advisable any information and documentary material that may be requested by the DOJ or FTC under the HSR Act or by other governmental entities under applicable antitrust laws or foreign investment laws (if any); and

•
use its reasonable best efforts to obtain prompt expiration or termination of any applicable waiting period or other approval of consummation of the transactions contemplated by the merger agreement by the DOJ or FTC or other applicable governmental entities.

If IBM or HashiCorp receives a second request under the HSR Act or any similar inquiry or request under any other applicable antitrust laws or foreign investment laws in connection with the transactions contemplated by the merger agreement, IBM and HashiCorp agreed to use reasonable best efforts to comply as promptly as practicable with such request. If IBM or HashiCorp receives a subpoena or civil investigative demand requesting materials and information similar to the information usually demanded in a second request under the HSR Act or any similar request under any other applicable antitrust laws or foreign investment laws, IBM and HashiCorp agreed to use reasonable best efforts to comply as promptly as practicable with such subpoena or civil investigative demand.
Without limiting the generality of the undertakings of IBM described above in this section or in the section captioned “—Additional Agreements—Efforts to Complete the Merger,” IBM and HashiCorp, along with their respective subsidiaries, agreed to use their reasonable best efforts to obtain clearance under any applicable antitrust laws and foreign investment laws so as to enable the parties to the merger agreement to consummate the merger and the other transactions contemplated by the merger agreement as promptly as practicable, and in any event prior to the termination date, including by:
•
proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture, disposition, license or other disposition of any subsidiaries, operations, divisions, businesses, product lines, contracts, customers or assets of HashiCorp or any of its subsidiaries;

•
taking or committing to take such other actions that may limit or impact HashiCorp’s or any of its subsidiaries’ freedom of action with respect to, or its ability to retain, any of HashiCorp’s or any of its subsidiaries’ operations, divisions, businesses, product lines, contracts, customers or assets;

•
entering into any orders, settlements, undertakings, contracts, consent decrees, stipulations or other agreements to effectuate any of the foregoing or in order to vacate, lift, reverse, overturn, settle or otherwise resolve any order that prevents, prohibits, restricts or delays the consummation of the merger and the other transactions contemplated by the merger agreement, in any case, that may be issued by any court or other governmental entity; and

•
creating, terminating or divesting relationships, contractual rights or obligations of HashiCorp, or any of its subsidiaries, in each case, in connection with obtaining all, or eliminating any requirement to obtain any, waiting period expirations or terminations, consents, clearances, waivers, exemptions, licenses, orders, registrations, approvals, permits and authorizations for the transactions contemplated by the merger agreement under the HSR Act or any other applicable antitrust laws or foreign investment laws from any governmental entity so as to enable the closing of the merger to occur no later than the termination date.

HashiCorp is not permitted to take any of the actions listed in the four bullets above unless requested to do so by IBM.
In furtherance and not in limitation of the undertakings of IBM described above in this section or in the section captioned “—Additional Agreements—Efforts to Complete the Merger,” if any administrative or judicial action or proceeding by a governmental entity of competent jurisdiction is instituted challenging the merger and the other transactions contemplated by the merger agreement, each of IBM and HashiCorp will use its reasonable best efforts to:
•	oppose fully and vigorously, including by defending through litigation, any such action or proceeding;
•	pursue vigorously all available avenues of administrative and judicial appeal; and
•	seek to have vacated, lifted, reversed or overturned any judgment that is in effect that prohibits, prevents or restricts consummation of the transactions contemplated by the merger agreement.
Subject to applicable law and the requirements of applicable governmental entities, HashiCorp and IBM and their respective counsel have agreed, among other things, to cooperate with each other in connection with any filing or submission with a governmental entity in connection with the transactions contemplated by the merger agreement and in connection with any investigation or other inquiry by or before a governmental entity relating to the transactions contemplated by the merger agreement, including any proceeding initiated by a private person.
Notwithstanding the foregoing, IBM will control and direct all aspects of the parties' efforts to obtain the required approvals under applicable antitrust laws and foreign investment laws, including having principal responsibility for devising, implementing, and making the final determination as to the appropriate strategy relating to any matters relating to the applicable antitrust laws and foreign investment laws, including with respect to any filings, notifications, submissions and communications with or to any governmental entity, provided that IBM consults in advance with HashiCorp. HashiCorp and IBM have agreed not to extend any waiting period under applicable antitrust laws and foreign investment laws or enter into any agreement with a governmental entity not to consummate the merger, without the other party's consent.
Burdensome Conditions
Notwithstanding the obligations described in the sections captioned “—Additional Agreements—Efforts to Complete the Merger” and “—Additional Agreements—Regulatory Approvals” or otherwise provided for in the merger agreement, IBM is not required to propose, execute, carry out or agree or submit to any condition, limitation or remedy:
•	that is not conditioned on the consummation of the merger;
•	that would reasonably be expected to have, individually or in the aggregate,
○	a material negative impact on the business of HashiCorp and its subsidiaries, taken as a whole, as currently conducted, or
○	a material negative impact on the benefits expected to be derived by IBM (together with its subsidiaries) from the merger and the other transactions contemplated by the merger agreement;
•
with respect to IBM and its subsidiaries or their respective businesses, product lines, assets, permits, operations, rights, or interest therein (other than with respect to HashiCorp and its subsidiaries); or

•	that would require IBM or its affiliates (including HashiCorp and its subsidiaries) to obtain prior approval of any future acquisition, disposition, business combination or similar transaction.
We refer to any of the foregoing bullet points as a “burdensome condition.”
Notwithstanding anything to the contrary contained in the merger agreement, none of IBM, HashiCorp or any of their respective subsidiaries will be required to (and HashiCorp and its subsidiaries will not, without the prior written consent of IBM) take any action, or commit to take any action that would result in or be reasonably expected to result in a burdensome condition.
Employee Matters
For a period of one year following the effective time (or, if earlier, the date of termination of employment of the relevant continuing employee), IBM will cause HashiCorp and its subsidiaries to honor all compensation and benefit plans, programs, policies, practices or agreements maintained or sponsored by HashiCorp or any of its subsidiaries, or to which HashiCorp or any of its subsidiaries is a party, as in effect on the date of the merger agreement. IBM or its affiliates may amend, modify, replace or terminate such arrangements in accordance with their terms.
For a period of one year following the effective time (or, if earlier, the date of termination of employment of the relevant continuing employee), IBM will (or will cause its applicable subsidiary or subsidiaries to) provide:
•	base salary and wages that are no less favorable than those provided to such continuing employees immediately prior to the effective time;
•	target annual cash bonus, target cash-based commission and other target cash-based incentive compensation opportunities (excluding, for the avoidance of doubt, equity or equity-based awards); and
•	retirement, welfare and severance benefits, in each case substantially comparable in the aggregate to the greater of:
○	those provided to such continuing employee immediately prior to the effective time, or
○	those provided to employees of IBM and its subsidiaries.
IBM or its applicable affiliates will, unless prohibited by applicable law, give, or cause to be given, to continuing employees credit for purposes of eligibility to participate (other than any defined benefit pension, post-employment health benefits or post-employment welfare benefits plan), vesting and, with respect to severance and vacation benefits only, determining the level of benefits, but not for benefit accrual (unless such accruals are required by applicable law), under employee benefit plans maintained by IBM or its affiliates and in which such employees participate after the effective time, for such employees’ service prior to the effective time with HashiCorp or any of its subsidiaries, to the same extent recognized by HashiCorp and its subsidiaries prior to the effective time. Such crediting of service will not operate to duplicate any benefit or the funding of any such benefit.
With respect to any welfare plan maintained by IBM or any of its affiliates in which continuing employees are eligible to participate after the closing, IBM will, and will cause the surviving corporation to:
•
waive all waiting periods, evidence of insurability requirements and actively-at-work or similar requirements, limitations as to preexisting conditions and exclusions with respect to participation and coverage requirements applicable to such employees to the extent such conditions and exclusions were satisfied or did not apply to such employees under the welfare plans of HashiCorp and its subsidiaries prior to the effective time (other than with respect to pre-existing health conditions pursuant to underwriting requirements under fully insured plans);

•
provide continuing employees with credit for any co-payments and deductibles paid prior to the effective time in satisfying any analogous deductible or out-of-pocket requirements only to the same extent recognized by HashiCorp or its subsidiaries prior to the closing; and

•
credit the account of each continuing employee under any such welfare plan that is a flexible spending plan with any unused balance in the account of such continuing employee under the applicable benefit plan.

Any vacation or paid time off accrued but unused by a continuing employee as of immediately prior to the effective time will be credited to such continuing employee following the effective time and will not be subject to accrual limits or other forfeiture conditions that were not applicable as of immediately prior to the effective time.
HashiCorp will, and will cause its subsidiaries to, coordinate in advance with IBM between the date of the merger agreement and the closing date regarding any communication with any company personnel relating to compensation or benefits to be provided subsequent to the closing date, and any such communication will be shared with IBM in advance and HashiCorp will consider IBM’s comments in good faith; provided that in no event will HashiCorp or its subsidiaries be restricted from making any communication with any company personnel which are required under applicable law or pursuant to the terms of any benefit plan.

For the avoidance of doubt, the merger agreement does not confer any rights or remedies of any kind or description upon any person (including any continuing employees and any of their beneficiaries and dependents) other than IBM, its subsidiaries, HashiCorp and their respective successors and assigns.
Directors’ and Officers’ Indemnification and Insurance
IBM and Sub have agreed that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time now existing in favor of the current or former directors or officers of HashiCorp and its subsidiaries as provided in their respective certificate of incorporation or bylaws (or comparable organizational documents) and any indemnification or other agreements of HashiCorp or its subsidiaries as in effect on the date of the merger agreement and that are (1) filed with the SEC, (2) substantially in the same the form as the agreements filed with the SEC or (3) set forth in the company letter will, in each case, be assumed by the surviving corporation in the merger, without further action, at the effective time and will survive the merger and continue in full force and effect in accordance with their terms, and IBM will cause the surviving corporation to comply with and honor the foregoing obligations.
If the surviving corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any person, or if IBM dissolves the surviving corporation, IBM will cause the successors and assigns of the surviving corporation to assume the obligations set forth in the indemnification, exculpation and insurance provisions of the merger agreement.
IBM is obligated to obtain, as of the effective time, a “tail” insurance policy with a claims period of six years from the effective time for directors’ and officers’ liability insurance covering each person currently covered by the HashiCorp’s directors’ and officers’ liability insurance policy for acts or omissions occurring prior to the effective time on terms that are no less favorable than those of HashiCorp’s policies in effect on the date of the merger agreement, which insurance will be in effect prior to the completion of the merger and prepaid for such six-year period. However, in no event will IBM or the surviving corporation be required to pay premiums for insurance under this paragraph which in the aggregate exceed 300 percent of the aggregate premiums paid by HashiCorp in its most recent fiscal year.
If IBM fails to obtain a “tail” insurance policy at least 10 business days prior to the anticipated closing date of the merger, then HashiCorp may obtain a “tail” insurance policy on the same terms set forth in the immediately preceding paragraph, but provided that the aggregate cost for such “tail” insurance policy must not exceed 300 percent of the aggregate premiums paid by HashiCorp for the period in its most recent fiscal year.
Other Covenants and Agreements
The merger agreement contains certain covenants and agreements (in addition to those described above), including covenants relating to, among other things:
•	preparation by HashiCorp of this proxy statement and holding the special meeting;
•	confidentiality of and access by IBM to certain information about HashiCorp;
•	HashiCorp and IBM providing each other with certain notices;
•	litigation against HashiCorp and/or its directors relating to the merger or other transactions contemplated by the merger agreement;
•	apportionment of certain fees and expenses among the parties;
•	consultation between HashiCorp and IBM in connection with public statements with respect to the transactions contemplated by the merger agreement;
•	IBM causing Sub to comply with all of Sub’s obligations under the merger agreement;
•
HashiCorp cooperating with IBM and using its reasonable best efforts to cause HashiCorp’s Class A common stock to be delisted from Nasdaq as promptly as practicable following the effective time and deregistered pursuant to the Exchange Act as promptly as practicable following such delisting;

•	obtaining resignations of certain managers, directors or officers of HashiCorp’s subsidiaries at IBM’s request; and

•	HashiCorp using its reasonable best efforts to terminate its retention of a professional employer organization in Ireland.
Conditions to the Closing of the Merger
The respective obligations of HashiCorp, IBM and Sub to effect the merger are subject to the satisfaction or waiver on or prior to the closing date of the following conditions:
•	the adoption of the merger agreement by our stockholders;
•
the expiration or termination of the applicable waiting period under the HSR Act and the obtainment, termination or expiration, as applicable, of any approval or waiting period under antitrust or foreign investment laws in certain specified non-U.S. jurisdictions, in each case without the imposition of a burdensome condition; and

•
the absence of any (1) temporary restraining order, preliminary or permanent injunction, or other judgment or law issued by any court of competent jurisdiction or other governmental entity of competent jurisdiction preventing or materially restraining the consummation of the merger or imposing, individually or in the aggregate, a burdensome condition (we refer to these, collectively, as a “legal restraint”), and (2) formal adjudicative proceeding by a governmental entity before any court of competent jurisdiction or other governmental entity of competent jurisdiction seeking to impose a legal restraint.

The obligations of IBM and Sub to effect the merger are further subject to the satisfaction or waiver on or prior to the closing date of the following conditions:
•
the representations and warranties of HashiCorp set forth in the merger agreement being true and correct, subject to applicable materiality or other qualifiers, as of the closing date (or the earlier date as of which such representation or warranty was specifically made);

•	HashiCorp having performed in all material respects all covenants and agreements in the merger agreement required to be performed at or prior to the closing date;
•	since the date of the merger agreement, no material adverse effect having occurred of which the existence or consequences are still continuing; and
•
IBM having received a certificate signed on behalf of HashiCorp by the Chief Executive Officer or the Chief Financial Officer of HashiCorp certifying that the conditions set forth in the preceding bullet points of this paragraph have been satisfied.

The obligation of HashiCorp to effect the merger is further subject to the satisfaction or waiver on or prior to the closing date of the following conditions:
•
the representations and warranties of IBM and Sub set forth in the merger agreement being true and correct as of the closing date (or the earlier date as of which such representation or warranty was specifically made), except for any such failure to be true and correct that would not, individually or in the aggregate, reasonably be expected to, prevent, materially impair or materially delay beyond the termination date, the consummation of the merger;

•	IBM and Sub having performed in all material respects all covenants and agreements in the merger agreement required to be performed at or prior to the closing date; and
•
HashiCorp having received a certificate signed on behalf of IBM by the Chief Executive Officer or the Chief Financial Officer of IBM certifying that conditions set forth in the preceding bullet points in this paragraph have been satisfied.

Termination of the Merger Agreement and Expenses
Termination
The merger agreement may be terminated, and the merger may be abandoned, at any time prior to the effective time:
•	by the mutual written consent of HashiCorp, IBM and Sub;
•	by either IBM or HashiCorp, if:

○
the merger has not been consummated by April 24, 2025, which may be extended up to six months in the event that all conditions to closing other than those conditions relating to antitrust law, foreign investment law or other legal restraints have been satisfied (we refer to the date, including if and as extended, as the “termination date”);

○	any final and non-appealable legal restraint is in effect; or
○	the special meeting has been held and the HashiCorp stockholders did not adopt the merger agreement;
•	by IBM, if:
○
HashiCorp has breached any of its representations or warranties, or failed to perform any of its covenants or agreements, such that any of the applicable closing conditions for the benefit of IBM would not be satisfied and the breach or failure to perform is not cured within the requisite period (if applicable); or

○	prior to the Merger Agreement being adopted by HashiCorp’s stockholders, the HashiCorp Board has made an adverse recommendation change; or
•	by HashiCorp, if:
○
IBM has breached any of its representations or warranties, or failed to perform any of its covenants or agreements, such that any of the applicable closing conditions for the benefit of HashiCorp would not be satisfied and the breach or failure to perform is not cured the requisite period (if applicable); or

○
prior to Merger Agreement being adopted by HashiCorp’s stockholders, HashiCorp has received a superior proposal to acquire HashiCorp and substantially concurrently with such termination HashiCorp enters into a definitive agreement for the transaction contemplated by that superior proposal and pays the termination fee described in the section of this proxy statement captioned “—Termination of the Merger Agreement and Expenses—Termination Fee.”

Effect of Termination
If the merger agreement is terminated, the merger agreement will become void and of no effect, and there will be no liability or obligation of IBM, Sub or HashiCorp, except for certain specified provisions, which will remain in effect, and for any liabilities or damages incurred or suffered by a party as a result of the willful breach by another party of any of its representations, warranties, covenants or agreements set forth in the merger agreement prior to the date of such termination.
Termination Fee
Under the merger agreement, HashiCorp will be required to pay IBM a termination fee equal to $264,200,000 in connection with a termination of the merger agreement under the following circumstances:
•	if, prior to the special meeting, a takeover proposal for a majority of our common stock or HashiCorp’s assets has been made or publicly announced and thereafter:
○	the merger agreement is terminated by:
•
IBM because HashiCorp has breached certain representations and warranties, or failed to perform any of its covenants or agreements, such that any of the applicable closing conditions for the benefit of IBM would not be satisfied and the breach or failure to perform is not cured within the requisite period (as applicable);

•	by HashiCorp because the merger has not been consummated prior to the termination date, including any extensions thereof, but only if, as of such termination, the special meeting has not been held; or
•	by either IBM or HashiCorp after the special meeting has been held and the requisite stockholder approval to adopt the merger agreement was not obtained; and

○
within 12 months after such termination, HashiCorp or any of its subsidiaries enters into any definitive agreement to consummate a takeover proposal for a majority of our common stock or HashiCorp’s assets (or any such takeover proposal is consummated);

•	if the merger agreement is terminated by IBM, prior to the merger agreement being adopted by HashiCorp’s stockholders, because an adverse recommendation change has occurred; or
•
if the merger agreement is terminated by HashiCorp in order to enter into a definitive agreement for a superior proposal, subject to compliance with certain procedures in the merger agreement, including engaging in good faith negotiations with IBM during a specified period.

The merger agreement does not contain a “reverse termination fee” provision, pursuant to which IBM would be required to pay HashiCorp a fee in connection with the termination of the merger agreement.
Notwithstanding anything to the contrary in the merger agreement, if the merger agreement is terminated by HashiCorp for any reason at a time when IBM would have had the right to terminate the merger agreement, IBM will be entitled to receive the termination fee to the extent that it is payable at the time of such termination or that subsequently becomes payable if HashiCorp or any of its subsidiaries has entered into a definitive agreement to consummate a takeover proposal or any takeover proposal is consummated, as specified in the first bullet above. HashiCorp will not be required to pay the termination fee on more than one occasion.
If HashiCorp fails promptly to pay the amount due to IBM in connection with a termination fee and IBM commences a legal proceeding that results in a judgment against HashiCorp for such amount, HashiCorp will pay to IBM its reasonable costs and expenses (including attorneys’ fees and expenses) in connection with such legal proceeding and any appeal relating thereto, together with interest at the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made.
Other Expenses
All fees and expenses incurred in connection with the merger agreement, the merger and the other transactions contemplated by the merger agreement will be paid by the party incurring such fees or expenses, whether or not the merger is consummated.
Amendment and Waiver
Amendment
Prior to the stockholder approval, the merger agreement may be amended at any time by the parties, and after the stockholder approval, the parties must, if required by law, obtain further approval of the HashiCorp stockholders to amend the merger agreement.
Waiver; Extension
At any time prior to the effective time, IBM, HashiCorp and Sub may:
•	extend the time for the performance of any of the obligations or other acts of the other parties to the merger agreement;

•	waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement; or
•	waive compliance with any of the agreements or conditions contained in the merger agreement.
After our stockholders approve the merger agreement at the special meeting, no waiver can be made that by law requires further approval by the HashiCorp stockholders without their further approval.
Any extension or waiver must be in writing and signed by the party or parties to be bound by the waiver or extension. The failure of IBM, HashiCorp or Sub to assert any of its rights under the merger agreement or otherwise does not constitute a waiver of their rights.
Governing Law
The merger agreement is governed by, and is to be construed in accordance with, the laws of the state of Delaware, regardless of other laws that might govern under applicable principles of conflicts of laws.
Specific Performance
HashiCorp, IBM and Sub are entitled to injunctions to prevent breaches of the merger agreement and to specifically enforce the merger agreement in addition to other remedies at law or in equity. HashiCorp, IBM and Sub have further agreed not to assert that specific enforcement is unenforceable, invalid, contrary to law or inequitable, or that monetary damages would be an adequate remedy.
If HashiCorp, IBM or Sub seeks an injunction or injunctions to prevent breaches (or threatened breaches) of the merger agreement and to specifically enforce the merger agreement, they are not required to provide a bond or other security, and each party has agreed to waive any right to require such a bond or other security.
If HashiCorp, IBM or Sub brings an action to specifically enforce the merger agreement prior to the closing of the merger, the termination date will be extended by the period during which such action is pending, plus 20 business days.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our common stock as of April 30, 2024 by:
•	each person, or group of affiliated persons, known by us to beneficially own more than five percent of our Class A common stock or Class B common stock;
•	each of our named executive officers;
•	each of our directors; and
•	all of our executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated, to our knowledge, the persons or entities identified in the table have sole voting power and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 139,601,426 shares of our Class A common stock and 61,368,746 shares of Class B common stock outstanding as of April 30, 2024. We have deemed shares of our common stock subject to HashiCorp options that are currently exercisable or exercisable within 60 days of April 30, 2024, or issuable pursuant to HashiCorp RSUs that are subject to vesting and settlement conditions expected to occur within 60 days of April 30, 2024 to be outstanding and to be beneficially owned by the person holding the HashiCorp option or HashiCorp RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each person or entity listed in the table is c/o HashiCorp, Inc., 101 Second Street, Suite 700, San Francisco, California 94105. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.
	Shares Beneficially Owned				Percent of Total Voting Power(1)
	Class A Common Stock		Class B Common Stock+
Name of Beneficial Owner	Number	Percentage	Number	Percentage
Greater than 5% Stockholders:
GGV Capital V L.P.(2)	658,990	*	17,767,861	29.0	23.7
Mayfield XIV and associated entities(3)	—	—	12,741,987	20.8	20.8
Mitchell Hashimoto(4)	—	—	10,986,794	17.9	17.9
The Vanguard Group(5)	10,722,671	7.7	—	—	1.4
Named Executive Officers and Directors:
David McJannet(6)	401,429	*	6,374,028	9.8	8.1
Navam Welihinda(7)	122,084	*	250,136	*	*
Armon Dadgar(8)	2,157,001	1.5	15,907,456	25.8	21.3
Susan St. Ledger(9)	171,872	*	106,800	*	*
Marc Holmes(10)	21,372	*	298,332	*	*
Brandon Sweeney(11)	120,083	*	241,900	*	*
Todd Ford(12)	67,655	*	50,000	*	*
David Henshall(13)	22,944	*	—	—	*
Glenn Solomon(14)	1,074,798	*	17,767,861	29.0	23.7
Sigal Zarmi(15)	49,305	*	3,125	*	*
All current executive officers and directors as a group (10 persons)(16)	4,208,543	3.0	40,999,638	62.5	52.0
*	Represents less than 1%.
+
The Class B common stock is convertible at any time (upon written notice to the transfer agent of HashiCorp, or upon the happening of a future event specified by such notice) by the holder into shares of Class A common stock on a share-for-share basis, such that each holder of Class B common stock beneficially owns an equivalent number of shares of Class A common stock.

(1)
Percentage total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. Each holder of Class B common stock is entitled to 10 votes per share of Class B common stock and each holder of Class A common stock is entitled to one vote per share of Class A common stock, in each case on all matters submitted to our stockholders for a vote. The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law or HashiCorp’s organizational documents.
(2)
Based on information provided in a Schedule 13G/A filed with the SEC by GGV Capital V L.P. (which we refer to as “GGV V L”) on February 14, 2024. Consists of (i) 9,444,116 shares of Class B common stock held of record by GGV V LP; (ii) 476,666 shares of Class A and 6,277,066 shares of Class B common stock held of record by GGV Capital Select L.P. (which we refer to as “GGV Select L”); (iii) 346,599 shares of Class B common stock held of record by GGV Capital V Entrepreneurs Fund L.P. (which we refer to as “GGV Entrepreneurs”); (iv) 864,448 shares of Class B common stock held of record by GGV VII Investments, L.L.C. (which we refer to as “GGV Investments”); (v) 835,632 shares of Class B common stock held of record by GGV VII Plus Investments, L.L.C. (which we refer to as “GGV Plus Investments”); (vi) 174,152 shares of Class A common stock held of record by GGV Capital V L.L.C. (which we refer to as “GGV V LLC”); and (vii) 8,172 shares of Class A common stock held of record by GGV Capital LLC, the management company of the GGV funds. GGV V LLC serves as the General Partner of GGV V LP and GGV Entrepreneurs. GGV Capital Select L.L.C. (which we refer to as “GGV Select LLC”) serves as the General Partner of GGV Select LP. As the managing directors of GGV V LLC and GGV Select LLC, Jixun Foo, Jenny Hong Wei Lee, Jeffrey Gordon Richards, Glenn Solomon and Hans Tung share voting and dispositive power with respect to the shares held of record by GGV V LP, GGV Entrepreneurs and GGV Select LP. GGV Capital VII L.L.C. (which we refer to as “GGV Capital VII”) is the Manager of GGV Investments. GGV Capital VII Plus L.L.C. (which we refer to as “GGV Capital VII Plus”) is the Manager of GGV Plus Investments. As the managing directors of GGV Capital VII and GGV Capital VII Plus, Ms. Lee and Messrs. Foo, Richards, Solomon and Tung share voting and dispositive power with respect to the shares held of record by GGV Investments and GGV Plus Investments. The address for these entities and individuals is c/o Notable Capital, 3000 Sand Hill Road, Suite 4-230, Menlo Park, California 94025. Notable Capital was formerly known as GGV Capital.

(3)
Based on information provided in a Schedule 13G/A filed with the SEC by Mayfield XIV, a Cayman Islands Exempted Limited Partnership (which we refer to as “MF XIV”), on January 30, 2024. Consists of (i) 11,493,581 shares of Class B common stock held of record by MF XIV; and (ii) 1,248,406 shares of Class B common stock held of record by Mayfield Select, a Cayman Islands Exempted Limited Partnership (which we refer to as “MF Select”). Mayfield XIV Management (UGP), Ltd., a Cayman Islands Exempted Company (which we refer to as “MF XIV UGP”), is the general partner of Mayfield XIV Management (EGP), L.P., a Cayman Islands Exempted Limited Partnership, which is the general partner of MF XIV. Each of the foregoing entities may be deemed to share beneficial ownership of the securities held of record by MF XIV, but each such entity disclaims any such beneficial ownership. Mayfield Select Management (UGP), Ltd., a Cayman Islands Exempted Company (MF Select UGP), is the general partner of Mayfield Select Management (EGP), L.P., a Cayman Islands Exempted Limited Partnership, which is the general partner of MF Select. Each of the foregoing entities may be deemed to share beneficial ownership of the securities held of record by MF Select, but each such entity disclaims any such beneficial ownership. The address for these entities is 2484 Sand Hill Road, Menlo Park, California 94025.

(4)
Based on information provided in a Schedule 13G/A filed with the SEC by Mitchell Hashimoto on February 13, 2024. Consists of (i) 10,861,794 shares of Class B common stock held of record by the 2018 Mitchell Hashimoto Separate Property Trust dated 10-30-18 for which Mr. Hashimoto serves as trustee and (ii) 125,000 shares of Class B common stock held of record by the Hashimoto Irrevocable Trust.

(5)
Based on information provided in a 13G/A filed with the SEC by The Vanguard Group (which we refer to as “Vanguard”) on February 13, 2024. Consists of 10,722,671 shares of Class A common stock beneficially owned by Vanguard. Vanguard holds shared voting power with respect to 36,149 shares, sole dispositive power with respect to 10,572,687 shares and shared dispositive power with respect to 149,984 shares. The address for Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(6)
Consists of (i) 326,912 shares of Class A common stock and 143,409 shares of Class B common stock held of record by Mr. McJannet; (ii) 1,355,425 shares of Class B common stock held of record by a McJannet family trust for which Mr. McJannet serves as a trustee; (iii) 1,422,100 shares of Class B common stock held of record by other McJannet family trusts; (iv) 74,517 shares of Class A common stock issuable upon the settlement of HashiCorp RSUs within 60 days of April 30, 2024; (v) 19,456 shares of Class B common stock issuable upon the settlement of HashiCorp RSUs within 60 days of April 30, 2024 and (vi) 3,433,638 shares of Class B common stock subject to HashiCorp options exercisable within 60 days of April 30, 2024.

(7)
Consists of (i) 93,925 shares of Class A common stock and 60,028 shares of Class B common stock held of record by Mr. Welihinda; (ii) 28,159 shares of Class A common stock issuable upon the settlement of HashiCorp RSUs within 60 days of April 30, 2024; (iii) 7,569 shares of Class B common stock issuable upon the settlement of HashiCorp RSUs within 60 days of April 30, 2024 and (iv) 182,539 shares of Class B common stock subject to HashiCorp options exercisable within 60 days of April 30, 2024.

(8)
Consists of (i) 18,241 shares of Class A common stock and 480,916 shares of Class B common stock held of record by Mr. Dadgar; (ii) 1,627,712 shares of Class A common stock and 12,446,604 shares of Class B common stock held of record by the Armon Dadgar 2020 Charitable Trust; (iii) 382,617 shares of Class A common stock and 2,057,036 shares of Class B common stock held of record by the Armon Memaran-Dadgar Living Trust for which Mr. Dadgar serves as trustee; (iv) 90,440 shares of Class A common stock and 601,328 shares of Class B common stock held of record by Black Swan III, LLC which Mr. Dadgar controls; (v) 37,991 shares of Class A common stock issuable upon the settlement of HashiCorp RSUs within 60 days of April 30, 2024; (vi) 6,488 shares of Class B common stock issuable upon the settlement of HashiCorp RSUs within 60 days of April 30, 2024 and (vii) 315,084 shares of Class B common stock subject to HashiCorp options exercisable within 60 days of April 30, 2024. Includes 1,972,617 shares of Class A common stock pledged as collateral to secure certain personal indebtedness, including various lines of credit. Mr. Dadgar obtained the pre-approval of the HashiCorp Board prior to entering into this pledging transaction pursuant to our insider trading policy.

(9)
Consists of (i) 121,702 shares of Class A common stock and 106,800 shares of Class B common stock held of record by Ms. St. Ledger; and (ii) 50,170 shares of Class A common stock issuable upon the settlement of HashiCorp RSUs within 60 days of April 30, 2024.

(10)
Consists of (i) 21,372 shares of Class A common stock issuable upon the settlement of HashiCorp RSUs within 60 days of April 30, 2024; (ii) 8,650 shares of Class B common stock issuable upon the settlement of HashiCorp RSUs within 60 days of April 30, 2024 and (iii) 289,682 shares of Class B common stock subject to HashiCorp options exercisable within 60 days of April 30, 2024.

(11)
Consists of (i) 120,083 shares of Class A common stock and 241,900 shares of Class B common stock held of record by Mr. Sweeney. Mr. Sweeney resigned as HashiCorp’s Chief Revenue Officer, effective September 30, 2023, and this information has not been updated after that date.

(12)
Consists of (i) 60,382 shares of Class A common stock and 50,000 shares of Class B common stock held of record by Mr. Ford; and (ii) 7,273 shares of Class A common stock issuable upon the settlement of HashiCorp RSUs within 60 days of April 30, 2024.

(13)
Consists of (i) 15,947 shares of Class A common stock held of record by Mr. Henshall; and (ii) 6,997 shares of Class A common stock issuable upon the settlement of HashiCorp RSUs within 60 days of April 30, 2024.

(14)
Consists of (i) 970 shares of Class A common stock held of record by Mr. Solomon; (ii) 407,918 shares of Class A common stock held of record by Solomon family trusts (iii) 6,920 shares of Class A common stock issuable upon the settlement of HashiCorp RSUs within 60 days of April 30, 2024; and (iv) 658,990 shares of Class A common stock and 17,767,861 Class B common stock held by entities affiliated with GGV Capital as described in footnote (2) above. Mr. Solomon disclaims beneficial ownership of the shares held in his individual capacity on behalf of GGV Capital LLC and the shares held by the GGV entities except to the extent of his proportionate pecuniary interest therein.

(15)
Consists of (i) 42,341 shares of Class A common stock held of record by Ms. Zarmi; (ii) 6,964 shares of Class A common stock issuable upon the settlement of RSUs within 60 days of April 30, 2024 and (iii) 3,125 shares of Class B common stock issuable upon the settlement of RSUs within 60 days of April 30, 2024.

(16)
Consists of (i) 3,968,180 shares of Class A common stock and 36,733,407 shares of Class B common stock beneficially owned by our current executive officers and directors; (ii) 240,363 shares of Class A common stock issuable upon the settlement of RSUs within 60 days of April 30, 2024; (iii) 45,288 shares of Class B common stock issuable upon the settlement of RSUs within 60 days of April 30, 2024 and (iv) 4,220,943 shares of Class B common stock subject to options exercisable within 60 days of April 30, 2024.

FUTURE STOCKHOLDER PROPOSALS
If the merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of our stockholders. However, if the merger is not completed, our stockholders will continue to be entitled to attend and participate in stockholder meetings.
HashiCorp intends to hold our 2024 annual meeting of stockholders on June 25, 2024. HashiCorp will hold our 2025 annual meeting of stockholders only if the merger has not already been completed.
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at HashiCorp’s 2025 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act must submit the proposal to us no later than January 14, 2025.
HashiCorp’s bylaws establish an advance notice procedure with regard to matters to be brought before our annual meeting of stockholders but not included in HashiCorp’s proxy materials. To be timely for HashiCorp’s annual meeting of stockholders in 2025, HashiCorp’s Corporate Secretary must receive the required written notice at HashiCorp’s principal executive offices not earlier than 8:00 a.m., Pacific Time, on February 28, 2025, and not later than 5:00 p.m., Pacific Time, on March 30, 2025.
In addition to satisfying the requirements of our bylaws, including the earlier notice deadlines set forth above and therein, to comply with universal proxy rules, stockholders who intend to solicit proxies in support of director nominees (other than our nominees) must also provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than April 26, 2025.

WHERE YOU CAN FIND MORE INFORMATION
HashiCorp files annual, quarterly and current reports, proxy statements and other information with the SEC.
The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information contained in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.
The following HashiCorp filings with the SEC are incorporated by reference:
•	Annual Report on Form 10-K for the fiscal year ended January 31, 2024, filed on March 21, 2024;
•
The portions of HashiCorp’s Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed) that are incorporated by reference into HashiCorp’s Annual Report on Form 10-K, filed with the SEC on May 14, 2024;

•	Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2024, filed on May 30, 2024;
•	Current Report on Form 8-K filed on April 25, 2024; and
•
The description of our common stock set forth in HashiCorp’s registration statement on Form 8-A, filed on December 2, 2021, including any amendments thereto or reports filed for the purposes of updating this description.

Notwithstanding the above, information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.
We also incorporate by reference into this proxy statement each additional document that we may file with the SEC under Section 13(a), Section 14 or Section 15(d) of the Exchange Act between the date of this proxy statement and the earlier of the date of the special meeting or the termination of the merger agreement. These documents include annual, quarterly and current reports (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein), proxy statements, proxy solicitation materials and other information.
These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov.
You may obtain any of the documents that we file with the SEC, without charge, by requesting them in writing from us at the following address:
HashiCorp, Inc.
101 Second Street, Suite 700
San Francisco, California 94105
Attention: Investor Relations
If you would like to request documents from us, please do so as soon as possible to receive them before the special meeting. If you request any documents from us, we will mail them to you by first-class mail, or another equally prompt method. Please note that all of the documents that we file with the SEC are also promptly available through the “SEC Filings” section of our website at https://ir.hashicorp.com/. The information included on our website is not incorporated by reference into this proxy statement. The website addresses, and the website addresses included in any documents incorporated by reference in this proxy statement, are not intended to function as hyperlinks, and the information contained on such websites and on the SEC’s website is not incorporated by reference in this proxy statement and you should not consider it a part of this proxy statement.

If you have any questions concerning the merger, the special meeting or the accompanying proxy statement, would like additional copies of this proxy statement or need help voting your shares of our common stock, please contact our proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Stockholders may call toll free: (877) 750-8240
Banks and Brokers may call collect: (212) 750-5833
MISCELLANEOUS
HashiCorp has supplied all of the information relating to HashiCorp, and IBM has supplied, and HashiCorp has not independently verified, all of the information relating to IBM and Sub contained in this proxy statement.
You should rely only on the information contained or incorporated by reference in this proxy statement in voting your shares of our common stock at the special meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated June 13, 2024. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the sending of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

ANNEX A
AGREEMENT AND PLAN OF MERGER

by and among

INTERNATIONAL BUSINESS MACHINES CORPORATION

MCCLOUD MERGER SUB, INC.

and

HASHICORP, INC.

Dated as of April 24, 2024

A-i

EXHIBIT A	Form of Amended and Restated Certificate of Incorporation of the Surviving Corporation
EXHIBIT B	Form of Amended and Restated Bylaws of the Surviving Corporation
A-ii

GLOSSARY
Acquisition Agreement	4.02(b)
Adverse Recommendation Change	4.02(c)
affiliate	8.03(a)
Affordable Care Act	8.03(b)
Agreement	Preamble
Anti-Corruption Laws	3.01(s)(iv)(A)
Antitrust Counsel Only Material	5.03(a)(v)
Antitrust Laws	5.03(a)(v)
Assumed Shares	5.04(a)(vii)
Bankruptcy Exceptions	3.01(d)(i)
Baseline Financials	3.01(e)(iii)
Benefit Agreement	8.03(c)
Benefit Plan	8.03(d)
BSL	3.01(p)(iii)
Burdensome Condition	5.03(a)(iii)
Business Day	8.03(e)
Canceled Shares	2.01(b)(i)
Capitalization Date	3.01(c)(i)
Cash-Out PSU	Section 5.04(a)(viii)
Cash-Out RSU	Section 5.04(a)(viii)
Cash-Out Stock Option	Section 5.04(a)(viii)
Certificate of Merger	1.03
Certificate	2.01(c)
Chosen Courts	8.09
Class A Common Stock	8.03(f)
Class B Common Stock	8.03(g)
Clean Team Agreement	8.03(h)
Closing Date	1.02
Closing	1.02
Code	2.02(f)
Commonly Controlled Entity	8.03(i)
Company	Preamble
Company Board	Recitals
Company Board Recommendation	3.01(d)(ii)
Company Bylaws	3.01(a)(ii)
Company Charter	3.01(a)(ii)
Company Common Stock	8.03(j)
Company Government Bid	3.01(t)(ii)(A)
Company Government Contract	3.01(t)(ii)(B)
Company Letter	3.01
Company Personnel	8.03(k)
Company Preferred Stock	3.01(c)(i)
Company Registered IP	3.01(p)(i)(B)
Company Representatives	4.02(b)
Company SEC Documents	3.01(e)(i)
Company Source Code	3.01(q)(ii)
Company Stock Plans	3.01(c)(ii)
Company Stockholder	2.01(d)(i)
Company Transaction Effect	3.01(a)
Company-Owned Intellectual Property Rights	3.01(i)(i)(F)
A-iii

Confidentiality Agreement	4.02(b)
Continuing Employee	8.03(l)
Contract	8.03(m)
COVID-19 Measures	8.03(o)
COVID-19	8.03(n)
Delaware Secretary of State	1.03
DGCL	Recitals
Dissenting Shares	2.01(d)(i)
DOJ	5.03(a)(v)
Dollars	8.04
Economic Sanctions/Trade Laws	3.01(s)(iv)(B)
Effect	8.03(r)
Effective Time	1.03
Electronic Delivery	8.05
Employer Shared Responsibility	3.01(m)(ix)
Environmental Claims	3.01(k)
Environmental Law	3.01(k)
Environmental Permits	3.01(k)
Equity Equivalents	3.01(c)(v)
ERISA	3.01(m)(i)
ESPP	3.01(c)(ii)
Exchange Act	3.01(d)(iv)
Exchange Ratio	5.04(a)(viii)
Filed SEC Document	3.01
Firmware	3.01(p)(ii)
First Extended Termination Date	7.01(b)(i)
Focus Country	3.01(q)(ii)
Foreign Investment Laws	5.03(a)(v)
Forward-Looking Statements	3.01
FOSS	3.01(p)(iii)
Free Software Definition	3.01(p)(iii)
FTC	5.03(a)(v)
GAAP	3.01(e)(ii)
Government Official	3.01(s)(i)
Governmental Entity	3.01(d)(iv)
Hazardous Materials	3.01(k)
HSR Act	3.01(d)(iv)
Indebtedness	8.03(p)
Initial Termination Date	7.01(b)(i)
Intellectual Property	3.01(p)(ii)
Intellectual Property Rights	3.01(p)(ii)
Intervening Event Notice Period	4.02(d)(i)
Intervening Event Notice	4.02(d)(i)
Intervening Event	4.02(d)(ii)
Ireland PEO	5.01(g)
IRS	3.01(m)(ii)
IT Systems	3.01(q)(i)
Judgment	3.01(d)(iii)
keep well	4.01(a)(vi)
knowledge	8.03(q)
Law	3.01(d)(iii)
A-iv

Lease	3.01(o)(iii)
Leased Real Property	3.01(o)(iii)
Legal Proceedings	3.01(h)
Legal Restraints	6.01(c)
Liens	3.01(b)(ii)
Lookback Date	3.01
Major Customer	3.01(i)(i)(M)
Major Customer Contract	3.01(i)(i)(M)
Major Supplier	3.01(i)(i)(N)
Major Supplier Contract	3.01(i)(i)(N)
Material Adverse Effect	8.03(r)
Material Contracts	3.01(i)(i)(Q)
Merger	Recitals
Merger Consideration	2.01(c)
Money Laundering Laws	3.01(s)(iv)(C)
Nasdaq	8.03(s)
Non-Affiliate Plan Fiduciary	3.01(m)(vii)
OFAC	3.01(s)(iv)(B)
Open Source Definition	3.01(p)(ii)
Parent	Preamble
Parent Common Stock	5.04(a)(iii)
Parent Letter	3.02
Paying Agent	2.02(a)
Pension Plan	3.01(m)(i)
Permits	3.01(j)
Permitted Liens	3.01(o)(i)
Personal Information	8.03(u)
Privacy and Data Security Laws	8.03(v)
Proxy Statement	3.01(d)(iv)
PSU Share Number	5.04(a)(viii)
PSUs	3.01(c)(i)
Quantitative and Qualitative Disclosures About Market Risk	3.01
Release	3.01(k)
Residual Shares	5.04(a)(vii)
Risk Factors	3.01
Rollover PSU	5.04(a)(viii)
Rollover RSU	5.04(a)(viii)
RSUs	3.01(c)(i)
Sanctions Target	3.01(s)(iv)(D)
SEC	3.01
Second Extended Termination Date	7.01(b)(i)
Securities Act	3.01(e)(i)
Software	3.01(p)(iii)
SOX	3.01(e)(iv)
Specified Stockholder	Recitals
Stock Options	3.01(c)(i)
Stockholder Approval	3.01(v)
Stockholder Meeting	5.01(c)
Sub	Preamble
Subsidiary	8.03(w)
Subsidiary Converted Shares	2.01(b)(ii)
A-v

Superior Proposal Notice Period	4.02(c)(i)
Superior Proposal Notice	4.02(c)(i)
Superior Proposal	4.02(b)
Surviving Corporation	1.01
Takeover Proposal	5.06(b)
tax return	3.01(n)(i)
taxes	3.01(n)(i)
taxing authority	3.01(n)(i)
Technology	3.01(p)(iii)
Termination Date	7.01(b)(i)
Termination Fee	5.06(b)
Third Party Software	3.01(p)(iii)
Trademarks	3.01(p)(ii)
Transaction Litigation	5.03(c)
Voting Agreement	Recitals
Welfare Plan	3.01(m)(iv)
Willful Breach	8.03(x)
A-vi

AGREEMENT AND PLAN OF MERGER dated as of April 24, 2024 (this “Agreement”), by and among INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation (“Parent”), MCCLOUD MERGER SUB, INC., a Delaware corporation and a wholly owned subsidiary of Parent (“Sub”), and HASHICORP, INC., a Delaware corporation (the “Company”).
WHEREAS, the parties intend that, on the terms and subject to the conditions set forth in this Agreement, Sub shall merge with and into the Company (the “Merger”), with the Company surviving the Merger, pursuant to and in accordance with the provisions of the Delaware General Corporation Law (the “DGCL”);
WHEREAS, the board of directors of Parent has approved this Agreement and the Merger;
WHEREAS, the board of directors of Sub has unanimously approved and declared advisable this Agreement, the Merger and the other transactions contemplated by this Agreement and recommended that this Agreement be adopted by Parent, as the sole stockholder of Sub;
WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (a) approved and declared advisable this Agreement, the Merger and the other transactions contemplated by this Agreement, (b) declared that it is in the best interests of the Company that the Company enter into this Agreement and consummate the Merger and the other transactions contemplated by this Agreement on the terms and subject to the conditions set forth in this Agreement, (c) directed that the adoption of this Agreement be submitted to a vote at a meeting of the Company Stockholders and (d) recommended that this Agreement be adopted by the holders of the Company Common Stock;
WHEREAS, concurrently with the execution and delivery of this Agreement certain stockholders of the Company (each, a “Specified Stockholder”) and Parent have entered into a voting agreement (the “Voting Agreement”), which provides, among other things, that the Specified Stockholders will vote all of their Company Common Stock in favor of the transactions contemplated by this Agreement, on the terms and subject to the conditions set forth therein;
WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;
WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition to the willingness of Parent to enter into this Agreement, certain employees of the Company have executed offer letters regarding the employment of such employees with Parent following the consummation of the Merger; and
WHEREAS, concurrently with the execution and delivery of this Agreement, in order to protect the acquisition of the Company’s goodwill and as a condition to the willingness of Parent to enter into this Agreement, certain employees of the Company have entered into agreements with Parent pursuant to which certain employees of the Company have agreed, among other things, to certain non-competition, non-interference, non-solicitation and no-hire restrictions.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:
ARTICLE I
The Merger
Section 1.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the applicable provisions of the DGCL, Sub shall be merged with and into the Company at the Effective Time. At the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the “Surviving Corporation”) and a wholly owned subsidiary of Parent.
Section 1.02 Closing. The closing of the Merger (the “Closing”) will take place at 8:00 a.m., Eastern Time, on a date to be specified by the parties, which shall be not later than the fourth (4th) Business Day after satisfaction or waiver of the conditions set forth in Article VI (other than those that by their terms are to be satisfied or waived at the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or waiver of such conditions at the Closing), at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019, or remotely by exchange of documents and signatures (or their electronic counterparts), unless another time, date or place is agreed to in writing by Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

Section 1.03 Effective Time of the Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the parties shall properly file with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) a certificate of merger in customary form and substance (the “Certificate of Merger”) in accordance with the relevant provisions of the DGCL. The Merger shall become effective at such date and time as the Certificate of Merger is duly filed with the Delaware Secretary of State or, to the extent permitted by applicable Law, at such subsequent date and time as Parent and the Company shall agree and specify in the Certificate of Merger. The date and time at which the Merger becomes effective is referred to in this Agreement as the “Effective Time.”
Section 1.04 Effects of the Merger. The effects of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.
Section 1.05 Certificate of Incorporation and Bylaws.
(a) At the Effective Time, the Company Charter shall be amended and restated in its entirety to read as set forth in Exhibit A hereto and incorporated herein by reference, and such amended and restated Certificate of Incorporation shall become the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL and such Certificate of Incorporation.
(b) At the Effective Time, the Company Bylaws shall be amended and restated in its entirety to read as set forth in Exhibit B hereto and incorporated herein by reference, and such amended and restated Bylaws shall become the Bylaws of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.
Section 1.06 Directors. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.
Section 1.07 Officers. Unless otherwise determined by Parent prior to the Effective Time, the officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.
ARTICLE II
Conversion of Securities
Section 2.01 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the Company Common Stock or the holder of any shares of capital stock of Sub:
(a) Capital Stock of Sub. Each issued and outstanding share of common stock, par value $0.001 per share, of Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.
(b) Cancelation of Treasury Stock and Parent-Owned Stock; Conversion of Company Common Stock Owned by any Subsidiary of the Company.
(i) All shares of Company Common Stock that are owned directly by the Company, including any shares of Company Common Stock held as treasury stock, or owned by Parent or Sub, in each case, immediately prior to the Effective Time (collectively, “Canceled Shares”) shall automatically be canceled and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.
(ii) All shares of Company Common Stock that are owned by any direct or indirect wholly owned Subsidiary of the Company or Parent (other than Sub) immediately prior to the Effective Time (collectively, “Subsidiary Converted Shares”) shall be converted into such number of fully paid and nonassessable shares of common stock, par value $0.001 per share, of the Surviving Corporation, such that each such direct or indirect wholly owned Subsidiary that owned capital stock in the Company immediately prior to the Effective Time shall own the same percentage of the outstanding capital stock of the Surviving Corporation immediately following the Effective Time, and any such shares of Company Common Stock shall automatically be canceled and shall cease to exist, and no other consideration shall be delivered or deliverable in exchange therefor.
(c) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) Canceled Shares, (ii) Dissenting Shares, and (iii) Subsidiary Converted Shares) shall be converted into the right to receive $35.00 in cash, without interest (the “Merger Consideration”). At the Effective Time, such shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate or evidence of shares in book-entry form that immediately prior to the Effective Time represented any such shares (a “Certificate”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with the terms of this Agreement.
(d) Statutory Right of Appraisal.
(i) Notwithstanding anything to the contrary set forth in this Agreement, all shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time (other than Canceled Shares and Subsidiary Converted Shares), and which are held by a holder of record of shares of Company Common Stock (a “Company Stockholder”) or in a voting trust or by a nominee on behalf of a beneficial owner who beneficially owns such shares of Company Common Stock, in each case, who has neither voted in favor of adoption of this Agreement nor consented thereto in writing and who has properly and validly exercised its statutory rights of appraisal in respect of such shares of Company Common Stock in accordance with Section 262 of the DGCL (such shares being referred to collectively as the “Dissenting Shares” until such time as such person fails to perfect, withdraws or otherwise loses such person’s appraisal rights under the Laws of the State of Delaware with respect to such shares) shall not be converted into, or represent a right to receive, the Merger Consideration pursuant to this Section 2.01. Such Company Stockholders (or such beneficial owners who beneficially own shares of Company Common Stock) shall be entitled to receive payment of the appraised value of such Dissenting Shares to the extent afforded by Section 262 of the DGCL (in such case, the Dissenting Shares shall no longer be outstanding and shall automatically be canceled and cease to exist, and each holder or beneficial owner of Dissenting Shares shall cease to have any rights with regard thereto except with regard to such person’s right to receive the fair value of such Dissenting Shares to the extent afforded by Section 262 of the DGCL); provided, however, that if, after the Effective Time, such person fails to perfect, withdraws or otherwise loses such person’s right to appraisal pursuant to Section 262 of the DGCL, or if a court of competent jurisdiction shall determine that such person is not entitled to the relief provided by Section 262 of the DGCL, such shares of Company Common Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with this Section 2.01, without interest thereon, in accordance with the terms of Section 2.02.
(ii) The Company shall provide Parent prompt written notice of any demands received by the Company for appraisal of shares of Company Common Stock (or written threats thereof), any written withdrawal or purported withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the Laws of the State of Delaware that relates to such demand, and Parent shall have the opportunity and right to participate in and direct all negotiations and any litigation, suit, action or other proceeding to the extent related to such demands for appraisal. Except with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall not make any payment with respect to, or offer to settle or settle, or approve the withdrawal of, any such demands or agree to do any of the foregoing.

Section 2.02 Exchange of Certificates.
(a) Paying Agent. Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent for the payment of the Merger Consideration upon surrender of Certificates (the “Paying Agent”). At or prior to the Closing, Parent shall deposit, or cause to be deposited, with the Paying Agent funds in amounts necessary for the payment of the aggregate Merger Consideration pursuant to Section 2.01(c); it being understood that all such funds shall be invested as directed by Parent and that any and all interest or other amounts earned with respect to funds made available to the Paying Agent pursuant to this Agreement shall be turned over to Parent. Any losses resulting from such investments shall not impact Parent’s obligations under this Article II or Section 5.04, and in the event of any such losses, Parent shall take all actions necessary to cause to be deposited with the Paying Agent sufficient cash to satisfy Parent’s obligations under this Article II and Section 5.04.
(b) Exchange Procedures. As soon as reasonably practicable after the Effective Time and in any event within three (3) Business Days following the Closing Date, the Surviving Corporation or Parent shall cause the Paying Agent to mail to each holder of record of a Certificate whose shares of Company Common Stock were converted into the right to receive the Merger Consideration pursuant to Section 2.01(c), (i) a form of letter of transmittal (which shall include an accompanying IRS Form W-9 or the applicable IRS Form W-8, shall specify that delivery shall be effected and risk of loss and title to the Certificates held by such person shall pass only upon proper delivery of the Certificates to the Paying Agent, and shall be in a customary form and have such other customary provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Notwithstanding the foregoing, any holder of shares of Company Common Stock held in book-entry form shall not be required to deliver a Certificate or an executed letter to receive the Merger Consideration pursuant to Section 2.01(c) in respect thereof and shall, upon receipt of an “agent’s message” in customary form at the Effective Time (or such other customary evidence, if any, as the Paying Agent may reasonably request) be deemed to have surrendered the Certificate with respect to such shares of Company Common Stock held in book-entry form. Upon surrender (or deemed surrender) of a Certificate for cancelation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed, as applicable, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash equal to the Merger Consideration that such holder has the right to receive pursuant to Section 2.01(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the stock transfer books of the Company, payment of the Merger Consideration in exchange therefor may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer, and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate.
(c) No Further Ownership Rights in Company Common Stock. All Merger Consideration paid upon the surrender of a Certificate in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate. At the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares that were outstanding immediately prior to the Effective Time. If, after the close of business on the day on which the Effective Time occurs, Certificates are presented to the Surviving Corporation or the Paying Agent for transfer or any other reason, they shall be canceled and exchanged as provided in this Article II.
(d) No Liability. None of Parent, Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any Merger Consideration that would otherwise have been payable in respect of any Certificate which is delivered to a public official in accordance with any applicable abandoned property, escheat or similar Law. If any Certificates shall not have been surrendered prior to two (2) years after the Effective Time (or immediately prior to such earlier date on which any Merger

Consideration would otherwise escheat to or become the property of any Governmental Entity), any Merger Consideration payable in accordance with this Article II in respect thereof shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.
(e) Lost Certificates. If any Certificate shall have been lost, stolen, defaced or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen, defaced or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable and customary amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent or the Surviving Corporation, as the case may be, shall pay the Merger Consideration in respect of such lost, stolen, defaced or destroyed Certificate.
(f) Withholding Rights. Parent, Sub, the Company, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the Merger Consideration and any other amounts payable pursuant to this Agreement (including amounts payable to any holder of shares of Company Common Stock, Stock Options or RSUs) such amounts as are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any provision of state, local or foreign tax Law. To the extent that amounts are so deducted and withheld and paid over to the appropriate taxing authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made.
(g) Termination of Fund. At any time following the six (6) month anniversary of the Closing Date, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) that had been made available to the Paying Agent pursuant to Section 2.02(a) and that have not been disbursed to holders of Certificates, and, thereafter, subject to time limitations in Section 2.02(d), such holders shall be entitled to look only to Parent and the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) as general creditors thereof with respect to the payment of any Merger Consideration that may be payable upon surrender of any Certificates held by such holders, as determined pursuant to this Agreement, without any interest thereon.
(h) Necessary Further Actions. If, at any time after the Effective Time, any further action is reasonably necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Sub, then the directors and officers of the Company and Sub as of immediately prior to the Effective Time will take all such reasonable and necessary action.
(i) Adjustment to Merger Consideration. If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of Company Common Stock occurs as a result of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, or any record date for any such purpose is established, the Merger Consideration and any other amounts payable pursuant to this Agreement will be appropriately adjusted; provided, however, that nothing in this Section 2.02(i) shall be construed to permit the Company to take any action that is otherwise prohibited by the terms of this Agreement.
ARTICLE III
Representations and Warranties
Section 3.01 Representations and Warranties of the Company. Except (i) to the extent disclosed in publicly available Company SEC Documents filed by the Company with the United States Securities and Exchange Commission (the “SEC”) or furnished by the Company to the SEC, in each case, on or after October 1, 2022 (the “Lookback Date”), and prior to the date of this Agreement (a “Filed SEC Document”) (other than any disclosures contained or referenced therein under the captions “Risk Factors,” “Forward-Looking Statements,” and “Quantitative and Qualitative Disclosures About Market Risk” and any other disclosures contained or referenced therein that are similarly predictive, cautionary or forward-looking in nature) (it being understood that this clause (i) will not apply to any of Section 3.01(a)(i), Section 3.01(c), Section 3.01(d), or Section 3.01(v)) or (ii) as set forth in the letter delivered by the Company to Parent prior to the execution of this Agreement (the “Company Letter”) (with specific reference to the Section of this Agreement to which the information stated in such disclosure relates; provided, that disclosure contained in any section of the Company Letter shall be deemed to be disclosed with respect to any other Section of this Agreement to the extent that it is reasonably apparent from the face of such disclosure that such disclosure is applicable to such other Section of this Agreement), the Company represents and warrants to Parent and Sub as follows:
(a) Organization, Standing and Corporate Power.
(i) Each of the Company and its Subsidiaries (i) is a corporation or other legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization (except, in the case of good standing, for entities organized under the Laws of any jurisdiction that does not recognize such concept), (ii) has all requisite corporate, company, partnership or other organizational power and authority to carry on its business as currently conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction (except, in the case of good standing, any jurisdiction that does not recognize such concept) in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than where the failure to be so organized, existing, qualified or licensed or in good standing (except, in the case of clause (i) above, with respect to the Company) would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or prevent, materially impair or materially delay beyond the Termination Date the consummation of the Merger (such effect, a “Company Transaction Effect”).
(ii) The Company has made available to Parent complete and correct copies of the certificate of incorporation of the Company, as amended to the date of this Agreement (the “Company Charter”), and the bylaws of the Company, as amended to the date of this Agreement (the “Company Bylaws”). The Company Charter and the Company Bylaws are in full force and effect as of the date of the Agreement. The Company is not in violation of the Company Charter or the Company Bylaws in any material respect.
(b) Subsidiaries.
(i) Section 3.01(b)(i) of the Company Letter sets forth a complete and correct list as of the date of this Agreement of the name and jurisdiction of organization of each “significant subsidiary” (as defined by Rule 1-02(w) of Regulation S-X promulgated by the SEC). Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any person.
(ii) All the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of the Company are owned by the Company, by one or more wholly owned Subsidiaries of the Company, or by the Company and one or more wholly owned Subsidiaries of the Company, free and clear of all pledges, claims, liens, charges, options, security interests, licenses or other encumbrances of any kind or nature whatsoever (collectively, “Liens”), except Permitted Liens and for transfer restrictions imposed by applicable securities Laws, and are duly authorized, validly issued, fully paid and nonassessable. The Company has made available to Parent complete and correct copies of the certificate of incorporation and bylaws (or similar organizational documents) of each “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC) of the Company, in each case as amended to the date of this Agreement. No Subsidiary of the Company is in violation of its charter, bylaws or other similar organizational documents, except for such violations that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or a Company Transaction Effect.
(c) Capital Structure.
(i) The authorized capital stock of the Company consists of 1,200,000,000 shares of Company Common Stock, comprising 1,000,000,000 shares of Class A Common Stock and 200,000,000 shares of Class B Common Stock, as well as 100,000,000 shares of preferred stock, par value $0.000015 per share (the “Company Preferred Stock”). At the close of business on April 22, 2024 (the “Capitalization Date”), (A) (1) 200,886,281 shares of Company Common Stock (excluding treasury shares) were issued and outstanding, comprising 127,795,297 shares of Class A Common Stock and 73,090,984 shares of Class B Common Stock and (2) no shares of Company Preferred Stock were issued and outstanding, and (B) (1) 5,983,981 shares of Company Common Stock were subject to outstanding options (other than rights under the ESPP) to acquire shares of Company Common Stock from the Company (of which 1,763,038 relate to options to acquire shares of Class A Common Stock and 4,220,943 relate to options to acquire shares of Class B Common Stock) (such options, together with any other stock options granted after the Capitalization Date, in each case whether granted pursuant to the Company Stock Plans or otherwise but excluding rights under the ESPP, the “Stock Options”), (2) 11,869,805 shares of Company Common Stock were subject to restricted stock units with service-based, but not performance-based, vesting or delivery requirements (such restricted stock units, together with any other restricted stock units granted after the Capitalization Date, in each case whether granted pursuant to the Company Stock Plans or otherwise, the “RSUs”) and (3) a maximum of 670,318 shares of Company Common Stock were subject to outstanding restricted stock units with performance-based vesting or delivery requirements (such restricted stock units, together with any other restricted stock units with performance-based vesting or delivery requirements granted after the Capitalization Date, in each case whether granted pursuant to the Company Stock Plans or otherwise, the “PSUs”). As of the close of business on the Capitalization Date, there were outstanding rights to purchase 351,963 shares of Class A Common Stock on the last day of the current offering period in effect under the ESPP (assuming the fair market value per share of Class A Common Stock on the last day of the current offering period in effect under the ESPP will be equal to the Merger Consideration).
(ii) At the close of business on the Capitalization Date, (A) 0 shares of Class A Common Stock were held by the Company as treasury shares and (B) 57,812,287 shares of Company Common Stock were reserved and available for issuance in the aggregate pursuant to (1) the Company’s 2021 Equity Incentive Plan (of which 44,925,575 relate to Class A Common Stock and none relate to Class B Common Stock), (2) the Company’s 2014 Stock Plan (of which 2,570,245 relate to Class A Common Stock and 4,220,943 relate to Class B Common Stock) and (3) the Company’s 2021 Employee Stock Purchase Plan (of which 6,095,524 relate to Class A Common Stock and none relate to Class B Common Stock) (the “ESPP,” and collectively with the plans identified in clauses (x) and (y), the “Company Stock Plans”).
(iii) As of the close of business on the Capitalization Date, except as described in Section 3.01(c)(i), no shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries, or securities convertible into, or exchangeable or exercisable for, or options, warrants, shares of deferred stock, restricted stock awards, stock appreciation rights, phantom stock awards or other rights to acquire any such capital stock of, or other equity or voting interests in, the Company, were issued, reserved for issuance or outstanding. From the close of business on the Capitalization Date to the date of this Agreement, (A) there have been no issuances by the Company of shares of capital stock of, or other equity or voting interests in, the Company, other than issuances of shares of Class A Common Stock pursuant to the exercise of Stock Options or rights under the ESPP or the settlement of RSUs or PSUs, in each case outstanding as of the Capitalization Date, and only if and to the extent required by their respective terms as in effect on such date and (B) there have been no issuances by the Company of any Equity Equivalents other than rights under the ESPP.
(iv) All outstanding shares of capital stock of the Company are, and all shares that may be issued pursuant to the Company Stock Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.
(v) As of the close of business on the Capitalization Date, except as described in Section 3.01(c) there are no (A) bonds, debentures, notes or other Indebtedness of the Company or any of its Subsidiaries and (B) instruments or rights (including stock appreciation rights, phantom stock awards or other similar rights) issued by, or other obligations of, the Company or any of its Subsidiaries (the items referred to in clauses (A) and (B) collectively, “Equity Equivalents”), in each of clauses (A) and (B), that are linked to, or the value of which is in any way based upon or derived from, the value of any class of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries, the value of the Company, any of its Subsidiaries or any part thereof, or any dividends or other distributions declared or paid on any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries, or which have or which by their terms may have at any time (whether actual or contingent) the right to vote (or which are convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company or any of its Subsidiaries may vote. Except as set forth in Section 3.01(c), there are no securities, options, warrants, calls, rights or Contracts of any kind to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries is bound, obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity or voting interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, or right.
(vi) Except for the Voting Agreement, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the holding, voting, registration, redemption, repurchase or disposition of, or that restricts the transfer of, or grants any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to, any shares of capital stock or Equity Equivalents of the Company or any of its Subsidiaries. The Company has no rights plan, “poison pill” or other similar agreement or arrangement.
(vii) The ESPP permits the grant of purchase rights that qualify as options granted under an “employee stock purchase plan” within the meaning of Section 423(b) of the Code and Treasury Regulation Section 1.423-2. Section 3.01(c)(vii) of the Company Letter contains a correct and complete list, as of the Capitalization Date, of outstanding Stock Options, RSUs and PSUs, including the holder, the location of employment of any holder that is a current employee of the Company as reflected in the current records of the Company, the Company Stock Plan under which the award was granted, the date of grant, term (for Stock Options), number of shares of Company Common Stock underlying such award (including the number of shares which relate to Class A Common Stock and the number of shares which relate to Class B Common Stock, where applicable) and, where applicable, exercise price and vesting schedule. Each Stock Option (x) was granted with an exercise price per share equal to or greater than the fair market value of a share of Company Common Stock on the effective date of such grant (as determined under Section 409A of the Code) and (y) has a grant date identical to the grant date approved by the Company Board or the compensation committee of the Company Board, which is either the date on which the Stock Option was awarded or a later date specified by the Company Board or the compensation committee of the Company Board. All Stock Options, RSUs and PSUs may, by their terms, be treated in accordance with Section 5.04(a), and all rights to purchase shares of Class A Common Stock under the ESPP may, by their terms, be treated in accordance with Section 5.04(b). All outstanding Stock Options, RSUs and PSUs are evidenced by award agreements in the forms previously made available to Parent. As of the date of this Agreement, none of the issued and outstanding Company Common Stock is subject to vesting or forfeiture conditions or a right of repurchase by the Company. All outstanding Stock Options, RSUs and PSUs have been granted under the Company Stock Plans. Other than the Company Stock Plans, there is no plan, Contract or arrangement providing for the grant of Stock Options, RSUs or PSUs. No shares of Company Common Stock or Equity Equivalents are owned by any Subsidiary of the Company. As of the Capitalization Date, other than the outstanding Stock Options, RSUs and PSUs and the rights under the ESPP, there are no outstanding rights of any person to receive Company Common Stock under the Company Stock Plans or otherwise, on a deferred basis or otherwise.
(d) Authority; Noncontravention.
(i) Assuming the accuracy of the representations and warranties of Parent and Sub expressly set forth in Section 3.02(f), the Company has the requisite corporate power and authority to execute and deliver this Agreement, to consummate the Merger and the other transactions contemplated by this Agreement and to comply with the provisions of this Agreement, subject, in the case of the consummation of the Merger, to obtaining the Stockholder Approval. Assuming the accuracy of the representations and warranties of Parent and Sub expressly set forth in Section 3.02(f), the execution and delivery of this Agreement by the Company, the consummation by the Company of the Merger and the other transactions contemplated by this Agreement and the performance by the Company of its obligations hereunder have been duly authorized by all necessary corporate action on the part of the

Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement, the consummation by the Company of the Merger and the other transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder, subject, in the case of the consummation of the Merger, to obtaining the Stockholder Approval and the filing of the Certificate of Merger with the Delaware Secretary of State. This Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery of this Agreement by Parent and Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors’ rights generally and by general principles of equity (the “Bankruptcy Exceptions”).
(ii) The Company Board, at a meeting duly called and held at which all of the directors of the Company were present, duly and unanimously adopted resolutions (A) approving and declaring advisable this Agreement, the Merger and the other transactions contemplated by this Agreement, (B) declaring that it is in the best interests of the Company that the Company enter into this Agreement and consummate the Merger and the other transactions contemplated by this Agreement on the terms and subject to the conditions set forth in this Agreement, (C) directing that the adoption of this Agreement be submitted to a vote at a meeting of the Company Stockholders to be held as set forth in Section 5.01 and (D) recommending that the Company Stockholders adopt this Agreement (the “Company Board Recommendation”), which resolutions, except to the extent expressly permitted by Section 4.02, have not been rescinded, modified or withdrawn in any way.
(iii) The execution and delivery of this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement and performance by the Company of its obligations hereunder do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to a loss of a benefit under, or result in the creation of any Lien (other than Permitted Liens) in or upon any of the properties or assets of the Company or any of its Subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under (including any right of a holder of a security of the Company or any of its Subsidiaries to require the Company or any of its Subsidiaries to acquire such security), any provision of (A) (1) the Company Charter or the Company Bylaws or (2) the certificate of incorporation or bylaws (or similar organizational documents) of any of its Subsidiaries, (B) any Material Contract or material Lease to or by which the Company or any of its Subsidiaries is a party or bound or to or by which any of their respective properties or assets are subject or bound or (C) subject to the governmental filings and other matters referred to in Section 3.01(d)(iv), any (1) federal, state or local, domestic or foreign, statute, law, code, ordinance, rule or regulation of any Governmental Entity, including common law (each, a “Law”), assuming receipt of the Stockholder Approval and the adoption of this Agreement by Parent, as the sole stockholder of Sub, or (2) federal, state or local, domestic or foreign, judgment, injunction, order, writ or decree of any Governmental Entity (each, a “Judgment”), in each case, applicable to the Company or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (A)(2), (B) and (C), any such conflicts, violations, breaches, defaults, terminations, cancelations, accelerations, losses, Liens, rights or entitlements that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or a Company Transaction Effect.
(iv) No consent, approval, order or authorization of, registration, declaration or filing with, or notice to, any federal, state or local, domestic or foreign, government or any court, administrative agency or commission or other governmental, quasi-governmental or regulatory authority or agency, domestic or foreign (a “Governmental Entity”), is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company, the consummation by the Company of the Merger and the other transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder, except for (A) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the filings and receipt, termination or expiration, as applicable, of such other approvals or waiting periods required under the applicable

Antitrust Laws and Foreign Investment Laws set forth in Section 3.01(d)(iv) of the Company Letter, (B) the filing with the SEC of a proxy statement relating to the adoption of this Agreement by the Company Stockholders (as amended or supplemented from time to time, the “Proxy Statement”) and such reports under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), as may be required in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement, (C) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other jurisdictions in which the Company or any of its Subsidiaries is qualified to do business, (D) any filings required under the rules and regulations of Nasdaq and (E) such other consents, approvals, orders, authorizations, registrations, declarations, filings and notices the failure of which to be obtained or made would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or a Company Transaction Effect.
(e) Company SEC Documents.
(i) The Company has timely filed with or furnished to the SEC each report, schedule, form, statement or other document or filing required by applicable Law to be filed or furnished by the Company since the Lookback Date (such documents available on the SEC’s website or made available to Parent, together with all information incorporated therein by reference, the “Company SEC Documents”). Since the Lookback Date, no Subsidiary of the Company has been required to file or furnish any report, schedule, form, statement or other document with, or make any other filing with, or furnish any other material to, the SEC. As of their respective dates or, if amended or restated, as of the date of the last such amendment or restatement, each of the Company SEC Documents, in definitive form (to the extent that concept is applicable), complied as to form in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”) and the Exchange Act, in each case, applicable to such Company SEC Document, and none of the Company SEC Documents at the time it was filed or furnished contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in such comment letters received by the Company from the SEC. To the extent that complete and correct copies are not available on the SEC’s website, the Company has made available to Parent copies of all comment letters received by the Company from the SEC since the Lookback Date and relating to the Company SEC Documents, together with all written responses of the Company thereto. As of the date of this Agreement, there are no outstanding or unresolved comments in such comment letters received by the Company from the SEC. As of the date of this Agreement, to the knowledge of the Company none of the Company SEC Documents is the subject of any ongoing review by the SEC.
(ii) The financial statements (including the related notes) of the Company included in the Company SEC Documents complied, at the time the respective statements were filed, as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in all material respects in accordance with generally accepted accounting principles in effect from time to time in the United States of America (“GAAP”) (except, in the case of unaudited quarterly financial statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly financial statements, to normal year-end audit adjustments and the absence of complete footnotes).
(iii) Except as set forth in the most recent audited financial statements (including the notes thereto) included in the Filed SEC Documents (the “Baseline Financials”) the Company and its Subsidiaries have no material liabilities or obligations of any nature (whether accrued, absolute or contingent) that would be required by GAAP to be reflected or reserved against on a consolidated balance sheet (or notes thereto) of the Company and its Subsidiaries other than such liabilities or obligations (A) with respect to or arising from the transactions contemplated by this Agreement, (B) incurred in the ordinary course of business consistent with past practice after the date of the Baseline Financials, but prior to the date of this Agreement, (C) incurred on or after the date of this Agreement that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (D) disclosed in the audited financial statements (including the notes thereto) included in the Company’s Annual Reports on Form 10-K for the period ended January 31, 2024, filed with the SEC on March 21, 2024.
(iv) The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (collectively, “SOX”) applicable to it.
(v) The principal executive officer of the Company and the principal financial officer of the Company each has made all certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of SOX, as applicable, with respect to the Company SEC Documents, and the statements contained in such certifications were accurate as of the date they were made. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in SOX.
(vi) Neither the Company nor any of its Subsidiaries is a party to or bound by, or has any commitment to become a party to or bound by, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC)), where the purpose or intended or known result or effect of such joint venture, partnership or Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company’s or any of its Subsidiaries’ published financial statements or other Company SEC Documents.
(vii) The Company maintains “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) in compliance with the Exchange Act.
(viii) The Company maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) in compliance with the Exchange Act.
(f) Information Supplied. None of the information included or incorporated by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company Stockholders, at the time of the Stockholder Meeting or at the time of any amendment or supplement thereof, as amended or supplemented at such date or time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement. The Proxy Statement, in definitive form, will comply as to form in all material respects with the requirements of the Exchange Act.
(g) Absence of Certain Changes or Events. From the date of the Baseline Financials to the date of this Agreement (i) the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent in all material respects with past practice and (ii) there has not been any Material Adverse Effect or any Effect (including any Effect resulting from an occurrence prior to the date of the Baseline Financials) that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(h) Litigation. As of the date of this Agreement, there are no claims, actions, suits, litigation, arbitration or judicial, administrative or regulatory proceedings or investigations by or before any Governmental Entity (“Legal Proceedings”) pending or, to the knowledge of the Company, threatened by or against the Company or any of its Subsidiaries that, if resolved in accordance with plaintiff’s demands, would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or a Company Transaction Effect. As of the date of this Agreement, there is no (i) Judgment of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries, or, (ii) to the knowledge of the Company, investigation, proceeding, notice of violation, order of forfeiture or complaint by any Governmental Entity involving the Company or any of its Subsidiaries, that in clauses (i) and (ii), would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or a Company Transaction Effect.
(i) Contracts.
(i) Section 3.01(i) of the Company Letter sets forth as of the date of this Agreement a complete and correct list of each of the following Contracts to which the Company or its Subsidiaries are bound:
(A) any “material contract” (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC) with respect to the Company and its Subsidiaries, taken as whole or any Contract that is of the type that would be required to be disclosed under Item 404(a) of Regulation S-K promulgated by the SEC under the Exchange Act;
(B) any Contract that (1) materially limits the right or ability of the Company, any of its Subsidiaries or any affiliate of any of them to compete with any other person in any line of business or geographic region that is material to the Company and its Subsidiaries, taken as a whole (or that following the Effective Time would materially limit the right or the ability of Parent or its affiliates (other than the Company or any of its Subsidiaries) to engage in any line of business or compete in any geographic area), (2) prohibits the Company or any of its Subsidiaries from engaging in any business with any person or levying a material fine, charge or other payment for doing so, (3) obligates the Company or its Subsidiaries (or following the Effective Time, Parent or its Subsidiaries) to conduct business with any third party on a preferential or exclusive basis or which contains “most favored nation” rights or similar rights or (4) provides for a “sole source” or similar relationship or contains any provision that requires the purchase of all or substantially all of the Company’s or any of its Subsidiaries’ requirements from any third party, minimum use, supply, display or other similar requirements, in each case, other than any such Contracts that are not material to the Company and its Subsidiaries, taken as a whole;
(C) any Contract granting to any person an option or right of first refusal, right of first offer or similar preferential right to purchase, acquire, operate, sell, transfer, pledge or otherwise dispose of businesses or any material assets of the Company or any of its Subsidiaries;
(D) any Contract relating to Indebtedness of the Company or any of its Subsidiaries having an outstanding principal amount in excess of $250,000 other than (1) accounts receivables and payables in the ordinary course of business, (2) loans to wholly owned Subsidiaries of the Company in the ordinary course of business and (3) extensions of credit to customers in the ordinary course of business;
(E) any Contract to or by which the Company or any of its Subsidiaries is a party or bound providing for payments of royalties or revenue share payments to third parties with respect to Intellectual Property or otherwise with respect to any of the Company’s products or services in excess of $2,000,000 annually;
(F) any Contract that is material to the Company and its Subsidiaries, taken as a whole, to or by which the Company or any of its Subsidiaries is a party or bound granting a third party any license, covenant-not-to-assert or other right with respect to, or materially restricting the Company’s or any of its Subsidiaries’ use, registration, or enforcement of, Intellectual Property Rights owned or purported to be owned by the Company (“Company-Owned Intellectual Property Rights”), other than licenses (i) for FOSS or (ii) under the BSL;
(G) any Contract that is material to the Company and its Subsidiaries, taken as a whole, pursuant to which the Company or any of its Subsidiaries has been granted any license, covenant-not-to-assert or other right with respect to Intellectual Property, other than licenses for generally commercially available off-the-shelf Software or FOSS, (including, for the avoidance of doubt, contribution agreements applicable to third party contributions to Company products);

(H) any partnership, joint venture, strategic alliance, profit sharing or limited liability company agreement (other than any such agreement solely between or among the Company and its wholly owned Subsidiaries) or similar Contract that is material to the Company and its Subsidiaries, taken as a whole;
(I) any Contract that is material to the Company and its Subsidiaries, taken as a whole, to or by which the Company or any of its Subsidiaries is a party or bound that is with any Governmental Entity or is otherwise a Company Government Contract;
(J) any Contract to or by which the Company or any of its Subsidiaries is a party or bound providing for the payment, increase or vesting of any material benefits or compensation in connection with the Merger (other than (1) Company Stock Plan and equity-based awards granted thereunder, (2) Benefit Plans and (3) Benefit Agreements);
(K) any Contract to or by which the Company or any of its Subsidiaries is a party or bound providing for the acquisition or disposition of any assets (other than obligations set forth in the capital expenditure budget set forth on Section 4.01(a)(vii) of the Company Letter or acquisitions or dispositions of inventory in the ordinary course of business) or business (whether by merger, sale of stock, sale of assets or otherwise) and that contains representations, covenants, indemnities or other obligations (including “earnout” or other contingent payment obligations) outstanding as of the date of this Agreement that are material to the Company or any of its Subsidiaries, taken as a whole;
(L) any Contract that limits or restricts the ability of any of the Company or its wholly owned Subsidiaries to make distributions or declare or pay dividends in respect of its capital stock or membership interests, as the case may be;
(M) the primary relationship Contract between the Company or any of its Subsidiaries and each of the ten (10) largest customers of the Company and its Subsidiaries (determined on the basis of revenues received by the Company or any of its Subsidiaries in the four (4) consecutive fiscal quarter period ended January 31, 2024 (each such customer, a “Major Customer,” and each such Contract, a “Major Customer Contract”));
(N) the ten (10) largest Contracts between the Company or any of its Subsidiaries and any suppliers of goods, services or personnel to the Company and its Subsidiaries (determined on the basis of amounts paid by the Company or any of its Subsidiaries in the four consecutive fiscal quarter period ended January 31, 2024 (each such licensor or other supplier, a “Major Supplier,” and each such Contract, a “Major Supplier Contract”));
(O) any Contract between the Company or any of its Subsidiaries with any supplier of goods and services to the Company and its Subsidiaries for use in the Company’s products or services that involves payments by the Company or its Subsidiaries to such supplier in excess of $1,000,000 per year (other than purchase orders); and
(P) any Contract that is reasonably expected to result in the payment or receipt of more than $4,000,000 by the Company or any of its Subsidiaries during the Company’s current fiscal year or that obligates the Company or any of its Subsidiaries to maintain or guarantee capital levels of any entity.
(Q) The Contracts of the Company or any of its Subsidiaries of the type referred to in clauses (A) through (P) of this subsection (i) are collectively referred to in this Agreement as “Material Contracts.” The Company has, subject to applicable Law and redaction of competitively sensitive information, made available to Parent a complete and correct copy (in all material respects) of each of the Material Contracts as of the date of this Agreement (it being acknowledged by Parent and Sub that each Material Contract filed by the Company with the SEC in the Filed SEC Documents shall be deemed to have been made available to Parent and Sub), including all material amendments or waivers thereto. Except for matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (1) each Material Contract is in full force and effect (except for those Contracts that have expired in accordance with their terms) and is a legal, valid and binding agreement of the Company or such Subsidiary, as the case may be, and, to the knowledge of the Company, of each other party thereto, enforceable against the Company or such Subsidiary, as the case may be, and, to the knowledge of the Company, against the other party or parties thereto, in each case, in accordance with its terms, subject to the Bankruptcy Exceptions, (2) each of the Company and its Subsidiaries is not (with or without notice or lapse of time or both) in breach or default thereunder, and has not knowingly waived or failed to enforce any rights or benefits thereunder (other than in the ordinary course of business consistent with past practice), and, to the knowledge of the Company, no other party to any of the Material Contracts is (with or without notice or lapse of time or both) in breach in any material respect or default thereunder, (3) to the knowledge of the Company, as of the date of this Agreement, there has occurred no event giving (with or without notice or lapse of time or both) to others any right of termination, material amendment or cancelation of any Material Contract except as provided in Section 3.01(d)(iii) of the Company Letter, and (4) to the knowledge of the Company, there are no circumstances that would reasonably be expected to occur that would reasonably be expected to affect adversely the ability of the Company or any of its Subsidiaries to perform its material obligations under any Material Contract.
(ii) As of the date of this Agreement, none of the Major Customers or Major Suppliers has terminated, failed to renew or requested any material amendment to any of its Major Customer Contracts or Major Supplier Contracts, or any of its existing relationships (other than amendments in the ordinary course of business not adverse in any material respect to the Company or its Subsidiaries taken as a whole), with the Company or any of its Subsidiaries.
(j) Permits; Compliance with Laws. Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or a Company Transaction Effect, the Company and its Subsidiaries have in effect all certificates, permits, licenses, franchises, approvals, concessions, qualifications, registrations, certifications and similar authorizations from any Governmental Entity (collectively, “Permits”) that are necessary for the Company and its Subsidiaries to own, lease or operate their properties and assets and to carry on their businesses as currently conducted. Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or a Company Transaction Effect, each of the Company and its Subsidiaries is, and since the Lookback Date has been, in compliance with all applicable Laws and Judgments, and to the knowledge of the Company, no condition or state of facts exists that would reasonably be expected to give rise to a violation of, or a liability or default under, any applicable Law or Judgment. As of the date of this Agreement, except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or a Company Transaction Effect, (i) to the knowledge of the Company, neither the Company nor any of its Subsidiaries has received any written communication since the Lookback Date from any person that alleges that the Company or any of its Subsidiaries is not in compliance with, or is subject to liability under, any Permit, Law or Judgment or relating to the revocation or modification of any Permit, and (ii) to the knowledge of the Company, neither the Company nor any of its Subsidiaries has received any written notice that any investigation or review by any Governmental Entity is pending with respect to the Company or any of its Subsidiaries or any of the assets or operations of the Company or any of its Subsidiaries or that any such investigation or review is contemplated.
(k) Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) each of the Company and its Subsidiaries is, and has been since the Lookback Date, in compliance with all Environmental Laws, and neither the Company nor any of its Subsidiaries has received any (A) communication alleging that the Company or such Subsidiary is in violation of, or may have liability under, any Environmental Law or (B) currently outstanding written request by any Governmental Entity for information pursuant to any Environmental Law; (ii) (A) each of the Company and its Subsidiaries possesses and is in compliance with all Permits required under Environmental Laws (“Environmental Permits”) for the conduct of its current operations, (B) all such Environmental Permits are valid and in good standing and (C) neither the Company nor any of its Subsidiaries has been advised in writing by any Governmental Entity of any actual or potential change in the status or terms and conditions of any such Environmental Permit; (iii) there are no Environmental Claims pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries; (iv) there has been no Release of or exposure to any Hazardous Material that would reasonably be expected to form the basis of any Environmental Claim against the Company or any of its Subsidiaries;

(v) neither the Company nor any of its Subsidiaries has retained or assumed, either contractually or by operation of Law, any liabilities or obligations that would reasonably be expected to form the basis of any Environmental Claim against the Company or any of its Subsidiaries; and (vi) to the knowledge of the Company, there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans that would reasonably be expected to form the basis of an Environmental Claim against the Company or any of its Subsidiaries.
For all purposes of this Agreement: (1) “Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, Judgments, demands, directives, claims, Liens, investigations, proceedings or written or oral notices of noncompliance or violation by or from any person alleging liability of any kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resource damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from (x) the presence or Release of, or exposure to, any Hazardous Material at any location, or (y) the failure to comply with any Environmental Law; (2) “Environmental Law” means any Law, Judgment, legally binding agreement or Permit issued, promulgated or entered into by or with any Governmental Entity relating to pollution, protection of the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), natural resources, the climate, human health and safety (as it relates to exposure to Hazardous Materials) or the protection of endangered or threatened species; (3) “Hazardous Materials” means any petroleum or petroleum products, radioactive materials or wastes, asbestos in any form, polychlorinated biphenyls, hazardous or toxic substances and any other chemical, material, substance or waste that is prohibited, limited or regulated under any Environmental Law; and (4) “Release” means any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within any building, structure, facility or fixture.
(l) Labor Relations. There are no collective bargaining agreements, labor union contracts, trade union agreements or other works council agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since the Lookback Date, neither the Company nor any of its Subsidiaries has encountered any labor union organizing activity, or had any actual or, to the knowledge of the Company, threatened employee strikes, work stoppages, slowdowns or lockouts and, to the knowledge of the Company, no labor union organizing activity, strike, work stoppage, slowdown or lockout is threatened. As of the date of this Agreement, (i) none of the employees of the Company or any of its Subsidiaries is represented by any labor union, works council or similar organization with respect to his or her employment by the Company or such Subsidiary and (ii) the Company and its Subsidiaries do not have any obligation to inform or consult with any such employees or their representatives in respect of the Merger or the other transactions contemplated by this Agreement with respect to any such organization. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each of the Company and its Subsidiaries is, and since the Lookback Date has been, in compliance with all applicable Laws and Judgments relating to labor relations, employment and employment practices, including occupational safety and health standards, terms and conditions of employment, payment of wages, classification of employees, immigration, visa, work status, human rights, pay equity and workers’ compensation, and is not, and since the Lookback Date has not, engaged in any unfair labor practice. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any of its Subsidiaries has received notice of any unfair labor practice charge or complaint against the Company or any of its Subsidiaries that is pending or, to the knowledge of the Company, threatened, in each case before the National Labor Relations Board or any comparable Governmental Entity. Since the Lookback Date, (i) no allegations of sexual harassment, misconduct, discrimination or retaliation have been made against any employee of the Company or its Subsidiaries with the title of Director or above through the Company’s anonymous employee hotline or any formal human resources communication channels at the Company, and (ii) there are no actions, suits, or to the knowledge of the Company, investigations by any Governmental Entity or proceedings before any Governmental Entity, pending or, to the Company’s knowledge, threatened related to any allegations of sexual harassment, misconduct, discrimination or retaliation by any employee of the Company or its Subsidiaries with the title of Director or above.

(m) Employee Benefits Matters.
(i) Section 3.01(m)(i) of the Company Letter sets forth a complete and correct list of all material “employee welfare benefit plans” (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), all material “employee pension benefit plans” (as defined in Section 3(2) of ERISA) (each, a “Pension Plan”) and all other material Benefit Plans and material Benefit Agreements that, in each case, are in effect as of the date of this Agreement. The Company has delivered or made available to Parent complete and correct copies of the following with respect to each material Benefit Plan and each material Benefit Agreement, to the extent applicable: (A) such Benefit Plan and Benefit Agreement (or, in the case of any unwritten Benefit Plans or Benefit Agreements, written descriptions thereof), including any amendments thereto; (B) the most recent annual report, or such similar reports, statements, information returns or material correspondence required to be filed with, delivered to or received by any Governmental Entity; (C) the most recent summary plan description (if any), and any summary of material modifications; (D) each trust agreement and group annuity or insurance Contract and other funding or payment documents; and (E) the most recent actuarial valuations for each Benefit Plan. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (1) each Benefit Plan and Benefit Agreement has been administered, funded and, to the extent applicable, the assets of such Benefit Plan or Benefit Agreement have been invested in accordance with its terms and (2) the Company and its Subsidiaries and each Benefit Plan and Benefit Agreement are in compliance with applicable Law, including ERISA and the Code, and the terms of any applicable collective bargaining agreements or other labor union Contracts.
(ii) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (A) each Pension Plan intended to be tax qualified under the Code has been the subject of a favorable determination, qualification or opinion letter from the U.S. Internal Revenue Service (the “IRS”) to the effect that such Pension Plan is qualified and exempt from U.S. federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such letter has been revoked (nor, as of the date of this Agreement, has to the knowledge of the Company revocation been threatened) and no event has occurred since the date of the most recent such letter or application therefor relating to any such Pension Plan that could reasonably be expected to adversely affect the qualification of such Pension Plan or increase the costs relating thereto or require security under Section 307 of ERISA, and (B) each Benefit Plan required to have been approved by any non-United States Governmental Entity (or intended to have been approved to obtain any beneficial tax or other status) has been so approved or timely submitted for approval, no such approval has been revoked (nor, as of the date of this Agreement, has to the knowledge of the Company revocation been threatened) and no event has occurred since the date of the most recent approval or application therefor relating to any such Pension Plan that could reasonably be expected to affect any such approval relating thereto or increase the costs relating thereto.
(iii) Neither the Company nor any Commonly Controlled Entity has sponsored, maintained, contributed to or been obligated to sponsor, maintain or contribute to, or has any actual or contingent liability under, any Benefit Plan that is a “defined benefit plan” (as defined in Section 3(35) of ERISA) or a “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA), or that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code or that is otherwise a defined benefit pension plan, and, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any of its Subsidiaries could incur any liability with respect to any such plan (under Title IV of ERISA or otherwise).
(iv) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, no Benefit Plan or Benefit Agreement that provides welfare benefits, whether or not subject to ERISA (each, a “Welfare Plan”) provides benefits, and there are no understandings, written or oral, with respect to the provision of welfare benefits, after termination of employment, except where the cost thereof is borne entirely by the former employee (or his or her eligible dependents or beneficiaries) or as required by Section 4980B(f) of the Code or any similar state statute or foreign Law.

(v) Except as provided in Section 5.04, the execution of this Agreement, the obtaining of Stockholder Approval and the consummation of the Merger and the other transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any Company Personnel to severance pay, unemployment compensation or any other payment or benefit, except as expressly provided in this Agreement, (ii) accelerate the time of payment or vesting or increase the amount of compensation or benefits due any such Company Personnel, (iii) require the funding (through a grantor trust or otherwise) of any compensation or benefit or (iv) limit or restrict the Company’s ability to merge, amend or terminate any Benefit Plan or Benefit Agreement.
(vi) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any of its Subsidiaries has received notice of any, and, to the knowledge of the Company, there are no, pending investigations by any Governmental Entity with respect to, or pending termination proceedings or other claims (except claims for benefits payable in the normal operation of the Benefit Plans and Benefit Agreements), suits or proceedings against or involving or asserting any rights or claims to benefits under, any Benefit Plan or Benefit Agreement.
(vii) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, with respect to each Benefit Plan, (A) there has not occurred any prohibited transaction in which the Company, any of its Subsidiaries or any of their respective directors, officers or employees or, to the knowledge of the Company, any trustee, administrator or other fiduciary of such Benefit Plan or trust created thereunder, in each case, who is not a director, officer or employee of the Company or any of its Subsidiaries (a “Non-Affiliate Plan Fiduciary”), has engaged that could subject the Company, any of its Subsidiaries or any of their respective directors, officers or employees or any Non-Affiliate Plan Fiduciary to the tax or penalty on prohibited transactions imposed by Section 4975 of the Code or the sanctions imposed under Title I of ERISA or any other applicable Law and (B) none of the Company, any of its Subsidiaries or any of their respective directors, officers or employees or, to the knowledge of the Company, any Non-Affiliate Plan Fiduciary, or any agent of any of the foregoing, has engaged in any transaction or acted in a manner, or failed to act in a manner, that could subject the Company, any of its Subsidiaries or any of their respective directors, officers or employees or any Non-Affiliate Plan Fiduciary to any liability for breach of fiduciary duty under ERISA or any other applicable Law. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there has been no “reportable event” (as such term is defined in Section 4043 of ERISA) for which the thirty (30)-day reporting requirement has not been waived with respect to any Benefit Plan during the last five (5) years, and no notice of a reportable event will be required to be filed in connection with the Merger or the other transactions contemplated by this Agreement.
(viii) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Benefit Plan and each Benefit Agreement is in compliance in all material respects with Section 409A of the Code.
(ix) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and each of its Subsidiaries have at all times acted consistently with their obligations under the Affordable Care Act, as amended, and the rules and regulations promulgated thereunder, including with respect to providing notice to employees, offering affordable, minimum value medical insurance coverage to substantially all of its full-time employees (within the meaning of Section 4980H of the Code) and otherwise in respect of the “Employer Shared Responsibility” provisions of Section 4980H of the Code, and neither Parent nor any of its affiliates is reasonably likely to have any liability from and after the Closing in connection with such law, rules, regulations or provisions as they relate to the Company and its Subsidiaries. None of the Company or any of its Subsidiaries has attempted to maintain the grandfathered health plan status under the Affordable Care Act of any Benefit Plan.
(x) No amount, economic benefit or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of the Merger and the other transactions contemplated by this Agreement (alone or in combination with any other event, including any termination of employment on or following the Closing) by any person who is a “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) with respect to the Company would be characterized as an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code). No person is entitled to any gross-up, make-whole or other additional payment from the Company or any of its Subsidiaries in respect of any tax (including federal, state, local and foreign income, excise and other taxes (including taxes imposed under Section 4999 or 409A of the Code)) or interest or penalty related thereto.
(n) Taxes. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (provided, that such exception shall not apply with respect to Section 3.01(n)(i)):
(i) For the purposes of this Agreement: (A) “taxes” include all (1) federal, state and local (in each case, whether domestic or foreign) taxes, assessments, duties or similar charges of any kind in the nature of a tax, including all corporate franchise, income, sales, use, ad valorem, receipts, value-added, profits, license, withholding, employment, excise, property, net worth, capital gains, transfer, stamp, documentary, social security, payroll, environmental, alternative minimum, occupation, recapture and other taxes, and including any interest, penalties or additions imposed with respect thereto, and (2) liabilities for the payment of any amounts of the types described in clause (1) as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group, or as a transferee or successor or otherwise by operation of Law; (B) “taxing authority” means any Governmental Entity exercising authority in respect of the assessment or collection of any taxes; and (C) “tax return” means any federal, state or local (in each case, whether domestic or foreign) return, declaration, report, estimate, form, information return, statement (including any statement pursuant to Treasury Regulation Section 1.6011-4(a)) or other document in each case filed or required to be filed with a Governmental Entity relating to taxes (including any related or supporting information with respect thereto, any certificate, schedule or attachment thereto and including any amendment thereof).
(ii) Each of the Company and its Subsidiaries has timely filed (taking into account all extensions) all tax returns required to be filed in the manner prescribed by applicable Law. All such tax returns are true, complete and correct in all respects. Each of the Company and its Subsidiaries has timely paid all taxes due from it or them with respect to the taxable periods covered by such tax returns and all other taxes due for which the Company or any of its Subsidiaries is liable (including as a transferee or successor, other than taxes contested in good faith through appropriate proceedings), and the most recent financial statements contained in the Filed SEC Documents reflect an adequate reserve in accordance with GAAP for potential taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. Neither the Company nor any of its Subsidiaries has requested any extension of time within which to file any tax return which tax return has not yet been filed, other than extensions granted automatically.
(iii) No tax return of the Company or any of its Subsidiaries is or has been under, or has been threatened in writing with, any audit or examination by any taxing authority which audit or examination has not been closed, and no written notice of such an audit or examination has been received by the Company or any of its Subsidiaries which audit or examination has not been closed. Each deficiency resulting from any audit or examination relating to taxes by any taxing authority has been timely paid and there is no deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any taxes due and owing by the Company or any of its Subsidiaries (including as a transferee or successor, other than taxes contested in good faith through appropriate proceedings). No written claim has been made by a Governmental Entity that the Company or any of its Subsidiaries is subject to taxation in, or required to file tax returns in, a jurisdiction in which it does not currently file tax returns.
(iv) There is no currently effective agreement or other document waiving any statute of limitations with respect to taxes or extending the period of assessment or collection of any taxes, and no power of attorney (other than a power of attorney authorizing an employee of the Company or its Subsidiaries to act on their behalf) with respect to any taxes has been filed with any taxing authority by or on behalf of the Company or any of its Subsidiaries that is still in effect.
(v) No Liens for taxes exist with respect to any assets or properties of the Company or any of its Subsidiaries, except for Permitted Liens.

(vi) Neither of the Company nor any of its Subsidiaries (A) is a party to, bound by or currently has any liability under any tax sharing agreement, tax indemnity agreement or similar agreement, arrangement or practice with respect to taxes (including any “closing agreement” pursuant to Section 7121 of the Code (or similar provision of state, local, or non-U.S. Law), or other agreement relating to taxes with any taxing authority) or (B) has any liability for the taxes of any person pursuant to Treasury Regulations Section 1.1502-6 (or similar provision of state, local, or non-U.S. tax Law) (other than a member of the consolidated U.S. federal income tax group of which the Company is the common parent) or as a transferee or successor, or otherwise by operation of Law, in each of clauses (A) and (B), other than customary agreements not related to taxes.
(vii) Neither of the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of (A) the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code, or any comparable provision of any tax Law, (B) prepaid amounts or deferred revenue received on or prior to the Effective Time, outside the ordinary course of business, (C) any change in method of accounting for a taxable period ending on or prior to the Effective Time, (D) any “closing agreement” as described in Section 7121 of the Code or similar provision of state, local, or non-U.S. Law executed on or prior to the Effective Time, or (E) any intercompany transactions or excess loss accounts described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local, or non-U.S. Law) with respect to a transaction or event occurring on or prior to the Effective Time.
(viii) Each of the Company and its Subsidiaries has complied in all respects with all applicable Laws relating to the collection, payment and withholding of taxes and has, within the time and the manner prescribed by Law, collected, withheld from and paid over to the proper taxing authorities all amounts required to be so collected, withheld and paid under applicable Laws.
(ix) Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in any distribution of stock qualifying or intended to qualify for tax-free treatment under Section 355 of the Code within the two (2)-year period ending on the date of this Agreement.
(x) Neither the Company nor any of its Subsidiaries has ever participated in any “listed transaction,” as defined in Treasury Regulation Section 1.6011-4(b)(2) or similar provision of state, local, or non-U.S. Law.
(xi) All related party transactions involving the Company or any of its Subsidiaries are at arm’s length in compliance with Section 482 of the Code and the Treasury Regulations promulgated thereunder and any comparable provision of any tax Law.
(o) Real Properties.
(i) Neither the Company nor any of its Subsidiaries currently owns in fee any real property or interests in real property. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each of the Company and its Subsidiaries in the case of leased real property and leased tangible assets, has valid and enforceable leasehold interests in, all of its real properties and tangible assets, free and clear of all Liens, except for (1) Liens for taxes not yet due and payable or due, but not yet delinquent, or that are being contested in good faith through appropriate proceedings and for which adequate reserves have been established in accordance with GAAP in the most recent financial statements contained in the Filed SEC Documents, (2) Liens for assessments and other governmental charges or landlords’, carriers’, warehousemen’s, mechanics’, repairmen’s, workers’ or similar Liens incurred in the ordinary course of business, consistent with past practice, in each case for sums not yet due and payable or due, but not delinquent or being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP in the most recent financial statements contained in the Filed SEC Documents, (3) Liens incurred in the ordinary course of business, consistent with past practice, in connection with workers’ compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, (4) FOSS or BSL licenses and any non-exclusive licenses of Intellectual Property entered into in the ordinary course of business, (5) Liens pursuant to the Company’s or its Subsidiaries’ existing Indebtedness,(6) Liens incurred in the ordinary course of business consistent with past practice that would not reasonably be expected to interfere adversely in a material way with the use of the properties or assets encumbered thereby, and (7) Liens imposed on the underlying fee interest in real property subject to a Lease (collectively, “Permitted Liens”). For clarity, the representations and warranties in this Section 3.01(o) will not be deemed to be a representation or warranty of any kind with respect to Intellectual Property.
(ii) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the real properties and tangible assets owned or leased by the Company and its Subsidiaries, or which they otherwise have the right to use, are sufficient (subject to normal wear and tear) to operate their businesses in substantially the same manner as they are currently conducted.
(iii) Section 3.01(o)(iii) of the Company Letter sets forth a complete and correct list of all material real property and material interests in real property leased by the Company or any of its Subsidiaries (each such property, a “Leased Real Property” and each lease, sublease or other agreement relating to such Leased Real Property, a “Lease”). A complete and correct copy of each Lease as of the date of this Agreement related to each Leased Real Property as set forth in Section 3.01(o)(iii) of the Company Letter has been made available to Parent prior to the date of this Agreement.
(iv) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (A) each such Lease is a legal, valid and binding agreement of the Company or its Subsidiary, as the case may be, and, to the knowledge of the Company, of each other party thereto, enforceable against the Company or such Subsidiary, as the case may be, and, to the knowledge of the Company, against the other party or parties thereto, in each case, in accordance with its terms, except as enforceability thereof may be limited by the Bankruptcy Exceptions, and each such Lease is in full force and effect and (B) neither the Company nor its applicable Subsidiary, nor to the knowledge of the Company, any other party thereto, is in breach or default under any Lease.
(p) Intellectual Property.
(i) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:
(A) The Company and each of its Subsidiaries owns, or is licensed or otherwise has the right to use (in each case, without ongoing or future payments to third parties and free and clear of any Liens, other than Permitted Liens), all Intellectual Property necessary for or material to the conduct of its business as currently conducted.
(B) Section 3.01(p)(i)(B) of the Company Letter contains a true and complete list of all registrations and applications issued by, filed with, or recorded by, any Governmental Entity for any Intellectual Property Rights owned by the Company or any of its Subsidiaries (the “Company Registered IP”), and all such Company Registered IP is subsisting, unexpired and other than with respect to applications, to the knowledge of the Company, valid and enforceable. The Company or one of its Subsidiaries solely and exclusively owns all Intellectual Property owned or purported to be owned by them, including beneficial and record ownership of all Company Registered IP.
(C) Since the Lookback Date, none of the Company or any of its Subsidiaries or any of its or their products or services has infringed upon or otherwise violated, or is infringing upon or otherwise violating, the Intellectual Property Rights of any person, and no person has challenged in writing or is challenging in writing the ownership, validity or enforceability of any Intellectual Property Rights owned by the Company or any of its Subsidiaries.
(D) There is no suit, claim, action, investigation or proceeding currently pending, or threatened in writing against the Company or any of its Subsidiaries with respect to, and since the Lookback Date neither the Company nor any of its Subsidiaries has been notified in writing of, any possible infringement or other violation by the Company or any of its Subsidiaries or any of its or their products or services of the Intellectual Property Rights of any person.

(E) Since the Lookback Date, to the knowledge of the Company, no person or any product or service of any person has infringed or violated or is infringing upon or otherwise violating any Intellectual Property Rights of the Company or any of its Subsidiaries, in any manner that would reasonably be expected to be material to the Company, taken as a whole.
(F) The Company and its Subsidiaries have taken reasonable measures to maintain the confidentiality of the material trade secrets included in their Intellectual Property (other than distribution of Software source code under FOSS or BSL licenses in the ordinary course).
(G) To the extent Third Party Software (other than FOSS) is distributed or utilized in connection with products and services provided to customers of the Company or any of its Subsidiaries, (1) all necessary licenses have been obtained therefor, and the Company and its Subsidiaries are in compliance therewith, and (2) no royalties or revenue share payments are due therefor (or such royalties and revenue share payments are identified in Section 3.01(p)(i)(G)(2) of the Company Letter).
(H) The Company and its Subsidiaries are in material compliance with all FOSS licenses granted to the Company or its Subsidiaries with respect to Third Party Software that is distributed or utilized in connection with products and services provided to customers of the Company or any of its Subsidiaries.
(I) The Software owned by the Company or any of its Subsidiaries or, to the Company’s knowledge, otherwise included in the products and services provided to customers of the Company or any of its Subsidiaries does not contain or incorporate any malware, viruses, “trojan horses,” worms, disabling code, or similar devices, software routines or code intended to materially impair, disable, erase or otherwise impede the normal or intended operation of Software or hardware, designed to permit unauthorized access or unauthorized transmission of information, or to otherwise contaminate, corrupt or damage information technology systems or architecture, in each case excluding any mechanisms implemented by the Company which are used to validate and/or ensure that an end user does not exceed the scope of its license (but which do not automatically disable the operation of such Software). The Company takes reasonable measures to ensure such Software remains free of any of the foregoing.
(J) Neither the Company nor any of its Subsidiaries is a member or promoter of, or a contributor to, or made any commitments or agreements regarding, any patent pool, industry standards body, standard-setting organization or other similar organization (other than any organization dedicated to the distribution or licensing of FOSS), in each case that requires or obligates the Company or any of its Subsidiaries to grant or offer to any other person any license or other right to any Intellectual Property Rights.
(ii) There are no Contracts to which the Company or any of its Subsidiaries are bound that directly or indirectly grant or purport to grant any material license, covenant-not-to-assert or other right with respect to Intellectual Property Rights of any affiliate (including any future affiliates) of the Company that is not a Subsidiary of the Company.
(iii) For purposes of this Agreement, (A) “Intellectual Property” means Intellectual Property Rights and Technology, collectively, (B) “Intellectual Property Rights” means any and all intellectual property and proprietary rights arising in any jurisdiction throughout the world, including all rights in, arising out of or associated with any of the following: (1) trademarks, service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application (collectively, “Trademarks”); (2) patents, applications for patents (including divisions, provisionals, continuations, continuations in-part and renewal applications), similar rights in inventions and discoveries, and any renewals, extensions or reissues thereof; (3) common law and statutory rights associated with non-public information, trade secrets, confidential and proprietary information, and know-how, (4) copyrights, copyright registrations and applications therefor, rights in works of authorship, whether copyrightable or not, rights (including database rights) in Software, Software documentation, algorithms, models, data, and data structures, mask works, mask work registrations and applications therefor, and moral and economic rights of authors and inventors, in any jurisdiction, and any renewals or extensions thereof; (5) Internet domain name applications and registrations, (6) any similar intellectual property or proprietary rights to any of the foregoing; and (7) any claims or causes of action (pending, threatened or which could be filed) arising out of any infringement or misappropriation of any of the foregoing; provided, however, “Intellectual Property” shall not include any Personal Information and “Intellectual Property Rights” shall not include any rights under any Privacy and Data Security Law; (C) “Technology” means any form of technology or content, including any or all of the following: (1) published and unpublished works of authorship, Software documentation, records, research records, records of invention, test information, market surveys, algorithms, models, data, data structures, data compilations and databases (2) inventions, invention disclosures, discoveries, improvements, formulae, processes in any jurisdiction, whether patentable or not, and rights in any jurisdiction to limit the use or disclosure thereof by any person, or procedures, (3) proprietary and confidential information or ideas, and (4) any and all tangible embodiments of Intellectual Property Rights; (D) “Software” means all types of computer software programs, including operating systems, application programs, software tools, Firmware and software imbedded in equipment, including both object code and source code; the term “Software” shall also include all written or electronic data, documentation and materials that explain the structure or use of Software or that were used in the development of Software, including software specifications, or are used in the operation of the Software, including logic diagrams, flow charts, procedural diagrams, error reports, manuals and training materials, look-up tables and technical databases; the term “Firmware” shall include all types of firmware, firmware specifications, masks, circuit layouts, hardware and hardware descriptions; (E) “Third Party Software” means Software with respect to which a third party holds any copyright or other ownership right (and, therefore, such Software is not owned exclusively by the Company or any of its Subsidiaries); (F) “FOSS” means any Software licensed and distributed under a license listed by the Open Source Initiative as an approved license at https://opensource.org/licenses/alphabetical and that satisfies the “Open Source Definition” provided by the Open Source Initiative at https://opensource.org/osd as of the date of this Agreement, or a license listed by the Free Software Foundation as a free software license at https://www.gnu.org/licenses/license-list.html#SoftwareLicenses and that satisfies the “Free Software Definition” provided by the Free Software Foundation at https://www.gnu.org/philosophy/free-sw.en.html as of the date of this Agreement, in each case, if matching source code for the Software is available for distribution to the general public free of charge under one of the foregoing licenses; and “BSL” means the Business Software License.
(q) Information Technology; Privacy and Data Security.
(i) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and its Subsidiaries have implemented industry standard measures designed to protect the information technology systems currently maintained and in the control of the Company and its Subsidiaries and used by the Company and its Subsidiaries in the conduct of their businesses (the “IT Systems”). Except as would not reasonably be expected to be material, the IT Systems are in working condition and have not malfunctioned or failed in the three (3)-year period prior to the date of this Agreement. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there have been no breaches of the security of the IT Systems in the three (3)-year period prior to the date of this Agreement.
(ii) The Company and its Subsidiaries have not: (1) allowed any Company Source Code to reside on servers located in a Focus Country; (2) allowed any Company Source Code to be accessed from or within a Focus Country; (3) conducted product or solution development, testing or the like in a Focus Country that would require access to Company Source Code; or (4) placed or distributed Company Source Code in any jurisdiction where law or interpretation of law requires disclosure of Company Source Code to any third party. For purposes of this agreement: (A) “Company Source Code” means human readable programming code that developers use to develop or maintain a product, but that is not delivered to end users in the normal course of the product’s commercial distribution or use and is either owned or purported to be owned by the Company or any of its Subsidiaries; and (B) “Focus Country” means each of Afghanistan, Armenia, Azerbaijan, Belarus, Burundi, Eritrea, Georgia, Guinea, Iraq, Kazakhstan, Kyrgyzstan, Lebanon, Libya, Macau, Moldova, Mongolia, People’s Republic of China

(including Hong Kong), Russia, Somalia, Tajikistan, Turkmenistan, Ukraine, Uzbekistan, Venezuela, Vietnam, and Yemen. Focus Country also includes any country embargoed by the United States government, including Crimea, Cuba, Iran, North Korea, Sudan, and Syria.
(iii) The Company and its Subsidiaries have (A) complied with applicable Privacy and Data Security Laws and (B) obtained, to the extent required by applicable Privacy and Data Security Laws, the right to use and disclose Personal Information as such Personal Information is used and disclosed by the Company and its Subsidiaries in connection with the operation of the business of the Company and its Subsidiaries, in each case, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(iv) Neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated by this Agreement will result in any violation by the Company and its Subsidiaries of any Privacy and Data Security Law, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, immediately following the consummation of the transactions contemplated by this Agreement, the Company and its Subsidiaries will have the same rights to use the Personal Information as currently used by the Company and its Subsidiaries in connection with the operation of their business immediately prior to the consummation of the Merger.
(v) The Company and its Subsidiaries have implemented industry standard safeguards designed to protect the Personal Information that is maintained by the Company and its Subsidiaries. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there have been no breaches or unauthorized disclosures of any Personal Information in the control or possession of the Company and its Subsidiaries, or, to the knowledge of the Company, of any Personal Information held or processed on the Company’s and Subsidiaries’ behalf. There have been no Legal Proceedings pending or, to the knowledge of the Company, asserted or threatened against the Company or any Subsidiaries by any person alleging a violation of any Privacy and Data Security Law in connection with the Company’s or any of its Subsidiaries’ collection, use, transfer, or processing of Personal Information, and neither the Company nor any of its Subsidiaries has been required under any Privacy and Data Security Law to provide any notices to data owners in connection with a breach or unauthorized disclosure of Personal Information, in each case, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(r) Insurance. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Company or its Subsidiaries maintain policies of fire and casualty, liability and other forms of insurance in such amounts, with such deductibles and against such risks and losses, as are customary for businesses in the Company’s and its Subsidiaries’ business, (ii) all such policies are in full force and effect, all premiums due and payable thereon have been paid, and no notice of cancelation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancelation, (iii) the Company and each of its Subsidiaries maintain mandatory insurance policies as required by applicable Law and (iv) there is no claim pending under any such policies as to which coverage has been questioned, denied or disputed.
(s) Regulatory Matters.
(i) Since March 1, 2019, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, (i) neither the Company nor any of its Subsidiaries has, nor, to the knowledge of the Company, have any Company Representatives or any other person acting on their behalf (while acting on behalf of the Company or its Subsidiaries), violated any Anti-Corruption Laws and (ii) neither the Company nor any of its Subsidiaries has, nor, to the knowledge of the Company, have any Company Representatives or any other person acting on their behalf (while acting on behalf of the Company or its Subsidiaries), offered, paid, promised to pay, or authorized the payment of, anything of value, including, but not limited to, cash, checks, wire transfers, tangible and intangible gifts, favors, services, and those entertainment and travel expenses that go beyond what is reasonable and customary and of modest value to any (i) officer, director, employee or agent of a Governmental Entity (including any partially or wholly state-owned or controlled enterprise);

(ii) political party, political party official, candidate for political office or member of a royal family; (iii) officer, director, employee or agent of a public international organization (including the World Bank, United Nations and the European Union); or (iv) person acting for or on behalf of any such Governmental Entity (any such person, a “Government Official”) or to any person under circumstances where the Company, any Subsidiary of the Company or any Company Representative knew or ought reasonably to have known (after due and proper inquiry) that all or a portion of such money or thing of value would be offered, given, or promised, directly or indirectly, to a Government Official (A) corruptly for the purpose of (1) influencing any act or decision of a Government Official in his or her official capacity, (2) inducing a Government Official to do or omit to do any act in violation of his or her lawful duties, (3) securing any improper advantage, (4) inducing a Government Official to influence or affect any act or decision of any Governmental Entity or (5) assisting the Company, any Subsidiary of the Company, or any Company Representative or any other person acting on their behalf in obtaining or retaining business for or with, or directing business to, the Company or any Subsidiary of the Company or (B) in a manner which would constitute or have the purpose or effect of public or commercial bribery or corruption, acceptance of, or acquiescence in extortion, kickbacks, or other unlawful or improper means of obtaining business or any improper advantage, in each of (A) and (B) in violation of Anti-Corruption Laws.
(ii) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, (A) the Company and each of its Subsidiaries are, and at all times since March 1, 2019 have been, in compliance with all applicable Economic Sanctions/Trade Laws and all applicable Money Laundering Laws and (B) the Company and each of its Subsidiaries do not carry on, and have not since March 1, 2019, carried on any business, directly or knowingly indirectly, involving Cuba, Iran, Syria, North Korea, the Crimea region, or the so-called Donetsk or Luhansk People’s Republics in violation of applicable Economic Sanctions/Trade Laws.
(iii) Since March 1, 2019, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, (A) neither the Company nor any of its Subsidiaries has conducted or initiated any internal investigation, review or audit, or made a voluntary, directed, or involuntary disclosure to any Governmental Entity with respect to any alleged act or omission arising under or relating to any noncompliance with any applicable Anti-Corruption Law, Economic Sanctions/Trade Law, or Money Laundering Law, (B) neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any of their directors, officers, employees, agents or any other person acting on their behalf (while acting on behalf of the Company or its Subsidiaries) received any written notice, request or citation for any actual or potential noncompliance with any applicable Anti-Corruption Law, Economic Sanctions/Trade Law or Money Laundering Law and (C) the Company and its Subsidiaries have implemented and maintained internal controls, policies and procedures reasonably designed to detect, prevent and deter violations of Anti-Corruption Laws, Economic Sanctions/Trade Laws and Money Laundering Laws.
(iv) For purposes of this Agreement:
(A) “Anti-Corruption Laws” means any applicable Law for the prevention or punishment of public or commercial corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977, U.K. Bribery Act 2010, and any applicable anti-corruption or anti-bribery Law of any other applicable jurisdiction.
(B) “Economic Sanctions/Trade Laws” means all applicable Laws relating to anti-terrorism, the importation of goods, export controls and Sanctions Targets, including prohibited or restricted international trade and financial transactions and lists maintained by Governmental Entity targeting certain countries, territories, entities or persons. Applicable Laws include (1) any of the Trading With the Enemy Act, the International Emergency Economic Powers Act, the United Nations Participation Act, or the Syria Accountability and Lebanese Sovereignty Act or regulations of the U.S. Treasury Department Office of Foreign Assets Controls (“OFAC”), or any export control Law applicable to U.S.-origin goods, or any enabling legislation or executive order relating to any of the above, as collectively interpreted and applied by the U.S. Government at the prevailing point in time, (2) any U.S. sanctions related to or administered by the U.S. Department of State and (3) any sanctions measures or embargoes imposed by the United Nations Security Council, His Majesty’s Treasury or the European Union.
(C) “Money Laundering Laws” means any Law governing financial recordkeeping and reporting requirements, including the U.S. Currency and Foreign Transaction Reporting Act of 1970, the U.S. Money Laundering Control Act of 1986, and any applicable money laundering-related Laws of other jurisdictions where the Company and its Subsidiaries conduct business, conduct financial transactions or own assets.
(D) “Sanctions Target” means: (1) any country or territory that is the target of Economic Sanctions/Trade Laws, including, as of the date of this Agreement, Iran, Cuba, Syria, the Crimea region of Ukraine, North Korea, and the so-called Donetsk or Luhansk People’s Republics; (2) a person that is on the list of Specially Designated Nationals and Blocked Persons published by OFAC, or any equivalent list of sanctioned persons issued by the U.S. Department of State; (3) a person that is located in or organized under the Laws of a country or territory that is identified as the subject of country-wide or territory-wide Economic Sanctions/Trade Laws; or (4) a person owned fifty percent (50%) or more or controlled by a person identified in clause (1) or clause (2) above.
(t) Government Contracts.
(i) Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or a Company Transaction Effect, (i) each Company Government Contract was legally awarded, (ii) to the knowledge of the Company, no Company Government Contract or proposal for the award of a Company Government Contract is, as of the date hereof, the subject of bid or award protest proceedings and (iii) neither the Company nor any of its Subsidiaries is in breach of or default under the terms of any Company Government Contract. Except as would reasonably be expected to have a Material Adverse Effect, since the Lookback Date, (A) all facts set forth or acknowledged by any representations, certifications or statements made or submitted by or on behalf of the Company or any Subsidiary in connection with any Company Government Contract or Company Government Bid were true, accurate and complete as of the date of submission and made by an authorized representative of the Company or any of its Subsidiaries and (B) neither any Governmental Entity nor any prime contractor or higher-tier subcontractor has notified the Company or any of its Subsidiaries in writing that the Company or any of its Subsidiaries has, or is alleged to have, breached or violated any Law, representation, certification, disclosure, clause, provision or requirement pertaining to any Company Government Contract. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since the Lookback Date, (1) no costs incurred by the Company or any of its Subsidiaries pertaining to any Company Government Contract have been deemed finally disallowed in writing by a Governmental Entity or, to the knowledge of the Company, proposed for disallowance and (2) no payment due to the Company or any of its Subsidiaries pertaining to any Company Government Contract has been withheld or set off, nor, to the knowledge of the Company, has any claim been made to withhold or set off any such payment.
(ii) For purposes of this Agreement:
(A) “Company Government Bid” means any quotation, offer, bid or proposal made by the Company or any of its Subsidiaries that, if accepted, would result in a Company Government Contract.
(B) “Company Government Contract” means a Contract between the Company or any of its Subsidiaries and any Governmental Entity, any prime contractor or higher-tier subcontractor of a Governmental Entity in its capacity as a prime contractor or higher-tier subcontractor with respect to any such Contract.
(u) State Takeover Statutes. Assuming that the representations of Parent and Sub set forth in Section 3.02(f) are true and correct, the Company and the Company Board have taken all action necessary to render inapplicable to this Agreement, the Merger, the Voting Agreement, the other transactions contemplated by this Agreement and compliance with the terms of this Agreement and the Voting

Agreement, the restrictions on transactions with an “interested stockholder” of the Company within the meaning of (i) Section 203 of the DGCL and (ii) the Company Charter, in each case, to the extent, if any, such restrictions would otherwise be applicable to this Agreement, the Merger, the Voting Agreement, the other transactions contemplated by this Agreement and compliance with the terms of this Agreement and the Voting Agreement. No other takeover or similar Law, statute or regulation or provision of the Company Charter or Company Bylaws is applicable to this Agreement, the Voting Agreement, the Merger, the other transactions contemplated by this Agreement or compliance with the terms of this Agreement and the Voting Agreement.
(v) Voting Requirements. The affirmative vote at the Stockholder Meeting of a majority of the voting power of all outstanding shares of Company Common Stock entitled to vote in favor of adopting this Agreement, voting as a single class (the “Stockholder Approval”), is the only vote of the holders of any class or series of the Company’s capital stock necessary (under applicable Law, the Company Charter, the Company Bylaws or otherwise) to approve or adopt this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement. No separate class vote of holders of shares of Class A Common Stock or Class B Common Stock is required in connection with the transactions contemplated under this Agreement.
(w) Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person, other than Qatalyst Partners LP, is entitled to any broker’s, finder’s or financial advisor’s or other similar fee or commission in connection with the Merger and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has delivered to Parent complete and correct copies of all agreements under which such fee or commission is payable and all indemnification and other agreements related to the engagement of the persons to whom any such fee is payable.
(x) Opinion of Financial Advisor. The Company Board has received the opinion of Qatalyst Partners LP to the effect that, as of the date of such opinion, and subject to the various qualifications, assumptions, limitations and other matters set forth therein, the Merger Consideration to be received pursuant to, and in accordance with, the terms of this Agreement by the Company Stockholders (other than Parent or any affiliate of Parent) is fair, from a financial point of view, to such Company Stockholders. The Company, solely for informational purposes, has provided to Parent a copy of any such opinion, or, if such opinion has not been delivered to the Company Board in written form as of the execution of this Agreement, then the Company shall deliver to Parent a copy of any such opinion received by the Company Board in written form promptly following receipt thereof.
(y) No Other Representations and Warranties.
(i) Except for the representations and warranties expressly set forth in this Section 3.01, those made by the Company in Section 6 of the Voting Agreement, those made by the Specified Stockholders in Section 4 of the Voting Agreement or in a certificate delivered pursuant to this Agreement, neither the Company nor any other person on behalf of the Company or its Subsidiaries makes any express or implied representation or warranty with respect to the Company or its Subsidiaries or with respect to any other information provided to Parent, Sub or any of their affiliates or representatives, including, but not limited to, its business, operations, assets, liabilities, conditions (financial or otherwise) or prospects, in connection with the transactions contemplated by this Agreement, including the Merger.
(ii) The Company acknowledges and agrees that, except for the representations and warranties of Parent and Sub expressly set forth in Section 3.02, Section 5 of the Voting Agreement or in a certificate delivered pursuant to this Agreement, (1) none of Parent, Sub or any of their affiliates is making and none of them has made any representations or warranties (express or implied) relating to itself or its business, operations, assets, liabilities, conditions (financial or otherwise) or prospects or otherwise in connection with the transactions contemplated by this Agreement, including the Merger, and none of the Company or its affiliates or representatives is relying on any representation or warranty of Parent, Sub or any of their affiliates except for those expressly set forth in Section 3.02 or Section 5 of the Voting Agreement and (2) no person has been authorized by Parent, Sub or any of their affiliates to make any representation or warranty relating to Parent, Sub or any of their affiliates or their respective businesses or otherwise in connection with the transactions contemplated by this Agreement, including the Merger, except for those expressly set forth in Section 3.02 or Section 5 of the Voting Agreement, and if made, such representation or warranty has not been and shall not be relied upon by the Company, except for those expressly set forth in Section 3.02 or Section 5 of the Voting Agreement.
(iii) Except as otherwise expressly provided in this Agreement and to the extent any such information is expressly included in a representation or warranty contained in Section 3.01 or the Company Letter, Parent and Sub agree and acknowledge that, in connection with the Merger and the other transactions contemplated by this Agreement, neither the Company nor any other person will have or be subject to any liability or obligation to Parent, Sub or any of their representatives resulting from the distribution or failure to distribute to Parent or Sub, or Parent’s or Sub’s use of, any such information, including any information, documents, projections, estimates, forecasts or other material, made available to Parent or Sub in any format, including in an electronic data room maintained by the Company in connection with the Merger, or management presentations in expectation of the transactions contemplated by this Agreement.
Section 3.02 Representations and Warranties of Parent and Sub. Except as set forth in the letter delivered by Parent to the Company prior to the execution of this Agreement (the “Parent Letter”) (with specific reference to the Section of this Agreement to which the information stated in such disclosure relates; provided that disclosure contained in any section of the Parent Letter shall be deemed to be disclosed with respect to any other Section of this Agreement to the extent that it is reasonably apparent from the face of such disclosure that such disclosure is applicable to such other Section of this Agreement), Parent and Sub represent and warrant to the Company as follows:
(a) Organization. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has all requisite corporate power and authority to carry on its business as currently conducted.
(b) Authority; Noncontravention.
(i) Each of Parent and Sub has the requisite corporate power and authority to execute and deliver this Agreement, to consummate the Merger and the other transactions contemplated by this Agreement, and to comply with the provisions of this Agreement (subject, in the case of the Merger, to the adoption of this Agreement by Parent, as the sole stockholder of Sub). The execution and delivery of this Agreement by Parent and Sub, the consummation by Parent and Sub of the Merger and the other transactions contemplated by this Agreement, and the compliance by Parent and Sub with the provisions of this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub, and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement, to comply with the terms of this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (subject, in the case of the Merger, to the adoption of this Agreement by Parent, as the sole stockholder of Sub). This Agreement has been duly executed and delivered by Parent and Sub, as applicable, and, assuming the due execution and delivery of this Agreement by the Company, constitutes a valid and binding obligation of Parent and Sub, as applicable, enforceable against Parent and Sub, as applicable, in accordance with its terms, subject to the Bankruptcy Exceptions.
(ii) The execution and delivery of this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement and the compliance by Parent and Sub with the provisions of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of, any obligation or to a loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of Parent or Sub under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (A) the certificate of incorporation or bylaws (or similar organizational documents) of Parent or Sub, (B) any Contract or Permit to or by which Parent or Sub is a party or bound or to or by which their respective properties or assets are subject or bound or otherwise under which Parent or Sub has rights or benefits or (C) subject to the governmental filings and other matters referred to in Section 3.02(b)(iii), any Law (assuming receipt of the Stockholder Approval and the adoption of this Agreement by Parent, as the sole stockholder of Sub) or Judgment, in each case, applicable to Parent or

Sub or their respective properties or assets, other than, in the case of clauses (B) and (C) above, any such conflicts, violations, breaches, defaults, terminations, cancelations, accelerations, losses, Liens, rights or entitlements that, individually or in the aggregate, would not reasonably be expected to prevent, materially impair, or materially delay beyond the Termination Date, the consummation of the Merger.
(iii) No consent, approval, order or authorization of, registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement by Parent and Sub, the consummation by Parent and Sub of the Merger or the other transactions contemplated by this Agreement, or the compliance by Parent and Sub with the provisions of this Agreement, except for (A) the filing of a premerger notification and report form under the HSR Act and the filings and receipt, termination or expiration, as applicable, of such other approvals or waiting periods required under the applicable Antitrust Laws and Foreign Investment Laws set forth in Section 3.02(b)(iii) of the Company Letter, (B) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business and (C) such other consents, approvals, orders, authorizations, registrations, declarations, filings and notices, the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to prevent, materially impair, or materially delay beyond the Termination Date, the consummation of the Merger.
(c) Information Supplied. None of the information supplied or to be supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company Stockholders, at the time of the Stockholder Meeting or at the time of any amendment or supplement thereof, as amended or supplemented at such date or time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
(d) Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the Merger and the other transactions contemplated by this Agreement and has engaged in no business other than in connection with the Merger and the other transactions contemplated by this Agreement.
(e) Sufficient Funds. Parent and Sub will have available to them at the Effective Time sufficient funds to perform all of their respective obligations under this Agreement to consummate the Merger and the other transactions contemplated, including payment in full of the Merger Consideration and the amounts payable to the holders of Cash-Out Stock Options, Cash-Out RSUs and Cash-Out PSUs and to pay all associated fees, costs and expenses.
(f) State Takeover Statutes. None of Parent, Sub or any other affiliate of Parent or Sub is, or during the three (3) years prior to the date of this Agreement has been, an “interested stockholder” with respect to the Company, as those terms are used in Section 203 of the DGCL or Article XII of the Company Charter.
(g) No Other Representations and Warranties.
(i) Except for the representations and warranties of Parent and Sub expressly set forth in this Section 3.02, Section 5 of the Voting Agreement or in a certificate delivered pursuant to this Agreement, none of Parent, Sub or any other person on behalf of Parent or Sub makes any express or implied representation or warranty with respect to Parent or Sub or with respect to any other information provided to the Company or any of its Subsidiaries, affiliates or Company Representatives in connection with the transactions contemplated by this Agreement, including the Merger.
(ii) Parent and Sub acknowledge and agree that, except for the representations and warranties expressly set forth in Section 3.01, those made by the Company in Section 6 of the Voting Agreement, those made by the Specified Stockholders in Section 4 of the Voting Agreement, or in a certificate delivered pursuant to this Agreement, (1) none of the Company or any of its affiliates is making and none of them has made any representations or warranties (express or implied) relating to itself or its business, operations, assets, liabilities, conditions (financial or otherwise) or prospects or otherwise in connection with the transactions contemplated by this Agreement, including the Merger, and none of

Parent, Sub or their respective affiliates or representatives is relying on any representation or warranty of the Company or any of its affiliates except for those expressly set forth in Section 3.01, those made by the Company in Section 6 of the Voting Agreement, or those made by the Specified Stockholders in Section 4 of the Voting Agreement and (2) no person has been authorized by the Company or any of its affiliates to make any representation or warranty relating to the Company or any of its affiliates or their respective businesses or otherwise in connection with the transactions contemplated by this Agreement, including the Merger, except for those expressly set forth in Section 3.01, those made by the Company in Section 6 of the Voting Agreement, or those made by the Specified Stockholders in Section 4 of the Voting Agreement, and if made, such representation or warranty, or the accuracy or completeness thereof, has not been and shall not be relied upon by Parent or Sub, except for those expressly set forth in Section 3.01, those made by the Company in Section 6 of the Voting Agreement, or those made by the Specified Stockholders in Section 4 of the Voting Agreement.
(iii) Except as otherwise expressly provided in this Agreement and to the extent any such information is expressly included in a representation or warranty contained in Section 3.02 or the Parent Letter, the Company agrees and acknowledges that, in connection with the Merger and the other transactions contemplated by this Agreement, neither Parent or Sub nor any other person will have or be subject to any liability or obligation to the Company or any other Company Representative resulting from the distribution or failure to distribute to the Company, or the Company’s use of, any such information, including any information, documents, projections, estimates, forecasts or other material, made available to the Company in any format in connection with the Merger or management presentations in expectation of the transactions contemplated by this Agreement.
ARTICLE IV
Covenants Relating to Conduct of Business
Section 4.01 Conduct of Business.
(a) Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time, except (i) with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), (ii) as required by applicable Law, (iii) as specifically contemplated by this Agreement or as set forth in Section 4.01(a) of the Company Letter, or (iv) for any actions taken in good faith to respond to any COVID-19 Measures (it being understood that prior to taking any material actions in response to COVID-19 Measures, the Company will use its reasonable best efforts to provide reasonable advance notice to, and consult with Parent (if reasonably practicable and legally permissible, regarding such actions)), the Company shall, and shall cause each of its Subsidiaries to, use reasonable best efforts to carry on their respective businesses in all material respects in the ordinary course consistent with past practice and, to the extent consistent therewith, use reasonable best efforts to keep available the services of their respective present officers, software developers and other employees, to substantially preserve their assets and technology, their relationships with customers, suppliers, licensors, licensees, distributors and other third parties having material business dealings with them, and to maintain their material franchises, rights and Permits. Without in any way limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except (i) with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), (ii) as required by applicable Law, (iii) as specifically contemplated by this Agreement or as set forth in Section 4.01(a) of the Company Letter (with specific reference to the subsection of this Section 4.01(a) to which the information stated in such disclosure relates; provided that disclosure contained in any subsection of Section 4.01(a) of the Company Letter shall be deemed to be disclosed with respect to any other subsection of this Section 4.01(a) to the extent that it is reasonably apparent from the face of such disclosure that such disclosure is applicable to such other subsection), or (iv) for any actions taken in good faith to respond to any COVID-19 Measures (it being understood that prior to taking any material actions in response to COVID-19 Measures, the Company will use its reasonable best efforts to provide reasonable advance notice to, and consult with Parent (if reasonably practicable and legally permissible, regarding such actions)), the Company shall not, and shall not permit any of its Subsidiaries to:
(i) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or other equity or voting interests, except for dividends or distributions paid by any of its wholly owned Subsidiaries to the Company or other wholly owned Subsidiaries of the Company, (B) split, combine or reclassify any of its capital stock or other equity or voting interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock or other equity or voting interests, or (C) purchase, redeem or otherwise acquire any shares of capital stock, other equity or voting interests or any other securities of the Company or any of its Subsidiaries or any options, restricted shares, warrants, calls or rights to acquire any such shares or other securities (including any Stock Options, RSUs or PSUs, except pursuant to the forfeiture conditions of such Stock Options, RSUs or PSUs, or the cashless exercise or tax withholding provisions of such Stock Options, RSUs or PSUs, in each case only if and to the extent permitted by the terms of such awards as in effect on the date of this Agreement);
(ii) issue, deliver, sell, pledge or otherwise encumber any (A) shares of its capital stock, other equity or voting interests or Equity Equivalents (other than the issuance of shares of Company Common Stock upon the exercise of Stock Options or rights under the ESPP and the settlement of RSUs or PSUs, in each case outstanding as of the date of this Agreement) or (B) securities convertible into, or exchangeable or exercisable for, or any options, warrants, calls or rights to acquire, any such stock, interests or Equity Equivalents;
(iii) amend or propose to amend its or any of its Subsidiaries’ certificate of incorporation or bylaws (or similar organizational documents);
(iv) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing all or a substantial portion of the assets of, or by purchasing all or a substantial equity or voting interest in, or by any other manner, any business or division or business line thereof or (B) any other assets outside the ordinary course of business consistent with past practice; provided that the Company shall be permitted to take the actions contemplated by this Section 4.01(a)(iv), so long as (a) the value of any individual acquisition is not greater than $500,000 and (b) the aggregate value of all acquisitions is not greater than $2,000,000; provided further that the Company shall make no acquisition under this Section 4.01(a)(iv), if such acquisition could reasonably be expected to increase the risk of not obtaining, or the risk of materially impeding or delaying the obtaining of, any approvals from a Governmental Entity with respect to the Merger;
(v) (A) sell, lease, license, sell and lease back, mortgage or otherwise dispose of any of its material properties or assets (including any shares of capital stock, equity or voting interests or other rights, instruments or securities of any of its Subsidiaries), except for (1) grants of FOSS or BSL licenses or other non-exclusive licenses in the ordinary course of business consistent with past practice or (2) sales in the ordinary course of business consistent with past practice or (B) subject any of its assets, properties or rights, or any part thereof, to any Lien or suffer such to exist (other than Permitted Liens) if the obligations supported by such Lien are other than in the ordinary course of business;
(vi) (A) repurchase, prepay or incur any Indebtedness in amount greater than $1,000,000, including by way of a guarantee or an issuance or sale of debt securities, or issue and sell options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, enter into any “keep well” or other Contract to maintain any financial statement or similar condition of another person or enter into any arrangement having the economic effect of any of the foregoing, (B) make any loans, advances or capital contributions to, or investments in excess of $500,000, individually or $2,000,000 in the aggregate, in any other person, other than (1) the Company or any direct or indirect wholly owned Subsidiary of the Company or (2) advances of travel and similar expenses to directors and employees in the ordinary course of business consistent with past practice, or (C) take any action that would result in any amendment, modification or change of any term of any Indebtedness in an amount greater than $1,000,000;
(vii) incur or commit to incur any capital expenditures, or any obligations or liabilities in connection therewith, in an amount greater than $500,000 in the aggregate, other than (A) consistent with the capital expenditure budget set forth on Section 4.01(a)(vii) of the Company Letter or (B) as may be necessary in connection with any emergency repair, maintenance or replacement;
(viii) (A) pay, discharge, settle or satisfy any Legal Proceedings (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than any settlement or satisfaction (x) in the ordinary course of business that results solely in monetary obligations of the Company and its Subsidiaries not in excess of $1,000,000 individually or $3,000,000 in the aggregate and (y) that does not include any material obligation to be performed by, or material restriction imposed against, the Company or its Subsidiaries following the Closing Date; provided, that this Section 4.01(a)(viii)(A) shall not apply to any claims related to Transaction Litigation which shall be governed by Section 5.03(c), or (B) waive, relinquish, release, grant, transfer or assign any material right in connection with any Legal Proceedings other than in the ordinary course of business;
(ix) (A) enter into any lease or sublease of real property (whether as a lessor, sublessor, lessee or sublessee) other than in the ordinary course of business, (B) modify or amend in any material respect, or exercise any right to renew, any lease or sublease of real property other than in the ordinary course of business or (C) acquire any material interest in real property;
(x) enter into, modify or amend in any material respect, or accelerate, terminate or cancel, any Material Contract or any Contract that would have been required to be disclosed pursuant to Section 3.01(p)(i)(J) or Section 3.01(p)(ii) of this Agreement (or any Contract that would be a Material Contract or that would have been required to be disclosed pursuant to Section 3.01(p)(i)(J) or Section 3.01(p)(ii) of this Agreement if it were in effect as of the date of this Agreement) or waive any material right to enforce, relinquish, release, transfer or assign any material rights or claims thereunder, in each case, other than in the ordinary course of business consistent with past practice; provided, however, that the foregoing ordinary course exception shall not apply to any such Material Contract or any Contract that would have been required to be disclosed pursuant to Section 3.01(p)(i)(J) or Section 3.01(p)(ii) of this Agreement (or any Contract that would be a Material Contract or that would have been required to be disclosed pursuant to Section 3.01(p)(i)(J) or Section 3.01(p)(ii) of this Agreement if it were in effect as of the date of this Agreement) of the type described by Section 3.01(i)(i)(B) or Section 3.01(p)(ii);
(xi) except as required by the terms of any Benefit Plan or Benefit Agreement as in effect on the date of this Agreement, as required to ensure that the Company complies with any Benefit Plan or Benefit Agreement as in effect on the date of this Agreement, or that such Benefit Plan or Benefit Agreement complies with applicable Law or as specifically required pursuant to this Agreement, (A) adopt, establish, enter into, terminate, amend or modify any material Benefit Plan or Benefit Agreement, (B) pay or provide to any Company Personnel any compensation or benefit not provided for under a Benefit Plan or Benefit Agreement as in effect on the date of this Agreement, other than (1) the payment of base compensation for Company Personnel or (2) increases of base compensation for Company Personnel below the Vice President level, in each case, in the ordinary course of business consistent with past practice, (C) grant or amend any award under any Benefit Plan (including any equity or equity-based compensation) or remove or modify existing restrictions in any Benefit Plan or Benefit Agreement or awards made thereunder or any restrictive covenant arrangement with any Company Personnel, (D) grant or pay any severance, separation, change in control, termination, retention or similar compensation or benefits to, or increase in any manner such compensation or benefits of, any Company Personnel, (E) take any action to fund or in any other way secure the payment of compensation or benefits under any Benefit Plan or Benefit Agreement, (F) take any action to accelerate the time of payment or vesting of any rights, compensation, benefits or funding obligations under any Benefit Plan or Benefit Agreement or otherwise, (G) hire any Company Personnel at the Vice President level or above or terminate the employment of any such Company Personnel, other than due to such employee’s death, disability or cause (as determined by the Company in its reasonable discretion consistent with past practice) or (H) make any material determination under any Benefit Plan or Benefit Agreement that is inconsistent with the ordinary course of business or past practice;
(xii) enter into any Contract that is material to the Company and its Subsidiaries, taken as a whole, containing any restriction on the ability of the Company or any of its Subsidiaries to assign all or any material portion of its material rights, interests or obligations thereunder, unless such restrictions expressly exclude any assignment to Parent and any of its Subsidiaries following the consummation of the Merger;

(xiii) except as required by applicable Law, adopt or enter into any collective bargaining agreement, labor union contract, trade union agreement or other works council agreement applicable to the employees of the Company or any of its Subsidiaries;
(xiv) write down any of its material assets in excess of $100,000, except for depreciation or amortization in accordance with GAAP consistently applied, or make any change in any financial or tax accounting principle, method or practice, in each case other than as required by GAAP or applicable Law;
(xv) fail to maintain, allow to lapse or abandon any material registered or applied-for Trademarks or patents owned by the Company or any of its Subsidiaries;
(xvi) amend or modify any of the Company’s standard end user license agreements (including FOSS or BSL licenses, Contributor License Agreement, or Cloud Platform User Agreement) or other standard terms and conditions (e.g., acceptable use policy) under which any products and services of the Company or any of its Subsidiaries are made available or the Company’s Trademark Policy (available at http://www.hashicorp.com/trademark-policy), other than immaterial amendments or immaterial modifications to such standard end user license agreements or standard terms and conditions;
(xvii) (A) waive, release, assign, settle or compromise any material suit, claim, action, assessment, investigation, proceeding or audit with respect to material taxes, (B) make, revoke or change any material tax election, (C) file any material amended tax return, (D) surrender any claim for a refund of material taxes, or (E) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local, or non-U.S. Law) with respect to any material taxes;
(xviii) take any action set forth on Section 4.01(a)(xviii) of the Company Letter; or
(xix) authorize any of, or commit, resolve or agree to take any of, the foregoing actions.
It is agreed that no action or failure to act by the Company or any of its Subsidiaries in order to comply with any provision of the second sentence of this Section 4.01(a) will be deemed a breach of the first sentence of this Section 4.01(a).
(b) If the Company desires to take an action that would be prohibited pursuant to Section 4.01, without the prior approval of Parent, then, prior to taking such action, the Company (in lieu of the procedure outlined in Section 8.02) may request consent by sending an email to each of the individuals listed in Section 4.01 of the Company Letter specifying, in reasonable detail, the action proposed to be taken (or omitted from being taken). Any of the individuals listed in Section 4.01 of the Company Letter may grant consent on behalf of Parent. Parent shall use reasonable best efforts to respond affirmatively or negatively to such request within five (5) Business Days.
(c) Notwithstanding anything to the contrary in this Agreement, if either Parent or Sub notifies the Company that it has purported to terminate this Agreement for any reason, then the covenants of the Company and its Subsidiaries pursuant to this Section 4.01 (other than the first sentence of Section 4.01(a)) and Section 5.07 will immediately cease and such provisions will no longer be in effect.
Section 4.02 No Solicitation.
(a) Upon execution and delivery of this Agreement, the Company shall immediately cease and terminate, and shall not authorize or knowingly permit any of its Subsidiaries or any of the Company Representatives to continue, any and all existing discussions, negotiations or similar activities with any third party conducted heretofore with respect to any Takeover Proposal. In furtherance of the foregoing, following the execution and delivery of this Agreement, the Company will promptly (i) request that each third party and its representatives (other than Parent and its representatives) that has, prior to the execution and delivery of this Agreement, executed a confidentiality agreement with the Company since October 1, 2022, in connection with such third party’s consideration of making a potential Takeover Proposal, to promptly return or destroy all non-public information furnished to such third party or its representatives by or on behalf of the Company or any of its Subsidiaries prior to the date of this Agreement, in each case in accordance with and subject to the terms of such confidentiality agreement, and (ii) terminate all physical and electronic data room access granted by or on behalf of the Company or any of its Subsidiaries to such third parties and their representatives to diligence or other information regarding the Company or any of its Subsidiaries in connection with such third party’s consideration of making a potential Takeover Proposal. The Company shall not modify, amend, terminate, waive or release any provisions of any confidentiality or standstill agreement or any similar agreement or provision to which the Company or any of its Subsidiaries is a party relating to any such potential Takeover Proposal and shall enforce the provisions of any such agreement or provision; provided that the Company shall be permitted on a confidential basis to modify, amend, terminate, waive or release, and shall not be obligated to enforce, any explicit or implicit standstill obligations solely to the extent necessary to permit the third party referred therein to submit a Takeover Proposal to the Company Board on a confidential basis not in violation of this Section 4.02 (and to the extent permitted by this Agreement, discuss, negotiate or consummate such Takeover Proposal). The Company shall provide written notice to Parent of any such modification, amendment, termination, waiver or release, or decision not to enforce, any such standstill obligation by the Company, including disclosure of the identities of the parties thereto and material circumstances relating thereto.
(b) Except as expressly permitted by this Section 4.02, the Company shall not, nor shall it authorize or knowingly permit any of its Subsidiaries, or any of its or its Subsidiaries’ directors, officers or employees, or any investment banker, attorney, accountant or other advisor or representative acting on behalf of the Company or any of its Subsidiaries (collectively, the “Company Representatives”), to, and shall not (and shall not authorize or knowingly permit any Company Representative acting on its behalf or on behalf of any of its Subsidiaries to) publicly announce any intention to, directly or indirectly, (i) solicit, initiate or knowingly encourage, or knowingly take any other action to facilitate, any Takeover Proposal (it being understood and agreed that ordinary course or ministerial acts that are not otherwise prohibited by this Section 4.02(b) (such as answering unsolicited phone calls) shall not (in and of itself) be deemed to facilitate for purposes of, or otherwise constitute a violation of, this Section 4.02), (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any third party (or any representative thereof) any information regarding the Company or its Subsidiaries, or otherwise cooperate in any way with any third party (or any representative thereof), with respect to any Takeover Proposal or (iii) execute or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement with a third party (each, an “Acquisition Agreement”) relating to any Takeover Proposal; provided, however, that at any time prior to obtaining the Stockholder Approval, in response to a bona fide written Takeover Proposal (which did not result from a breach of this Section 4.02) received after the date of this Agreement that the Company Board determines in good faith constitutes, or would reasonably be expected to lead to, a Superior Proposal, the Company may, and may permit and authorize its Subsidiaries and the Company Representatives to, in each case, subject to compliance with Section 4.02(e) and the other provisions of this Agreement, (A) furnish information with respect to the Company and its Subsidiaries to the person making such Takeover Proposal (and its representatives) pursuant to a confidentiality agreement in effect as of the date of this Agreement or entered into after the date of this Agreement and, in each case, that contains terms that are at least as restrictive in any material respect on such person as those contained in the Confidentiality Agreement dated December 7, 2023 between Parent and the Company (as it may be amended from time to time, the “Confidentiality Agreement”) and which does not contain any exclusivity provision or other term that would restrict, in any manner, the Company’s ability to consummate the transactions contemplated by this Agreement or to comply with its disclosure obligations to Parent pursuant to this Agreement (it being understood that such confidentiality agreement need not contain a “standstill” provision (or similar obligation)); provided that all such information has previously been provided, or is concurrently provided, to Parent or its representatives; and (B) participate in discussions or negotiations with the person making such Takeover Proposal (and its representatives), and no other third party, regarding such Takeover Proposal. Notwithstanding anything to the contrary in this Section 4.02(b), the Company and the Company Representatives may, in response to a bona fide written Takeover Proposal (which did not result from a breach of this Section 4.02), contact the person who made such Takeover Proposal solely to clarify the terms of such Takeover Proposal or determine whether such person intends to provide any documents (or additional documents) containing the terms and conditions of such Takeover Proposal.
For purposes of this Agreement, the term “Takeover Proposal” means any proposal or offer from any person or group (other than Parent or Sub or any of their affiliates) relating to, or that would reasonably be expected to lead to, in one transaction or a series of related transactions, any (1) merger, consolidation, business combination, recapitalization, liquidation or dissolution, in each case, involving the Company, pursuant to which any person or group (other than Parent or Sub or any of their affiliates) would hold 20% or more of the outstanding shares of Company Common Stock (whether by voting power or number of shares) or equity securities representing 20% or more of the voting power of the successor of the Company as a result of such transaction; or (2) any direct or indirect acquisition, including by way of any merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, joint venture or transaction with a similar acquisitive intent, of (x) assets or businesses that constitute or represent 20% or more of the total revenue, net income, earnings before interest, taxes, depreciation and amortization, or assets of the Company and its Subsidiaries, taken as a whole, or (y) 20% or more of the outstanding shares of Company Common Stock (whether by voting power or number of shares), or options, rights, or warrants to purchase, or securities convertible into or exchangeable for, 20% or more of the outstanding shares of Company Common Stock (whether by voting power or number of shares).
For purposes of this Agreement, the term “Superior Proposal” means any bona fide written proposal or offer that did not result from a breach of this Section 4.02 made by any person (other than Parent or Sub or any of their affiliates) that, if consummated, would result in such person acquiring, directly or indirectly, including by way of any merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, joint venture or transaction with a similar acquisitive intent, more than 50% of the voting power and 50% of the outstanding shares of the Company Common Stock or all or substantially all the assets of the Company and its Subsidiaries, taken as a whole, and which, in the reasonable good faith judgment of the Company Board (after consultation with the Company’s financial advisor and outside legal counsel), (x) would result in a transaction more favorable to the Company Stockholders than the transactions contemplated by this Agreement, taking into account all of the terms and conditions of such proposal or offer and this Agreement (including any changes to the terms of this Agreement proposed by Parent in response to such proposal or offer or otherwise, in a written offer that would become binding if accepted by the Company) and (y) would reasonably be expected to be consummated in accordance with its terms, taking into account all financial, legal, regulatory, timing and other aspects of such proposal.
(c) Neither the Company Board nor any committee thereof shall (or shall agree or resolve to) (x) (i) withhold, withdraw, qualify or modify in a manner adverse to Parent or Sub, or propose publicly to withhold, withdraw, qualify or modify in a manner adverse to Parent or Sub, the Company Board Recommendation (or the recommendation or declaration of advisability by any such committee of this Agreement or the Merger); (ii) recommend or declare advisable, or propose to recommend or declare advisable, the approval or adoption of any Takeover Proposal or resolve or agree to take any such action, or adopt or approve any Takeover Proposal; (iii) if a Takeover Proposal has been publicly announced or a tender offer or exchange offer for any outstanding shares of capital stock of the Company is commenced, fail to publicly reaffirm the Company Board Recommendation and recommend against acceptance of such Takeover Proposal, tender offer or exchange offer by the Company Stockholders within ten (10) Business Days after commencement, or (iv) if a Superior Proposal Notice or Intervening Event Notice has been provided by the Company Board, fail to withdraw such Superior Proposal Notice or Intervening Event Notice, as applicable, and publicly reaffirm the Company Board Recommendation within three (3) Business Days following the earlier of (A) the expiration of the Superior Proposal Notice Period or Intervening Event Notice Period, as applicable, and including any extension or continuation thereof, or (B) written notice from Parent that it is waiving the Superior Proposal Notice Period or Intervening Event Notice Period, as applicable and including any extension or continuation thereof (any such action, resolution or agreement to take such action in clauses (i), (ii), (iii) or (iv) being referred to herein as an “Adverse Recommendation Change”), or (y) cause or permit the Company to enter into any Acquisition Agreement constituting or related to, or which is intended to or would reasonably be expected to lead to, any Takeover Proposal (other than a confidentiality agreement referred to in, and in accordance with, Section 4.02(b)), or resolve or agree to take any such action. Notwithstanding any provision in this Agreement to the contrary, at any time prior to obtaining the Stockholder Approval, the Company Board may, in response to a Superior Proposal received after the date of this Agreement and not resulting, directly or indirectly, from a breach of this Section 4.02, effect an Adverse Recommendation Change or terminate this Agreement to enter into an Acquisition Agreement with respect to such Superior Proposal in accordance with Section 7.01(f), or resolve or agree to take any such action, only if all of the following conditions are satisfied:

(i) (A) the Company Board shall have first provided prior written notice to Parent (a “Superior Proposal Notice”) at least four (4) Business Days in advance (as modified, extended or continued by this Section 4.02(c), the “Superior Proposal Notice Period”) to the effect that the Company Board is prepared to effect an Adverse Recommendation Change in response to a Superior Proposal, or to terminate this Agreement in accordance with Section 7.01(f), as applicable, which notice shall attach in full the most current version of any written agreement relating to the transaction that constitutes such Superior Proposal received by the Company at such time, (B) during the applicable Superior Proposal Notice Period (or any extension or continuation thereof), prior to the Company Board effecting an Adverse Recommendation Change or terminating this Agreement in accordance with Section 7.01(f), the Company and the Company Representatives shall negotiate in good faith with Parent and its officers, directors and representatives regarding any revisions to the terms of the Merger and the other transactions contemplated by this Agreement proposed by Parent and (C) Parent does not make, within the applicable Superior Proposal Notice Period (or any extension or continuation thereof), a proposal (in a written offer that would become binding if accepted by the Company) that would, in the reasonable good faith judgment of the Company Board (after consultation with outside legal counsel and the Company’s financial advisor), cause the offer previously constituting a Superior Proposal to no longer constitute a Superior Proposal (it being understood and agreed that any material amendment or material modification of such Superior Proposal shall require a new Superior Proposal Notice with a new Superior Proposal Notice Period of three (3) Business Days); and
(ii) the Company Board shall have determined in good faith, after consultation with its outside legal counsel and the Company’s financial advisor, that, in light of such Superior Proposal and taking into account any revised terms proposed by Parent, such Superior Proposal continues to constitute a Superior Proposal and that the failure to make such Adverse Recommendation Change or to so terminate this Agreement in accordance with Section 7.01(f), as applicable, would be inconsistent with the directors’ fiduciary duties under applicable Law.
It is agreed that none of (1) the determination in and of itself by the Company Board (or a committee thereof) that a Takeover Proposal constitutes, or is reasonably likely to lead to, a Superior Proposal; (2) the delivery in and of itself by the Company to Parent of any notice contemplated by Section 4.02(c); or (3) the public disclosure in and of itself of the items in clauses (1) and (2) if required by applicable Law, and as expressly permitted by Section 4.02(f), will constitute an Adverse Recommendation Change or violate this Section 4.02.
(d) At any time prior to obtaining the Stockholder Approval, and other than in connection with a Takeover Proposal, the Company Board may, in response to an Intervening Event, effect an Adverse Recommendation Change or resolve or agree to take such action, only if all of the following conditions are satisfied:
(i) (A) the Company Board shall have first provided prior written notice to Parent (an “Intervening Event Notice”) at least four (4) Business Days in advance (as modified, extended or continued by this Section 4.02(d), the “Intervening Event Notice Period”) to the effect that the Company Board is prepared to effect an Adverse Recommendation Change pursuant to this Section 4.02(d), which notice will describe the Intervening Event in reasonable detail, (B) during the applicable Intervening Event Notice Period (or any extension or continuation thereof), prior to the Company Board effecting an Adverse Recommendation Change in response to an Intervening Event, the Company and the Company Representatives shall negotiate in good faith with Parent and its officers, directors and representatives regarding any revisions to the terms of the Merger and the other transactions contemplated by this Agreement proposed by Parent and (C) Parent does not make, within the applicable Intervening Event Notice Period (or any extension or continuation thereof) after the receipt of such notice, a proposal (in a written offer that would become binding if accepted by the Company) that would, in the reasonable good faith judgment of the Company Board (after consultation with outside legal counsel and the Company’s financial advisor), cause such Intervening Event to no longer constitute an Intervening Event (it being understood and agreed that any material change in any event, occurrence or facts relating to such Intervening Event (other than in respect of any revisions proposed or proposals made by Parent as referred to above) shall require a new Intervening Event Notice with a new Intervening Event Notice Period of three (3) Business Days); and

(ii) the Company Board shall have determined in good faith, after consultation with its outside legal counsel and the Company’s financial advisor, that, in light of such Intervening Event and taking into account any revised terms proposed by Parent, such Intervening Event continues to constitute an Intervening Event and that the failure to make such Adverse Recommendation Change would be inconsistent with the directors’ fiduciary duties under applicable Law.
It is agreed that none of (1) the determination in and of itself by the Company Board (or a committee thereof) that an Intervening Event has occurred; (2) the delivery in and of itself by the Company to Parent of any notice contemplated by Section 4.02(d); or (3) the public disclosure in and of itself of the items in clauses (1) and (2) if required by applicable Law, and as expressly permitted by Section 4.02(f), will constitute an Adverse Recommendation Change or violate this Section 4.02.
For purposes of this Agreement, the term “Intervening Event” means any event, development or change in circumstances with respect to the Company or its Subsidiaries that was not known to the Company Board, or the consequences of which were not reasonably foreseeable, as of the date of this Agreement, which event, change or development becomes known to the Company Board prior to obtaining the Stockholder Approval and which causes the Company Board to determine in good faith, after consultation with its outside legal counsel and the Company’s financial advisor, that failure to make an Adverse Recommendation Change would be reasonably likely to result in a breach of its fiduciary duties under applicable Law; provided that in no event shall the following events, changes or developments constitute an Intervening Event: (A) the receipt, existence or terms of a Takeover Proposal or any matter relating thereto or consequence thereof or (B) any change in the price or trading volume of the Company Common Stock or any other securities of the Company or any change in credit rating or the fact that the Company meets or exceeds internal or published estimates, projections, forecasts or predictions for any period (provided that, in each case, the underlying causes thereof may constitute or be taken into account in determining whether there has been an Intervening Event).
(e) In addition to the obligations of the Company set forth in paragraphs (a), (b), (c) and (d) of this Section 4.02, from and after the date of this Agreement, the Company shall, as promptly as practicable and in any event within twenty-four (24) hours after the receipt thereof, advise Parent in writing of (i) any Takeover Proposal, or any request for information or inquiry by a person stating an intention to make a Takeover Proposal, and (ii) the terms and conditions of such Takeover Proposal, request or inquiry (including any subsequent amendment or other modification to such terms and conditions) and the identity of the person making any such Takeover Proposal, request or inquiry. Commencing upon the provision of any notice referred to in the prior sentence, the Company (or its outside counsel) shall (A) keep Parent (or its outside counsel) informed on a reasonably current basis regarding the status and terms of discussions and negotiations relating to any such Takeover Proposal, request or inquiry and (B) the Company shall, as promptly as practicable (and in any event within twenty-four (24) hours following the receipt or delivery thereof), provide Parent (or its outside legal counsel) with unredacted copies of all writings or media (whether or not electronic) containing any terms or conditions of any proposals or proposed transaction agreements (including all schedules and exhibits thereto) received by the Company relating to any Takeover Proposal.
(f) Nothing contained in this Section 4.02 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act (including any customary “stop, look and listen” communication to the Company Stockholders); (ii) making any disclosure to its stockholders if, in the good faith judgment of the Company Board, failure to so disclose would be inconsistent with applicable Law; (iii) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; or (iv) informing any person of the existence of the provisions contained in this Section 4.02; provided, however, that in no event shall the Company or the Company Board or any committee thereof take, agree or resolve to take any action prohibited by Section 4.02(c) except in compliance with this Agreement. It is understood and agreed that, for purposes of this Agreement, (A) a factually accurate public statement by the Company or the Company Board that solely (1) describes the Company’s receipt of a Takeover Proposal; (2) identifies the person or group making such Takeover Proposal; (3) provides the material terms of such Takeover Proposal; or (4) describes the operation of this Agreement with respect thereto, (B) a determination in itself by the

Company Board (or a committee thereof) that a Takeover Proposal constitutes, or is reasonably likely to lead to, a Superior Proposal or that an Intervening Event has occurred or (C) the delivery of a Superior Proposal Notice or an Intervening Event Notice will not, in each case, in and of itself, constitute an Adverse Recommendation Change or violate this Section 4.02.
ARTICLE V
Additional Agreements
Section 5.01 Preparation of the Proxy Statement; Stockholder Meeting.
(a) As promptly as reasonably practicable following the date of this Agreement, the Company shall prepare and file with the SEC the preliminary Proxy Statement. Each of the Company and Parent shall furnish all information concerning such person to the other, and shall provide such reasonable assistance to the other, as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence between it and its representatives, on the one hand, and the SEC and its staff, on the other hand. Each of the Company and Parent shall use reasonable best efforts to respond and assist the other in responding as promptly as practicable to any comments of the SEC with respect to the Proxy Statement and the Company shall cause the definitive Proxy Statement to be mailed to the Company Stockholders as promptly as reasonably practicable after the expiration of the 10-day waiting period contemplated by Rule 14a-6(a) promulgated under the Exchange Act or the date that the SEC or its staff advises that it has no further comments thereon and that the Company may commence mailing the Proxy Statement. Notwithstanding the foregoing, except in connection with an Adverse Recommendation Change, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC or its staff with respect thereto, the Company (i) shall provide Parent an opportunity to review and comment on such document or response, (ii) shall consider in good faith all comments reasonably proposed by Parent and (iii) shall not file or mail such document, or assist Parent in responding to the SEC or its staff, prior to receiving the approval of Parent, which approval shall not be unreasonably withheld, conditioned or delayed. If, at any time prior to the Stockholder Meeting, any information relating to the Company, Parent or any of their respective affiliates, officers or directors should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties hereto, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the Company Stockholders. Except in connection with an Adverse Recommendation Change, no amendment or supplement to the Proxy Statement will be made by the Company without the approval of Parent, which approval shall not be unreasonably withheld, conditioned or delayed.
(b) The Company agrees that the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and that none of the information included or incorporated by reference in the Proxy Statement will, at the date the Proxy Statement is filed with the SEC or mailed to the Company Stockholders, or at the time of any amendment or supplement thereof, or at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no covenant is made by the Company with respect to statements made in the Proxy Statement based on information supplied in writing by or on behalf of Parent specifically for inclusion or incorporation for reference therein. Parent agrees that no information supplied in writing by or on behalf of Parent specifically for inclusion or incorporation for reference in the Proxy Statement will, at the date the Proxy Statement is filed with the SEC or mailed to the Company Stockholders, or at the time of any amendment or supplement thereof, or at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c) As promptly as practicable following the execution of this Agreement, the Company shall in consultation with Parent, set a record date for the Stockholder Meeting and commence a broker search pursuant to Section 14a-13 of the Exchange Act in respect thereof at least twenty (20) Business Days prior thereto. The Company shall duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of voting on the adoption of this Agreement (including any adjournment, postponement or other delay thereof, the “Stockholder Meeting”) and such Stockholder Meeting shall be held on a date that is as soon as reasonably practicable (in compliance with applicable Law) after the mailing of the Proxy Statement to the Company Stockholders. Notwithstanding anything to the contrary in this Agreement, the Company will be permitted to postpone or adjourn the Stockholder Meeting if, but only if, (i) the Company is unable, or does not reasonably expect, to obtain a quorum of its stockholders at the Stockholder Meeting at such time, to the extent (and only to the extent) necessary in order to obtain a quorum of its stockholders and the Company shall use its reasonable best efforts to obtain such a quorum as promptly as practicable, (ii) there are not sufficient affirmative votes in person or by proxy at such meeting to adopt this Agreement in order to allow reasonable time for the solicitation of proxies for purposes of obtaining the Stockholder Approval, (iii) the Company Board has determined in good faith (after consultation with outside legal counsel) that such delay is required by applicable Law (A) to comply with comments made by the SEC or its staff with respect to the Proxy Statement or (B) to allow reasonable additional time for the filing of any supplemental or amended disclosure that the Company has determined, after consultation with outside legal counsel, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company Stockholders prior to the Stockholder Meeting or (iv) the Company is required to do so by a court of competent jurisdiction in connection with any Transaction Litigation; provided, however, that in no event will the Stockholder Meeting be postponed or adjourned (x) with respect to Section 5.01(c)(i) or Section 5.01(c)(ii), by more than thirty (30) days after the date on which the Stockholder Meeting was (or was required to be) originally scheduled without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed) or (y) except with respect to postponements or adjournments pursuant to Section 5.01(c)(iv), by more than ten (10) days at a time without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed). The Company shall, at the instruction of Parent, postpone or adjourn the Stockholder Meeting if there are not sufficient affirmative votes in person or by proxy at such meeting to adopt this Agreement to allow reasonable time for the solicitation of proxies for purposes of obtaining the Stockholder Approval; provided that the Company will not be required to so postpone or adjourn the Stockholder Meeting by more than ten (10) days at a time or by more than sixty (60) days in the aggregate after the date on which the Stockholder Meeting was (or was required to be) originally scheduled. In no event will the record date of the Stockholder Meeting be changed without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that the Company may change the record date of the Stockholder Meeting without prior written consent of Parent in the event that (1) supplemental or amended disclosure is required to be disseminated to stockholders and the meeting is postponed or adjourned in connection therewith, in accordance with this Section 5.01(c) or (2) the Company postpones the Stockholder Meeting at the instruction of Parent and, in either case, as a result, the initial record date fixed by the Company Board is more than sixty (60) days before the date of the subsequent meeting. The notice of such Stockholder Meeting shall state that a resolution to adopt this Agreement will be considered at the Stockholder Meeting. Except to the extent that an Adverse Recommendation Change expressly permitted by Section 4.02(c) or Section 4.02(d) has been effected, (A) the Company Board shall include the Company Board Recommendation in the Proxy Statement and (B) the Company shall use its reasonable best efforts to solicit votes of the Company Stockholders in favor of obtaining the Stockholder Approval. The Company shall provide updates to Parent with respect to the proxy solicitation for the Stockholder Meeting (including interim results) as reasonably requested by Parent.
Section 5.02 Access to Information; Confidentiality. The Company shall, and shall cause each of its Subsidiaries to, afford to Parent and to Parent’s officers, employees, investment bankers, attorneys, accountants, consultants and other representatives and advisors access upon reasonable advance notice, during normal business hours in a manner as to not interfere unreasonably with the conduct of business of the Company and its Subsidiaries, during the period prior to the Effective Time or the termination of this Agreement, to their respective properties, assets, books, records, Contracts, Permits, documents, information, directors, officers and employees, and during such period the Company shall, and shall cause each of its Subsidiaries to, furnish to Parent and its representatives, as promptly as reasonably practicable, access to any information or persons concerning its business as may be reasonably and in good faith requested by or on behalf of Parent. Following the date of this Agreement and prior to the Effective Time, subject to applicable Law and the limitations and requirements applicable to Parent’s request and access to other information as set forth in this Section 5.02, Parent may (but shall not be required to), request, in good faith, to (i) contact and interview any Company Personnel and (ii) review the personnel records and such other information concerning the Company Personnel, and the Company shall consider any such request in good faith (the approval of which shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries shall be required to provide access to or disclose information where the Company reasonably determines (upon the advice of outside counsel) that such access or disclosure could jeopardize the attorney-client privilege of the Company or any of its Subsidiaries or conflict with or violate any applicable Law or any Contract, including any confidentiality obligations contained therein, to which the Company or any of its Subsidiaries is a party; provided that the Company shall use its reasonable best efforts (A) to allow for such access or disclosure in a manner that does not result in a loss of attorney-client privilege or (B) to develop an alternative to providing such information so as to address such matters that is reasonably acceptable to Parent and the Company. The Company shall advise Parent in such circumstances that it is unable to provide access to the information requested by Parent pursuant to the immediately preceding sentence, and the Company shall reasonably describe the reasons why such information is being withheld. No investigation by Parent or any of its officers, directors, employees, investment bankers, attorneys, accountants or other advisors or representatives, and no other receipt of information by Parent or any of its officers, directors, employees, investment bankers, attorneys, accountants or other advisors or representatives shall operate as a waiver or otherwise affect any representation, warranty, covenant, agreement or other provision of this Agreement, or the obligations of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement. Parent will hold, and will direct its officers, employees, investment bankers, attorneys, accountants and other advisors and representatives to hold, any and all information received from the Company confidential in accordance with the Confidentiality Agreement, and otherwise comply with the Confidentiality Agreement with respect to such information.
Section 5.03 Reasonable Best Efforts; Consultation and Notice.
(a)
(i) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto agrees to (and shall cause their respective Subsidiaries to) use its and their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable and in any event no later than the Termination Date, including using its and their reasonable best efforts to accomplish the following: (A) the satisfaction of the conditions precedent set forth in Article VI, (B) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from, and the giving of any necessary notices to, Governmental Entities and other persons and the making of all necessary registrations, declarations and filings (including filings under the HSR Act, other applicable Antitrust Laws and Foreign Investment Laws and other registrations, declarations and filings with, or notices to, Governmental Entities, if any), (C) the taking of all reasonable steps to provide any supplemental information requested by a Governmental Entity, including participating in meetings with officials of such entity in the course of its review of this Agreement, the Merger or the other transactions contemplated by this Agreement, (D) the taking of all reasonable steps to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity or third party and (E) the taking of all reasonable steps to obtain all necessary consents, approvals or waivers from any third party. Notwithstanding anything to the contrary in this Agreement, none of Parent, the Company or any of their respective Subsidiaries will be required to agree to the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments), or the provision of additional security (including a guaranty), in connection with the Merger, including in connection with obtaining any consent pursuant to any Contract.
(ii) In furtherance and not in limitation of the undertakings pursuant to this Section 5.03(a), each of Parent and the Company shall (A) prepare and file any notification and report forms and related material required under the HSR Act and other applicable Antitrust Laws and Foreign Investment Laws with respect to the transactions contemplated by this Agreement as set forth on Section 3.01(d)(iv) of the Company Letter, and any additional filings or notifications and related material that are necessary, proper or advisable to permit consummation of the transactions contemplated by this Agreement, as promptly as reasonably practicable and advisable, (B) provide or cause to be provided as promptly as reasonably practicable and advisable any information and documentary material that may be requested by the DOJ or FTC under the HSR Act or by other Governmental Entities under applicable Antitrust Laws or Foreign Investment Laws (if any) and (C) use its reasonable best efforts to obtain prompt expiration or termination of any applicable waiting period or other approval of consummation of the transactions contemplated by this Agreement by the DOJ or FTC or other applicable Governmental Entities. In the event that Parent or the Company receives a second request under the HSR Act or any similar inquiry or request under any other applicable Antitrust Laws or Foreign Investment Laws in connection with the transactions contemplated by this Agreement, such party shall use its reasonable best efforts to comply as promptly as practicable with such request (i) as provided by Section 7A(E) of the HSR Act or (ii) as otherwise provided under applicable Antitrust Laws or Foreign Investment Laws. For purposes of this provision, a party shall be deemed to have complied with any such request by providing a response that the party in good faith believes to be in substantial compliance and by certifying in writing to the other parties its prompt, substantial compliance. In the event that a party receives a subpoena or civil investigative demand requesting materials and information similar to that usually demanded in a second request under the HSR Act or any similar inquiry or request under any other applicable Antitrust Laws or Foreign Investment Laws, such party shall use reasonable best efforts to comply as promptly as practicable with such subpoena or civil investigative demand.
(iii) Without limiting the generality of the undertakings of Parent pursuant to Sections 5.03(a)(i) and (a)(ii), Parent and the Company, along with their respective Subsidiaries, shall use their reasonable best efforts to obtain clearance under any applicable Antitrust Laws and Foreign Investment Laws so as to enable the parties hereto to consummate the Merger and the other transactions contemplated by this Agreement as promptly as practicable, and in any event prior to the Termination Date, including by: (A) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture, disposition, license or other disposition of any Subsidiaries, operations, divisions, businesses, product lines, contracts, customers or assets of the Company or any of its Subsidiaries, (B) taking or committing to take such other actions that may limit or impact the Company’s or any of its Subsidiaries’ freedom of action with respect to, or its ability to retain, any of the Company’s or any of its Subsidiaries’ operations, divisions, businesses, product lines, contracts, customers or assets, (C) entering into any orders, settlements, undertakings, contracts, consent decrees, stipulations or other agreements to effectuate any of the foregoing or in order to vacate, lift, reverse, overturn, settle or otherwise resolve any order that prevents, prohibits, restricts or delays the consummation of the Merger and the other transactions contemplated by this Agreement, in any case, that may be issued by any court or other Governmental Entity and (D) creating, terminating or divesting relationships, contractual rights or obligations of the Company or any of its Subsidiaries, in each case, in connection with obtaining all, or eliminating any requirement to obtain any, waiting period expirations or terminations, consents, clearances, waivers, exemptions, licenses, orders, registrations, approvals, permits and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other applicable Antitrust Laws or Foreign Investment Laws from any Governmental Entity so as to enable the Closing to occur no later than the Termination Date. The Company shall not, unless requested to do so by Parent, commit to or effect, or offer to commit to or effect, any action contemplated in clause (A), (B), (C) or (D) of the immediately preceding sentence. Notwithstanding anything to the contrary contained in this Section 5.03(a)(iii) or elsewhere in this Agreement, none of Parent, the Company or any of their respective Subsidiaries shall be required to propose, execute, carry out or agree or submit to any condition, limitation or remedy (w) that is not conditioned on the consummation of the Merger, (x) that would reasonably be expected to have, individually or in the aggregate, (i) a material negative impact on the business of the Company and its Subsidiaries, taken as a whole, as currently conducted or (ii) a material negative impact on the benefits expected to be derived by Parent (together with its Subsidiaries) from the Merger and the other transactions contemplated by this Agreement, (y) with respect to Parent or any of its Subsidiaries or their respective businesses, product lines, assets, permits, operations, rights, or interest therein (other than with respect to the Company and its Subsidiaries), or (z) that would require Parent or its affiliates

(including the Company and its Subsidiaries) to obtain prior approval of any future acquisition, disposition, business combination or similar transaction (for the avoidance of doubt, other than any requirement to obtain prior approval generally required under applicable Law), (any of the foregoing, a “Burdensome Condition”).
(iv) In furtherance and not in limitation of the covenants of the parties contained in this Section 5.03(a), but subject to Section 5.03(a)(iii), if any administrative or judicial action or proceeding by a Governmental Entity of competent jurisdiction is instituted challenging the Merger and the other transactions contemplated by this Agreement, each of Parent and the Company shall use its reasonable best efforts to (A) oppose fully and vigorously, including by defending through litigation, any such action or proceeding, (B) pursue vigorously all available avenues of administrative and judicial appeal and (C) seek to have vacated, lifted, reversed or overturned any judgment that is in effect that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding anything to the contrary contained in this Section 5.03(a) or elsewhere in this Agreement, none of Parent, the Company or any of their respective Subsidiaries shall be required to (and the Company and its Subsidiaries shall not, without the prior written consent of Parent) take any action, or commit to take any action, that would result in, or would reasonably be expected to result in, individually or in the aggregate, a Burdensome Condition. To assist Parent in complying with its obligations set forth in this Section 5.03(a), but subject to Section 5.02, the Company shall, and shall cause its Subsidiaries to, provide to Parent such cooperation as may be reasonably requested by Parent.
(v) Subject to applicable Law and the requirements of applicable Governmental Entities and Section 5.03(a)(iii), the Company and Parent and their respective counsel shall, in connection with the efforts referenced in Sections 5.03(a)(i) and (a)(ii), (A) cooperate in all respects with each other in connection with any filing or submission with a Governmental Entity in connection with the transactions contemplated by this Agreement and in connection with any investigation or other inquiry by or before a Governmental Entity relating to the transactions contemplated by this Agreement, including any proceeding initiated by a private person, (B) where legally permissible, have the right to review in advance, and to the extent practicable each shall consult and consider in good faith the views of the other regarding, any material filing made with, or written materials to be submitted to, any Governmental Entity in connection with the transactions contemplated by this Agreement and of any material communication received or given in connection with any proceeding by a private person, in each case regarding any of the transactions contemplated by this agreement, (C) promptly inform each other of any material communication (or any other material correspondence or memoranda) received from, or given to, the Antitrust Division of the Department of Justice (the “DOJ”) or the Federal Trade Commission (the “FTC”) or any other applicable Governmental Entity and (D) where legally permissible, promptly furnish each other with copies of all correspondence, filings and written communications between them or their Subsidiaries or affiliates, on the one hand, and any Governmental Entity or its respective staff, on the other hand, with respect to the transactions contemplated by this Agreement. Subject to applicable Law and the requirements of applicable Governmental Entities, the Company and Parent shall (with respect to any in-person discussion or meeting), and shall to the extent practicable (with respect to any telephonic discussion or meeting), provide the other party and its counsel with advance notice of and the opportunity to participate in any material discussion or meeting with any Governmental Entity in respect of any filing, investigation or other inquiry in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing, Parent shall, on behalf of the parties, control and direct all aspects of the parties’ efforts to obtain the required approvals under the Antitrust Laws and Foreign Investment Laws, including having principal responsibility for devising, implementing, and making the final determination as to the appropriate strategy relating to any matters relating to the Antitrust Laws and Foreign Investment Laws, including with respect to any filings, notifications, submissions and communications with or to any Governmental Entity; provided, however, that Parent shall consult in advance with the Company and in good faith take the Company’s views into account regarding the overall strategic direction of obtaining such approvals and making such filings, notifications, submissions and communications. Parent, Sub and the Company further acknowledge and agree that they will not, and will cause their respective Subsidiaries not to, extend any waiting period under any Antitrust Laws and Foreign Investment Laws applicable to the Merger or enter into any agreement with any Governmental Entity not to consummate the Merger unless each of Parent and the Company has consented in writing to such extension or agreement (such consent not to be unreasonably withheld, conditioned or delayed). The Company and Parent may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 5.03(a) as “Antitrust Counsel Only Material.” Notwithstanding anything to the contrary in this Section 5.03(a), materials provided to the other party or its counsel may be redacted to remove references concerning the valuation of the Company and its Subsidiaries. For purposes of this Agreement, “Antitrust Laws” means the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914, Council Regulation 139/2004 of the European Union and all other national, federal or state, domestic or foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, affecting competition or market conditions through merger, acquisition or other transaction or effectuating foreign investment, in any case that are applicable to the Merger. For purposes of this Agreement, “Foreign Investment Laws” means laws in any jurisdiction, that are designed or intended to prohibit, restrict, or regulate direct or indirect acquisitions, investments or ownership or control of assets, by a foreign investor that might harm domestic national security or public interest.
(b) In connection with and without limiting the generality of the obligations set forth in Section 5.03(a)(i), each of the Company and Company Board shall, if any state takeover statute or similar statute or regulation, including the DGCL, is or becomes applicable to this Agreement, or to any of the Merger and the other transactions contemplated by this Agreement, take all actions reasonably necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement, the Merger and the other transactions contemplated by this Agreement.
(c) The Company shall give Parent prompt notice of any litigation against the Company and/or its directors relating to the Merger or the other transactions contemplated by this Agreement (“Transaction Litigation”) (including by providing copies of all pleadings with respect thereto) and keep Parent reasonably informed with respect to the status thereof. Notwithstanding Section 8.02, such notice contemplated by the prior sentence will only be delivered to counsel to Parent as identified in Section 8.02, may be delivered by email and, if so delivered by email will be deemed to have been duly delivered and received for purposes of this Agreement when such email is sent. The Company will (i) give Parent the opportunity to participate, but not direct, in the defense, settlement or prosecution of any Transaction Litigation, (ii) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation and (iii) consider in good faith Parent’s advice with respect to such Transaction Litigation. The Company will obtain the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed) prior to settling or satisfying any such claim. It is understood and agreed that this Section 5.03(c) shall not give Parent the right to direct the defense of any such Transaction Litigation.
(d) Immediately following the execution and delivery of this Agreement by each of the parties hereto, Parent, as the sole stockholder of Sub, will adopt this Agreement.
Section 5.04 Equity Awards.
(a) As soon as practicable following the date of this Agreement and in any event prior to the Effective Time, the Company Board (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions and take such other actions (including obtaining any required consents) as may be required to effect the following:
(i) at the Effective Time, each Cash-Out Stock Option shall, in accordance with any applicable Company Stock Plan or any applicable award agreement thereunder, be canceled and each holder thereof shall be entitled to receive in consideration for such cancelation an amount in cash equal to the product of (A) the number of shares of Company Common Stock that are subject to such Cash-Out

Stock Option immediately prior to the Effective Time and (B) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock subject to such Cash-Out Stock Option, which amount shall be payable to such holder at or as soon as reasonably practicable following the Effective Time;
(ii) at the Effective Time, each Cash-Out RSU outstanding immediately prior to the Effective Time shall, in accordance with any applicable Company Stock Plan or any applicable award agreement thereunder, be canceled and the holder thereof shall be entitled to receive in consideration for such cancelation an amount in cash equal to the product of (A) the number of shares of Company Common Stock that are subject to such Cash-Out RSU immediately prior to the Effective Time and (B) the Merger Consideration, which amount shall be payable to such holder at or as soon as reasonably practicable following the Effective Time;
(iii) each Rollover RSU shall, in accordance with any applicable Company Stock Plan or any applicable award agreement thereunder, be converted at the Effective Time into a restricted stock unit, subject to substantially the same terms and conditions (including the same vesting and acceleration terms, as applicable) as were applicable under such Rollover RSU, with respect to a number of shares of Parent common stock, par value $0.20 per share (“Parent Common Stock”) determined by multiplying the number of shares of Company Common Stock subject to such Rollover RSU immediately prior to the Effective Time by the Exchange Ratio (rounded down to the nearest whole share);
(iv) at the Effective Time, each Cash-Out PSU outstanding immediately prior to the Effective Time shall, in accordance with any applicable Company Stock Plan or any applicable award agreement thereunder, be canceled and the holder thereof shall be entitled to receive in consideration for such cancelation an amount in cash equal to the product of (A) the applicable PSU Share Number and (B) the Merger Consideration, which amount shall be payable to such holder at or as soon as reasonably practicable following the Effective Time;
(v) each Rollover PSU shall, in accordance with any applicable Company Stock Plan or any applicable award agreement thereunder, be converted at the Effective Time into a restricted stock unit, subject to substantially the same terms and conditions (including the same vesting and acceleration terms, as applicable) as were applicable under such Rollover PSU (other than the performance-based vesting schedule, which shall be converted into a service based-vesting schedule in accordance with the applicable award agreement), with respect to a number of shares of Parent Common Stock determined by multiplying the applicable PSU Share Number by the Exchange Ratio (rounded down to the nearest whole share);
(vi) each provision in each equity award agreement Company Stock Plan and the ESPP providing for the issuance, transfer or grant of any shares of Company Common Stock or any Stock Options, RSUs, PSUs, purchase rights under the ESPP or any other interests in respect of any capital stock (including any phantom stock or stock appreciation rights) of the Company shall, in accordance with the terms of such equity award agreement, Company Stock Plan or the ESPP, as applicable, be deleted at the Effective Time, and the Company shall ensure prior to the Effective Time that, following the Effective Time, there shall be no rights to acquire shares of Company Common Stock, Stock Options, RSUs, PSUs, purchase rights under the ESPP or any other interests in respect of any capital stock (including any phantom stock or stock appreciation rights) of the Company or the Surviving Corporation;
(vii) any shares of Company Common Stock that remain available for issuance pursuant to any Company Stock Plan as of the Effective Time (the “Residual Shares”) shall, in accordance with such Company Stock Plan, be converted at the Effective Time into the number of shares of Parent Common Stock equal to the product of the number of such Residual Shares and the Exchange Ratio (such shares of Parent Common Stock, the “Assumed Shares”); and

(viii) as used in this Agreement, the following terms shall have the meanings specified below:
“Cash-Out PSU” means any PSU that is outstanding immediately prior to the Effective Time and is held by any person who, as of immediately prior to the Effective Time, is a non-employee director, consultant or independent contractor of the Company or any of its Subsidiaries;
“Cash-Out RSU” means (A) any RSU that is outstanding immediately prior to the Effective Time to the extent vested and unsettled as of immediately prior to the Effective Time and (B) any RSU (whether vested or unvested) that is outstanding immediately prior to the Effective Time and is held by any person who, as of immediately prior to the Effective Time, is a non-employee director, consultant or independent contractor of the Company or any of its Subsidiaries;
“Cash-Out Stock Option” means any Stock Option (whether vested or unvested) that is outstanding immediately prior to the Effective Time, including, for the avoidance of doubt, any Stock Option (whether vested or unvested) that is outstanding immediately prior to the Effective Time that has an exercise price per share of Company Common Stock subject to such Stock Option greater than or equal to the Merger Consideration;
“Exchange Ratio” means a fraction, the numerator of which is the Merger Consideration and the denominator of which is the average closing price per share of Parent Common Stock on the New York Stock Exchange Composite Transactions Tape on the twenty (20) trading days immediately preceding the date on which the Effective Time occurs;
“PSU Share Number” means the target number of PSUs, as set forth in the applicable award agreement;
“Rollover RSU” means any RSU other than a Cash-Out RSU that is outstanding immediately prior to the Effective Time; and
“Rollover PSU” means any PSU other than a Cash-Out PSU that is outstanding immediately prior to the Effective Time.
(b) As soon as practicable following the date of this Agreement, the Company Board (or, if appropriate, any committee administering the ESPP) shall adopt such resolutions and take such other actions as may be required so that (i) participation in the ESPP shall be limited to those employees who are participants on the date of this Agreement, (ii) except to the extent necessary to maintain the status of the ESPP as an “employee stock purchase plan” within the meaning of Section 423 of the Code and the Treasury Regulations thereunder, participants may not increase their payroll deduction elections or rate of contributions from those in effect on the date of this Agreement or make any separate non-payroll contributions to the ESPP on or following the date of this Agreement, (iii) no offering period shall be commenced after the date of this Agreement, (iv) as of the earlier of the first scheduled purchase date following the date of this Agreement or a date that is no later than the last trading day before the Effective Time, each participant’s then-outstanding share purchase right under the ESPP shall be exercised, and (v) the ESPP shall terminate as of the Effective Time.
(c) All amounts payable pursuant to this Section 5.04 shall be subject to any required withholding of taxes and shall be paid without interest.
(d) The Company shall take all reasonable steps as may be required to cause the transactions contemplated by this Section 5.04 and any other dispositions of Company equity securities (including derivative securities) in connection with this Agreement by each individual who is a director or officer of the Company subject to Section 16 of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act.
(e) At the Effective Time, by virtue of the Merger and without the need of any further corporate action, Parent shall assume the Company Stock Plans (other than the ESPP), with the result that Parent may issue the Assumed Shares after the Effective Time pursuant to the exercise of options or other equity awards granted under the Company Stock Plans or any other plan of Parent or any its affiliates.

Section 5.05 Indemnification, Exculpation and Insurance.
(a) Parent and Sub agree that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and its Subsidiaries as provided in their respective certificate of incorporation or bylaws (or comparable organizational documents) and any indemnification or other agreements of the Company or its Subsidiaries as in effect on the date of this Agreement and that (i) are filed with the Filed SEC Documents, (ii) are substantially in the same the form as the agreements filed with the Filed SEC Documents or (iii) are set forth in Section 5.05 of the Company Letter shall be assumed by the Surviving Corporation in the Merger, without further action, at the Effective Time, and shall survive the Merger and shall continue in full force and effect in accordance with their terms, and Parent shall cause the Surviving Corporation to comply with and honor the foregoing obligations.
(b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any person, or if Parent dissolves the Surviving Corporation, then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.05.
(c) Parent shall obtain, or cause to be obtained, as of the Effective Time, a “tail” insurance policy with a claims period of six (6) years from the Effective Time with respect to directors’ and officers’ liability insurance covering each person currently covered by the Company’s directors’ and officers’ liability insurance policy for acts or omissions occurring prior to the Effective Time on terms that are no less favorable than those of such policy of the Company in effect on the date of this Agreement, which insurance shall, prior to the Closing, be in effect and prepaid for such six (6)-year period; provided that in no event shall Parent or the Surviving Corporation be required to pay, with respect to the entire six (6)-year period following the Effective Time, premiums for insurance under this Section 5.05(c) which in the aggregate exceed 300% of the aggregate premiums paid by the Company for the period in its most recent fiscal year for such purpose; provided that Parent shall nevertheless obtain such coverage, with respect to the entire six (6)-year period following the Effective Time, as may be obtained for such 300% amount. Notwithstanding the foregoing, if Parent fails to obtain, or cause to be obtained, such a “tail” insurance policy by the date that is ten (10) Business Days prior to the anticipated Closing Date, then the Company may obtain a “tail” insurance policy with effect from the Effective Time on the same terms set forth in the immediately preceding sentence; provided that the aggregate cost for such “tail” insurance policy with respect to the entire six (6)-year period following the Effective Time shall not exceed 300% of the aggregate premiums paid by the Company for the period in its most recent fiscal year for such purpose.
(d) The provisions of this Section 5.05 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.
Section 5.06 Fees and Expenses.
(a) Except as expressly set forth in this Section 5.06, all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.
(b) In the event that (i) prior to the Stockholder Meeting, a Takeover Proposal has been made (whether or not conditional and whether or not withdrawn) to the Company or its stockholders or any person has publicly announced its intention (whether or not conditional and whether or not withdrawn) to make a Takeover Proposal and thereafter (A) this Agreement is terminated by (1) Parent pursuant to Section 7.01(d), (2) by the Company pursuant to Section 7.01(b)(i) but only if, as of such termination, the Stockholder Meeting has not been held, or (3) by either Parent or the Company pursuant to Section 7.01(b)(iii) and (B) prior to the date that is twelve (12) months after such termination (1) the Company or any of its Subsidiaries enters into any definitive agreement to consummate a Takeover Proposal or (2) any Takeover Proposal is consummated (solely for purposes of this Section 5.06(b)(i), the term “Takeover Proposal” shall have the meaning set forth in the definition of Takeover Proposal contained in Section 4.02(b) except that all references to 20% in such definition shall be deemed references to 50.1%), (ii) this Agreement is terminated by Parent pursuant to Section 7.01(c) or (iii) this Agreement is terminated by the Company pursuant to Section 7.01(f), then, in each such case, the Company shall pay (or cause to be paid) to Parent a fee equal to $264,200,000 (the “Termination Fee”) by wire transfer of same-day funds (x) in the case of a termination by Parent pursuant to Section 7.01(c), within two (2) Business Days after such termination, (y) in the case of a termination by the Company pursuant to Section 7.01(f), substantially concurrently with, and as a condition to, the effectiveness of any such termination and (z) in the case of a payment as a result of either event referred to in Section 5.06(b)(i)(B), no later than the first to occur of the events referred to in Section 5.06(b)(i)(B), in each case to an account designated by Parent. Notwithstanding anything to the contrary contained in this Section 5.06 or elsewhere in this Agreement, in the event that this Agreement is terminated by the Company for any reason at any time when Parent would have had the right to terminate this Agreement, Parent shall (I) be entitled to receive the Termination Fee to the extent that it is payable at the time of such termination or that subsequently becomes payable due to the satisfaction of the remaining conditions specified in Section 5.06(b)(i)(B) and (II) not be deemed to have relinquished its right to receive the Termination Fee in accordance with this Section 5.06(b). In no event shall the Company be required to pay the Termination Fee on more than one occasion.
(c) If the Company fails promptly to pay the amounts due pursuant to this Section 5.06 and, in order to obtain such payment, Parent commences a Legal Proceeding that results in a judgment against the Company for the amounts set forth in this Section 5.06, the Company shall pay to Parent its reasonable costs and expenses (including attorneys’ fees and expenses) in connection with such Legal Proceeding and any appeal relating thereto, together with interest on the amounts set forth in this Section 5.06 at the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made.
(d) Each party acknowledges that the agreements contained in this Section 5.06 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the parties would not have entered into this Agreement.
Section 5.07 Public Announcements. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties. Thereafter, the Company, on the one hand, and Parent and Sub, on the other hand, shall, to the extent at all reasonably practicable, consult with the other parties to this Agreement before making, and give such other parties to this Agreement a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the Merger and the other transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such reasonably practicable consultation, except (i) as may be required by (A) applicable Law, (B) court process, or (C) obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system, (ii) with respect to any Adverse Recommendation Change; or (iii) in connection with any suit, action or other proceeding between the parties arising out of this Agreement; provided, in each case, that the foregoing shall not apply to any press release, employee communication or public statement so long as the statements contained therein concerning this Agreement, the Merger and the other transactions contemplated by this Agreement are substantially similar to previous releases or statements made by the applicable party with respect to which such party has complied with the provisions of this sentence and would not otherwise require the other party to make additional public disclosure.
Section 5.08 Sub Compliance. Parent shall cause Sub to comply with all of Sub’s obligations under this Agreement.
Section 5.09 Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law and the rules and regulations of Nasdaq to cause (a) the delisting of the Class A Common Stock from Nasdaq as promptly as practicable after the Effective Time and (b) the deregistration of the Class A Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting.
Section 5.10 Employee Matters.
(a) For a period of one (1) year following the Effective Time (or, if earlier, the date of termination of employment of the relevant Continuing Employee), Parent shall cause the Company and its Subsidiaries to honor all compensation and benefit plans, programs, policies, practices or agreements maintained or sponsored by the Company or any of its Subsidiaries, or to which the Company or any of its Subsidiaries is a party, as such plans, programs, policies, practices or agreements are in effect on the date hereof (it being understood that this Section 5.10(a) shall not be deemed to prohibit Parent or its affiliates from amending, modifying, replacing or terminating such arrangements in accordance with their terms). For a period of one (1) year following the Effective Time (or, if earlier, the date of termination of employment of the relevant Continuing Employee), Parent shall (or shall cause its applicable Subsidiary or Subsidiaries to) provide (i) base salary and wages that are no less favorable than those provided to such Continuing Employee immediately prior to the Effective Time and (ii)(A) target annual cash bonus, target cash-based commission, and other target cash-based incentive compensation opportunities (excluding, for the avoidance of doubt, any equity or equity-based awards), (B) retirement, (C) welfare and (D) severance benefits (in each case, excluding any post-employment health benefits, post-employment welfare benefits and defined benefit pension and nonqualified deferred compensation plans) that are, in each case of clauses (A), (B), (C) and (D), substantially comparable in the aggregate to the greater of (1) those provided to such Continuing Employee immediately prior to the Effective Time or (2) those provided to those employees of Parent and its Subsidiaries.
(b) Parent or its applicable affiliates shall, unless prohibited by applicable Law, give, or cause to be given, to Continuing Employees credit for purposes of eligibility to participate (other than any defined benefit pension, post-employment health benefits or post-employment welfare benefits plan), vesting and, with respect to severance and vacation benefits only, determining the level of benefits, but not for benefit accrual (unless such accruals are required by applicable Law), under employee benefit plans maintained by Parent or its affiliates and in which such employees participate after the Closing, for such employees’ service prior to the Closing with the Company or any of its Subsidiaries, to the same extent recognized by the Company and its Subsidiaries prior to the Closing. Such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit.
(c) With respect to any welfare plan maintained by Parent or any of its affiliates in which Continuing Employees are eligible to participate after the Closing, Parent shall, and shall cause the Surviving Corporation to, (i) waive all waiting periods, evidence of insurability requirements, and actively-at-work or similar requirements, limitations as to preexisting conditions and exclusions with respect to participation and coverage requirements applicable to such employees to the extent such conditions and exclusions were satisfied or did not apply to such employees under the welfare plans of the Company and its Subsidiaries prior to the Closing (other than with respect to pre-existing health conditions pursuant to underwriting requirements under fully insured plans), (ii) provide Continuing Employees with credit for any co-payments and deductibles paid prior to the Closing in satisfying any analogous deductible or out-of-pocket requirements only to the same extent recognized by the Company or its Subsidiaries prior to the Closing and (iii) credit the account of each Continuing Employee under any such welfare plan that is a flexible spending plan with any unused balance in the account of such Continuing Employee under the applicable Benefit Plan. Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately prior to the Effective Time shall be credited to such Continuing Employee following the Effective Time and shall not be subject to accrual limits or other forfeiture conditions that were not applicable as of immediately prior to the Effective Time.
(d) The Company shall, and the Company shall cause its Subsidiaries to, (i) reasonably cooperate with Parent regarding any analysis conducted by the Company or Parent with respect to Code Section 280G and (ii) provide to Parent such information reasonably requested by Parent to enable Parent to analyze the impact of Code Section 280G, in each case, following the execution of this Agreement, with respect to the transactions contemplated by this Agreement. Without limiting the foregoing, the Company shall provide Parent (for Parent’s review and comment) (A) the Company’s reasonable, good faith estimate of the maximum amount (if any) that could be paid to each such “disqualified individual” as a result of the Merger and the other transactions contemplated by this Agreement (alone or in combination with any other event, including any termination of employment on or following the Closing) and (B) the “base amount” (as such term is defined in Section 280G(b)(3) of the Code) for each such “disqualified individual,” in each case calculated as of the date of this Agreement and on or prior to the fifth (5th) Business Day prior to the Effective Time, the Company shall provide Parent with its final Code Section 280G analysis for Parent’s review and comment.

(e) The Company shall, and the Company shall cause its Subsidiaries to, coordinate in advance with Parent between the date of this Agreement and the Closing Date regarding any communication with any Company Personnel relating to compensation or benefits to be provided subsequent to the Closing Date, and any such communication shall be shared with Parent in advance and the Company shall consider Parent’s comments in good faith; provided, that, in no event shall the Company or the Subsidiaries be restricted from making any communication with any Company Personnel which are required under applicable Law or pursuant to the terms of any Benefit Plan.
(f) Nothing contained herein shall be construed as requiring, and the Company shall take no action that would have the effect of requiring, Parent or its Subsidiaries or the Surviving Corporation to continue any specific plans or to continue the employment of any specific person. Furthermore, no provision of this Agreement shall be construed as prohibiting or limiting the ability of Parent or its Subsidiaries or the Surviving Corporation to amend, modify or terminate any plans, programs, policies, arrangements, agreements or understandings of Parent, its Subsidiaries, the Company or the Surviving Corporation and nothing therein shall be construed as an amendment to any such plan, program, policy, arrangement, agreement or understanding for any purpose. Without limiting the scope of Section 8.06, nothing in this Section 5.10 shall confer any rights or remedies of any kind or description upon any Continuing Employee (or any beneficiaries or dependents thereof) or any other person other than Parent, its Subsidiaries, the Company and their respective successors and assigns.
(g) The Company shall, or shall cause its applicable Subsidiaries to, subject to applicable Law and the terms of any applicable Contracts between the Company and any professional employer organization in Ireland (“Ireland PEO”), use its reasonable best efforts to terminate, effective no later than one (1) day prior to the Closing, its retention of any Ireland PEO, and the parties shall cooperate in good faith to (i) effect the transfer effective as of the Closing Date of the employment of each individual that was employed or retained by such Ireland PEO to Parent or its designated affiliate (or, if Parent elects, an Ireland PEO retained by Parent or its designated affiliate), and (ii) determine the manner in which the foregoing shall be effected. In no event shall the Company be required pursuant to this Section 5.10(g) to (A) take any action the effectiveness of which is not conditioned on the Closing or (B) incur any material costs of liabilities prior to the Closing.
Section 5.11 Resignations. The Company shall use its reasonable best efforts to deliver to Parent evidence reasonably satisfactory to Parent of the resignation of any managers, directors or officers of any Subsidiary of the Company from such positions (and not, for the avoidance of doubt, from such person’s employment with the Company or any of its Subsidiaries) as may be requested in writing by Parent no later than ten (10) Business Days prior to the Closing (such resignations to be effective at the Effective Time).
ARTICLE VI
Conditions Precedent
Section 6.01 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:
(a) Stockholder Approval. The Stockholder Approval shall have been obtained.
(b) Antitrust. (i) Any waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired and (ii) any other approval or waiting period under any other applicable Antitrust Law or Foreign Investment Law of any Governmental Entity of a jurisdiction set forth in Section 6.01(b) of the Company Letter shall have been obtained or terminated or shall have expired, as applicable; provided that, with respect to the obligations of Parent and Sub to effect the Merger, the conditions set forth in each of (i) and (ii) are satisfied without the imposition, individually or in the aggregate, of a Burdensome Condition as a result of the transactions contemplated hereby, or are waived by Parent.
(c) No Injunctions or Legal Restraints. (i) No temporary restraining order, preliminary or permanent injunction or other Judgment or Law of, or issued by, any court of competent jurisdiction or other Governmental Entity of competent jurisdiction shall be in effect, in each case having the effect of preventing or materially restraining the consummation of the Merger or imposing, individually or in the aggregate, a Burdensome Condition as a result of the transactions contemplated hereby (collectively, “Legal Restraints”) and (ii) no Governmental Entity shall have instituted any formal adjudicative proceeding (which action or proceeding remains pending at what would otherwise be the Closing Date) before any court of competent jurisdiction or other Governmental Entity of competent jurisdiction seeking to impose a Legal Restraint. It is agreed that the receipt by any party of a form letter from the FTC’s Bureau of Competition, substantially in the form announced and disclosed by the FTC on August 3, 2021, will not result in a failure of the condition set forth in Section 6.01(b) or this Section 6.01(c) to be satisfied.
Section 6.02 Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:
(a) Representations and Warranties. The representations and warranties of the Company:
(i) set forth in Section 3.01(g)(ii) of this Agreement shall be true and correct in all respects;
(ii) set forth in Section 3.01(c)(i), Section 3.01(c)(ii), Section 3.01(c)(iii), Section 3.01(c)(v), Section 3.01(d)(i), Section 3.01(d)(ii), and Section 3.01(v) of this Agreement shall be true and correct in all respects (except for de minimis inaccuracies) as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case, as of such earlier date);
(iii) set forth in Section 3.01(a), Section 3.01(b)(ii), Section 3.01(c)(iv), Section 3.01(c)(vi), Section 3.01(c)(vii), Section 3.01(w) and Section 3.01(x) of this Agreement (A) to the extent not qualified by “material,” “materiality,” “Material Adverse Effect” and words of similar import set forth therein, shall be true and correct in all material respects as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date) and (B) to the extent qualified by “material,” “materiality,” “Material Adverse Effect” and words of similar import set forth therein, shall be true and correct, as so qualified, in all respects as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date); and
(iv) all other representations and warranties of the Company set forth in this Agreement, other than those Sections specifically identified in clauses (i), (ii) and (iii) of this Section 6.02(a), shall be true and correct (disregarding all qualifications or limitations as to “material,” “materiality,” “Material Adverse Effect” and words of similar import set forth therein) as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except, in the case of this clause (iv), where the failure to be true and correct would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all covenants and agreements in this Agreement required to be performed by it at or prior to the Closing Date.
(c) No Material Adverse Effect. Since the date of this Agreement, no Material Adverse Effect shall have occurred, of which the existence or consequences are still continuing.
(d) Officer’s Certificate. Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer or the Chief Financial Officer of the Company, certifying that the conditions set forth in Section 6.02(a), Section 6.02(b) and Section 6.02(c) have been satisfied.
Section 6.03 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:
(a) Representations and Warranties. The representations and warranties of Parent and Sub set forth in this Agreement shall be true and correct (disregarding all qualifications or limitations as to “material,” “materiality,” “Material Adverse Effect” and words of similar import set forth therein) as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except for any such failure to be true and correct that would not, individually or in the aggregate, reasonably be expected to, prevent, materially impair, or materially delay beyond the Termination Date, the consummation of the Merger.

(b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all covenants and agreements in this Agreement required to be performed by them at or prior to the Closing Date.
(c) Officer’s Certificate. The Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer or the Chief Financial Officer of Parent, certifying that the conditions set forth in Section 6.03(a) and Section 6.03(b) have been satisfied.
Section 6.04 Frustration of Closing Conditions. None of the Company, Parent or Sub may rely on the failure of any condition set forth in Section 6.01, Section 6.02, or Section 6.03, as the case may be, to be satisfied if such failure was caused by such party’s failure to use reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.03, or by such party’s breach of any other provision of this Agreement.
ARTICLE VII
Termination, Amendment and Waiver
Section 7.01 Termination. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after the Stockholder Approval has been obtained (except as provided herein), upon written notice (other than in the case of Section 7.01(a) below) from the terminating party to the non-terminating party specifying the subsection of this Section 7.01 pursuant to which such termination is effected:
(a) by mutual written consent of Parent, Sub and the Company;
(b) by either Parent or the Company, if:
(i) the Merger shall not have been consummated for any reason by 11:59 p.m., Eastern time, on the date that is twelve (12) months after the date of this Agreement (the “Initial Termination Date,” and, such time and date as it may be extended pursuant to this Section 7.01(b)(i), the “Termination Date”); provided that if as of the Initial Termination Date all conditions to this Agreement are satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or waived, other than the conditions set forth in Section 6.01(b) or Section 6.01(c), the Initial Termination Date shall be automatically extended, without action required of any party, to 11:59 p.m., Eastern Time, on the date that is three (3) months after the Initial Termination Date (the “First Extended Termination Date”); provided, further, that if as of the First Extended Termination Date all conditions to this Agreement are satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or waived, other than the conditions set forth in Section 6.01(b) or Section 6.01(c), the First Extended Termination Date shall be automatically extended, without action required of any party, to 11:59 p.m., Eastern Time, on the date that is six (6) months after the Initial Termination Date (the “Second Extended Termination Date”); provided, however, that the right to terminate this Agreement under this Section 7.01(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or directly resulted in the failure of the Merger to occur on or before the applicable date and such action or failure to act constitutes a breach of this Agreement (it being understood that Parent and Sub shall be deemed to be a single party for purposes of the foregoing provision);
(ii) any Legal Restraint shall be in effect and shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 7.01(b)(ii) shall not be available to a party if the failure of such party (and in the case of Parent, including the failure of Sub) to perform any of its obligations under this Agreement has been a principal cause of the issuance of such Legal Restraint; or
(iii) the Stockholder Meeting shall have been held and the Stockholder Approval shall not have been obtained thereat;
(c) by Parent prior to the Company obtaining the Stockholder Approval, in the event that an Adverse Recommendation Change has occurred;
(d) by Parent, if the Company shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements contained in this Agreement, which breach or failure to perform

(i) would give rise to the failure of a condition set forth in Section 6.02(a) or Section 6.02(b) and (ii) (A) is incapable of being cured prior to the Termination Date or (B) is not cured by the Company on or before the earlier of (i) the Termination Date and (ii) the date that is thirty (30) Business Days after written notice from Parent of such breach or failure; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.01(d) if Parent or Sub is then in material breach of this Agreement or if any representation or warranty of Parent or Sub shall have become untrue, in either case, so as to result in the failure of any of the conditions set forth in Section 6.03(a) or Section 6.03(b);
(e) by the Company, if Parent shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.03(a) or Section 6.03(b) and (ii) (A) is incapable of being cured prior to the Termination Date or (B) is not cured by Parent or Sub on or before the earlier of (i) the Termination Date and (ii) the date that is thirty (30) Business Days after written notice from the Company of such breach or failure; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.01(e) if the Company is then in material breach of this Agreement or if any representation or warranty of the Company shall have become untrue, in either case, so as to result in the failure of any of the conditions set forth in Section 6.02(a) or Section 6.02(b); or
(f) by the Company, at any time prior to obtaining the Stockholder Approval, if (i) the Company has received a Superior Proposal after the date of this Agreement that did not result from a breach of Section 4.02(b), (ii) the Company substantially concurrently with such termination enters into an Acquisition Agreement providing for the alternative transaction contemplated by such Superior Proposal, (iii) substantially concurrently with, and as a condition to, such termination the Company pays or causes to be paid to Parent (or its designee) the Termination Fee pursuant to Section 5.06(b) and (iv) the Company has complied with Section 4.02(c) with respect to such Superior Proposal.
Section 7.02 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the last sentence of Section 5.02, Section 5.06, this Section 7.02 and Article VIII and except for any Willful Breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement (which Willful Breach and liability for any and all damages, costs, expenses, liabilities or losses of any kind, in each case, incurred or suffered by the other party as a result of such Willful Breach shall not be affected by termination of this Agreement).
Section 7.03 Amendment. This Agreement may be amended by the parties hereto at any time, whether before or after the Stockholder Approval has been obtained; provided, however, that after the Stockholder Approval has been obtained, there shall be made no amendment that by Law requires further approval by the Company Stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Termination of this Agreement prior to the Effective Time shall not require the approval of the stockholders of either Parent or the Company.
Section 7.04 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that after the Stockholder Approval has been obtained, there shall be made no waiver that by Law requires further approval by the Company Stockholders without the further approval of such stockholders. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party which specifically sets forth the terms of such extension or waiver. The failure or delay by any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

ARTICLE VIII
General Provisions
Section 8.01 Nonsurvival of Representations, Warranties, Covenants, or Agreements. None of the representations, warranties, covenants or agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance at or after the Effective Time.
Section 8.02 Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by email or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand or, if mailed, three (3) days after mailing (one (1) Business Day in the case of express mail or overnight courier service) or, if emailed, on the date transmitted (provided no “bounce back” or similar message of non-delivery is received with respect thereto), as follows (or at such other address for a party as shall be specified by notice given in accordance with this Section 8.02):
if to Parent or Sub, to:

International Business Machines Corporation
New Orchard Road
Armonk, New York 10504
Email:	[redacted]
Attention:	Eyal Ofir

with a copy to:

International Business Machines Corporation
New Orchard Road
Armonk, New York 10504
Email:	[redacted]
Attention:	Scott Ferrauiola

and with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Email:	sbarshay@paulweiss.com; swilliams@paulweiss.com
Attention:	Scott A. Barshay; Steven J. Williams

if to the Company, to:

HashiCorp, Inc.
101 Second Street, Suite 700
San Francisco, CA 94105
Email:	Chief Legal Officer and Chief Financial Officer
Attention:	[redacted]

with a copy to:

Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304-1050
Email:	tjeffries@wsgr.com; mkorman@wsgr.com,
dschnell@wsgr.com; rkorenblit@wsgr.com,
mcoke@wsgr.com; aurquiza@wsgr.com
Attention:	Tony Jeffries; Martin Korman,
Douglas Schnell; Remi Korenblit,
Michael Coke; Amanda Urquiza

Section 8.03 Definitions. For purposes of this Agreement:
(a) “affiliate” means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such first person;
(b) “Affordable Care Act” means the Patient Protection and Affordable Care Act, as amended;
(c) “Benefit Agreement” means (1) any employment, deferred compensation, change in control, severance, termination, employee benefit, loan, retention, equity or equity-based compensation, consulting or similar Contract between the Company or any of its Subsidiaries, on the one hand, and any Company Personnel, on the other hand, (2) any Contract between the Company or any of its Subsidiaries, on the one hand, and any Company Personnel, on the other hand, providing for any compensatory payments or benefits to the extent such payments or benefits are contingent, or the terms of such Contract are altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement (alone or in combination with any other event) or (3) any trust or insurance Contract or other agreement to fund or otherwise secure payment of any compensation or benefit to be provided to any Company Personnel;
(d) “Benefit Plan” means any employment, bonus, pension, profit sharing, deferred compensation, incentive compensation, equity or equity-based compensation, performance, retirement, thrift, savings, cafeteria, paid time off, perquisite, fringe benefit, vacation, severance, change in control, termination, retention, disability, death benefit, hospitalization, medical or other welfare benefit or other similar plan, program, policy, arrangement or understanding (whether oral or written, formal or informal, funded or unfunded and whether or not legally binding or subject to the Laws of the United States), sponsored, maintained, contributed to or required to be sponsored, maintained or contributed to by the Company, any of its Subsidiaries or any Commonly Controlled Entity, in each case, providing compensation or benefits to any Company Personnel, including the Company Stock Plans, but not including the Benefit Agreements;
(e) “Business Day” means any day other than (i) a Saturday or a Sunday, (ii) a day on which commercial banks in New York City or the office of the Delaware Secretary of State is authorized or required by Law to be closed or (iii) any day on which the SEC’s EDGAR system is not open to accept filings;
(f) “Class A Common Stock” means the shares of Class A common stock, par value $0.000015 per share, of the Company;
(g) “Class B Common Stock” means the shares of Class B common stock, par value $0.000015 per share, of the Company;
(h) “Clean Team Agreement” means that certain Clean Team Agreement, dated April 1, 2024 between the Company and Parent;
(i) “Commonly Controlled Entity” means any person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or with respect to which the Company is otherwise jointly or severally liable under applicable Law;
(j) “Company Common Stock” means the Class A Common Stock and the Class B Common Stock;
(k) “Company Personnel” means any current or former director, officer, employee, contractor or consultant of the Company or any of its Subsidiaries;
(l) “Continuing Employee” means any employee of the Company who remains employed with the Company after the Closing;
(m) “Contract” means any loan or credit agreement, bond, debenture, note, mortgage, indenture, guarantee, lease or other contract, commitment, agreement, instrument, arrangement, understanding, obligation, undertaking or license, whether oral or written;
(n) “COVID-19” means SARS-CoV-2 or COVID-19 (including any evolutions, mutations or variations thereof) or any related or associated epidemics, pandemics or disease outbreaks;
(o) “COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, guideline, response or recommendation, in each case, of or promulgated by any Governmental Entity, including the

Centers for Disease Control and Prevention and the World Health Organization, or other reasonable actions taken, in each case, in connection with or in response to COVID-19 and including, in each case, any changes in any such Law, directive, guidance, response or recommendation;
(p) “Indebtedness” means any (A) indebtedness for borrowed money, (B) indebtedness evidenced by any bond, debenture, note, mortgage, indenture or other debt instrument or debt security, (C) amounts owing as deferred purchase price for the purchase of any property, (D) capital lease obligations, (E) liabilities arising out of interest rate and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates, (F) liabilities under sale-and-leaseback transactions, agreements to repurchase securities sold and other similar financing transactions, (G) liabilities arising from any breach of any of the foregoing or (H) guarantees with respect to any indebtedness or obligation of a type described in clauses (A) through (G) above of any other person;
(q) “knowledge” means, with respect to any matter in question, the actual knowledge, after reasonable inquiry and investigation, of the persons identified in Section 8.03(q) of the Company Letter. With respect to matters involving the Intellectual Property Rights of the Company, knowledge does not require, or impute knowledge of information that would have been gained by, searches of public records that were not performed;
(r) “Material Adverse Effect” means any state of facts, change, development, event, effect, condition, occurrence, action or omission (each, an “Effect”) that, individually or in the aggregate, would reasonably be expected to result in a material adverse effect on the business, assets, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that in no event shall any of the following Effects, alone or in combination, be deemed to constitute, or be taken into account, in determining whether there has been, or would be, a Material Adverse Effect: (A) any change in general economic, market or political conditions affecting the United States economy, or any other national or regional economy or the global economy generally (except to the extent that such Effect disproportionately affects the Company and its Subsidiaries, taken as a whole, relative to other participants of similar size in its industry, in which case, only the incremental disproportionate effect shall be taken into account); (B) any change in the conditions in the industry sectors in which the Company and its Subsidiaries conduct business or in any specific jurisdiction or geographical area in which the Company and its Subsidiaries conduct business (except to the extent that such Effect disproportionately affects the Company and its Subsidiaries, taken as a whole, relative to other participants of similar size in its industry, in which case, only the incremental disproportionate effect shall be taken into account); (C) any change in GAAP or applicable Law or the enforcement or interpretation of any of the foregoing (except to the extent that such Effect disproportionately affects the Company and its Subsidiaries, taken as a whole, relative to other participants of similar size in its industry, in which case, only the incremental disproportionate effect shall be taken into account); (D) any act of terrorism, hostilities, sabotage, war (whether or not declared), national disaster, national or international calamity, civil unrest, cyber-attack, cybercrime or military action (in each case including any escalation or worsening of the foregoing) affecting the United States or any other country or region of the world (except to the extent that such Effect disproportionately affects the Company and its Subsidiaries, taken as a whole, relative to the other participants of similar size in its industry, in which case, only the incremental disproportionate effect shall be taken into account); (E) changes in the financial, credit, banking or securities markets in the United States or any other country or region in the world (including any disruption thereof and any decline in the price of any security or any market index) and including changes or developments in or relating to currency exchange or interest rates or rates of inflation (except to the extent that such Effect disproportionately affects the Company and its Subsidiaries, taken as a whole, relative to other participants of a similar size in its industry, in which case only the incremental disproportionate effect shall be taken into account); (F) any failure to meet internal, published or third party projections, forecasts or revenue or earnings predictions or estimates for any period (provided that the underlying causes of such failures may constitute or be taken into account in determining whether there has been, or would be, a Material Adverse Effect); (G) any change in the price or trading volume of the Company Common Stock in and of itself (provided that the underlying causes of such change may constitute or be taken into account in determining whether there has been, or would be, a Material Adverse Effect); (H) any change in regulatory, legislative or political conditions (including anti-dumping actions, international tariffs, sanctions, trade policies or disputes or any “trade war” or similar actions) in the United States or any other country or region in the world (except to the extent that such Effect disproportionately affects the Company and its Subsidiaries, taken as a whole, relative to other participants of similar size in its industry, in which case, only the incremental disproportionate effect shall be taken into account); (I) the negotiation, execution or delivery of this Agreement or the public announcement (including as to the identity of the parties hereto) or pendency or consummation of the Merger or the other transactions contemplated by this Agreement, including any loss of or adverse change in the relationship of the Company and its Subsidiaries with their respective employees, customers, distributors, licensors, partners or suppliers attributable to the announcement of this Agreement or the pendency of the Merger or the other transactions contemplated hereby; provided that this clause (I) shall not apply with respect to any representation or warranty (or any condition to the consummation of the Merger relating to such representation and warranty) to the extent the purpose of such representation and warranty is to address the consequences resulting from the execution and delivery of this Agreement or the consummation of the Merger; (J) the occurrence of natural or man-made disasters, calamities, pandemics, epidemics, or other public health events (including, for the avoidance of doubt, COVID-19 and the impact of COVID-19 Measures on the Company or any of its Subsidiaries), force majeure events or weather conditions (except to the extent that such Effect disproportionately affects the Company and its Subsidiaries, taken as a whole, relative to the other participants of similar size in its industry, in which case, only the incremental disproportionate effect shall be taken into account); (K) any action or omission of the Company or any of its Subsidiaries taken with the prior written consent of Parent (or any action not taken as a result of a failure of Parent to consent to an action otherwise requiring Parent’s consent); or (L) any Transaction Litigation.
(s) “Nasdaq” means The Nasdaq Global Select Market;
(t) “person” means any natural person, corporation, limited liability company, partnership, joint venture, trust, business association, Governmental Entity or other entity;
(u) “Personal Information” means information that constitutes “personally identifiable information,” “personal information,” “personal data,” or any analogous term under applicable Privacy and Data Security Laws;
(v) “Privacy and Data Security Laws” means all applicable Laws governing the collection, use, processing, storage, safeguarding, and security (both technical and physical) of Personal Information, including, as applicable and without limitation, (i) any such Laws relating to the use of Personal Information for the purpose of undertaking marketing to individuals and (ii) the European Union’s General Data Protection Regulation, the UK Data Protection Regulation and Data Protection Act 2018, Section 5 of the Federal Trade Commission Act (relating to privacy or data security), the California Consumer Privacy Act (as amended by the California Privacy Rights Act), the Children’s Online Privacy Protection Act, and all U.S. State data breach notification laws or regulations;
(w) a “Subsidiary” of any person means any other person (i) more than 50% of whose outstanding shares or securities representing the right to vote for the election of directors or other managing authority of such other person are, now or hereafter, owned or controlled, directly or indirectly, by such first person, but such other person shall be deemed to be a Subsidiary only so long as such ownership or control exists, or (ii) which does not have outstanding shares or securities with such right to vote, as may be the case in a partnership, joint venture or unincorporated association, but more than 50% of whose ownership interest representing the right to make the decisions for such other person is, now or hereafter, owned or controlled, directly or indirectly, by such first person, but such other person shall be deemed to be a Subsidiary only so long as such ownership or control exists; and
(x) “Willful Breach” means, with respect to any representation, warranty, agreement or covenant in this Agreement, an act or omission taken or omitted to be taken that the breaching party intentionally takes (or intentionally fails to take) and knows (or reasonably should have known) would, or would reasonably be expected to, cause a material breach of such representation, warranty, agreement or covenant.
Section 8.04 Exhibits; Interpretation. The headings contained in this Agreement or in any Exhibit hereto and in the Table of Contents to this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. Any disclosure contained in any section of the Company Letter or the Parent Letter, as applicable, shall be deemed to be disclosed with respect to any other Section of this Agreement to the extent that it is reasonably apparent from the face of such disclosure that such disclosure is applicable to such other Section of this Agreement. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. For all purposes hereof, the terms “include,” “includes” and “including” shall be deemed followed by the words “without limitation.” The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The phrases “the date of this Agreement,” “the date hereof,” “of even date herewith” and terms of similar import, shall be deemed to refer to the date set forth in the preamble to this Agreement. Unless the context otherwise requires, the terms “neither,” “nor,” “any,” “either” and “or” are not exclusive. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if.” The words “shall” and “will” have the same meaning. References to “days” shall mean “calendar days” unless expressly stated otherwise. References to “from” or “through” any date mean, unless otherwise specified, from and including or through and including such date, respectively. References to “ordinary course” shall include “consistent with past practice” unless expressly stated otherwise. No summary of this Agreement or any Exhibit, Schedule or other document delivered herewith prepared by or on behalf of any party will affect the meaning or interpretation of this Agreement or such Exhibit or Schedule. Any reference in this Agreement to a date or time shall be deemed to be such date or time in the City of New York, New York, unless otherwise specified. Except as otherwise provided herein, any information “made available” to Parent by the Company or its Subsidiaries shall include that information contained in such documents stored in that certain virtual data room maintained by the Company through Venue by Donnelley Financial Solutions and that Parent and Parent’s representatives have been granted access to (and continue to have access to) as of twenty-four (24) hours prior to the execution of this Agreement (in a form visible to Parent or Parent’s representatives). Unless otherwise indicated, any Contract, instrument or Law defined or referred to herein means such Contract, instrument or Law as from time to time amended, modified or supplemented and includes any re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto, as applicable (provided, that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to (a) any statute shall be deemed to refer to (i) such statute, as amended, and (ii) any rules or regulations promulgated thereunder, in each case, as of such date and (b) such deemed inclusion shall not apply with respect to any reference to a Contract, in the Company Letter or Parent Letter, as applicable). An accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP. All monetary figures and references to “$” or “Dollars” shall be in United States dollars unless otherwise specified. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning. References to a person are also to its permitted successors and permitted assigns. Each of the parties has been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, hereby waives, with respect to this Agreement and any Exhibit hereto and the Company Letter, the application of any Law or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.
Section 8.05 Counterparts. This Agreement may be executed in one or more textually identical counterparts (including by electronic or digital signature, .pdf, .tif, .gif, .jpg or similar attachment to email or by electronic signature service (any such delivery, an “Electronic Delivery”)), all of which shall be considered one and the same agreement and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.
Section 8.06 Entire Agreement; No Third-Party Beneficiaries. This Agreement (a) and, subject to this Section 8.06 any Exhibit hereto, the Company Letter, the Parent Letter and the Voting Agreement, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, except for the Confidentiality Agreement and the Clean Team Agreement, and (b) is not intended to confer upon any person other than the parties hereto (and their respective successors and assigns) any rights (legal, equitable or otherwise) or remedies, whether as third-party beneficiaries or otherwise, except (i) for the right of the Company Stockholders to receive the Merger Consideration pursuant to Article II following the Effective Time in accordance with the terms of this Agreement; (ii) for the right of the holders of Stock Options or RSUs to receive the consideration set forth in Section 5.04; (iii) if a court of competent jurisdiction has declined to grant specific performance in favor of the Company and has instead granted an award of damages, then, subject to Section 7.02, the Company may enforce such award and seek additional damages on behalf of the holders of shares of Company Common Stock, Stock Options and RSUs (which Parent acknowledges and agrees may include damages based on a decrease in share value or lost premium); (iv) if Parent or Sub wrongfully terminates this Agreement or Willfully Breaches this Agreement, then following the termination of this Agreement, subject to Section 7.02 and, the Company may seek damages on behalf of the holders of shares of Company Common Stock, Stock Options and RSUs (which Parent acknowledges and agrees may include damages based on a decrease in share value or lost premium); and (v) for the provisions of Section 5.05. The rights granted pursuant to clause (b)(iii) and (b)(iv) of the preceding sentence will only be enforceable on behalf of the holders of shares of Company Common Stock, Stock Options and RSUs by the Company, in its sole and absolute discretion, as agent for such holders, and it is understood and agreed that any and all interests in such claims will attach to such shares of the Company Common Stock, Stock Options and RSUs and subsequently transfer therewith and, consequently, any damages, settlements or other amounts recovered or received by the Company with respect to such claims may, in the Company’s sole and absolute discretion, be (A) distributed, in whole or in part, by the Company to such holders as of any date determined by the Company; or (B) retained by the Company for the use and benefit of the Company in any manner that the Company deems fit. Notwithstanding anything in this Agreement to the contrary, the parties acknowledge and agree that the Company Letter and Parent Letter are not incorporated by reference into, and shall not be deemed to constitute a part of this Agreement or the “agreement of merger” for purposes of Section 251 of the DGCL.
Section 8.07 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof.
Section 8.08 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties, except that Parent and Sub may assign, in their sole discretion, any or all of their rights, interests and obligations under this Agreement to any affiliate of Parent, but no such assignment shall relieve the assigning party of its obligations under this Agreement if such assignee does not perform such obligations. Except as provided in the provision in the immediately preceding sentence, any purported assignment without such consent shall be void. Subject to the preceding two sentences, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and permitted assigns.
Section 8.09 Consent to Jurisdiction; Service of Process; Venue. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if such court declines to accept jurisdiction over a particular matter, then in the United States District Court for the District of Delaware or, if jurisdiction is not then available in the United States District Court for the District of Delaware (but only in such event), then in any Delaware state court sitting in New Castle County) and any appellate court from any of such courts (the “Chosen Courts”), for the purposes of any suit, action or other proceeding arising out of this Agreement or the Merger or any other transaction contemplated by this Agreement (and agrees that no such action, suit or proceeding relating to this Agreement shall be brought by it or any of its Subsidiaries except in such courts). Each of the parties further agrees that, to the fullest extent permitted by applicable Law, service of any process, summons, notice or document by U.S. registered mail to such person’s respective address set forth above shall be effective service of process for any action, suit or proceeding in the Chosen Courts with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim), any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the Merger or any of the other transactions contemplated by this Agreement in the Chosen Courts, or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 8.10 Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any suit, action or other proceeding directly or indirectly arising out of, under or in connection with this Agreement. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 8.10.
Section 8.11 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chosen Courts, this being in addition to any other remedy to which they are entitled at Law or in equity. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach. Any party seeking an injunction or injunctions to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security. In the event any party hereto brings any action, claim, complaint, suit, action or other proceeding to enforce specifically the performance of the terms and provisions of this Agreement prior to the Closing, the Termination Date shall automatically be extended by the amount of time during which such action, claim, complaint, suit, action or other proceeding is pending, plus twenty (20) Business Days.
Section 8.12 Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
[Signature page follows]

IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.
INTERNATIONAL BUSINESS MACHINES CORPORATION

By:	/s/ Eyal Ofir
Name: Eyal Ofir
Title: Vice President, Corporate Development
MCCLOUD MERGER SUB, INC.

By:	/s/ J. Eric Reed
Name: J. Eric Reed
Title: Director
HASHICORP, INC.

By:	/s/ Dave McJannet
Name: Dave McJannet
Title: Chief Executive Officer
[Signature Page to Agreement and Plan of Merger]

Exhibit A

Form of Amended and Restated Certificate of Incorporation of the Surviving Corporation

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

of

HASHICORP, INC.
1. Name. The name of the corporation is HashiCorp, Inc. (the “Corporation”).
2. Address; Registered Office and Agent. The name and address of the Corporation’s registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, New Castle County.
3. Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).
4. Number of Shares. The total number of shares of stock that the Corporation shall have authority to issue is 10,000, all of which shall be shares of Common Stock with the par value of $0.001 per share.
The Corporation may issue fractional shares of Common Stock. The holders of fractional shares shall be entitled to all rights as stockholders of the Corporation to the extent provided herein and under applicable law in respect of such fractional shares.
5. Election of Directors. Unless and except to the extent that the Amended and Restated Bylaws of the Corporation (the “Bylaws”) shall so require, the election of directors of the Corporation need not be by written ballot.
6. Limitation of Liability. To the fullest extent authorized by the DGCL, as it presently exists or may hereafter be amended or modified from time to time, no director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal, modification or elimination of this Section 6 shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal, modification or elimination with respect to acts or omissions occurring prior to such repeal, modification or elimination.
7. Indemnification.
7.1 Indemnification of Corporate Agents. Subject to any provisions of the Bylaws related to indemnification, the Corporation may indemnify, to the fullest extent permitted by applicable law, any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any proceeding mentioned in this Section 7.
7.2 Repeal or Modification. Neither any amendment or repeal of this Section 7, nor the adoption of any provision of the Corporation’s Amended and Restated Certificate of Incorporation inconsistent with this Section 7, shall eliminate or reduce the effect of this Section 7 in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Section 7, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.
8. Adoption, Amendment or Repeal of Bylaws. In furtherance of and in limitation to the powers conferred by statute, the Board is expressly authorized to adopt, amend or repeal the Bylaws.

9. Meetings of Stockholders. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws.
10. Certificate Amendments. The Corporation reserves the right at any time, and from time to time, to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and add other provisions authorized by the laws of the State of Delaware at the time in force, in the manner now or hereafter prescribed by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation (as amended) are granted subject to the rights reserved in this Article.

Exhibit B

Form of Amended and Restated Bylaws of the Surviving Corporation

AMENDED AND RESTATED BYLAWS

OF

HASHICORP, INC.

(THE “CORPORATION”)

ARTICLE I

Meetings of Stockholders: Stockholders’
Consent in Lieu of Meeting
SECTION 1.01. Annual Meeting. The annual meeting of the stockholders for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held at such place, date and hour as shall be fixed by the Board of Directors and designated in the notice or waiver of notice thereof; except that no annual meeting need be held if all actions, including the election of directors, required by the General Corporation Law of the State of Delaware (the “DGCL”) to be taken at a stockholders’ annual meeting are taken by written consent in lieu of meeting pursuant to Section 1.03 of this Article.
SECTION 1.02. Special Meetings. A special meeting of the stockholders for any purpose or purposes may be called by the Board of Directors, the Chairperson of the Board of Directors, the President or the Secretary of the Corporation or a stockholder or stockholders holding of record at least a majority of the shares of common stock, par value $0.001 per share, of the Corporation (“Common Stock”) issued and outstanding, such meeting to be held at such place, date and hour as shall be designated in the notice or waiver of notice thereof.
SECTION 1.03. Stockholders’ Consent in Lieu of Meeting.
(a) Any action required by the laws of the State of Delaware to be taken at any annual or special meeting of the stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
(b) Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided in Section 228 of the DGCL. In the event that the action which is consented to is such as would have required the filing of a certificate under any provision of the DGCL if such action had been voted on by stockholders at a meeting thereof, the certificate filed under such provision shall state, in lieu of any statement required by such provision concerning any vote of stockholders, that written consent has been given in accordance with Section 228 of the DGCL.
SECTION 1.04. Quorum and Adjournment. Except as otherwise provided by law, by the certificate of incorporation (as it may be amended, supplemented, modified or restated from time to time, the “Certificate of Incorporation”) of the Corporation or by these Bylaws, the presence, in person or by proxy, of the holders of a majority of the aggregate voting power of the stock issued and outstanding, entitled to vote thereat, shall be necessary and sufficient to constitute a quorum for the transaction of business at all meetings of stockholders. If, however, such a quorum is not present or represented at any meeting of stockholders, then either (i) the chairperson of the meeting or (ii) the stockholders present at the meeting, although less than a quorum, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.

SECTION 1.05. Required Vote. When a quorum is present at any meeting of stockholders: (a) at all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect, and (b) for all other elections and questions, the affirmative vote of the majority of the aggregate voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall constitute the act of the stockholders, unless by express provision of law, the Certificate of Incorporation of the Corporation or these Bylaws a different vote is required, in which case such express provision shall govern and control.
SECTION 1.06. Manner of Voting. At each meeting of stockholders, each shareholder having the right to vote shall be entitled to vote in person or by proxy. Proxies need not be filed with the Secretary of the Corporation until the meeting is called to order, but shall be filed before being voted. Each shareholder shall be entitled to vote each share of stock having voting power registered in his or her name on the books of the Corporation on the record date fixed, as provided in Section 6.07 of Article VI hereof, for the determination of stockholders entitled to vote at such meeting, with a proportionate vote for any fractional share. No election of directors need be by written ballot.
ARTICLE II

Board of Directors
SECTION 2.01. General Powers. The management of the affairs of the Corporation shall be vested in the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation of the Corporation directed or required to be exercised or done by the stockholders.
SECTION 2.02. Number and Term of Office. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by a vote of a majority of the whole Board of Directors. The term “whole Board of Directors” is used herein to refer to the total number of directors which the Corporation would have if there were no vacancies. Directors need not be stockholders. Each director shall hold office until his or her successor is elected and qualified, or until his or her earlier death or resignation or removal in the manner hereinafter provided. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.
SECTION 2.03. Resignation, Removal and Vacancies. Any director may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chairperson of the Board of Directors, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Any director or the whole Board of Directors may be removed, with or without cause, at any time by the holders of a majority of the shares then entitled to vote at an election of directors or by written consent of the stockholders pursuant to Section 1.03 of Article I hereof.
Vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.
If at any time, by reason of death or resignation or other cause, the Corporation shall have no directors in office, then any officer or any shareholder or an executor, administrator, trustee or guardian of a shareholder, or other fiduciary entrusted with like responsibility for the person or estate of a shareholder, may call a special meeting in accordance with the provisions of the Certificate of Incorporation of the Corporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL.
SECTION 2.04. Meetings.
(a) Annual Meeting. As soon as practicable after each annual election of directors, the Board of Directors shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 2.05 of this Article.

(b) Other Meetings. Other meetings of the Board of Directors shall be held at such times and places as the Board of Directors, the Chairperson of the Board of Directors or the President shall from time to time determine.
(c) Notice of Meetings. The Secretary of the Corporation shall give notice to each director of each meeting, including the time, place and purpose of such meeting. Notice of each such meeting shall be mailed to each director, addressed to him or her at his or her residence or usual place of business, at least two days before the day on which such meeting is to be held, or shall be sent to him or her at such place by telegraph, cable, wireless or other form of recorded communication, or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held, but notice need not be given to any director who shall attend such meeting. A written waiver of notice, signed by the person entitled thereto, whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice.
(d) Place of Meetings. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine, or as shall be designated in the respective notices or waivers of notice thereof.
(e) Quorum and Manner of Acting. One third of the total number of directors then in office (but not less than two) shall be present in person at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board of Directors, except as otherwise expressly required by law or these Bylaws. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present.
(f) Organization. At each meeting of the Board of Directors, one of the following shall act as chairperson of the meeting and preside, in the following order of precedence:
(i) the Chairperson of the Board of Directors;
(ii) the President (if the President shall be a member of the Board of Directors at such time); and
(iii) any director chosen by a majority of the directors present.
The Secretary of the Corporation or, in the case of his or her absence, any person (who shall be an Assistant Secretary of the Corporation, if an Assistant Secretary of the Corporation is present) whom the Chairperson of the Board of Directors shall appoint shall act as secretary of such meeting and keep the minutes thereof.
SECTION 2.05. Directors’ Consent in Lieu of Meeting. Action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes or the proceedings of the Board of Directors or committee.
SECTION 2.06. Action by Means of Conference Telephone or Similar Communications Equipment. Any one or more members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.
ARTICLE III

Committees of the Board
SECTION 3.01. Appointment of Executive Committee. The Board of Directors may from time to time by resolution passed by a majority of the whole Board of Directors designate from its members an Executive Committee to serve at the pleasure of the Board of Directors. The Chairperson of the Executive Committee shall be designated by the Board of Directors. The Board of Directors may designate one or more directors as alternate members of the Executive Committee, who may replace any absent or disqualified member or members at any meeting of the Executive Committee. The Board of Directors shall have power at any time to change the membership of the Executive Committee, to fill all vacancies in it and to discharge it, either with or without cause.
SECTION 3.02. Procedures of Executive Committee. The Executive Committee, by a vote of a majority of its members, shall fix by whom its meetings may be called and the manner of calling and holding its meetings, shall determine the number of its members requisite to constitute a quorum for the transaction of business and shall prescribe its own rules of procedure, no change in which shall be made except by a majority vote of its members or by the Board of Directors.
SECTION 3.03. Powers of Executive Committee. During the intervals between the meetings of the Board of Directors, unless otherwise determined from time to time by resolution passed by the whole Board of Directors, the Executive Committee shall possess and may exercise all the powers and authority of the Board of Directors in the management and direction of the business and affairs of the Corporation to the extent permitted by the DGCL, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except that the Executive Committee shall not have power or authority in reference to:
(a) amending the Certificate of Incorporation of the Corporation;
(b) adopting an agreement of merger or consolidation;
(c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets;
(d) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution;
(e) submitting to stockholders of the Corporation any action which pursuant to the DGCL requires shareholder approval;
(f) creating or filling vacancies in the Board of Directors or in any committee or fixing compensation of members of the Board of Directors for serving on the Board of Directors or on any committee;
(g) amending or repealing these Bylaws;
(h) declaring a dividend or authorizing the issuance of stock; or
(i) amending or repealing any resolution of the Board of Directors which by its terms is not so amendable or repealable.
SECTION 3.04. Reports of Executive Committee. The Executive Committee shall keep regular minutes of its proceedings, and all action by the Executive Committee shall be reported promptly to the Board of Directors. Such action shall be subject to review by the Board of Directors, provided that no rights of third parties shall be affected by such review.
SECTION 3.05. Other Committees. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate from among its members one or more other committees, each of which shall have such authority of the Board of Directors as may be specified in the resolution of the Board of Directors designating such committee; provided, however, that any such committee so designated shall not have any powers not allowed to the Executive Committee under Section 3.03 of this Article. The Board of Directors shall have power at any time to change the members of any such committee, designate alternate members of any such committee and fill vacancies therein; and any such committee shall serve at the pleasure of the Board of Directors.
ARTICLE IV

Officers
SECTION 4.01. Executive Officers. The executive officers of the Corporation shall be a President, a Secretary and a Treasurer and may include a Chairperson of the Board of Directors, one or more Vice Presidents and one or more Assistant Secretaries or Assistant Treasurers. Any two or more offices may be held by the same person.

SECTION 4.02. Authority and Duties. All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws or, to the extent not so provided, by the Board of Directors.
SECTION 4.03. Subordinate Officers. The Board of Directors may appoint, or empower the Chief Executive Officer or the President to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.
SECTION 4.04. Term of Office, Resignation and Removal. All officers shall be elected or appointed by the Board of Directors and shall hold office for such term as may be prescribed by the Board of Directors. The Chairperson of the Board of Directors, if any, shall be elected or appointed from among the members of the Board of Directors. Each officer shall hold office until his or her successor has been elected or appointed and qualified or his or her earlier death or resignation or removal in the manner hereinafter provided. The Board of Directors may require any officer to give security for the faithful performance of his or her duties.
Any officer may resign at any time by giving written notice to the President or the Secretary of the Corporation, and such resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, at the time it is accepted by action of the Board of Directors. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.
All officers and agents elected or appointed by the Board of Directors shall be subject to removal at any time by the Board of Directors with or without cause.
SECTION 4.05. Vacancies. If an office becomes vacant for any reason, the Board of Directors shall fill such vacancy or as set forth in Section 4.04. Any officer so appointed or elected by the Board of Directors shall serve only until such time as the unexpired term of his or her predecessor shall have expired unless reelected or reappointed by the Board of Directors.
SECTION 4.06. Chairperson of the Board of Directors. If there shall be a Chairperson of the Board of Directors, he or she shall preside at meetings of the Board of Directors and of the stockholders at which he or she is present, and shall give counsel and advice to the Board of Directors and the officers of the Corporation on all subjects touching the welfare of the Corporation and the conduct of its business. He or she shall perform such other duties as the Board of Directors may from time to time determine. Except as otherwise provided by resolution of the Board of Directors he or she shall be ex officio a member of all committees of the Board of Directors.
SECTION 4.07. The President. The President shall be the Chief Executive Officer of the Corporation and, unless the Chairperson of the Board of Directors be present or the Board of Directors has provided otherwise by resolution, he or she shall preside at all meetings of the Board of Directors and the stockholders at which he or she is present except, in the case of a meeting of the Board of Directors, if the President is not a member of the Board of Directors at such time. He or she shall have general and active management and control of the business and affairs of the Corporation subject to the control of the Board of Directors and the Executive Committee, if any, and shall see that all orders and resolutions of the Board of Directors and the Executive Committee, if any, are carried into effect.
SECTION 4.08. Vice Presidents. The Vice President of the Corporation, if any, or if there be more than one, the Vice Presidents in the order of their seniority or in any other order determined by the Board of Directors; shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall generally assist the President and perform such other duties as the Board of Directors or the President shall prescribe.
SECTION 4.09. The Secretary. The Secretary of the Corporation shall, to the extent practicable, attend all meetings of the Board of Directors and all meetings of the stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he or she shall perform such duties. He or she shall keep in safe custody the seal of the Corporation and affix the same to any duly authorized instrument requiring it and, when so affixed, it shall be attested by his or her signature or by the signature of the Treasurer or an Assistant

Secretary or Assistant Treasurer. He or she shall keep in safe custody the certificate books and shareholder records and such other books and records as the Board of Directors may direct and shall perform all other duties as from time to time may be assigned to him or her by the Chairperson of the Board of Directors, the President or the Board of Directors.
SECTION 4.10. Assistant Secretaries. The Assistant Secretary of the Corporation, if any, or if there be more than one, the Assistant Secretaries in order of their seniority or in any other order determined by the Board of Directors shall, in the absence or disability of the Secretary of the Corporation, perform the duties and exercise the powers of the Secretary of the Corporation and shall perform such other duties as the Board of Directors or the Secretary of the Corporation shall prescribe.
SECTION 4.11. The Treasurer. The Treasurer shall have the care and custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects to the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation; and, in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or the Board of Directors.
SECTION 4.12. Assistant Treasurers. The Assistant Treasurer of the Corporation, if any, or if there be more than one, the Assistant Treasurers in the order of their seniority or in any other order determined by the Board of Directors, shall in the absence or disability of the Treasurer perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors or the Treasurer shall prescribe.
ARTICLE V

Contracts, Checks, Drafts, Bank Accounts, etc.
SECTION 5.01. Execution of Documents. The Board of Directors shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation, and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation; and, unless so designated or expressly authorized by these Bylaws, no officer or agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.
SECTION 5.02. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board of Directors or Treasurer or any other officer of the Corporation to whom power in this respect shall have been given by the Board of Directors shall select.
SECTION 5.03. Proxies in Respect of Stock or Other Securities of Other Corporations. The Board of Directors shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, and to vote or consent in respect of such stock or securities; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights.
ARTICLE VI

Shares and Their Transfer; Fixing Record Date
SECTION 6.01. Certificates for Shares. Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number and class of shares or fraction thereof owned by him or her in the Corporation;

provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares that may be evidenced by a book-entry system maintained by the Secretary of the Corporation. If shares are represented by certificates, such certificates (if any) shall otherwise be in such form as prescribed by the Board of Directors. Certificates of each class (if any) shall be issued in consecutive order and shall be numbered in the order of their issue, and shall be signed by, or in the name of the Corporation by the Chairperson of the Board of Directors, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation.
SECTION 6.02. Record. A record (herein called the “stock record”) in one or more counterparts shall be kept of the name of the person, firm or corporation owning the shares represented by each certificate or book entry for stock of the Corporation issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancelation, the date of cancelation. Except as otherwise expressly required by law, the person in whose name shares of stock stand on the stock record of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.
SECTION 6.03. Registration of Stock. Registration of transfers of shares of the Corporation shall be made only on the books of the Corporation upon request of the registered holder thereof, or of his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and, if such shares are certificated, upon the surrender of the certificate or certificates for such shares properly endorsed or accompanied by a stock power duly executed.
SECTION 6.04. Addresses of Stockholders. Each shareholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to him or her, and, if any shareholder shall fail to designate such address, corporate notices may be served upon him or her by mail directed to him or her at his or her post office address, if any, as the same appears on the share record books of the Corporation or at his or her last known post office address.
SECTION 6.05. Lost, Destroyed and Mutilated Certificates. The Board of Directors or a committee designated thereby with power so to act may, in its discretion, cause to be issued a new certificate or certificates for stock of the Corporation in place of any certificate issued by it and reported to have been lost, destroyed or mutilated, upon the surrender of the mutilated certificates or, in the case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and the Board of Directors or such committee may, in its discretion, require the owner of the lost or destroyed certificate or his or her legal representative to give the Corporation a bond in such sum and with such surety or sureties as it may direct to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.
SECTION 6.06. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for stock of the Corporation.
SECTION 6.07. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 50 nor less than 10 days before the date of such meeting, nor more than 50 days prior to any other action. A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
ARTICLE VII

Fiscal Year
The fiscal year of the Corporation shall end on the 31st day of December in each year unless changed by resolution of the Board of Directors.

ARTICLE VIII

Indemnification and Insurance
SECTION 8.01. Indemnification of Directors and Officers in Third Party Proceedings. Subject to the other provisions of this Article VIII, the Corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.
SECTION 8.02. Indemnification of Directors and Officers in Actions by or in the Right of the Corporation. Subject to the other provisions of this Article VIII, the Corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
SECTION 8.03. Successful Defense. To the extent that a present or former director or officer (for purposes of this Section 8.03 only, as such term is defined in Section 145(c)(1) of the DGCL) of the Corporation has been successful on the merits or otherwise in defense of any Proceeding described in Section 8.01 or Section 8.02, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The Corporation may indemnify any other person who is not a present or former director or officer of the Corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person to the extent such person has been successful on the merits or otherwise in defense of any Proceeding described in Section 8.01, or in defense of any claim, issue or matter therein.
SECTION 8.04 Indemnification of Others. Subject to the other provisions of this Article VIII, the Corporation shall have power to indemnify its employees and agents, or any other persons, to the extent not prohibited by the DGCL or other applicable law. The Board of Directors shall have the power to delegate to any person or persons identified in subsections (1) through (4) of Section 145(d) of the DGCL the determination of whether employees or agents shall be indemnified.
SECTION 8.05 Advanced Payment of Expenses. Expenses (including attorneys’ fees) actually and reasonably incurred by an officer or director of the Corporation in defending any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this Article VIII or the DGCL. Such expenses (including attorneys’ fees) actually and reasonably incurred by former directors and officers or other employees and agents of the Corporation or by persons serving at the request of the Corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate. The right to advancement of expenses shall not apply to any Proceeding (or any part of any Proceeding) for which indemnity is excluded pursuant to these Bylaws, but shall apply to any Proceeding (or any part of any Proceeding) referenced in Section 8.06(b) or 8.06(c) prior to a determination that the person is not entitled to be indemnified by the Corporation.
Notwithstanding the foregoing, unless otherwise determined pursuant to Section 8.08, no advance shall be made by the Corporation to an officer of the Corporation (except by reason of the fact that such officer is or was a director of the Corporation, in which event this paragraph shall not apply) in any Proceeding if a determination is reasonably and promptly made (a) by a vote of the directors who are not parties to such Proceeding, even though less than a quorum, or (b) by a committee of such directors designated by the vote of the majority of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, that facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation.
SECTION 8.06 Limitations on Indemnification. Subject to the requirements in Section 8.03 and the DGCL, the Corporation shall not be obligated to indemnify any person pursuant to this Article VIII in connection with any Proceeding (or any part of any Proceeding):
(a) for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;
(b) for an accounting or disgorgement of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934 Act (“1934 Act”), or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);
(c) for any reimbursement of the Corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Corporation, in either case as required under any clawback or compensation recovery policy adopted by the Corporation, applicable securities exchange and association listing requirements, including, without limitation, those adopted in accordance with Rule 10D-1 under the 1934 Act and/or the 1934 Act (including, without limitation, any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);
(d) initiated by such person, including any Proceeding (or any part of any Proceeding) initiated by such person against the Corporation or its directors, officers, employees, agents or other indemnitees, unless (i) the Board of Directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (ii) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (iii) otherwise required to be made under Section 8.07 or (iv) otherwise required by applicable law; or
(e) if prohibited by applicable law.
SECTION 8.07 Determination; Claim. If a claim for indemnification or advancement of expenses under this Article VIII is not paid in full within 90 days after receipt by the Corporation of the written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of such claimant’s entitlement to such indemnification or advancement of expenses. The Corporation shall indemnify such person against any and all expenses that are actually and reasonably incurred by such person in connection with any action for indemnification or advancement of expenses from the Corporation under this Article VIII, to the extent such person is successful in such action, and to the extent not prohibited by law. In any such suit, the Corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.
SECTION 8.08 Non-Exclusivity of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation or any statute, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL or other applicable law.
SECTION 8.09 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.
SECTION 8.10 Survival. The rights to indemnification and advancement of expenses conferred by this Article VIII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
SECTION 8.11 Effect of Repeal or Modification. A right to indemnification or to advancement of expenses arising under a provision of the Certificate of Incorporation or these Bylaws shall not be eliminated or impaired by an amendment to or repeal or elimination of the Certificate of Incorporation or these Bylaws after the occurrence of the act or omission that is the subject of the Proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.
SECTION 8.12 Certain Definitions. For purposes of this Article VIII, references to the “Corporation” shall include, in addition to the resulting entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent entity, or is or was serving at the request of such constituent entity as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving entity as such person would have with respect to such constituent entity if its separate existence had continued. For purposes of this Article VIII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.
ARTICLE IX

Waiver of Notice
Whenever any notice is required to be given by these Bylaws or the Certificate of Incorporation of the Corporation or the laws of the State of Delaware, the person entitled thereto may, in person or by attorney thereunto authorized, in writing or by telegraph, cable or other form of recorded communication, waive such notice, whether before or after the meeting or other matter in respect of which such notice is given, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice.

ARTICLE X

Amendments
These Bylaws may be adopted, amended or repealed by the stockholders entitled to vote. Any Bylaw (including these Bylaws) may be adopted, amended or repealed by the Board of Directors in any manner not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation of the Corporation. The fact that such power has been granted to the directors shall not divest the stockholders of their power, nor limit their power to adopt, amend or repeal these Bylaws.

Annex B

April 24, 2024
Board of Directors
HashiCorp, Inc.
101 Second Street, Suite 700
San Francisco, CA 94105
Members of the Board:
We understand that HashiCorp, Inc., a Delaware corporation (the “Company”), International Business Machines Corporation, a New York corporation (“Parent”), and McCloud Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Sub”), plan to enter into an Agreement and Plan of Merger (the “Merger Agreement”) dated as of April 24, 2024, pursuant to which, among other things, Sub will merge with and into the Company (the “Merger”). The Company will be the surviving entity in the Merger, and from and after the effective time of the Merger, will be a wholly owned subsidiary of Parent. Pursuant to the Merger, each issued and outstanding share of (i) Class A common stock, par value $0.000015 per share, of the Company (“Class A Common Stock”) and (ii) Class B common stock, par value $0.000015 per share, of the Company (“Class B Common Stock” and, together with the Class A Common Stock, “Company Common Stock”) (other than Canceled Shares, Dissenting Shares and Subsidiary Converted Shares (as such terms are defined in the Merger Agreement)) will be cancelled and automatically converted into the right to receive cash in an amount equal to $35.00, without interest thereon (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.
You have asked for our opinion as to whether the Merger Consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the holders of shares of Company Common Stock (other than Parent or any affiliate of Parent) (the “Holders”), is fair, from a financial point of view, to such Holders.
For purposes of the opinion set forth herein, we have reviewed a draft of the Merger Agreement dated April 24, 2024 (the “Draft Merger Agreement”), certain related documents and certain publicly available financial statements and other business and financial information of the Company. We have also reviewed certain forward-looking information relating to the Company prepared by the management of the Company, including financial projections and operating data of the Company (the “Company Projections”). Additionally, we discussed the past and current operations and financial condition and the prospects of the Company with senior management of the Company. We also reviewed the historical market prices and trading activity for Class A Common Stock and compared the financial performance of the Company and the prices and trading activity of Class A Common Stock with that of certain other selected publicly-traded companies and their securities. In addition, we reviewed the financial terms, to the extent publicly available, of selected acquisition transactions and performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.
In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to, or discussed with, us by the Company. With respect to the Company Projections, we have been advised by the management of the Company, and have assumed based on discussions with the management and Board of Directors of the Company, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company and other matters covered thereby. We express no view as to the Company Projections or the assumptions on which they were based. We have assumed that the terms of the Draft Merger Agreement will not
One Maritime Plaza| 24th Floor | San Francisco, CA 94111
Tel: 415.844.7700 | www.qatalyst.com | Fax: 415.391.3914
B-1

differ materially from the final executed Merger Agreement, and that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, without any modification, waiver or delay. In addition, we have assumed that in connection with the receipt of all the necessary approvals of the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that could have an adverse effect on the Company or the contemplated benefits expected to be derived in the proposed Merger. We have not made any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or its affiliates nor have we been furnished with any such evaluation or appraisal. In addition, we have relied, without independent verification, upon the assessment of the management of the Company as to the existing and future technology and products of the Company and the risks associated with such technology and products.
We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a portion of which will become payable upon delivery of this opinion. We will receive an additional, larger fee if the Merger is consummated. In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities arising out of our engagement. During the two-year period prior to the date hereof, no material relationship existed between Qatalyst Partners or any of its affiliates and the Company or Parent pursuant to which compensation was received by Qatalyst Partners or its affiliates. Qatalyst Partners and/or its affiliates may in the future provide investment banking and other financial services to the Company or Parent and their respective affiliates for which we would expect to receive compensation.
Qatalyst Partners provides investment banking and other services to a wide range of entities and individuals, domestically and offshore, from which conflicting interests or duties may arise. In the ordinary course of these activities, affiliates of Qatalyst Partners may at any time hold long or short positions, and may trade or otherwise effect transactions in debt or equity securities or loans of the Company, Parent or certain of their respective affiliates.
This opinion has been approved by our opinion committee in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent. This opinion does not constitute a recommendation as to how to vote with respect to the Merger or any other matter and does not in any manner address the price at which Class A Common Stock will trade at any time.
Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion. Our opinion does not address the underlying business decision of the Company to engage in the Merger, or the relative merits of the Merger as compared to any strategic alternatives that may be available to the Company. Our opinion is limited to the fairness, from a financial point of view, of the Merger Consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the Holders, and we express no opinion with respect to the fairness of the amount or nature of (i) the compensation to any of the officers, directors or employees of the Company or any of its affiliates, or any class of such persons, relative to such consideration, (ii) the allocation of the aggregate consideration to be paid to Holders between the holders of Class A Common Stock and the holders of Class B Common Stock or the relative fairness of the Merger Consideration to the Holders or (iii) the voting rights associated with the Class B Common Stock or any governance or other rights of the holders thereof (and we have not taken any such rights into account in our analysis).
Based on and subject to the foregoing, we are of the opinion on the date hereof that the Merger Consideration to be received by the Holders pursuant to, and in accordance with, the terms of the Merger Agreement is fair, from a financial point of view, to such Holders.
Yours faithfully,
Qatalyst Partners LP
Qatalyst Partners LP
One Maritime Plaza| 24th Floor | San Francisco, CA 94111
Tel: 415.844.7700 | www.qatalyst.com | Fax: 415.391.3914
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Annex C
VOTING AGREEMENT
This Voting Agreement (“Agreement”), dated as of April 24, 2024, is by and among International Business Machines Corporation, a New York corporation (“Parent”), McCloud Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Sub”), HashiCorp, Inc., a Delaware corporation (the “Company”), and the persons listed on the attached Schedule A who are signatories to this Agreement (each, a “Stockholder” and collectively, the “Stockholders”).
RECITALS
WHEREAS, concurrently herewith, the Company, Parent and Sub are entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”);
WHEREAS, the Company has informed Parent and each Stockholder that the Company and the Company Board have, prior to the execution and delivery of this Agreement, taken all actions so that the restrictions on transactions with an “interested stockholder” of the Company within the meaning of (i) Section 203 of the DGCL, (ii) the Company Charter and (iii) any other “takeover” Law are, and will be, inapplicable to the execution, delivery and performance of this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby (the “Takeover Approval”);
WHEREAS, as of the date of this Agreement, each Stockholder is the record or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of Class A Common Stock and Class B Common Stock (collectively, the “Shares”) set forth next to such Stockholder’s name on Schedule A hereto, being all of the Shares owned of record or beneficially by such Stockholder as of the date of this Agreement (collectively with respect to each Stockholder, the “Owned Shares” and, together with any additional Shares or other voting securities of the Company of which such Stockholder acquires record or beneficial ownership after the date of this Agreement, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, consolidation, reclassification, exchange or change of such Shares, or other similar transaction, or upon exercise or conversion of any securities (including any Stock Options, RSUs, PSUs, shares of Class A Common Stock issued pursuant to the ESPP or any other equity awards or shares of Class A Common Stock issued on conversion of shares of Class B Common Stock), such Stockholder’s “Covered Shares”);
WHEREAS, as a condition and inducement to the willingness of Parent, Sub and the Company to enter into the Merger Agreement and to proceed with the transactions contemplated thereby, including the Merger, Parent, Sub and the Stockholders are entering into this Agreement; and
WHEREAS, the Stockholders acknowledge that each of Parent, Sub and the Company is entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Stockholders set forth in this Agreement and would not enter into the Merger Agreement if the Stockholders did not enter into this Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:
1. Certain Definitions. All capitalized terms that are used but not defined herein have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms have the following respective meanings:
(a) “Constructive Disposition” means, with respect to a security, a short sale with respect to such security, entering into or acquiring a derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative, swap, “put-call,” margin, securities lending or other transaction with respect to such security that has or reasonably would be expected to have the effect of transferring, or reallocating to a third party, or otherwise limiting, the economic benefits and risks of ownership of such security.

(b) “Voting Agreement Termination Date” means the earlier to occur of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) the date on which any amendment to the Merger Agreement is effected, or any waiver of the Company’s rights under the Merger Agreement is granted, in each case, without the Stockholders’ prior written consent, that (A) diminishes the Merger Consideration per Share to be received by the stockholders of the Company or (B) changes the form in which the Merger Consideration per Share is payable to the stockholders of the Company.
(c) A person shall be deemed to have effected a “Transfer” of a security if such person, whether voluntarily or involuntarily, directly or indirectly (i) sells, leases, assigns, gifts, grants an option with respect to, transfers, exchanges, tenders or disposes (by merger, by operation of law or otherwise, including by way of Constructive Disposition) such security or any interest in such security, (ii) creates any pledge, lien, charge, mortgage, encumbrance, hypothecation or security interest of any kind or nature whatsoever on such security (other than, in each case, (x) Permitted Liens, (y) those created by this Agreement, and (z) those arising under applicable securities or community property laws), (iii) deposits such security into a voting trust or enters into a voting agreement or arrangement or grants any proxy, power of attorney or other authorization with respect thereto that would reasonably be expected to prevent or materially delay the performance of any of such Stockholder’s obligations hereunder, or (iv) agrees or commits (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i) through (iii). For the avoidance of doubt, any direct or indirect transfer of equity or other interests in the Stockholder by its equityholders shall not constitute a Transfer. A “Transfer” shall not be deemed to have occurred in connection with the foreclosure of any pledge of Shares existing on the date of this Agreement.
2. Transfer Restrictions. From the date of this Agreement until the Voting Agreement Termination Date, each Stockholder agrees not to Transfer (or cause or knowingly permit the Transfer of) any of the Covered Shares; provided, however, that any Stockholder may Transfer any Covered Shares (a) to any other Stockholder or (b) to any affiliate of such Stockholder, (c) to any charitable foundation or organization, including donor advised funds; (d) if such Stockholder is an individual, to any member of such Stockholder’s immediate family, or to a trust for the benefit of such Stockholder or any member of such Stockholder’s immediate family; (e) if such Stockholder is not an individual, to one or more persons who is an equityholder, trustee, beneficiary, partner, or member of Stockholder; (f) in connection with the settlement, exercise, termination or vesting of Stock Options, RSUs and PSUs held by a Stockholder in order to (i) pay, as applicable, the exercise price of such Stock Options, RSUs and PSUs (including on a “net settlement” basis) or (ii) satisfy Taxes or Tax withholding obligations applicable thereto; (g) pursuant to, and in compliance with, a written plan that meets the requirements of Rule 10b5-1 under the Exchange Act in effect as of the date hereof; or (h) to the extent required by any non-consensual Judgement, by divorce decree or by will, intestacy or other similar applicable Law; provided further, however, that in each case of clauses (a), (b), (c), (d) or (e) only if the transferee of such Covered Shares evidences in writing reasonably satisfactory to Parent such transferee’s agreement to be bound by and be subject to the terms and provisions of this Agreement to the same effect as such transferring Stockholder. Any Transfer or attempted Transfer of any Covered Shares in violation of this Section 2 shall be null and void and of no effect whatsoever. In furtherance and not in limitation of the foregoing, from the date of this Agreement until the Voting Agreement Termination Date, no Stockholder shall make any demands to register any of its Covered Shares pursuant to the terms of that certain Fifth Amended and Restated Investors’ Rights Agreement, dated as of March 6, 2020, by and between the Company and the persons listed on Schedule 1 attached thereto, as amended.
3. Agreement to Vote.
(a) From the date of this Agreement until the Voting Agreement Termination Date, subject to the terms of this Agreement and the Takeover Approval, at every meeting of the stockholders of the Company (and at every adjournment or postponement thereof), each Stockholder shall vote, and shall cause or direct to be voted, all of such Stockholder’s Covered Shares, as applicable:
(i) in favor of the adoption of the Merger Agreement, the Merger and each of the transactions contemplated by the Merger Agreement in respect of which a holder of the Covered Shares is entitled to vote;

(ii) in favor of the approval of any proposal to adjourn the meeting to a later date, if there are not sufficient affirmative votes (in person or by proxy) to obtain the Stockholder Approval on the date on which such meeting is held;
(iii) against (A) any Takeover Proposal or (B) approval of any proposal, transaction, agreement or action that would reasonably be expected to prevent, materially delay or materially impede the consummation of the Merger; and
(iv) in favor of any other matter or action necessary for the consummation of the Merger.
(b) From the date of this Agreement until the Voting Agreement Termination Date, each Stockholder shall appear, in person or by proxy, at each meeting of the stockholders of the Company or adjournment or postponement thereof (or otherwise cause its Covered Shares to be counted as present thereat) for purposes of calculating a quorum.
(c) For the avoidance of doubt, nothing in this Agreement shall require any Stockholder to vote in any manner with respect to any amendment to the Merger Agreement or the taking of any action that would reasonably be expected to result in the amendment, modification or waiver of a provision of the Merger Agreement, in any such case, in a manner that (i) diminishes the Merger Consideration per Share to be received by the stockholders of the Company or (ii) changes the form in which the Merger Consideration per Share is payable to the stockholders of the Company. Notwithstanding anything in this Agreement to the contrary, each Stockholder shall remain free to vote (or execute proxies with respect to) the Covered Shares with respect to any matter not covered by Section 3(a) in any manner that the Stockholder deems appropriate.
(d) Notwithstanding anything in this Agreement to the contrary, in the event of an Adverse Recommendation Change made in compliance with the Merger Agreement (i) the obligations of each Stockholder set forth in this Section 3 with respect to the Covered Shares held by such Stockholder under this Agreement shall be modified such that such obligations shall only bind such Stockholder with respect to a number of Covered Shares held by such Stockholder equal to the number of Covered Shares that would, together with (x) the Covered Shares held by the other Stockholders subject to such obligations under this Agreement and (y) the Shares held by any other Company Stockholders entering into substantially similar voting agreements with Parent, Sub and the Company on or about the date hereof in respect of the Merger Agreement (the “Other Voting Agreements” and such Company Stockholders “Covered Stockholders”) subject to such obligations under such Other Voting Agreements, in the aggregate represent 35% of the total voting power of the outstanding Shares entitled to vote on the adoption of the Merger Agreement as of the applicable record date (round down to the nearest whole Share) (the “Reduced Covered Shares”) and (ii) each Stockholder shall remain free to vote (or execute proxies with respect to) the remaining Shares held by such Stockholder that are not Reduced Covered Shares in any manner the Stockholder deems appropriate. Any reduction in the number of Covered Shares of a Stockholder or any other Covered Stockholder subject to the obligations of such Stockholder under this Agreement pursuant to the foregoing sentence shall be made on a pro rata basis in proportion to the respective voting power of each Stockholder as of the applicable record date (round down to the nearest whole Share).
(e) Nothing in this Agreement, including this Section 3, shall limit or restrict any Stockholder, affiliate or designee of any Stockholder who serves as a director or officer of the Company or any of its Subsidiaries in acting in his or her capacity as a director or as an officer, as applicable, of the Company or such Subsidiary, as applicable, it being understood that this Agreement applies to each Stockholder solely in his, her or its capacity as a stockholder of the Company and does not apply to, and shall not limit or affect in any manner, any such Stockholder, affiliate or designee’s actions, omissions, judgments or decisions as a director or officer, as applicable, of the Company or any of its Subsidiaries and no such action, omission, judgment or decision, in such Stockholder, affiliate or designee’s capacity as member of the director or officer of the Company or any of its Subsidiaries shall violate any of such Stockholder’s agreements or obligations under this Agreement.

4. Representations and Warranties of the Stockholders. Each Stockholder, solely with respect to such Stockholder and severally and not jointly with respect to any other Stockholder, hereby represents and warrants to Parent and Sub as follows:
(a) Power; Organization; Binding Agreement; Company Board Approval. Such Stockholder has full corporate, limited liability company, limited liability partnership or similar equivalent power and authority (in the case of each Stockholder that is not a natural person) or capacity (in the case of each Stockholder that is a natural person) to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. With respect to each Stockholder that is not a natural person, (i) the execution, delivery and performance by such Stockholder of this Agreement, and the consummation by such Stockholder of the transactions contemplated hereby, have been duly authorized by all necessary corporate, limited liability company, limited liability partnership or similar equivalent action on the part of such Stockholder and (ii) such Stockholder is duly organized, validly existing and in good standing under the applicable law of its jurisdiction of formation (except, in the case of good standing, for entities organized under the Laws of any jurisdiction that does not recognize such concept). This Agreement has been duly executed and delivered by such Stockholder, and, assuming due authorization, execution and delivery by Parent, Sub, and the Company, this Agreement is enforceable against such Stockholder in accordance with its terms, except that such enforceability may be limited by Bankruptcy Exceptions.
(b) No Conflicts. Except as would not reasonably be expected to prevent or materially delay the performance of any of such Stockholder’s obligations hereunder, and assuming all notifications, filings, registrations, permits, authorizations, consents or approvals to be obtained or made by the Company, Parent or Sub in connection with the Merger Agreement and the transactions contemplated thereby are obtained or made, none of the execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of his, her or its obligations hereunder or the consummation by such Stockholder of the transactions contemplated hereby will (i) require any consent or approval under, or result in a violation or breach of, any agreement to which such Stockholder is a party or by which such Stockholder may be bound, including any voting agreement or voting trust, (ii) result in the creation of any pledge, lien, charge, mortgage, encumbrance or security interest of any kind or nature whatsoever (other than Permitted Liens or those created by this Agreement) on any of the assets or properties of such Stockholder, (iii) violate any applicable law or order or (iv) with respect to each Stockholder that is not a natural person, violate the organizational documents of such Stockholder.
(c) Ownership of Covered Shares. Such Stockholder is, as of the date hereof, the record or beneficial owner of such Stockholder’s Covered Shares. All of such Stockholder’s Covered Shares are free and clear of any pledges (other than pledges existing as of the date of this Agreement that would not reasonably be expected to prevent or materially delay the performance of any of such Stockholder’s obligations hereunder), liens, charges, mortgages, encumbrances or security interests of any kind or nature whatsoever (other than (w) Permitted Liens, (x) those created by this Agreement, (y) those arising under applicable securities or community property laws, or (z) as would not reasonably be expected to prevent or materially delay the performance of any of such Stockholder’s obligations hereunder). As of the date of this Agreement, other than the Owned Shares such Stockholder does not own beneficially or of record any shares of capital stock or voting securities of the Company.
(d) Voting Power. Such Stockholder has the requisite voting power, power of disposition, power to issue instructions with respect to the matters set forth herein, and power to agree to all of the matters set forth in this Agreement necessary to take all actions required under this Agreement, in each case with respect to all of such Stockholder’s Covered Shares, subject to applicable federal securities laws and those arising under the terms of this Agreement.
(e) Reliance by Parent and Sub. Such Stockholder understands and acknowledges that each of Parent and Sub is entering into the Merger Agreement in reliance on such Stockholder’s execution and delivery of this Agreement.
(f) Consents and Approvals. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not, require such Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity, except in each case for filings with the SEC or where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings and notifications, would not, either individually or in the aggregate, reasonably be expected to prevent or materially delay the performance by such Stockholder of any of its obligations hereunder.
(g) No Inconsistent Agreements. Except as contemplated by this Agreement, such Stockholder (i) has not entered into any voting agreement or voting trust with respect to any of its Covered Shares and (ii) has not granted a proxy or power of attorney or entered into any other arrangement with respect to any of its Covered Shares, in each case, that is inconsistent with such Stockholder’s obligations pursuant to this Agreement.
(h) Absence of Litigation. As of the date hereof, there is no action, suit, investigation or proceeding pending against or, to the knowledge such Stockholder, threatened against or otherwise affecting such Stockholder, in such Stockholder’s capacity as such, or any of its, his or her properties or assets (including the Covered Shares) that would reasonably be expected to prevent, materially impair or materially delay the performance of such Stockholder’s obligations pursuant to this Agreement.
5. Representations and Warranties of Parent and Sub.
(a) The execution, delivery and performance by Parent and Sub of this Agreement and the consummation by Parent and Sub of the transactions contemplated hereby are within the corporate powers of Parent and Sub and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of Parent and Sub, enforceable against Parent and Sub in accordance with its terms, excepts as such enforceability may be limited by Bankruptcy Exceptions.
(b) Parent and Sub acknowledge and agree that other than the representations and warranties expressly set forth in this Agreement, no Stockholder or any of his, her or its affiliates is making any representations or warranties to Parent and Sub with respect to such Stockholder or any of his, her or its affiliates (other than, if applicable, the Company and its Subsidiaries), the Merger Agreement or any other matter. Parent and Sub hereby specifically disclaim reliance upon any representations or warranties, other than the representations expressly set forth in this Agreement.
6. Representations and Warranties of Company.
(a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the corporate powers of the Company and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, excepts as such enforceability may be limited by Bankruptcy Exceptions.
(b) The Company acknowledges and agrees that other than the representations and warranties expressly set forth in this Agreement, no Stockholder or any of his, her or its affiliates is making any representations or warranties to the Company with respect to such Stockholder or any of his, her or its affiliates (other than, if applicable, the Company and its Subsidiaries), the Merger Agreement or any other matter. The Company hereby specifically disclaims reliance upon any representations or warranties (other than the representations expressly set forth in this Agreement.
7. Certain Restrictions.
(a) No Stockholder shall, from the date of this Agreement until the Voting Agreement Termination Date, take any action that would make any of its representations or warranties contained herein untrue or incorrect in any material respect or that would reasonably be expected to prevent or materially delay the performance of any of such Stockholder’s obligations hereunder.
(b) Each Stockholder hereby agrees not to commence or voluntarily participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, the Company, Sub or any of their respective successors (i) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the consummation of the Merger) or (ii) alleging a breach of any fiduciary duty of any member of the Company Board or officer of the Company in connection with the

Merger Agreement, this Agreement or the transactions contemplated thereby or hereby; provided, that the foregoing shall not limit any actions taken by the Stockholder in response to any claims commenced against the Stockholder or any of his, her or its affiliates or representatives; provided, further that this Section 7(b) shall not limit or impair the rights or obligations of any party under the Merger Agreement or be deemed to be a waiver of any rights of the Stockholder or any of his, her or its affiliates or representatives for any breach of (A) this Agreement, (B) the Merger Agreement or (C) any other Contract by and between such Stockholder or any of his, her or its affiliates or representatives, on the one hand, and any of Parent, the Company or their respective Subsidiaries or affiliates, on the other hand.
(c) Each Stockholder shall permit Parent and the Company to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document Parent or the Company determines to be necessary or desirable (it being understood that the names of individuals party to this Agreement will not be disclosed unless required by applicable law) in connection with the Merger and any transactions related thereto, such Stockholder’s identity and ownership of Covered Shares and the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement.
(d) From the date hereof until the Termination Date, in the event that any Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional Shares or other voting interests with respect to the Company, such Shares or voting interests shall, without further action of the parties, be deemed Covered Shares and subject to the provisions of this Agreement, the number of Shares held by such Stockholders shall be deemed amended accordingly, and such Shares or voting interests shall automatically become subject to the terms of this Agreement. Each Stockholder shall promptly notify the Company and Parent of any such event.
8. Waiver of Appraisal Rights. Each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that such Stockholder may have under applicable law.
9. Spousal Consent. If a Stockholder is a married individual and any of its Owned Shares constitutes community property or otherwise need spousal approval for this Agreement to be legal, valid and binding, such Stockholder shall deliver to Parent, concurrently herewith, a duly executed consent of such Stockholder’s spouse, in the form attached hereto as Schedule B.
10. Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Voting Agreement Termination Date, in furtherance of this Agreement, each Stockholder hereby authorizes the Company or its counsel to impose stop orders to prevent the Transfer of any of the Covered Shares in violation of this Agreement.
11. Termination. This Agreement, and all rights, obligations and liabilities of the parties hereunder, shall automatically terminate without further action and shall have no further force or effect as of the Voting Agreement Termination Date; provided, that this Section 11 and Section 12 shall survive the termination of this Agreement. Notwithstanding the foregoing, nothing set forth in this Section 11 or elsewhere in this Agreement relieves either party hereto from liability, or otherwise limits the liability of either party hereto, for any willful and material breach of this Agreement that occurred prior to such termination. For the avoidance of doubt, this Agreement shall not terminate upon an Adverse Recommendation Change unless the Merger Agreement is terminated in accordance with its terms.
12. Miscellaneous.
(a) Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
(b) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties, except that Parent and Sub may assign, in their sole discretion, any or all of their rights, interests and obligations under this Agreement to any affiliate of Parent, but no such assignment shall relieve the assigning party of its obligations under this Agreement if such assignee does not perform such obligations. Except as provided in the provision in the immediately preceding sentence, any purported assignment without such consent shall be void. Subject to the preceding two sentences, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and permitted assigns.
(c) Amendment and Modification; Waiver. This Agreement may be amended or waived by any party hereto only if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or, in the case of a waiver, by each party against whom the waiver is to be effective. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition in this Agreement may be waived by any of the parties entitled to the benefit thereof only by a written instrument signed by each such party granting such waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law or in equity.
(d) Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that, (i) the parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof, and (ii) the right of specific enforcement is an integral part of this Agreement and the transactions contemplated hereby and without that right, none of the Stockholder, the Company or Parent would have entered into this Agreement. It is explicitly agreed that Parent shall have the right to an injunction, specific performance or other equitable remedies in connection with enforcing each Stockholder’s obligations hereunder.
(e) Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by email or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand or, if mailed, three (3) days after mailing (one (1) Business Day in the case of express mail or overnight courier service) or, if emailed, on the date transmitted (provided that no “bounce back” or similar message of non-delivery is received with respect thereto), as follows (or at such other address for a party as shall be specified by notice given in accordance with this Section 12(e)):
if to the Stockholders, to the address for notice set forth on Schedule A hereto, with a copy to:

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050
Email:	tjeffries@wsgr.com, mkorman@wsgr.com, dschnell@wsgr.com, rkorenblit@wsgr.com, mcoke@wsgr.com, aurquiza@wsgr.com

Attention:	Tony Jeffries, Martin Korman, Douglas Schnell, Remi Korenblit, Michael Coke, Amanda Urquiza

if to the Company, to:

HashiCorp, Inc. 101 Second Street, Suite 700 San Francisco, CA 94105
Email:	Chief Legal Officer and Chief Financial Officer
Attention:	[redacted]

with a copy to:

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050
Email:	tjeffries@wsgr.com, mkorman@wsgr.com, dschnell@wsgr.com, rkorenblit@wsgr.com, mcoke@wsgr.com, aurquiza@wsgr.com

Attention:	Tony Jeffries, Martin Korman, Douglas Schnell, Remi Korenblit, Michael Coke, Amanda Urquiza

if to Parent or Sub, to:

International Business Machines Corporation New Orchard Road Armonk, New York 10504
Email:	[redacted]
Attention:	Eyal Ofir

with a copy to:

International Business Machines Corporation New Orchard Road Armonk, New York 10504
Email:	[redacted]
Attention:	Scott Ferrauiola

and with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019
Email:	sbarshay@paulweiss.com; swilliams@paulweiss.com
Attention:	Scott A. Barshay; Steven J. Williams
(f) No Agreement Until Executed; No Ownership Interest. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties unless and until (i) the Company Board has approved, for purposes of any applicable anti-takeover laws and regulations, the transactions contemplated by the Merger Agreement and this Agreement, (ii) the Merger Agreement is executed by all parties thereto, and (iii) this Agreement is executed by all parties hereto. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholder, and Parent shall have no authority to exercise any power or authority to direct the Stockholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.
(g) No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto (and their respective successors and permitted assigns) any rights (legal, equitable or otherwise) or remedies, whether as third-party beneficiaries or otherwise.

(h) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.
(i) Consent to Jurisdiction; Service of Process; Venue. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if such court declines to accept jurisdiction over a particular matter, then in the United States District Court for the District of Delaware or, if jurisdiction is not then available in the United States District Court for the District of Delaware (but only in such event), then in any Delaware state court sitting in New Castle County) and any appellate court from any of such courts (the “Chosen Courts”), for the purposes of any suit, action or other proceeding arising out of this Agreement or the Merger or any other transaction contemplated by this Agreement (and agrees that no such action, suit or proceeding relating to this Agreement shall be brought by it or any of its Subsidiaries except in such courts). Each of the parties further agrees that, to the fullest extent permitted by applicable Law, service of any process, summons, notice or document by U.S. registered mail to such person’s respective address set forth above shall be effective service of process for any action, suit or proceeding in the Chosen Courts with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim), any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the Merger or any of the other transactions contemplated by this Agreement in the Chosen Courts, or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
(j) Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any suit, action or other proceeding directly or indirectly arising out of, under or in connection with this Agreement. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 12(j).
(k) Entire Agreement. This Agreement, together with any exhibit, annex and schedule hereto, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement or any agreement referenced therein.
(l) Interpretation. Section 8.04 of the Merger Agreement shall apply to this Agreement, mutatis mutandis.
(m) Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.
13. Counterparts. This Agreement may be executed in one or more textually identical counterparts (including by.pdf, .tif, .gif, .jpg or similar attachment to email (any such delivery, an “Electronic Delivery”)), all of which shall be considered one and the same agreement and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.
14. No Recourse. Parent and Sub agree that no Stockholder shall be liable in his, her or its capacity as a stockholder of the Company for claims, losses, damages, expenses, liabilities or obligations arising under the Merger Agreement. In no event shall any Stockholder have any liability under this Agreement with respect to the representations, warranties, liabilities, covenants or obligations of any other stockholder of the Company, whether under this Agreement or any Other Voting Agreement. Notwithstanding anything to the contrary herein, this Agreement may only be enforced against, and any claim or cause of action based upon, or arising under, this Agreement may only be brought against, the persons that are expressly named as parties hereto and their respective successors and assigns.
[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
INTERNATIONAL BUSINESS MACHINES CORPORATION

/s/ Eyal Ofir
Name: Eyal Ofir
Title: Vice President, Corporate Development

MCCLOUD MERGER SUB, INC.

/s/ J. Eric Reed
Name: J. Eric Reed
Title: Director
HASHICORP, INC.

/s/ Dave McJannet
Name: Dave McJannet
Title: Chief Executive Officer
Armon Dadgar

/s/ Armon Dadgar

Armon Memaran-Dadgar Living Trust

/s/ Armon Dadgar
Name: Armon Dadgar
Title: Trustee

Armon Dadgar 2020 Charitable Trust

/s/ Armon Dadgar
Name: Armon Dadgar
Title: Co-Trustree

/s/ Robyn Richins
Name: Robyn Richins
Title: Co-Trustree

Black Swan III, LLC

/s/ Robyn Richins
Name: Robyn Richins
Title: Manager

David McJannet

/s/ David McJannet
[Signature Page to Voting Agreement]

David McJannet and Melissa McJannet TTEES DMRS Family Trust dtd 12/16/10

/s/ Merrit Tilney
Name: Merrit Tilney
Title: Trustee

Anne Merritt Tilney as Trustee of The Sapphire GST Non-Exempt Trust dated October 11, 2018

/s/ Merrit Tilney
Name: Merrit Tilney
Title: Trustee

Anne Merritt Tilney as Trustee of The Emerald GST Non-Exempt Trust dated October 11, 2018

/s/ Merrit Tilney
Name: Merrit Tilney
Title: Trustee

Anne Merritt Tilney as Trustee of the Melissa Watson McJannet Irrevocable Trust dated October 24th, 2009

/s/ Merrit Tilney
Name: Merrit Tilney
Title: Trustee

Glenn Solomon

/s/ Glenn Solomon
By: Glenn Solomon

The Solomon Family Trust

/s/ Glenn Solomon
Name: Glenn Solomon
Title: Co-Trustee

GGV Capital V L.P.

By: GGV Capital V L.L.C., its General Partner

/s/ Glenn Solomon
Name: Glenn Solomon
Title: Managing Director

GGV Capital Select L.P.
[Signature Page to Voting Agreement]

By: GGV Capital V L.L.C., its General Partner

/s/ Glenn Solomon
Name: Glenn Solomon
Title: Managing Director

GGV Capital V Entrepreneurs Fund L.P.

By: GGV Capital V L.L.C., its General Partner

/s/ Glenn Solomon
Name: Glenn Solomon
Title: Managing Director

GGV VII Investments L.L.C.

By: GGV Capital VII L.L.C., its Manager

/s/ Glenn Solomon
Name: Glenn Solomon
Title: Managing Director

GGV VII Plus Investments L.L.C.

By: GGV Capital VII Plus L.L.C., its Manager

/s/ Glenn Solomon
Name: Glenn Solomon
Title: Managing Director

GGV Capital V L.L.C.

/s/ Glenn Solomon
Name: Glenn Solomon
Title: Manager

GGV Capital LLC

/s/ Glenn Solomon
Name: Glenn Solomon
Title: Director
[Signature Page to Voting Agreement]

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on the day before the cut-off date or meeting date for shares held directly. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/HCP2024SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on the day before the cut-off date or meeting date for shares held directly. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V52315-S89995

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HASHICORP, INC.

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. This proxy card, when properly executed, will be voted as directed herein. If no direction is made, this proxy will be voted "FOR" Proposals 1, 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The merger proxy is available at www.proxyvote.com.

V52316-S89995

HASHICORP, INC.
Special Meeting of Stockholders
July 15, 2024, at 8:00 a.m., Pacific Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) David McJannet, Navam Welihinda and Paul Warenski, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Class A common stock and Class B common stock of HashiCorp, Inc. ("HashiCorp") that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held on July 15, 2024, at 8:00 a.m., Pacific Time, at www.virtualshareholdermeeting.com/HCP2024SM (together with any adjournment, postponement or other delay thereof, the “Special Meeting”).

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

Continued and to be signed on reverse side